Exhibit 10.1

Beacon Power Corporation has requested that portions of this document be accorded confidential treatment pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

COMMON AGREEMENT

dated as of August 6, 2010

among

STEPHENTOWN REGULATION SERVICES LLC, as Borrower

U.S. DEPARTMENT OF ENERGY, as Credit Party,

U.S. DEPARTMENT OF ENERGY, as Loan Servicer,

and

MIDLAND LOAN SERVICES, INC.,

as Administrative Agent in its capacity as the Collateral Agent

BEACON POWER PROJECT

STEPHENTOWN, NEW YORK

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

i

v

Exhibits

A	Definitions
A1	Financial Plan
A2	Definition of Physical Completion and Project Completion
A3	Definition of DOE Requirements
A4	Davis-Bacon Provisions for Davis-Bacon Act Covered Contracts
A5	Disclosure Letter
B	Rules of Interpretation
C1	Form of Borrower Certificate (Initial Closing)
C2	Form of Borrower Certificate (Periodic Closing)
D1	Form of Lender’s Engineer Certificate (Initial Closing)
D2	Form of Lender’s Engineer Certificate (Periodic Closing)
E1	Form of Sponsor’s Certificate (Initial Closing)
E2	[Intentionally Omitted]
E3	Form of Certificate of Holdings (Initial Closing)
F1	Form of Insurance Consultant Certificate (Initial Closing)
F2	Form of Insurance Consultant Certificate (Periodic Closing)
G	Form of Collateral Agent Certificate (Initial Closing)
H	Form of Major Project Participant Certificate (Initial Closing)
I	Form of Financial Officer Certificate (Initial Closing)
J	[Intentionally Omitted]
K	[Intentionally Omitted]
L	[Intentionally Omitted]
M	Form of Master Advance Notice
N	Form of Drawstop Notice
O	Form of Quarterly Reporting Certificate
P	Form of Physical Completion Certificate
Q	Form of Project Completion Certificate

Schedules

2.1(b)	Advance Schedule
6.3(b)	Insurance Requirements
6.30(d)	Davis-Bacon Act Wage Determination
13.1	Notice Addresses

COMMON AGREEMENT

This COMMON AGREEMENT (the “Common Agreement”), dated as of August 6, 2010, is by and among (i) STEPHENTOWN REGULATION SERVICES LLC, a limited liability company organized and existing under the laws of Delaware, as Borrower, (ii) the U.S. DEPARTMENT OF ENERGY, acting by and through the Secretary of Energy, for itself as a Credit Party and as guarantor of the Advances made under the DOE Credit Facility Documents (in such capacity, “DOE”), (iii) the U.S. DEPARTMENT OF ENERGY, acting through its Loan Guarantee Program Office, as the Loan Servicer (in such capacity, the “Loan Servicer”), and (iv) MIDLAND LOAN SERVICES, INC., a corporation organized and existing under the laws of Delaware, as the Administrative Agent in its capacity as the Collateral Agent.

RECITALS

WHEREAS, the Borrower intends to develop, design, construct, own and operate a flywheel-based frequency regulation plant designed to enhance grid stabilization and optimization, to be located in Stephentown, New York (the “Project”).

WHEREAS, the Equity Interests of the Borrower are currently held by Holdings, as sole Equity Owner of the Borrower, and the Equity Interests of Holdings are currently held by the Sponsor as the sole Equity Owner of Holdings.

WHEREAS, the Borrower, in furtherance of its obligations with respect to the Project has requested that:

(i)            FFB make the Advances pursuant to the DOE Credit Facility Documents in the aggregate principal amount not exceeding $43,137,019, and

(ii)           DOE guarantee the repayment of the DOE-Guaranteed Loan pursuant to the DOE Guarantee.

WHEREAS, the execution of this Common Agreement, which provides for, inter alia (i) certain common representations, warranties and covenants of the Borrower, (ii) certain uniform conditions of disbursement for the Advances, and (iii) certain common events of default, is a condition precedent to the obligations of the Credit Parties under the DOE Credit Facility Documents.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, the Credit Parties entering into the DOE Credit Facility Documents, and other good and valid consideration, the receipt and adequacy of which are hereby expressly acknowledged, the parties hereby agree as follows:

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

ARTICLE 1
DEFINITIONS; RULES OF INTERPRETATION

1.1.                            Definitions.

Except as otherwise expressly provided herein, capitalized terms used in this Common Agreement and its exhibits and schedules shall have the meanings given in Exhibit A hereto.

1.2.                            Rules of Interpretation.

Except as otherwise expressly provided herein, the rules of interpretation set forth in Exhibit B hereto shall apply to this Common Agreement.

1.3.                            Conflict with DOE Credit Facility Documents.

Except as otherwise expressly provided hereunder, in the case of any conflict between the terms of this Common Agreement and the terms of any DOE Credit Facility Document to which Borrower is a party, the terms of such DOE Credit Facility Document, as between the Borrower and the Credit Parties party thereto, shall control.

ARTICLE 2
FUNDING

2.1.                            Financial Plan; Advance and Equity Advance Schedule.

(a)           The proposed sources and uses of financing with respect to the Project are set forth on the Financial Plan.  This Article 2 does not represent any undertaking of any of the Credit Parties to make any Advances to the Borrower.

(b)           Attached hereto as Schedule 2.1(b) is an initial Advance Schedule, which represents the Borrower’s best estimate in all material respects as of the Common Agreement Date, based on all facts and circumstances existing and Known to the Borrower, of the timing and amount of proposed Advances and Equity Advances for the Project set forth on a monthly basis.  The Advance Schedule shall be amended from time to time as set forth in Section 4.2.2.  All Base Equity shall be provided by Borrower on or prior to the Financial Closing Date.

(c)           Eligible Base Project Costs shall be funded as follows:

(i)            Until satisfaction (or waiver in writing) as determined by each Relevant Credit Party in its sole discretion (or reasonable discretion, if expressly so provided herein) of each of the Advance Conditions Precedent for the initial Advance, one hundred percent (100%) of Eligible Base Project Costs shall be funded with the proceeds of Equity Advances.

(ii)           After satisfaction (or waiver in writing) as determined by each Relevant Credit Party in its sole discretion (or reasonable discretion, if expressly so provided herein) of each of the Advance Conditions Precedent for the initial Advance, one hundred percent (100%)

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

of Eligible Base Project Costs shall be funded with the proceeds of Advances, until such time as sixty-two and one-half percent (62.5%) of the aggregate of all Eligible Base Project Costs that have been funded, directly with the proceeds of Advances and Equity Advances or indirectly by means of contributions of assets by Sponsor or Holdings to Borrower (collectively, the “Funded Eligible Base Project Costs”) shall have been funded with proceeds of Advances.

(iii)          After sixty-two and one-half percent (62.5%) of the aggregate of all Funded Eligible Base Project Costs shall have been funded with proceeds of Advances, (A) sixty-two and one-half percent (62.5%) of each request for funding under a Master Advance Notice shall be funded with the proceeds of an Advance and (B) thirty-seven and one-half percent (37.5%) of each request for funding under a Master Advance Notice shall be funded with the proceeds of an Equity Advance.

(d)           Notwithstanding anything contained in this Agreement to the contrary:  (i) no Advances may be used to fund any portion of the Debt Service Reserve Requirement prior to the Physical Completion Date; and (ii) the aggregate amount of all Advances prior to the Physical Completion Date shall not exceed the maximum principal amount of the DOE Credit Facility minus one hundred ten percent (110%) of the Debt Service Reserve Requirement.

2.2.                            Availability of Advances.

2.2.1                        Availability.

Subject to the satisfaction (or waiver by the Relevant Credit Party in writing) of each applicable condition precedent set forth in Article 4 and in the DOE Credit Facility, Advances under the DOE Credit Facility shall be made during the applicable Availability Period; provided, however, that, notwithstanding anything to the contrary contained in the FFB Promissory Note, no Advances under the DOE Credit Facility will be made to pay interest on the DOE Credit Facility after December 15, 2011.

2.2.2                        Loan Commitment Reductions and Cancellations.

The Borrower may, on not less than fifteen (15) days prior written notice to the Loan Servicer and upon the satisfaction of any consent requirement or other applicable provisions of each DOE Credit Facility Document, permanently reduce the unutilized portions of the DOE Credit Facility Commitment, in whole or in part, but only if:

(a)           each partial reduction is in an amount permitted under the DOE Credit Facility Documents;

(b)           the Loan Servicer, in consultation with the Lender’s Engineer, is satisfied that such cancellation or reduction will not result in the Borrower having insufficient funds to complete the construction or development of the Project; and

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

(c)           upon such cancellation or reduction, the Borrower pays all fees, Periodic Expenses, and other amounts then due with respect to such cancellation or reduction under the DOE Credit Facility Documents.

Once reduced or canceled, the DOE Credit Facility Commitment may not be reinstated.

2.3.                            Mechanics for Requesting Advances and Equity Advances.

2.3.1                        Master Advance Notice.

(a)           The Borrower may request an Advance under the DOE Credit Facility and/or an Equity Advance by delivering to the Credit Parties and the Lender’s Engineer, not less than eleven (11) Business Days prior to the Requested Advance Date, an appropriately completed Master Advance Notice with respect to such Advance and/or Equity Advance.  The Borrower may request an Advance and/or an Equity Advance no more frequently than once per calendar month.

(b)           Each Master Advance Notice shall specify:

(i)            the amount of the Advance requested under the DOE Credit Facility, if any, which shall be in the minimum amount and increments required by the DOE Credit Facility Documents and the amount of the Equity Advance requested, if any;

(ii)           the Requested Advance Date, if the Master Advance Notice includes a request for an Advance, or the requested date for the Equity Advance, if the Master Advance Notice does not include a request for an Advance, which, in each case, shall be any Business Day;

(iii)          pursuant to Section 2.4.2, the amount of Base Equity and Overrun Equity to be disbursed from the Base Equity Account and the Overrun Equity Account on the Requested Advance Date, if the Master Advance Notice includes a request for an Advance, or the requested date for the Equity Advance, if the Master Advance Notice does not include a request for an Advance;

(iv)          the aggregate amount, on a prospective basis after giving effect to the requested Advance, if any, and the requested Equity Advance, if any, of (A) all Advances outstanding under the DOE Credit Facility, (B) the amount of the Approved Pre-Closing Equity Credit, and (C) all Base Equity and Overrun Equity (if any) disbursed from the Base Equity Account and the Overrun Equity Account or in cash;

(v)           the Project Costs being financed using the proceeds of the requested Advance, and/or Equity Advance, which shall be only Eligible Base Project Costs;

(vi)          [Reserved];

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

(vii)         that (A) the representations and warranties of the Borrower contained in the Loan Documents to which the Borrower is a party are true, correct and complete in all material respects on and as of the Requested Advance Date, if the Master Advance Notice includes a request for an Advance, or the requested date for the Equity Advance, if the Master Advance Notice does not include a requested for an Advance (other than to the extent such representations and warranties relate solely to an earlier date), (B) no Event of Default or Potential Default has occurred and is continuing, and (C) such other matters as are required to be certified by the Borrower pursuant to Section 4.2; and

(viii)        Such other information as may be required in the form of Master Advance Notice.

(c)           The Borrower shall include as attachments to each Master Advance Notice, and shall deliver the same to the Loan Servicer:

(i)            a draft of the FFB Advance Request with respect to any requested Advance, together with any information necessary for FFB and the Loan Servicer to process such request; and

(ii)           all other certificates and documentation required in respect of such Advance under the DOE Credit Facility Documents and the related Loan Documents.

2.4.                            Mechanics for Funding Advances and Equity Advances.

2.4.1                        DOE-Guaranteed Loan Funding.

(a)           Satisfaction of Conditions Precedent.

(i)            Promptly after receipt of a Master Advance Notice, the Loan Servicer shall review such Master Advance Notice and the attachments thereto to determine whether all certificates and documentation required under Section 2.3 have been delivered to it.  At such time as the Loan Servicer has determined that it has received all such required certificates and documentation, it shall promptly so notify the other Credit Parties and the Borrower;

(ii)           No later than six (6) Business Days prior to the Requested Advance Date, the Borrower shall deliver to the Loan Servicer a completed FFB Advance Request with respect to the requested Advance, including all wire transfer information for the designated payees of the proceeds of such Advance, together with any other information required on such FFB Advance Request; and

(iii)          As soon as the Loan Servicer determines that (A) all conditions precedent set forth in Article 4 in respect of the requested Advance have been satisfied (or waived), (B) the required Equity Contributions have been made in accordance with Section 2.4.2, and (C) the FFB Advance Request and all other certificates and documentation required under the DOE Credit Facility in respect of the requested Advance have been provided and are satisfactory (or

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

that such requirement has been waived), then DOE shall sign the FFB Advance Request Approval Notice attached to the FFB Advance Request and forward both to the FFB, with a copy to the Borrower, the Administrative Agent in its capacity as the Collateral Agent and the Lender’s Engineer, it being agreed that if the Loan Servicer makes such determination at least six (6) Business Days prior to the Requested Advance Date, then DOE shall use reasonable commercial efforts to sign and forward such FFB Advance Request Approval Notice at least five (5) Business Days prior to the Requested Advance Date.

(b)           FFB Funding.  For any requested Advance for which a FFB Advance Request Approval Notice has been issued pursuant to this Section 2.4.1 and for which no Drawstop Notice has been issued pursuant to Section 2.4.3, in accordance with the terms of the FFB Note Purchase Agreement, FFB has agreed to fund such Advance on the Requested Advance Date in accordance with the DOE Credit Facility Documents.  Such funds shall be applied as specified in the applicable FFB Advance Request; provided, however, that if any Drawstop Notice has been issued and is in effect on the Requested Advance Date with respect to any funds received by the Administrative Agent in its capacity as the Collateral Agent, such funds shall be applied pursuant to Section 2.4.3(c).

2.4.2                        Equity Contributions.

(a)           Confirmation.  As of the date that is eight (8) Business Days prior to the requested date for the Equity Advance, to the extent that the Administrative Agent in its capacity as the Collateral Agent has determined that the amount on deposit in the Base Equity Account and the Overrun Equity Account are not sufficient to satisfy the requirements of Section 2.1(c), the Administrative Agent in its capacity as the Collateral Agent shall so notify the Borrower, the Sponsor and the Credit Parties.  If as of the date six (6) Business Days prior to the requested date for the Equity Advance there continues to be a shortfall in the amounts on deposit in the Base Equity Account and the Overrun Equity Account and the Borrower has not provided evidence satisfactory to the Loan Servicer it its sole discretion that such shortfall will be cured prior to the requested date for the Equity Advance, the Administrative Agent in its capacity as the Collateral Agent shall send a Drawstop Notice to the Borrower and the other Credit Parties.

(b)           Disbursements:  On the requested date for the Equity Advance, provided that the Collateral Agent has not received a Drawstop Notice, the Collateral Agent shall cause Equity Contributions to be disbursed (i) from the Base Equity Account and, (ii) if the amount on deposit in the Base Equity Account shall be insufficient, after application of all monies on deposit in the Base Equity Account for such purpose, from the Overrun Equity Account, in the amounts required pursuant to Section 2.1(c).

(c)           Reserve Letter of Credit.  In lieu of maintaining the required amounts in the Base Equity Account, the Sponsor may substitute a Reserve Letter of Credit.

(d)           Physical Completion.  Upon Physical Completion, at the request of the Borrower, provided that no Potential Default or Event of Default then exists, any remaining balance in the Base Equity Account and the Overrun Equity Account not otherwise used to fund Total Project

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

Costs may be disbursed to the Borrower for distribution to the Equity Owners of the Borrower, without regard to the limitations set forth in Section 7.10 hereof (except for Section 7.10(a)(ii) hereof).

2.4.3                        Drawstop Notices.

(a)           Issuance.  At any time after the issuance of a Master Advance Notice up to the date that is one Business Day prior to the Requested Advance Date, if the Master Advance Notice includes a request for an Advance, or the requested date for the Equity Advance, if the Master Advance Notice does not include a request for an Advance, whether or not DOE has issued an FFB Advance Request Approval Notice, any Relevant Credit Party may, from time to time, issue a notice substantially in the form attached hereto as Exhibit N (a “Drawstop Notice”) to the Borrower and the other Credit Parties, if such Relevant Credit Party determines that:

(i)            the conditions in Article 4 with respect to such Advance or Equity Advance are not met, or having been met, are no longer met; or

(ii)           the conditions precedent to such Advance contained in the DOE Credit Facility are not met, or having been met, are no longer met.

(b)           Consequences.  If a Drawstop Notice is issued, FFB shall not be obligated to make the requested Advance, if applicable; and the Collateral Agent shall not be obligated to make the requested Equity Advance, if applicable.

(c)           Funds Advanced.  If any Drawstop Notice has been issued, funds delivered to the Administrative Agent in its capacity as the Collateral Agent pursuant to Section 2.4.1(b) shall not be applied and shall be returned promptly to the respective Credit Parties.

(d)           Costs.  The Borrower shall pay all costs in respect of any Advance failed to be made under this Section 2.4.3.

2.4.4                        No Liability.

Without limiting the generality of Section 9.6, no Credit Party shall have any liability to the Borrower or any Affiliate thereof or to any other Credit Party solely arising from the issuance of or failure to issue any FFB Advance Request Approval Notice, Drawstop Notice, or any other notice contemplated by this Section 2.4.

2.5.                            Advance Requirements under the DOE Credit Facility.

Notwithstanding anything to the contrary contained in this Article 2, the Borrower also shall comply with all separate disbursement requirements set forth herein and in the DOE Credit Facility Documents.  Unless otherwise specified in the DOE Credit Facility Documents, all determinations to be made with respect to the DOE Credit Facility shall be made by DOE.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

2.6.                            No Approval of Work.

The making of any Advance or Equity Advance under the Loan Documents shall not be deemed an approval or acceptance by any Credit Party of any work, labor, supplies, materials or equipment furnished or supplied with respect to the Project.

ARTICLE 3
PAYMENTS; PREPAYMENTS

3.1.                            Place and Manner of Payments.

3.1.1                        Generally.

All payments due under the DOE Credit Facility shall be made by the Borrower pursuant to the terms of the DOE Credit Facility Documents and as specified herein.

3.1.2                        Net of Tax, Etc.

(a)           Tax.  Any and all payments to any Secured Party or FFB by the Borrower hereunder or under any other Loan Document shall be made free and clear of, and without deduction for, any and all taxes, levies, imposts, deductions, charges or withholdings imposed by any central bank or other Governmental Authority, and all liabilities with respect thereto, excluding (i) taxes imposed on or measured by the net income (however denominated) of such Secured Party or FFB by any jurisdiction or any political subdivision or taxing authority thereof or therein solely as a result of a present or former connection between such Secured Party or FFB and such jurisdiction or political subdivision (other than any connection arising as a result of the transactions contemplated by the Loan Documents), and (ii) any withholding taxes or other tax based on gross income imposed by the United States of America that are not attributable to any Change of Law or the interpretation or administration of any Governmental Rule by any Governmental Authority (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Covered Taxes”).  If the Borrower shall be required by law to withhold or deduct any Covered Taxes from or in respect of any sum payable hereunder or under any other Loan Document to any Secured Party or FFB, (A) the sum payable shall be increased as may be necessary so that after making all such required deductions (including deductions applicable to additional sums payable under this Section 3.1.2), such Secured Party or FFB receives an amount equal to the sum it would have received had no such deductions been made, (B) the Borrower shall make such deductions and (C) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with all Governmental Rules.  If the Borrower shall make any payment with respect to Covered Taxes under this Section 3.1.2(a) to or for the benefit of any Secured Party or FFB and if such Secured Party or FFB shall claim any credit or deduction for such Covered Taxes against any other taxes payable by such Secured Party or FFB then such Secured Party or FFB shall pay to the Borrower an amount equal to the amount the Secured Party determines in its reasonable discretion is the amount by which such other taxes are actually reduced; provided that the aggregate amount

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

payable by such Secured Party or FFB pursuant to this sentence shall not exceed the aggregate amount previously paid by the Borrower with respect to such Covered Taxes.

(b)           Indemnity.  The Borrower shall indemnify each Secured Party for the full amount of Covered Taxes (including any Covered Taxes imposed by any jurisdiction on amounts payable under this Section 3.1.2 paid by any Secured Party), whether or not such Covered Taxes were correctly or legally asserted.  Each Secured Party shall give notice to the Borrower of the assertion of any claim against such Secured Party relating to such Secured Party’s Covered Taxes as promptly as is practicable after being notified of such assertion; provided that any failure to notify the Borrower promptly of such assertion shall not relieve the Borrower of its obligation under this Section 3.1.2, except, with respect to any such notice given by a Secured Party more than ninety (90) days after such Secured Party has notice or knowledge of such claim, to the extent that the Borrower is actually prejudiced by such failure.  Payments by the Borrower pursuant to this indemnification shall be made within ten (10) days after the date such Secured Party makes written demand therefor (submitted through the Loan Servicer), which demand shall be accompanied by a certificate describing in reasonable detail the basis thereof.  Each Secured Party agrees to repay to the Borrower any refund (including that portion of any interest that was included as part of such refund with respect to Covered Taxes paid by the Borrower pursuant to this Section 3.1.2), received by such Secured Party for Covered Taxes that were paid by the Borrower pursuant to this Section 3.1.2, and to provide reasonable assistance to the Borrower (and at the expense of the Borrower) to contest any such Covered Taxes that such Secured Party or the Borrower reasonably believes not to have been properly assessed.

(c)           Notice.  Within ten (10) days after the date of any payment of Covered Taxes by the Borrower, the Borrower shall furnish to the Loan Servicer and each affected Secured Party the original or a certified copy of a receipt evidencing such payment, or if the relevant tax authority has not provided the Borrower with such a receipt, shall furnish such other evidence of such payment as may be available to the Borrower (in which case the Borrower shall promptly request a receipt from the relevant tax authority, and so furnish the original or a certified copy thereof promptly on receipt thereof).  The Borrower shall compensate each Secured Party for all reasonable losses and expenses sustained by such Secured Party as a result of any failure by the Borrower to so furnish such copy of such receipt.

(d)           Survival of Obligations.  The obligations of the Borrower under this Section 3.1.2 shall survive the termination of this Common Agreement and the repayment of the Secured Obligations.

(e)           Documentation.  Any foreign Secured Party that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower, at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Secured Party, if requested by the Borrower, shall deliver such other documentation prescribed

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

by applicable law or reasonably requested by the Borrower as will enable the Borrower to determine whether or not such Secured Party is subject to backup withholding or information reporting requirements.  Each Secured Party shall promptly (i) notify the Borrower of any change in circumstances that would modify or render invalid any such claimed exemption or reduction and (ii) take such steps as shall not be disadvantageous to it, in the sole judgment of such Secured Party, and as may be reasonably necessary (including the re-designation of its lending office) to avoid any requirement of applicable laws of any such jurisdiction that the Borrower make any deduction or withholding for taxes from amounts payable to such Secured Party.

3.2.                            Interest Provisions Relating to All Advances.

3.2.1                        Interest Account and Interest Computations.

In accordance with Section 609.10(e)(1) of the Applicable Loan Guarantee Requirements, interest shall accrue on the unpaid principal amount of each Advance from the date such Advance is disbursed to the Borrower pursuant to the DOE Credit Facility Documents, to the date such Advance is paid in full, at a rate per annum relating thereto as specified in the DOE Credit Facility Documents.  The Borrower hereby authorizes each Credit Party to record in an account or accounts maintained by such Credit Party on its books (A) the interest rates applicable to all Advances, (B) the interest periods for each Advance outstanding, (C) the date and amount of each principal and interest payment on each Advance outstanding, and (D) such other information as such Credit Party may determine is necessary for the computation of interest payable by the Borrower hereunder.  The Borrower agrees that all computations of interest by a Credit Party pursuant to this Section 3.2.1 shall, absent manifest error, constitute prima facie evidence of the amount thereof, and shall be conclusive absent manifest error.  All computations of interest shall be made as set forth in the relevant DOE Credit Facility Documents.

3.2.2                        Interest Payment Dates.

Subject to the terms of the DOE Credit Facility, the Borrower shall pay accrued interest on the outstanding principal amount of each Advance on each Quarterly Payment Date, on prepayment (on the principal amount prepaid), and at maturity (whether by acceleration or otherwise).

3.3.                            Change of Circumstances.

3.3.1                        Alternate Office; Minimization of Costs.

Upon any FFB Loan Transfer or receipt by the Borrower or any Credit Party of notice of FFB’s intention to make any FFB Loan Transfer in accordance with the FFB Note Purchase Agreement, the Borrower, DOE, the Loan Servicer and the Administrative Agent shall cooperate with the transferee of the DOE-Guaranteed Loans to amend this Common Agreement and any other Loan Documents to incorporate customary provisions for a commercial loan transaction of this type reasonably satisfactory to such transferee lender with respect to such transferee lender

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

designating an alternative lending office with respect to its DOE-Guaranteed Loan to mitigate costs or to avoid any circumstances that might make it unlawful or impossible for such transferee lender to maintain a DOE-Guaranteed Loan.

3.3.2                        Illegality.

Upon any FFB Loan Transfer or receipt by the Borrower or any Credit Party of notice of FFB’s intention to make any FFB Loan Transfer in accordance with the FFB Note Purchase Agreement, the Borrower and DOE shall cooperate with the transferee of the FFB Loan to amend this Common Agreement and any other Loan Documents to incorporate customary provisions for a commercial loan transaction of this type reasonably satisfactory to such transferee with respect to any Change of Law that makes it unlawful or impossible for any lender to make or maintain any FFB Loans.

3.3.3                        Modifications upon Transfer.

Upon any FFB Loan Transfer or receipt by the Borrower or any Credit Party of notice of FFB’s intention to make any FFB Loan Transfer in accordance with the FFB Note Purchase Agreement, the Borrower, DOE, the Loan Servicer and the Administrative Agent shall cooperate with the transferee of the FFB Loans to amend this Common Agreement and any other Loan Documents to incorporate customary provisions reasonably satisfactory to such transferee with respect to any Change of Law that subjects such transferee lender to any tax, duty or other charge with respect to any FFB Loans.

3.4.                            Prepayments.

3.4.1                        Terms of all Prepayments.

(a)           With respect to any prepayment of any Advance of the DOE-Guaranteed Loans, whether such prepayment is voluntary or mandatory, including a prepayment upon acceleration, the Borrower shall comply with all applicable terms and provisions of the FFB Note Purchase Agreement.

(b)           All prepayments of the DOE Credit Facility shall be applied in accordance with the DOE Credit Facility Documents.

(c)           The Borrower may not reborrow the principal amount of any DOE-Guaranteed Loan that is prepaid.

3.4.2                        Voluntary Prepayments.

(a)           Without the consent of the Loan Servicer, the Borrower may not prepay the DOE-Guaranteed Loans in part prior to the end of the Availability Period.  Any prepayment in whole or in part with the consent of the Loan Servicer prior to the end of the Availability Period shall be subject to any applicable prepayment premiums, charges or other amounts as may be required by the DOE Credit Facility Documents.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

(b)           After the end of the Availability Period, the Borrower may prepay all or a portion of the principal amount of any Advance of the DOE-Guaranteed Loans upon prior written notice submitted by the Borrower to the Credit Parties not later than the fifth Business Day prior to the Intended Prepayment Date, and satisfaction of the following conditions:

(i)            compliance with any restrictions contained in the DOE Credit Facility Documents, including (A) with respect to the DOE Credit Facility, any “No-Call Period” specified in the FFB Note Purchase Agreement, and (B) satisfaction of any minimum amount requirement of the DOE Credit Facility Documents; and

(ii)           payment of all accrued and unpaid interest on such principal amount, and any other fees and Periodic Expenses then payable, including any prepayment premiums, or other amounts as may be required under the DOE Credit Facility Documents.

3.4.3                        Mandatory Prepayments.

(a)           The Borrower shall be required to make mandatory prepayments of the DOE-Guaranteed Loans upon the occurrence of any of the following and in amounts set forth in this Section 3.4.3, minus such amounts as may be required to be deposited (i) in the Debt Service Reserve Account such that the amount on deposit in the Debt Service Reserve Account equals the Debt Service Reserve Requirement and (ii) in the Maintenance Reserve Account such that the amount on deposit in the Maintenance Reserve Account equals the MRA Required Amount:

(i)            the receipt by the Borrower of delay damages in excess of the amounts needed, as determined by the Loan Servicer in consultation with the Lender’s Engineer (as appropriate) to pay financing and operating costs payable resulting from the delay;

(ii)           the receipt by the Borrower of Loss Proceeds in an amount that exceeds the amount of such Loss Proceeds used or to be used to repair or restore the Project Facility;

(iii)          the payment of any amounts to the Borrower in respect of the termination or repudiation of any Project Document or in respect of any damages paid to the Borrower as a result of a breach of any such Project Document (in the case of damages in excess of the amount applied in remedying the relevant breach), in each case, after deduction of all costs and expenses (including reasonable attorneys’ fees) incurred in collecting such amounts;

(iv)          sales of any assets no longer used or useful in the operation of the Project Facility in excess of $500,000 in a single transaction or a series of related transactions, in an amount equal to the proceeds of such sales, after deduction of all costs and expenses (including reasonable attorneys’ fees) incurred in connection with such sales, unless applied or to be applied to the acquisition of replacement assets; and

(v)           to the extent any Restricted Payments or any other payments are made from the Distribution Suspense Account in accordance with Section A.14 of Appendix A to this Agreement, then the Borrower shall, at the same time that such payments are made, apply an

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

amount equal to 36% of the amount of such payment to the prepayment of the DOE-Guaranteed Loan (the “Prepayment Amount”), with such Prepayment Amount allocated to the prepayment of principal in the maximum possible amount when taken together with any associated make-whole premiums or discounts (it being understood that (x) if there is an associated premium, the principal amount prepaid would be less than the Prepayment Amount, and (y) if there is an associated discount, the principal amount prepaid would be greater than the Prepayment Amount).

(b)           Any mandatory prepayments of the DOE-Guaranteed Loans shall be made no later than on the next Payment Date in accordance with the DOE Credit Facility Documents, shall be applied, and shall be subject to the terms and conditions, as set forth in the DOE Credit Facility Documents.

3.5.                            Reserved.

3.6.                            Payment of DOE Credit Facility Fees.

(a)           Borrower shall pay (i) to DOE on the Financial Closing Date, the balance of the DOE Credit Facility Fee in an amount equal to 0.8% of the maximum principal amount of the DOE Credit Facility, and (ii) to FFB, the fees payable to FFB from time to time in accordance with the requirements of the DOE Credit Facility Documents.

(b)           Borrower shall pay to DOE, for its own account, the DOE Maintenance Fee each year in advance, commencing on the Financial Closing Date.

(c)           Borrower shall pay a DOE Modification Fee, if any, in the amount and at the time reasonably determined by DOE.

(d)           All DOE Credit Facility Fees shall be paid on the dates due, in immediately available funds in Dollars, to DOE.  Once paid, the DOE Credit Facility Fees shall not be refundable under any circumstances.

3.7.                            Evidence of Debt.

(a)           Each of the Credit Parties shall maintain or cause to be maintained, in accordance with its usual practice, internal records evidencing the amounts from time to time lent by and owing to it under the DOE Credit Facility Documents and each of the payments from time to time made in respect thereof.

(b)           The Loan Servicer shall maintain, in accordance with its usual practice, internal records evidencing the amounts from time to time (i) advanced by FFB under the FFB Note Purchase Agreement, and (ii) paid by DOE with respect to the DOE Guarantee and, in each case, each of the payments made from time to time in respect thereof.

(c)           Except as otherwise provided in any Loan Document, the entries made in the internal records maintained by or on behalf of each of the Credit Parties, respectively, pursuant

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

to clauses (a) and (b), above shall, absent manifest error, constitute prima facie evidence of the existence and amount of Secured Obligations of the Borrower as therein recorded, and shall be conclusive absent manifest error.

ARTICLE 4
CONDITIONS PRECEDENT TO ADVANCES

4.1.                            Initial Conditions Precedent to Financial Closing Date.

The establishment of the Financial Closing Date is subject to the prior satisfaction (or waiver in writing), as determined by (x) in all cases, DOE and (y) with respect to any documents or instruments addressed to FFB or to which FFB is party, FFB (each a “Relevant Credit Party”) in its sole discretion, of each of the following conditions precedent set forth in this Section 4.1 (the “Initial Conditions Precedent”).  Solely for purposes of establishing the Financial Closing Date, all of the Initial Conditions Precedent shall be deemed satisfied or waived on the date of execution and delivery by all parties hereto of this Common Agreement.

4.1.1                        Loan Documents.

The Loan Servicer shall have received fully executed originals in sufficient counterparts for each Credit Party of each of the following documents, each of which shall be in form and substance satisfactory to each Relevant Credit Party:

(a)           Common Agreement.  This Common Agreement;

(b)           Building Loan Agreement.  The Building Loan Agreement;

(c)           DOE Credit Facility Documents.  Each of the following documents and all other contracts and documents required in connection with the DOE Credit Facility (the “DOE Credit Facility Documents”):

(i)            the FFB Note Purchase Agreement;

(ii)           the FFB Promissory Note;

(iii)          the DOE Guarantee; and

(iv)          the Administrative Agent Fee Letter and Agreement;

(d)           Sponsor Loan Documents.  Each of the following documents from the Sponsor and all other contracts and documents required in connection with the Equity Contributions (the “Sponsor Loan Documents”):

(i)            the Completion Guaranty;

(ii)           the Corporate Guaranty;

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

(iii)          the Sponsor Technology License Agreement;

(iv)          the Sponsor Technology Escrow Agreement; and

(v)           all other documents, certificates and instruments required to be delivered in connection with any of the foregoing documents.

(e)           Security Documents.  Each of the following documents and all other contracts and documents entered into prior to, on, or after the Financial Closing Date that provide any Lien, charge or security interest to the Secured Parties (or any of them) to secure the Secured Obligations (the “Security Documents”):

(i)            Asset Pledge Documents.  Each of the following documents and all other contracts and documents that provide any Lien, charge or security interest to the Secured Parties (or any of them) on the assets of the Borrower to secure the Secured Obligations (the “Asset Pledge Documents”):

(A)          the Mortgage;

(B)           the Security Agreement;

(C)           the Account Control Agreements;

(D)          the Collateral Assignment;

(E)           to the extent not included in the Mortgage or Security Agreement, agreements pledging all other personal property and real property interests of the Borrower, including all governmental approvals, licenses and permits for the Project, all Project Accounts, all insurance policies maintained by the Borrower or otherwise related to the Project, all agreements, leasehold or other property interests relating to the Project, and all related fixtures, easements, rights-of-way and licenses, all intellectual property rights of the Borrower, and general intangibles and goodwill; and

(F)           all other agreements and instruments, if any, necessary to create a first-priority perfected security interest under applicable law in the Collateral, subject to Permitted Liens.

(ii)           Equity Pledge Agreement.  The Equity Pledge Agreement, pursuant to which the Equity Owners of the Borrower will pledge to the Administrative Agent in its capacity as the Collateral Agent for the benefit of the Secured Parties all of their respective right, title and interest in the Pledged Equity Interests; and

(iii)          Consent and Agreement.  The Consent and Agreement among the Sponsor, the Borrower and the Collateral Agent whereby the Sponsor consents to the assignment to the Collateral Agent of the Borrower’s interest in the Intercompany Project Documents pursuant to the terms of the Collateral Assignment (the “Direct Agreement”).

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

(f)            Environmental Indemnity Agreement.  The Environmental Indemnity Agreement made by the Borrower in favor of the Administrative Agent in its capacity as the Collateral Agent and the Indemnified Parties (as defined therein).

4.1.2                        Project Documents.

The Loan Servicer shall have received a copy of a fully executed original of each of the following documents, each of which shall be in form and substance satisfactory to each Relevant Credit Party, and certified by the Borrower that (x) such copy is a true, correct and complete copy of such document (including all schedules, exhibits, attachments, supplements and amendments thereto and any related protocols or side letters), (y) such document has been duly executed and delivered by the parties thereto and is in full force and effect (i) against the Borrower and (ii) against each other party thereto except, in the case of this clause (ii), for instances that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and (z) to the Borrower’s Actual Knowledge, no party to such document is, or but for the passage of time or giving of notice or both will be, in breach of any obligation thereunder:

(a)           Land Documents.  The deed conveying title to the Project Site to the Borrower and easements, licenses, and covenants, conditions and restrictions in connection with the Project Site, and any and all other documents affecting an interest in or right to use the Project Site (the “Land Documents”).

(b)           Project Documents.  Each of the following documents and all other contracts required for construction, procurement, installation and improvement of land, buildings, equipment and manufacturing facilities for the Project, including related material subcontracts:

(i)            the EPC Agreement;

(ii)           the Engineering and Architectural Services Agreement; and

(iii)          the Permitting and Engineering Management Agreement.

(c)           Operating Documents.  Each of the following documents and all other contracts required for the operation and maintenance of the Project (the “Operating Documents”):

(i)            the NYISO Membership Agreement;

(ii)           the O&M Agreement;

(iii)          the Technology License Agreement;

(iv)          the Technology Escrow Agreement;

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

(v)           the Administrative Services Agreement; and

(vi)          the Flywheel Repair Agreement.

4.1.3                        Advance Schedule.

At least fifteen (15) days prior to the Financial Closing Date (or such shorter period as may be satisfactory to the Loan Servicer), the Loan Servicer shall have received, in form and substance satisfactory to each Relevant Credit Party in consultation with the Lender’s Engineer, a copy of the Advance Schedule, certified by the Borrower and the Sponsor, and certified by the Lender’s Engineer as being consistent with the Financial Plan and the Project Budget and consistent with the achievement of Physical Completion within the time period specified in the Project Milestone Schedule as provided in a Lender’s Engineer Certificate, which shall be the Borrower’s reasonable estimate in all material respects, based on all facts and circumstances existing and Known to the Borrower and the Sponsor, of the timing and amount of proposed Advances and Equity Contributions for the Project (showing the total Advances expected in each calendar month).

4.1.4                        Financial Plan; Base Case Projections; Project Milestone Schedule and Project Budget.

The Lender’s Engineer and the Loan Servicer shall have received at least ten (10) days prior to the Financial Closing Date (or such shorter period as may be satisfactory to the Loan Servicer) the following items (unless, with respect to any of the following items, DOE shall have notified the Borrower that such item or items must only be received by the Lender’s Engineer and not by the Loan Servicer), each in form and substance satisfactory to each Relevant Credit Party in consultation with the Lender’s Engineer, and certified by the Borrower and the Sponsor, and certified by the Lender’s Engineer as provided in a Lender’s Engineer Certificate, which shall be the Borrower’s reasonable estimate of the information contained therein:

(i)            the Financial Plan (Exhibit A1), together with evidence that the DOE Credit Facility Commitment, when combined with other funds committed to the Project, including the Base Equity, will be available and sufficient to carry out the Project;

(ii)           the Base Case Projections, including a computer file containing the Base Case Projections and the underlying models and assumptions and explanations thereto;

(iii)          the Project Milestone Schedule;

(iv)          the Project Budget; and

(v)           a detailed description, with supporting documents as have been reasonably requested not less than three (3) Business Days prior to the Financial Closing Date, of Development Costs incurred to date and a Development Costs Statement summarizing those

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

costs that the Borrower seeks credit as Approved Pre-Closing Equity Credit to be applied toward Base Equity and that are to be reviewed by the Lender’s Engineer.

4.1.5                        Financial Statements.

At least fifteen (15) Business Days prior to the Financial Closing Date (or such shorter period as may be satisfactory to the Loan Servicer), the Loan Servicer shall have received, in form and substance satisfactory to each Relevant Credit Party, the most recent audited (except in the case of the Borrower) and unaudited Financial Statements, together with a Financial Officer Certificate, from each of the Borrower and the Sponsor.

4.1.6                        Update of Conditional Commitment.

Either (i) the Loan Servicer shall have determined that there are not any material changes to the terms and conditions of the term sheet, or (ii) at least thirty (30) days prior to the Financial Closing Date, the Loan Servicer shall have received, in form and substance satisfactory to DOE, a written summary of such material changes.

4.1.7                        Update of Credit Rating.

The Loan Servicer shall have received, in form and substance satisfactory to each Relevant Credit Party, a credit rating of the Borrower from the Rating Agency dated no later than thirty (30) days prior to the Financial Closing Date, based on the updated commitment of DOE reflected in the DOE Credit Facility Documents and assuming that the Project does not benefit from the DOE Guarantee.

4.1.8                        Coverage Ratios.

The Loan Servicer shall have received, in form and substance satisfactory to each Relevant Credit Party, a certificate setting forth calculations, consistent with the Base Case Projections delivered pursuant to Section 4.1.4 indicating that throughout the term of the DOE Credit Facility a minimum annual Debt Service Coverage Ratio of 1.30 to 1 for the period after the Project Completion Date is expected to be achieved.

4.1.9                        Pre-Closing Equity; No Unapproved Charges for Budgeted Overrun Contingencies.

The Loan Servicer shall have received the following items, each in form and substance satisfactory to each Relevant Credit Party in consultation with the Lender’s Engineer:

(i)            the Development Costs Statement, certified by the Lender’s Engineer;

(ii)           certification from the Borrower and the Lender’s Engineer that the amounts reflected in the Approved Pre-Closing Equity Credit (A) are in an amount not greater than $18,882,211, and (B) have been applied in accordance with the Project Budget only for

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

Eligible Base Project Costs, and that no amounts in the Project Budget have been applied to Ineligible Base Project Costs; and

(iii)          certification from the Borrower and the Lender’s Engineer that no changes have been made to the line item for Overrun Contingencies in the Project Budget.

4.1.10                  Debt Repayment.

The Loan Servicer shall have received, in form and substance satisfactory to each Relevant Credit Party, evidence of repayment of any existing Indebtedness of the Borrower, other than Indebtedness permitted hereunder and release of associated Liens encumbering any Collateral, other than Permitted Liens.

4.1.11                  [Reserved.]

4.1.12                  Consents and Approvals.

The Loan Servicer shall have received, in form and substance satisfactory to each Relevant Credit Party, (i) certification from the Borrower, together with such other evidence as any Relevant Credit Party may request, that all Governmental Approvals and other Required Consents listed on Schedule 5.10 (except those identified on Schedule 5.10 as to be obtained at a later date), each in form and substance satisfactory to each Relevant Credit Party, have been duly obtained and are not subject to any waiting period or appeal, and (ii) a copy of each such Governmental Approval or other Required Consent, certified by the Borrower as being true and complete as of the date of such certification.

4.1.13                  Project Plans.

The Loan Servicer shall have received, in form and substance satisfactory to each Relevant Credit Party, updated Project Plans, certified by Lender’s Engineer as being satisfactory and sufficient for the construction of the Improvements on the Project Site.

4.1.14                  Lender’s Engineer Report.

The Loan Servicer shall have received, in form and substance satisfactory to each Relevant Credit Party, the Lender’s Engineer Report addressing (a) an analysis of the Project Plans, (b) an analysis of the roles and capabilities of all Major Project Participants and (c) such other matters as any Relevant Credit Party may reasonably request.

4.1.15                  Consultants’ and Advisors’ Certificates.

The Loan Servicer shall have received, in form and substance satisfactory to each Relevant Credit Party, the following certificates, each dated the Financial Closing Date:

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

(i)            Lender’s Engineer Certificate.  A Lender’s Engineer Certificate regarding the matters required to be certified by it as set forth in this Section 4.1 and such other matters specified in the form attached as Exhibit D1;

(ii)           Insurance Advisor and Insurance Consultant Certificates.  An Insurance Advisor Certificate in a form acceptable to the Loan Servicer and an Insurance Consultant Certificate regarding the matters specified in Section 4.1.27 and in the form attached as Exhibit F1; and

(iii)          Plans and Budgets; Accountant Letter.  Each of (i) a certification from the Lender’s Engineer as to the Financial Plan and the Project Budget, (ii) a certification from the Borrower’s Accountant relating to the tax assumptions in the Base Case Projections, and (iii) a certification from the Lender’s Engineer as to its independent review of the technical inputs to the Base Case Projections.

4.1.16                  Fee Arrangements for Independent Consultants.

The Loan Servicer shall have received, in form and substance satisfactory to each Relevant Credit Party, evidence that the Periodic Expenses of any Independent Consultants incurred and invoiced prior to the Financial Closing Date (other than Periodic Expenses not then due) have been paid in full.

4.1.17                  Project Document Price.

The Loan Servicer shall have received, in form and substance satisfactory to each Relevant Credit Party in consultation with the Lender’s Engineer, certification from the Borrower and the Lender’s Engineer that the price set forth in each Project Document has not been increased from the price as of the Common Agreement Date.

4.1.18                  Payment and Performance Bonds.

The Loan Servicer shall have received, in form and substance satisfactory to each Relevant Credit Party, payment and performance bonds covering all construction work to be performed under the EPC Agreement after the Financial Closing Date and naming the Borrower and the Collateral Agent as co-obligees.

4.1.19                  Performance Targets.

The Loan Servicer shall have received, in form and substance satisfactory to each Relevant Credit Party in consultation with the Lender’s Engineer, a copy of the Project Facility Performance Targets, together with a certification from the Borrower and the Lender’s Engineer that such Project Facility Performance Targets are achievable.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

4.1.20                  Market Studies.

The Loan Servicer shall have received a report from National Economic Research Advisors Incorporated in form and substance satisfactory to each Relevant Credit Party.

4.1.21                  Security Interests.

(a)                                  Security Interests.  The Loan Servicer shall have received, in form and substance satisfactory to each Relevant Credit Party, evidence that all security interests in the Collateral Security intended to be created by the Security Documents in effect on the Financial Closing Date have been or will be created and, where appropriate, been registered or otherwise perfected to create a first priority perfected security interest and Lien, subject only to Permitted Liens, over the Collateral Security in favor of the Administrative Agent in its capacity as the Collateral Agent.  Each such Lien (i) to the extent it arises or attaches under the Uniform Commercial Code of any jurisdiction in the United States, shall be valid and enforceable and shall constitute a first priority perfected security interest (subject to Permitted Liens), and (ii) in all other cases, shall be enforceable against the Borrower, any subsequent lienor (including a judgment lienor), any junior lienor, or any transferee for or not for value, in bulk, by operation of law, for the benefit of creditors, or otherwise.

(b)                                 Filings.  The Loan Servicer shall have received, in form and substance satisfactory to each Relevant Credit Party, evidence satisfactory to it that (i) each of the Security Documents has been or will be duly filed and registered or recorded in every jurisdiction in which such filing and registration or recording is necessary to make valid and effective the Liens intended to be created thereby and the rights of the Secured Parties thereunder, (ii) all fees and duties in connection with such registration (x) have been paid in full, (y) are to be paid with the proceeds of the requested Advance, or (z) are to be paid by other satisfactory arrangements.

(c)                                  Collateral Agent Certificate.  The Loan Servicer shall have received, in form and substance satisfactory to each Relevant Credit Party, a Collateral Agent Certificate as to all matters as are required to be certified by the Administrative Agent in its capacity as the Collateral Agent pursuant to this Section 4.1.

4.1.22                  Authority and Incumbency of Major Project Participants.

The Loan Servicer shall have received, all in form and substance satisfactory to each Relevant Credit Party, certified copies of standard corporate, limited liability company, partnership, or trust formation documents for each of the Major Project Participants, including certified copies of organizational documents, good standing certificates, incumbency certificates and resolutions, and any other such documents as any Relevant Credit Party may have reasonably requested, with respect to approval of (i) such Major Project Participant’s participation in the Project, (ii) to the extent applicable, the financing therefor and the granting of Liens, and (iii) the execution, delivery and performance by such Major Project Participant of the Transaction Documents (including a Direct Agreement) to which it is party.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

4.1.23                  Borrower Certificate; Sponsor Certificate.

The Loan Servicer shall have received (i) a Borrower Certificate regarding the matters required to be certified by it as set forth in this Section 4.1 and such other certifications as are required to be made to the Credit Parties by the Borrower as of the Financial Closing Date under the DOE Credit Facility Documents, and (ii) a Sponsor Certificate regarding the matters required to be certified by it as set forth in this Section 4.1 and such other certifications as are required to made to the Credit Parties by the Sponsor as of the Financial Closing Date under the DOE Credit Facility Documents, and (iii) a Holdings Certificate regarding the matters required to be certified by it as set forth in this Section 4.1 and such other certifications as are required to made to the Credit Parties by Holdings as of the Financial Closing Date under the DOE Credit Facility Documents.

4.1.24                  Major Project Participant Certificates.

The Loan Servicer shall have received, in form and substance satisfactory to each Relevant Credit Party, a Major Project Participant Certificate from each Major Project Participant regarding familiarity with and enforceability of documents, absence of defaults, validity of representations and warranties and other customary provisions.

4.1.25                  Legal Opinions.

The Loan Servicer and the Administrative Agent in its capacity as the Collateral Agent shall have received legal opinions from Edwards Angell Palmer & Dodge LLP or other legal counsel acceptable to each Relevant Credit Party, dated the Financial Closing Date and in form and substance satisfactory to each Relevant Credit Party, with respect to the laws of the jurisdictions governing the Transaction Documents to which each of the Borrower, Holdings, the Sponsor, and any Sponsor Affiliate is a party and the laws of the jurisdictions of organization of the Borrower, Holdings, the Sponsor, and any Sponsor Affiliate and such legal opinions shall include, but may not be limited to the following: (i) due authorization, execution, delivery and enforceability of Transaction Documents to which the Borrower, Holdings, the Sponsor, and any Sponsor Affiliate is a party, (ii) perfection of security interests, (iii) other than with respect to permits and approvals that are not necessary to be obtained until a later date, receipt of all governmental permits and approvals necessary to (1) construct and operate the Project, (2) enter into financing arrangements with respect to the Project, and (3) enter into the applicable Transaction Documents, and that such permits and approvals are in full force and effect and all applicable appeal periods have expired, (iv) that none of the Credit Parties will be regulated as an electric corporation or public utility under the United States or New York law solely as a result of entering into Transaction Documents, and (v) absence of conflicts with law, agreements or organizational documents.

4.1.26                  Taxes; Costs and Expenses.

The Loan Servicer shall have received, in form and substance satisfactory to each Relevant Credit Party, certification from the Borrower, and such other evidence as any Relevant

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

Credit Party may request, that all required taxes, all Periodic Expenses, and all recordation and other costs, fees and Periodic Expenses invoiced and due in connection with the execution, delivery, filing, registration, or performance of the Transaction Documents or the perfection of the security interests in the Collateral Security have been paid in full.

4.1.27                  Evidence of Insurance.

The Loan Servicer shall have received, in form and substance satisfactory to each Relevant Credit Party, certification from the Borrower and the Insurance Consultant certificates from insurers, and such other evidence as any Relevant Credit Party may request (i) that insurance coverage for the Project satisfies the requirements for Required Insurance as set forth on Schedule 6.3(b), (ii) that such insurance coverage is reasonable for the Project, and (iii) that the applicable insurance policies are in full force and effect.

4.1.28                  Project Accounts.

The Loan Servicer shall have received, in form and substance satisfactory to each Relevant Credit Party, certification from the Administrative Agent in its capacity as the Collateral Agent that each of the Project Accounts shall have been established in accordance with the provisions of Appendix A hereof.

4.1.29                  Accounting Systems.

The Loan Servicer shall have received, in form and substance satisfactory to each Relevant Credit Party in consultation with the Lender’s Engineer, a report certified by a Financial Officer of the Borrower describing the Borrower’s accounting systems, controls, and management information systems and reasonably demonstrating that they are satisfactory for purposes of providing information necessary for financial reporting in accordance with GAAP.

4.1.30                  Lobbying Certification.

The Loan Servicer shall have received, in form and substance satisfactory to each Relevant Credit Party, evidence that the Borrower has provided a Standard Form-LLL “Disclosure Form to Report Lobbying” as required.

4.1.31                  Land Acquisition; Title to Project Site.

The Loan Servicer shall have received, in form and substance satisfactory to each Relevant Credit Party, (i) evidence of the Borrower’s ownership of unencumbered fee title (subject only to Permitted Liens), under the relevant laws of the State of New York of the Project Site as are necessary for the development of the Project, (ii) the ALTA Survey with respect to the Project Site, and (iii) one or more ALTA loan policies (or similar policy form) issued by the Title Company, with such coinsurers or reinsurers as may be reasonably acceptable to DOE, in the aggregate amount of not less than $9,000,000 insuring as of the Financial Closing Date that (y) the Building Loan Mortgage creates a first and prior Lien on the Project Site subject only to

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

Permitted Liens and (z) the Project Loan Mortgage creates a second Lien on the Project Site subject only to Permitted Liens and the Building Loan Mortgage.

4.1.32                  Intellectual Property.

The Loan Servicer shall have received, in form and substances satisfactory to each Relevant Credit Party, evidence that the Borrower and the Sponsor own all intellectual property rights necessary for the operation of the Project.

4.1.33                  Appraisals.

The Loan Servicer shall have received, in form and substance satisfactory to each Relevant Credit Party, an updated listing and description of assets associated, or to be associated, with the Project and any other asset that will serve as Collateral, including appropriate data as to the value of the assets and the useful life of any physical assets, including with respect to real property assets listed, delivery of an appraisal that is consistent with the “Uniform Standards of Professional Appraisal Practice,” promulgated by the Appraisal Standards Board of the Appraisal Foundation, and performed by Capstone Appraisal Group, Inc.

4.1.34                  Environmental.

The Loan Servicer shall have received, in form and substance satisfactory to each Relevant Credit Party, (i)  a Phase I environmental site assessment of the Project Site and reliance letter in connection therewith, (ii) an updated Phase I environmental site assessment of the Project Site, (iii) a limited Phase II environmental site assessment of the Project Site, (iv) a Finding of No Significant Impact with respect to the Project Site, and (v) evidence of satisfaction of any additional environmental requirements (including required mitigations) in accordance with applicable Environmental Laws.

4.1.35                  Earthquake Risk Report.

The Loan Servicer shall have received, in form and substance satisfactory to each Relevant Credit Party in consultation with the Lender’s Engineer, (i) an earthquake risk report prepared by an independent geologist satisfactory to each Relevant Credit Party and approved by the Lender’s Engineer setting forth an acceptable assessment of the earthquake risk for the Project Site and any other property where the Project Facility will be located and recommendations for mitigation of earthquake risk, and (ii) certification from the Borrower and the Lender’s Engineer, together with such other evidence as any Relevant Credit Party may request, that any recommendations for mitigation of earthquake risk have been adequately addressed in the Project Plans.

4.1.36                  Utility Services.

Except for the receipt of a fully executed original of the Interconnection Agreement in accordance with Section 4.2.1 hereof, the Loan Servicer shall have received, in form and

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

substance satisfactory to each Relevant Credit Party in consultation with the Lender’s Engineer, certification from the Borrower and the Lender’s Engineer, together with such other evidence as any Relevant Credit Party may request, that (i) arrangements reflected in the Project Milestone Schedule and the Project Budget have been made under the Project Documents or are otherwise available to the extent required in Section 5.25 for the provision of all services, materials and utilities necessary for the construction, startup, commissioning and shakedown of the Project, and (ii) arrangements reflected in the Base Case Projections have been made or can be made under the Operating Documents or are otherwise available to the extent required in Section 5.25 for the provision of all services, materials and utilities necessary for the operation and maintenance of the Project as contemplated by the Principal Project Documents.

4.1.37                  [Reserved.]

4.1.38                  Conditions Precedent in Transaction Documents.

The Loan Servicer shall have received, in form and substance satisfactory to each Relevant Credit Party, certification from the Borrower, together with such other evidence as any Relevant Credit Party may request, that all conditions precedent required to be satisfied by any Major Project Participant under any Transaction Document as of the Financial Closing Date have been satisfied.

4.1.39                  DOE Requirements.

All DOE Requirements required to have been satisfied as of the Financial Closing Date shall have been satisfied, including the payment of all applicable DOE fees.

4.1.40                  Confirmation of Non-Disclosure and Assignment of Inventions Agreements.

The Loan Servicer shall have received, in form and substance satisfactory to each Relevant Credit Party, certification from the Borrower and the Sponsor, together with such other evidence as any Relevant Credit Party may request, of the existence of valid and binding non-disclosure and assignment of invention agreements with all employees of the Borrower.

4.1.41                  Funding of Base Equity Amount; Equity Commitments.

The Loan Servicer shall have received, in form and substance satisfactory to each Relevant Credit Party, evidence in form and substance satisfactory to it that an amount equal to (x) the Base Equity Commitment, less (y) the Approved Pre-Closing Equity Credit has been deposited in the Equity Funding Account.

4.1.42                  Due Diligence Review.

The Loan Servicer shall have received from each Relevant Credit Party confirmation that it has completed its due diligence review of the Project and all other matters related thereto and that the results thereof are satisfactory to such Relevant Credit Party.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

4.1.43                  Review and Payment of Credit Subsidy.

The Loan Servicer shall have received confirmation, in form and substance satisfactory to each Relevant Credit Party, that (i) OMB has reviewed and approved DOE’s calculation of the Credit Subsidy Cost for the DOE Guarantee as of the Financial Closing Date, and (ii) DOE has received payment in full of the Credit Subsidy Cost in accordance with the Program Requirements.

4.1.44                  No Judgment Liens.

The Loan Servicer shall have received, in form and substance satisfactory to each Relevant Credit Party, confirmation that that the Borrower does not have a judgment Lien against any of its property for a debt owed to the United States of America or any other creditor.

4.1.45                  Recovery Act Requirements.

The Loan Servicer shall have received, in form and substance satisfactory to each Relevant Credit Party, a Borrower Certificate stating that the Borrower is in compliance with and has taken all necessary steps to be able to timely comply in all material respects with (A) its reporting obligations under Section 6.29(a) with respect to the Recovery Act and (B) the requirements set forth in Section 6.30 and Exhibit A4.

4.1.46                  Application Supplement.

The Loan Servicer shall have received, in form and substance satisfactory to each Relevant Credit Party, the Application Supplement.

4.1.47                  Commencement of Construction.

Commencement of Construction shall have occurred on or before the Financial Closing Date (such date, the “Commencement of Construction Date”).  The Borrower shall deliver to DOE a Borrower Certificate dated as of the Financial Closing Date that Commencement of Construction in respect of the Project has occurred on or before the Commencement of Construction Date, and, if requested by DOE, Lender’s Engineer shall provide confirmation to DOE that Commencement of Construction has occurred on or before the Commencement of Construction Date.

4.1.48                  Material Adverse Effect.

(a)           The Loan Servicer shall have received, in form and substance satisfactory to each Relevant Credit Party, certification from the Borrower, together with such other evidence as it may request, that since June 29, 2009 no event has occurred with respect to the Project or any Major Project Participant that would reasonably be expected to have a Material Adverse Effect.  With respect to financial matters related to the Sponsor, such certification may be based upon the most recent annual Financial Statements of Sponsor.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

(b)                                 Since June 29, 2009, no event has occurred that would reasonably be expected to have a Material Adverse Effect.

4.1.49                  Central Contractor Registration.

The Loan Servicer shall have received, in form and substance satisfactory to each Relevant Credit Party, evidence that the Borrower has registered in the United States federal government Central Contractor Registration (“CCR”) database.

4.1.50                  Patriot Act.

The Loan Servicer shall have received at least ten (10) Business Days prior to the Financial Closing Date, all documentation and other information from the Borrower, Holdings and Sponsor required by regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Patriot Act.

4.1.51                  Fees and Expenses.

The Loan Servicer shall have received, in form and substance satisfactory to each Relevant Credit Party, confirmation that all DOE Credit Facility Fees and Periodic Expense then due, including, without limitation, (i) the balance of the DOE Credit Facility Fee in an amount equal to 0.8% of the maximum principal amount of the DOE Credit Facility and (ii) the initial DOE Maintenance Fee in the amount of $25,000, have been paid in full, subject to § 609.10(c) of the Applicable Loan Guarantee Requirements.

4.1.52                  No Litigation.

There shall be no pending or threatened (in writing) action, suit, or proceeding, or investigation by a Governmental Authority, of any kind, including any action or proceeding of or before any Governmental Authority, that (i) relates to the Project or to any transactions contemplated by any of the Transaction Documents or (ii) to which the Borrower, the Sponsor or, to the Borrower’s Actual Knowledge, any other Major Project Participant is a party, that, in each case, either singly or in the aggregate, has, or could reasonably be expected to have, a Material Adverse Effect.  The Loan Servicer shall have received, in form and substance satisfactory to the Loan Servicer, all such information as it shall have reasonably requested in respect of any pending or threatened action, suit, or proceeding, or investigation by a Governmental Authority, of any kind, including any action or proceeding of or before any Governmental Authority, that (i) relates to the Project or to any transactions contemplated by any of the Transaction Documents or (ii) to which the Borrower, the Sponsor or any other Major Project Participant is a party.

4.2.                            Conditions Precedent to Advances.

(a)                                  The obligation of FFB to make, and DOE to guarantee, each Advance (including the Initial Advance) under the DOE Credit Facility is subject to the prior satisfaction (or waiver

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

in writing) as determined by each Relevant Credit Party in its sole discretion of each of the conditions precedent set forth in this Section 4.2 (the “Advance Conditions Precedent”) as of the date of submission of the applicable Master Advance Notice (the “Advance Notice Date”) and to their continued satisfaction on the Requested Advance Date for such Advance.

(b)           The Borrower may obtain one or more Equity Advances on or before October 15, 2010 upon the satisfaction (or waiver in writing) as determined by each Relevant Credit Party in its sole discretion of each of the Advance Conditions Precedent (except for the Advance Condition Precedent set forth in Section 4.2.1 hereof) as the Advance Notice Date and as of the Requested Advance Date for such Equity Advance.

4.2.1                        Project Documents.

As conditions to the Initial Advance, the Loan Servicer shall have received, no later than October 15, 2010, each of the following: (a) a copy of a fully-executed original of each of the following documents, each of which shall be in form and substance satisfactory to the Loan Servicer, (b) a certification by the Borrower that (i) such copy is a true, correct and complete copy of such document (including all schedules, exhibits, attachments, supplements and amendments thereto and any related protocols or side letters), (ii) such document has been duly executed and delivered by the parties thereto and is in full force and effect, and (iii) to the Borrower’s Actual Knowledge, no party to such document is, or but for the passage of time or giving of notice thereunder, or both, would be in breach of any obligation thereunder and (c) such other supporting documents and/or opinions as may be required by the Loan Servicer in connection therewith:

(a)           the Interconnection Agreement;

(b)           [*****];

(c)           [*****];

(d)           [*****].

Such other supporting documents may include, without limitation (i) evidence satisfactory to the Loan Servicer that the Collateral Agent has a perfected security interest in all of the Borrower’s right, title and interest in and to the Interconnection Agreement and the [*****] and (ii) an opinion of counsel in form and substance satisfactory to the Loan Servicer as to such perfection and the due authorization, execution, delivery and enforceability against the Sponsor or the Borrower, as applicable, of the Interconnection Agreement, the [*****].

4.2.2                        Approval of Updated Advance Schedule.

The Loan Servicer shall have received, in form and substance satisfactory to each Relevant Credit Party in consultation with the Lender’s Engineer:

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

(i)            certification from the Borrower and the Lender’s Engineer that the updated Advance Schedule provided by the Borrower, including the estimates set forth therein, of the timing and amount of Advances required in connection with the construction and financing of the Project is consistent with the Project Budget, consistent with the achievement of Physical Completion within the time period specified in the Project Milestone Schedule and consistent with the limitation set forth in Section 2.1(c) hereof; and

(ii)           certification from the Borrower that the proceeds of all Advances to be made with respect to the updated Advance Schedule will be needed for Eligible Project Costs that have been incurred or by the Requested Advance Date will be incurred, together with a description in reasonable detail of such Eligible Project Costs.

4.2.3                        Project Progress Report.

The Loan Servicer shall have received, in form and substance satisfactory to each Relevant Credit Party in consultation with the Lender’s Engineer:

(a)           the most recent Project Progress Report, certified by the Borrower and the Lender’s Engineer as being accurate and complete in all material respects based upon the Borrower’s good faith estimates of the information contained therein with respect to the following:

(i)            Construction and installation of the Project are proceeding in accordance with the Project Milestone Schedule and the Project Budget, or if such construction and installation are not proceeding in accordance with the Project Milestone Schedule and the Project Budget, then the Project Progress Report shall describe any variances and state that the variances would not reasonably be expected to have a Material Adverse Effect;

(ii)           Construction and installation of the Project are expected to be completed on or before the Anticipated Physical Completion Date;

(iii)          certification by the Borrower and the Lender’s Engineer that Total Funding Available is sufficient to pay all remaining Total Project Costs (including Interest During Construction, DOE Credit Facility Fees, Periodic Expenses, and identified Cost Overruns); and

(iv)          evidence that as of the date of such Project Progress Report (A) each Construction Contractor and the Operator shall have irrevocably waived and released all Liens, statutory or otherwise, that any of them may have or acquire on the Collateral Security with respect to work completed prior to the last submission for payment, except for Liens in favor of any Person in an aggregate amount for such Person [*****]; and (B) all unpaid balances that are due or unsettled claims with any Construction Contractor, if any, have been adequately paid and that those being contested or negotiated in good faith are provisioned to the reasonable satisfaction of the Loan Servicer; and

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

(b)           certification from the Borrower and the Lender’s Engineer that as of the date of submission of the applicable Master Advance Notice:

(i)            there is no reason Known to Borrower to believe that anything is incorrect or misleading in any material respect in the most recent Project Progress Report; and

(ii)           nothing has occurred since the date of the most recent Project Progress Report or the date of the Lender’s Engineer’s most recent site visit, whichever is later, that could reasonably be expected to prevent construction and installation of the Project within the Project Milestone Schedule and the Project Budget.

4.2.4                        Fees and Expenses.

The Loan Servicer shall have received, in form and substance satisfactory to each Relevant Credit Party, confirmation that all DOE Credit Facility Fees and Periodic Expenses then due (x) have been paid in full, (y) solely with respect to Periodic Expenses then due, are to be paid with the proceeds of the requested Advance, or (z) are to be paid by other satisfactory arrangements, subject, in each case, to §609.10(c) of the Applicable Loan Guarantee Requirements.

4.2.5                        Consents and Approvals.

The Loan Servicer shall have received, in form and substance satisfactory to the Loan Servicer, (i) certification from the Borrower, together with such other evidence as the Loan Servicer may reasonably request prior to the Requested Advance Date or as may be required under the Transaction Documents, that all consents and approvals of third Persons as may be required in connection with the proposed Advances and all Governmental Approvals required as of the Advance Notice Date have been duly obtained and are in full force and effect and are not under appeal or subject to other proceedings or unsatisfied conditions that could reasonably be expected to result in a material modification or cancellation thereof, and (ii) copies of all material Governmental Approvals not previously delivered, certified by the Borrower as being true and complete in all material respects.

4.2.6                        Insurance.

The Loan Servicer shall have received, in form and substance satisfactory to the Loan Servicer, (i) certification from the Borrower and the Insurance Consultant that all Required Insurance is in place, in good standing and in full force and all premiums due and payable thereon as of such date (x) have been paid in full, (y) are to be paid with the proceeds of the requested Advance, or (z) are to be paid by other satisfactory arrangements, and (ii) certificates or policies with respect to any additional renewal or substitute insurance obtained by the Borrower since the previous Advance Notice Date, designating (or evidencing the designation of) the Administrative Agent in its capacity as the Collateral Agent as loss payee, where appropriate, certified by the Borrower and the Insurance Consultant as being true and complete.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

4.2.7                        Proceedings and Other Documents.

The Loan Servicer shall have received, in form and substance satisfactory to each Relevant Credit Party, (i) certification from the Borrower that all corporate and similar proceedings concluded since the last Advance Notice Date are in proper form and substance, (ii) original counterparts or copies certified by the Borrower of all Additional Project Documents entered into since the last Advance Notice Date, and (iii) such other evidence as any Credit Party may reasonably request prior to the Requested Advance Date in order to evidence the consummation of the transactions contemplated thereby and compliance with the Advance Conditions Precedent.

4.2.8                        Representations and Warranties; No Default.

The Loan Servicer shall have received, in form and substance satisfactory to each Relevant Credit Party, certification from the Borrower, and such other evidence that it may reasonably request, that the representations and warranties in the Loan Documents (other than those that speak only as to an earlier date) are true and correct in all material respects and no Event of Default or Potential Default has occurred and is continuing.

4.2.9                        No Change in Circumstances.

The Loan Servicer shall have received, in form and substance satisfactory to the Loan Servicer in consultation with the Lender’s Engineer, certification from the Borrower and the Lender’s Engineer that no changes to the technical requirements of the existing Governmental Approvals has occurred, that has had or could reasonably be expected to have a Material Adverse Effect.

4.2.10                  Performance Metrics.

The Loan Servicer shall have received, in form and substance satisfactory to the Loan Servicer in consultation with the Lender’s Engineer, a certification from the Borrower and the Lender’s Engineer that the Borrower has achieved the Project Facility Performance Targets applicable to such Advance Notice Date.

4.2.11                  Closing Certificates.

The Loan Servicer shall have received, in form and substance satisfactory to each Relevant Credit Party:

(i)            Borrower Certificate.  A Borrower Certificate regarding the matters required to be certified by it as set forth in this Section 4.2 in the form attached hereto as Exhibit C2;

(ii)           Lender’s Engineer Certificate.  A Lender’s Engineer Certificate regarding the matters required to be certified by it as set forth in this Section 4.2 in the form attached hereto as Exhibit D2; and

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

(iii)          Insurance Consultant Certificate.  An Insurance Consultant Certificate regarding the matters required to be certified by it as set forth in this Section 4.2 in the form attached hereto as Exhibit F2.

4.2.12      Project Budget.

The Loan Servicer shall have received, in form and substance satisfactory to the Loan Servicer, certification from the Borrower and the Lender’s Engineer that (i) there have been no changes to the Project Budget since the previous Advance Notice Date, except for Approved Project Changes, (ii) the aggregate amount expended for each type of Project Cost does not exceed the aggregate amount budgeted for such cost in the Project Budget, including budgeted Overrun Contingencies, except for Approved Project Changes and (iii) the sum of (A) the unadvanced proceeds of the DOE Credit Facility and (B) the amount on deposit in the Base Equity Account and Overrun Equity Account is sufficient to pay all remaining Total Project Costs.

4.2.13      Payment and Performance Bonds.

The Loan Servicer shall have received, in form and substance satisfactory to each Relevant Credit Party, payment and performance bonds covering all construction work to be performed under the EPC Agreement after the Financial Closing Date and naming the Borrower and the Collateral Agent as co-obligees.

4.2.14      No Violation of Law.

The Loan Servicer shall have received, in form and substance satisfactory to each Relevant Credit Party, certification from the Borrower, together with such other evidence as it may request, that the Advance will not result in a violation of any law, any Transaction Document, any governmental approval, or any other agreement or consent to which the Borrower is a party or any judgment or approval to which it is subject.

4.2.15      Material Adverse Effect.

(a)           The Loan Servicer shall have received, in form and substance satisfactory to each Relevant Credit Party, certification from the Borrower, together with such other evidence as it may request, that since June 29, 2009 no event has occurred with respect to the Project or any Major Project Participant that would reasonably be expected to have a Material Adverse Effect.  With respect to financial matters relating to the Sponsor, such certification may be based upon the most recent annual Financial Statement of Sponsor.

(b)           Since June 29, 2009 no event has occurred that would reasonably be expected to have a Material Adverse Effect.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

4.2.16      No Litigation.

There shall be no pending or threatened (in writing) action, suit, or proceeding, or investigation by a Governmental Authority, of any kind, including any action or proceeding of or before any Governmental Authority, that (i) relates to the Project or to any transactions contemplated by any of the Transaction Documents or (ii) to which the Borrower, the Sponsor or, to the Borrower’s Actual Knowledge, any other Major Project Participant is a party, that, in each case, either singly or in the aggregate, has, or could reasonably be expected to have, a Material Adverse Effect.  The Loan Servicer shall have received, in form and substance satisfactory to the Loan Servicer, all such information as it shall have reasonably requested in respect of any pending or threatened action, suit, or proceeding, or investigation by a Governmental Authority, of any kind, including any action or proceeding of or before any Governmental Authority, that (i) relates to the Project or to any transactions contemplated by any of the Transaction Documents or (ii) to which the Borrower, the Sponsor or any other Major Project Participant is a party.

4.2.17      No Change in Law

The Loan Servicer shall have received, in form and substance satisfactory to the Loan Servicer, certification from the Borrower, together with such other evidence as it may request, that, since the Common Agreement Date, no change in law or any other event has occurred that would reasonably be expected to have a Material Adverse Effect.

4.2.18      Compliance with Covenants.

The Loan Servicer shall have received, in form and substance satisfactory to each Relevant Credit Party, certification from the Borrower, together with such other evidence as it may request, that the Borrower is in compliance with its obligations under the Loan Documents, including all affirmative covenants and negative covenants, and has furnished all information requested under the Loan Documents.

4.2.19      Title Continuation.

The Loan Servicer shall have received, in form and substance satisfactory to the Loan Servicer, a title continuation dated no earlier than one day prior to the Requested Advance Date showing no Liens against the Project, except for Permitted Liens and such other Liens as are satisfactory to DOE in its sole discretion.

4.2.20      Governmental Requirements.

The Loan Servicer shall have received, in form and substance satisfactory to the Loan Servicer, copies of all material Governmental Approvals not previously delivered and required for construction or operation of the Project and such other Governmental Approvals as DOE may reasonably request prior to the Requested Advance Date or as may be required under any of the Transaction Documents.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

4.2.21      Prior Disbursements.

The Loan Servicer shall have received, in form and substance satisfactory to each Relevant Credit Party, evidence that the proceeds of all prior Advances have been applied as set forth in the Project Budget or as otherwise approved by DOE.

4.2.22      Additional Documents.

The Loan Servicer shall have received, in form and substance satisfactory to the Loan Servicer, such other documents, certifications or consents relating to the Project or the matters contemplated by the Transaction Documents as DOE may reasonably request prior to the Requested Advance Date.

4.2.23      Advance Request; Approved Advance Schedule.

The Loan Servicer shall have received, in form and substance satisfactory to each Relevant Credit Party, a Master Advance Notice, together with all certificates and documentation required under Section 2.3.

4.2.24      Issuance of FFB Advance Request Approval Notice.

FFB shall have received, in accordance with the DOE Credit Facility Documents, the FFB Advance Request signed by the Borrower, together with the FFB Advance Request Approval Notice signed by DOE; provided that this requirement shall not apply to Equity Advances.

4.2.25      Absence of Drawstop Notice.

The Loan Servicer shall not have received a Drawstop Notice with respect to such Advance.

4.2.26      Additional Recovery Act Requirements.

The Loan Servicer shall have received, in form and substance satisfactory to the Loan Servicer, a Borrower Certificate stating, after due inquiry as of a date not earlier than fifteen (15) Business Days prior to the relevant Advance Date, that the Borrower has timely complied in all material respects with (A) its reporting obligations under Section 6.29(a) with respect to the Recovery Act, and (B) the requirements set forth in Section 6.30 and Exhibit A4 with respect to the Davis-Bacon Act.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES

The Borrower makes all of the following representations and warranties to and in favor of each Credit Party as of (i) the Financial Closing Date, (ii) each Advance Notice Date, (iii) each Advance Date and (iv) the Project Completion Date, except as such representations and

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

warranties relate to an earlier date, and all of these representations and warranties shall survive the Financial Closing Date.

5.1.         Organization.

The Borrower (a) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, (b) is duly qualified to do business and in good standing in the State of New York and in each other jurisdiction where the failure so to qualify would reasonably be expected to have a Material Adverse Effect, and (c) has all requisite power and authority to (i) own or hold under lease and operate the property it purports to own or hold under lease, (ii) carry on its business as now being conducted and as now proposed to be conducted in respect of the Project, except for Governmental Approvals that are not necessary to be obtained until a later date, (iii) incur Indebtedness and create Liens on its properties, and (iv) execute, deliver, perform and observe the terms and conditions of each of the Transaction Documents to which it is a party.

5.2.         Authorization; No Conflict.

The Borrower has duly authorized, executed and delivered the Loan Documents and the other Transaction Documents to which it is a party, and neither its execution and delivery thereof nor its consummation of the transactions contemplated thereby nor its compliance with the terms thereof (a) does or will contravene its Organizational Documents or any other Governmental Rules, (b) does or will contravene or result in any breach or constitute any violation of any Governmental Judgment, (c) does or will contravene or result in any breach or constitute any default under, or result in or require the creation of any Lien upon any of its revenues, properties or assets under any agreement or instrument to which it is a party or by which it or any of its revenues, properties or assets may be bound, except for Permitted Liens, or (d) does or will require the consent or approval of any Person other than the Required Consents and any other consents or approvals that have been obtained, and are in full force and effect, or are not necessary to be obtained until a later date.

5.3.         Legality, Validity and Enforceability.

(a)           Each Transaction Document to which the Borrower is a party is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to Bankruptcy Laws and general principles of equity regardless of whether enforcement is considered in a proceeding at law or in equity.

(b)           To Borrower’s Actual Knowledge, each Transaction Document is the legal, valid and binding obligation of any other party thereto (other than the Sponsor and Holdings), enforceable against such party in accordance with its terms, subject to Bankruptcy Laws and general principles of equity regardless of whether enforcement is considered in a proceeding at law or in equity.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

(c)           Each Transaction Document to which the Sponsor or Holdings is a party is the legal, valid and binding obligation of the Sponsor or Holdings, as applicable, enforceable against such party in accordance with its terms, subject to Bankruptcy Laws and general principles of equity regardless of whether enforcement is considered in a proceeding at law or in equity.

5.4.         Capitalization.

All of the Equity Interests of the Borrower are owned by Holdings.  As of the Common Agreement Date, all of the Equity Interests of Holdings are owned by the Sponsor.  There are no outstanding options or rights for conversion into or acquisition, purchase or transfer of Equity Interests of the Borrower or any agreements or arrangements for the issuance by the Borrower of additional Equity Interests.  The Borrower does not have outstanding (a) any securities convertible into or exchangeable for its Equity Interests or (b) any rights to subscribe for or to purchase, or any option for the purchase of, or any agreement, arrangement or understanding providing for the issuance (contingent or otherwise) of, or any call, loan commitment or claims of any character relating to, its Equity Interests.

5.5.         Investments; Subsidiaries.

The Borrower has not made any Investments other than Permitted Investments.  The Borrower has no Subsidiaries and does not beneficially own the whole or any part of the Equity Interests of any other Person.

5.6.         Title.

The Borrower owns and has, or will have, valid legal and beneficial title to, or a valid leasehold interest in, the Project Site, the personal property and other assets and revenues of the Borrower on which it grants Liens pursuant to the Security Documents, in each case free and clear of any Lien of any kind except for the lien created by the Security Documents and Permitted Liens.

5.7.         Leases.

Any Leases material to the Project in existence on the date of this representation and under which the Borrower is lessee are valid and subsisting, the Borrower is not in default in any material respect under any of such Leases, and the Borrower enjoys peaceful and undisturbed possession of the property subject to such Leases and the right to continue to enjoy such possession during the time when such property is necessary for the Project.

5.8.         Security Interests.

Pursuant to the Security Documents, as of the date of each Advance the Administrative Agent in its capacity as the Collateral Agent (for the benefit of the Credit Parties) has a perfected first priority Lien in the Collateral Security, subject only to the Permitted Liens.  Such security interest in the Collateral Security will, as of the Financial Closing Date and with respect to any

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

subsequently acquired property (absent a Change of Law), when so subsequently acquired, be superior and prior to the rights of all third Persons now existing or hereafter arising whether by way of mortgage, Lien, security interests, encumbrance, assignment or otherwise, except for any such rights of third Persons permitted pursuant to this Common Agreement or the Security Documents.  As of the Financial Closing Date, all documents and instruments, including the Building Loan Agreement, the Mortgage and Financing Statements, have been recorded or filed for record in such manner and in such places as are required, and all other action as is necessary shall have been taken to establish and perfect the Administrative Agent in its capacity as the Collateral Agent’s Lien in and to the Collateral Security (for the benefit of the Secured Parties) to the extent contemplated by the Security Documents.  All taxes and filing fees and Periodic Expenses that are due and payable in connection with the execution, delivery and filing or recordation of the Building Loan Agreement, the Mortgage and the Financing Statements, or the execution, issuance and delivery of the FFB Promissory Note, or the mortgaging of the mortgaged property under the Mortgage, have been paid or satisfactory arrangements have been made with the relevant Credit Parties to satisfy such obligations.

5.9.         Liens.

Except for Permitted Liens, the Borrower has not created, and is not under any obligation to create, any Lien upon any of its revenues, properties or assets.  There are no Liens on the Pledged Equity Interests, except for Permitted Liens.

5.10.       Permits; Other Required Consents.

Except as disclosed in writing by the Borrower from time to time, Schedule 5.10 to the Disclosure Letter sets forth all consents and approvals, including all Governmental Approvals, that are required to have been obtained or to be obtained by the Borrower in connection with the Transaction Documents and the Project either (x) as of the Common Agreement Date, or (y) to the Borrower’s Knowledge, at a later stage in the development of the Project (the “Required Consents”).  The Borrower has filed applications for or obtained such Required Consents required as of the date of representation and such Required Consents then required to have been obtained are in full force and effect and are not then under appeal or subject to other proceedings or unsatisfied conditions that would reasonably be expected to result in a material modification or cancellation as of such date, and Borrower has provided the Loan Servicer with copies of all such Required Consents.  The Borrower is in compliance with all such Required Consents, the non-compliance with which would reasonably be expected to have a Material Adverse Effect, including all Federal, state, and local regulatory requirements.

5.11.       Litigation, Labor Disputes.

(a)           Except as set forth on Schedule 5.11 to the Disclosure Letter (or otherwise disclosed in writing to the Loan Servicer pursuant to Section 6.1(h)(ii) following the Financial Closing Date), there is no pending or threatened (in writing) action, suit, or proceeding, or investigation by a Governmental Authority, of any kind, including any action or proceeding of or before any Governmental Authority, that (i) relates to the Project or to any transactions

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

contemplated by any of the Transaction Documents or (ii) to which the Borrower, the Sponsor or, to the Borrower’s Knowledge, any other Major Project Participant is a party.  No such pending or threatened action, suit or proceeding, either singly or in the aggregate, has, or could reasonably be expected to have, a Material Adverse Effect.

(b)           The Borrower has not failed to observe in any material respect any order of any court, arbitrator, administrative agency or other Governmental Authority that has, or could reasonably be expected to have, a Material Adverse Effect.  There is no injunction, writ, or preliminary restraining order of any nature issued by an arbitrator, court or other Governmental Authority having jurisdiction over the Borrower or the Project directing that any of the transactions provided for in any of the Transaction Documents not be consummated as herein or therein provided.

(c)           There are no strikes, slowdowns or work stoppages by the employees of any of the Borrower or, to the Borrower’s Knowledge, any Major Project Participant on-going, or, to the Knowledge of the Borrower, currently threatened in writing, that would reasonably be expected to cause a Material Adverse Effect.

5.12.       Tax

(a)           The Borrower has filed all material tax returns required by Governmental Rules to be filed by it and has paid (i) all income taxes payable by it that have become due pursuant to such tax returns and (ii) all other material taxes and assessments payable by it that have become due (other than those taxes that it is contesting in good faith and by appropriate proceedings, for which reserves have been established to the extent required by GAAP).  The Borrower has paid or has provided reserves adequate in the reasonable judgment of the Borrower’s management and consistent with GAAP for the payment of all income or other material taxes imposed on it by the applicable governmental authority for all prior Fiscal Years and accrued for the current Fiscal Year to the date hereof, which reserves shall be in an amount at least equal to the full assessed amount of such tax.  The Borrower shall not be liable for, absent a Change of Law, any material tax liability in connection with the Project or the other transactions contemplated by the Transaction Documents that is not specifically reflected in the Base Case Projections as in effect on the Financial Closing Date and in the Project Budget or as reflected in the assumptions in the then applicable Operating Forecast, as the case may be.

(b)           Except for those items set forth on Schedule 5.12 to the Disclosure Letter as at the Financial Closing Date, no withholding tax are payable by the Borrower to any Governmental Authority in connection with any amounts payable by the Borrower under or in respect of the Loan Documents.

(c)           In accordance with Section 609.10(d)(21) of the Applicable Loan Guarantee Requirements, the Borrower has no delinquent federal debt, including tax liabilities, unless the delinquency has been resolved with the appropriate Governmental Authority in accordance with the standards of the Debt Collection Improvement Act.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

5.13.       Business, Indebtedness, Contracts, Etc.

The Borrower has not conducted any business other than the business contemplated by the Transaction Documents and other business related to the Project, has no outstanding Indebtedness other than the Indebtedness permitted under the Loan Documents and has no other liabilities other than those permitted under the Loan Documents, and is not a party to or bound by any contract other than those contracts permitted under the Loan Documents.

5.14.       Transactions with Affiliates.

Except as set forth on Schedule 5.14 to the Disclosure Letter or as permitted by Section 7.12, the Borrower is not a party to any contracts or agreements with, and does not have any other loan commitments to, whether or not in the ordinary course of business, any Affiliate.  The Borrower is not a party to any agreement requiring the payment of development fees.

5.15.       Compliance with Governmental Rules.

In accordance with Section 609.10(d)(20) of the Applicable Loan Guarantee Requirements, the Borrower is in compliance with, and has conducted its business, operations, assets, equipment, property, leaseholds, and other facilities in compliance with all Environmental Laws and in compliance with all other Governmental Rules the noncompliance with which could reasonably be expected to have a Material Adverse Effect and no notices of violation of any Governmental Rule have been issued, entered or received by the Borrower that have not been cured with no remaining liability to the Borrower, other than those that have been disclosed to the extent required by the terms of the Loan Documents.  Neither the Borrower, nor, to the Knowledge of Borrower, Holdings or the Sponsor is in default with respect to any Governmental Judgment which default would be reasonably expected to have a Material Adverse Effect.

5.16.       Environmental Laws.

(a)           The Borrower (x) has been issued all Governmental Approvals relating to, and (y) has received no complaint, order, directive, claim, citation or notice by any Governmental Authority (that has not been disclosed to the extent required by the Loan Documents) relating to its then-existing obligations with respect to:  (A) air emissions, (B) discharges to surface water or ground water, (C) noise emissions, (D) solid or liquid waste disposal, (E) the use, generation, storage, transportation or disposal of toxic or Hazardous Substances or wastes, or (F) other environmental, health or safety matters.

(b)           Except as set forth on Schedule 5.16 to the Disclosure Letter, neither the Borrower nor, to the Borrower’s Knowledge, any third party, has used, released, discharged, generated, manufactured, produced, stored, or disposed of in, on, under or about the Project Facility or transported thereto or therefrom, any Hazardous Substances that could reasonably be expected to have a Material Adverse Effect or material harm to environmental, health or safety matters as reasonably determined by DOE.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

(c)           There is not and has not been any condition, circumstance, action, activity or event with respect to the Project, the Borrower or, to the Borrower’s Knowledge, the Project Site that could reasonably form the basis of any violation of any Environmental Law or that could reasonably be expected to have a Material Adverse Effect or material harm to environmental, health or safety matters as reasonably determined by DOE.

5.17.       Investment Company Act.

The Borrower is not required to register as an “investment company” and it is not “controlled” by a company required to register as an “investment company” under the Investment Company Act.

5.18.       Regulation of Parties.

The Borrower is not subject to the Public Utility Holding Company Act.  None of the Credit Parties shall by reason if its ownership or operation of the Project upon the exercise of remedies under the Security Documents be subject to the Public Utility Holding Company Act.

5.19.       Corrupt Practices Laws.

(a)           The Borrower, Holdings, the Sponsor, and their respective officers, directors, employees and agents have complied with all applicable Corrupt Practices Laws in obtaining any consents, licenses, approvals, authorizations, rights, or privileges with respect to the Project; (b) the Borrower, its officers directors, employees and agents are otherwise conducting the Project and the Borrower’s business in compliance with all applicable Corrupt Practices Laws; and (c) the internal management and accounting practices and controls of the Borrower, Holdings and the Sponsor are adequate to ensure compliance with all Corrupt Practices Laws.

5.20.       ERISA.

(a)           The Borrower and its ERISA Affiliates have operated the Employee Benefit Plans in compliance with their terms and with all applicable provisions and requirements of the Internal Revenue Code, ERISA, and other applicable Federal or state laws and have performed all their respective obligations under each Pension Plan, except such noncompliance as could not reasonably be expected to have a Material Adverse Effect.  As of the date hereof, there are no Pension Plans or Multiemployer Plans.

(b)           No ERISA Event has occurred or is reasonably expected to occur.

(c)           Except to the extent required under Section 4980B of the Internal Revenue Code or comparable state law, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of the Borrower or any of its ERISA Affiliates.

(d)           The execution and delivery of this Common Agreement and the consummation of the transactions contemplated hereunder will not involve any transaction that is subject to the

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

prohibitions of Section 406 of ERISA or in connection with which taxes could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Internal Revenue Code.

(e)           All liabilities under each Pension Plan are (i) funded to at least the minimum level required by applicable law or, if higher, to the level required by the terms governing the Pension Plans (ii) insured with a reputable insurance company, (iii) provided for or recognized in the Financial Statements most recently delivered to the Loan Servicer pursuant to Section 6.1 or (iv) estimated in the formal notes to the Financial Statements most recently delivered to the Loan Servicer pursuant to Section 6.1.

(f)            There are no circumstances which may give rise to a liability in relation to any Pension Plan which is not funded, insured, provided for, recognized or estimated in the manner described in subsection (f) above.

(g)           (i) The Borrower is not and will not be a “plan” within the meaning of Section 4975(e) of the Internal Revenue Code; (ii) the assets of the Borrower do not and will not constitute “plan assets” within the meaning of the United States Department of Labor Regulations set forth in 29 C.F.R. § 2510.3-101; (iii) the Borrower is not and will not be a “governmental plan” within the meaning of Section 3(32) of ERISA; (iv) transactions by or with the Borrower are not and will not be subject to state statutes applicable to the Borrower regulating investments of fiduciaries with respect to governmental plans; and (v) the Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by the Credit Parties of any of their respective rights under this Common Agreement) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code.  The Borrower further agrees to deliver to Credit Parties such certifications or other evidence of compliance with the provisions of this Section 5.20(g) as the Credit Parties may from time to time request.

5.21.       Insurance.

All Required Insurance to be obtained and maintained for the Project pursuant to Section 6.3 is in full force and effect.

5.22.       Intellectual Property.

(a)           The Borrower owns or holds a valid and enforceable license or right to use the Technology and Intellectual Property Rights necessary to do the following in a commercially reasonable manner and as contemplated in connection with the Project:  (i) construct, operate, use and maintain the Project Facility; and (ii) exercise its rights and perform its obligations under the Operating Documents in connection with the Project, except, in each case, where the failure to own or hold a valid and enforceable license or right to use such Technology and Intellectual Property Rights could not reasonably be expected to result in a Material Adverse Effect.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

(b)           To the Borrower’s Knowledge, the Technology and Intellectual Property Rights licensed to Borrower under the Technology License Agreement and the use thereof by Borrower does not infringe upon or misappropriate the Intellectual Property Rights or other rights of any other Person and no actions by the Borrower and no product, process, method, substance, part or other material presently contemplated to be sold or employed by the Borrower infringe upon or misappropriate the Intellectual Property Rights of any other Person, except, in each case, where such infringement or misappropriation of such Intellectual Property Rights or such other rights could not reasonably be expected to result in a Material Adverse Effect.

5.23.                     No Defaults.

No Event of Default or Potential Default has occurred and is continuing.

5.24.                     No Judgment Liens.

The Borrower does not have a judgment lien against any of its property for a debt owed to the United States of America or any other creditor and does not have an outstanding debt (other than a debt under the Internal Revenue Code) owed to the United States of America or any agency thereof that is in delinquent status, as the term “delinquent status” is defined in 31 C.F.R.§ 285.13(d).

5.25.                     Sufficiency of Project Documents.

(a)           All easements, leasehold and other property interests, and all utility and other services, means of transportation, facilities, other materials and other rights that are necessary for the construction, completion and operation of the Project in accordance with Governmental Rules and the Transaction Documents (including without limitation gas, electrical, water and sewage services and facilities) have been procured under the Project Documents or otherwise, or are commercially available to the Project at the Project Site on terms consistent with the Project Budget and the Base Case Projections, and, to the extent appropriate, arrangements have been made on terms consistent with the Project Budget and the Base Case Projections for such easements, interests, services, means of transportation, facilities, materials and rights.

(b)           The Borrower has provided the Loan Servicer with a true, complete and correct copy of each of the Project Documents in existence as of the Financial Closing Date (including all exhibits, schedules, protocols and side letters referred to therein or delivered pursuant thereto, if any, and all amendments, modifications, additions, waivers thereto or thereof), and each such Project Document in existence as of the Financial Closing Date (other than the subcontracts under the Principal Project Documents) is specifically named and listed in Section 4.1.2.  None of the Project Documents has been amended or modified, except in accordance with this Common Agreement.  Prior to the execution of each such Project Document entered into on or prior to the date this representation is made, Borrower believed, after having made a reasonable investigation with respect thereto, that each party to each such Project Document to which the Borrower is a party would be able to carry out its obligations in accordance therewith and nothing has come to the attention of Borrower to cause it to believe that any such party will not

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

be able to carry out its obligations in accordance therewith except as has been disclosed to the extent required under the Loan Documents.

(c)           Each Project Document in existence as of the Financial Closing Date is in full force and effect (i) against the Borrower and (ii) against each other party thereto except, in the case of this clause (ii), for instances that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(d)           All representations and warranties made by each of Holdings, Sponsor and Operator in each of the Project Documents to which it is a party are true and correct in all material respects.  To Borrower’s Actual Knowledge, all representations and warranties made by each party (other than Borrower, Holdings, Sponsor and Operator) to each of the Project Documents in each of the Project Documents to which it is a party are true and correct in all material respects, except to the extent that the inaccuracy of any such representation or warranty could not reasonably be expected to have a Material Adverse Effect

(e)           Each of Borrower, Holdings, Sponsor and Operator has complied with all of its respective covenants and obligations under the Project Documents to which it is a party; and, to the Knowledge of Borrower, each of the other parties to the Project Documents has complied with all of its respective covenants and obligations under the Project Documents to which it is a party, except where such non-compliance by any such other party could not reasonably be expected to have a Material Adverse Effect.

(f)            Borrower believes that it is technically feasible for the Project to be operated so as to fulfill in all material respects the design specifications and requirements contained in the DOE Guarantee application or otherwise provided by Borrower or Sponsor to DOE and the Lender’s Engineer.

5.26.                     Financial Statements.

Each of the Financial Statements of the Borrower, Holdings and the Sponsor delivered to the Credit Parties has been prepared in accordance with GAAP and presents fairly in all material respects the financial condition of Borrower, Holdings or the Sponsor as of the respective dates of the balance sheets included therein and the results of operations of Borrower, Holdings or Sponsor for the respective periods covered by the statements of income included therein.  In the case of the Borrower, except as reflected in such Financial Statements, there are no liabilities or obligations of any nature whatsoever for the period to which such Financial Statements relate (other than under the Transaction Documents) that are required to be disclosed in accordance with GAAP.

5.27.                     Project Milestone Schedule and Project Budget; Operating Forecasts and Base Case Projections.

(a)           The Project Milestone Schedule, the Project Budget, the Operating Forecast and the Base Case Projections, as amended or supplemented by Approved Project Changes, (i) are

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

complete and based on reasonable assumptions, (ii) are consistent in all material respects with the provisions of the Project Documents, (iii) have been prepared in good faith and with due care, and (iv) fairly represent the Borrower’s expectation as to the matters covered thereby as of the date of the representation.

(b)           The Project Milestone Schedule, as amended or supplemented by Approved Project Changes, accurately specifies in summary form the work that the Sponsor (pursuant to the EPC Agreement) and the Project Construction Contractor propose to complete on or before the deadlines specified therein.

(c)           The Project Budget, as amended or supplemented by Approved Project Changes, represents the Borrower’s good faith estimate of all costs and expenses anticipated by the Borrower to be incurred to construct the Project in the manner contemplated by the Transaction Documents.

(d)           Borrower’s good faith estimate and belief as of the Common Agreement Date is that (i) Physical Completion will occur no later than the Anticipated Physical Completion Date, (ii) Total Project Costs will not exceed Base Project Costs except to the extent that the Loan Servicer has been notified to the contrary in accordance with the Loan Documents, and (iii) each of Total Project Costs, Base Project Costs, Eligible Base Project Costs and Ineligible Base Project Costs will not exceed the respective amounts therefor set forth in the Financial Plan.  Nothing has occurred to cause Borrower to believe that the Project Milestone Schedule and Base Case Projections, as amended or supplemented by Approved Project Changes, are unreasonable in any material respect.

5.28.                     Sufficient Funds

In accordance with Section 609.10(d)(8) of the Applicable Loan Guarantee Requirements, as of the Financial Closing Date, the Total Funding Available to the Borrower will be sufficient to carry out the Project, including adequate contingency funds for identified cost overruns.

5.29.                     Fees and Enforcement.

Other than amounts that have been paid in full or are not due and payable or with respect to which arrangements satisfactory to each Relevant Credit Party have been made, no fees or taxes including documentary, stamp, transaction, registration, or similar taxes are required to be paid to ensure the legality, validity, enforceability, priority or admissibility in evidence in applicable jurisdictions of any Transaction Documents.

5.30.                     Immunity.

In any proceedings in connection with any Transaction Document to which the Borrower is a party, the Borrower has not been and will not be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal processes.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

5.31.                     No Other Powers-of-Attorney, Etc.

The Borrower has not executed and delivered any powers of attorney or similar documents, except (i) to its directors and employees in the ordinary course of business, and (ii) in connection with Permitted Liens.

5.32.                     No Additional Fees.

Other than as contemplated in the Base Case Projections and the Project Budget, the Borrower has not paid nor become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of arranging the financing of the transactions contemplated by the Transaction Documents.

5.33.                     OFAC and USA PATRIOT Act.

(a)           None of the Borrower, Holdings, the Sponsor or any of their respective Affiliates is a Prohibited Person, and the Borrower, Holdings, the Sponsor and all such Affiliates are in compliance with all applicable published orders, rules and regulations of OFAC.

(b)           None of the Borrower, Holdings, the Sponsor, nor any of their directors, officers, or Affiliates: (x) is subject to United States or multilateral economic or trade sanctions in which the United States participates; (y) is owned or controlled by, or act on behalf of, any governments, corporations, entities or individuals that are subject to United States or multilateral economic or trade sanctions in which the United States participates; or (z) is a Prohibited Person or is otherwise named, identified or described on any blocked persons list, designated nationals list, denied persons list, entity list, debarred party list, unverified list, sanctions list or other list of individuals or entities with whom United States persons may not conduct business, including but not limited to lists published or maintained by OFAC, lists published or maintained by the U.S. Department of Commerce, and lists published or maintained by the U.S. Department of State; and none of the Borrower, Holdings or the Sponsor has sold ten percent (10%) or more of its capital stock (whether in one transaction or a series of transactions) in a negotiated sale to any Person that, at the time of such sale, was described in any of clauses (x), (y), or (z) of this Section 5.33(b).

(c)           None of the Collateral is traded or used, directly or indirectly by a Prohibited Person or by a Person organized in a Prohibited Jurisdiction.  Neither the making of any Advances nor the use by the Borrower, Holdings or the Sponsor of the proceeds thereof will violate any OFAC regulations, or any anti-boycott laws and regulations.

(d)           The Borrower, Holdings, and the Sponsor have established an anti-money laundering compliance program if and as required by the USA PATRIOT Act.

(e)           For purposes of this Section 5.33, “Affiliate” means, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person.  Solely for purposes of this definition of “Affiliate,” “control”

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

(together with correlative meanings of “controlled by” and “under common control with”) means possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

5.34.                     U.S. Government Requirements.

(a)           Suspension and Debarment.  No event has occurred and no condition exists that is likely to result in the debarment or suspension of the Borrower, Holdings, Sponsor or any of their respective Affiliates from contracting with the United States Government or any agency or instrumentality thereof, and none of the Borrower, Holdings, Sponsor or any of their respective Affiliates is now or ever has been subject to any such debarment or suspension.  As of the Common Agreement Date none of the Borrower, Holdings, Sponsor or any of their respective Affiliates or any Principal Persons of any of the foregoing are (i) debarred, suspended, proposed for debarment with a final determination still pending, declared ineligible or voluntarily excluded (as such terms are defined in any of the Debarment Regulations) from participating in procurement or nonprocurement transactions with any United States federal government department or agency pursuant to any of the Debarment Regulations, or (ii) indicted, convicted or had a Governmental Judgment rendered against the Borrower, Holdings, Sponsor or any of their respective Affiliates for any of the offenses listed in any of the Debarment Regulations, and no event has occurred and no condition exists that is likely to result in the debarment or suspension of the Borrower, Holdings, Sponsor or any of their respective Affiliates from contracting with the United States Government or any agency or instrumentality thereof; and none of the Borrower, Holdings or the Sponsor has sold ten percent (10) or more of its capital stock (whether in one transaction or a series of transactions) in a negotiated sale to any Person that, at the time of such sale, was described in any of clauses (i) or (ii) of this Section 5.34(a).

(b)           Lobbying.  In accordance with 31 U.S.C. §1352, no proceeds of the Advances have been or will be expended by the Borrower, Holdings or the Sponsor to pay any Person for influencing or attempting to influence an officer or employee of any agency, a member of Congress, an officer or employee of Congress, or an employee of a member of Congress.

(c)           Affiliate.  For purposes of this Section 5.34, “Affiliate” means, with respect to any Person, any other Person which, directly or including, controls, is controlled by, or is under common control with, such Person.  Solely for purposes of this definition of “Affiliate,” “control” (together with correlative meanings of “controlled by” and “under common control with”) means possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

5.35.                     Insolvency Proceedings.

The Borrower is not the subject of any pending, or to the Borrower’s Actual Knowledge, threatened, Insolvency Proceedings.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

5.36.                     Use of Proceeds.

The Borrower has used and shall continue to use the proceeds of all Advances in accordance with the terms and conditions of all applicable Loan Documents.

5.37.                     No Material Adverse Effect.

Since the Financial Closing Date, no Material Adverse Effect has occurred and is continuing nor is there any fact or circumstance that could reasonably be expected to result in a Material Adverse Effect.

5.38.                     Certain Program Requirements.

(a)           Eligibility.  In accordance with Section 609.10(d)(1) of the Applicable Loan Guarantee Requirements, the Project qualifies as an “Eligible Project” under Title XVII and is not a research, development, or demonstration project or a project that employs Commercial Technologies (as defined in the Applicable Loan Guarantee Requirements) in service in the United States.

(b)           U.S. Nexus.  In accordance with Section 609.10(d)(2) of the Applicable Loan Guarantee Requirements, the Project will be constructed and operated in the United States, the employment of the new or significantly improved technology in the Project has the potential to be replicated in other commercial projects in the United States, and this technology is or is likely to be available in the United States for further commercial application.

(c)           Useful Life.  In accordance with Section 609.10(d)(6) of the Applicable Loan Guarantee Requirements, the Maturity Date occurs prior to the earlier of (i) 30 years after the Financial Closing Date or (ii) the end of 90 percent of the projected useful life of the Project’s major physical assets, as calculated in accordance with GAAP.

(d)           No Tax-Exempt Indebtedness.  In accordance with Section 609.10(d)(7) of the Applicable Loan Guarantee Requirements, the DOE Credit Facility does not finance, either directly or indirectly, tax-exempt indebtedness obligations, consistent with the requirements of Section 149(b) of the Internal Revenue Code.

5.39.                     Davis-Bacon Act.

The Borrower has taken all steps necessary to comply with, and in all material respects is in compliance with, Section 6.30 and Exhibit A4 relating to the Davis-Bacon Act.

5.40.                     Buy American Provisions.

The Project does not involve the construction, alteration, maintenance, or repair of a “public building” or “public work” within the meaning of the Buy American Provisions.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

5.41.                     Recovery Act Reporting.

The Borrower has taken all necessary steps to be in compliance as of the Financial Closing Date with its reporting obligations under Section 6.29(a) with respect to the Recovery Act.

5.42.                     Full Disclosure.

(a)           The statements and information contained in any Borrower Certificate or DOE Credit Facility Document, taken together with all documents, reports or other written information pertaining to the Project, including the Application and the Application Supplement, together with all updates of such information from time to time, that have been furnished by or on behalf of the Borrower to any Credit Party or any Independent Consultant, are, taken as a whole, true and correct in all material respects and do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading in light of the circumstances in which they were made.

(b)           Other than the Transaction Documents, there are in existence no documents or agreements to which Sponsor, Holdings or Borrower is a party that have not been described to the Credit Parties that are material in the context of the Transaction Documents or that have the effect of varying any of the Transaction Documents or the Project.

(c)           Each of the Project Milestone Schedule, the Project Budget, the Operating Forecast, Operating Plan and the Base Case Projections, as amended and supplemented by Approved Project Changes, has been prepared in good faith based on assumptions believed to be reasonable by the Borrower at the time of their preparation or update.

5.43.                     Force Majeure

No Event of Force Majeure has occurred and is continuing with respect to the Borrower or the Project.

ARTICLE 6

AFFIRMATIVE COVENANTS

The Borrower covenants and agrees that until the date all Secured Obligations (other than inchoate indemnity obligations) are paid in full and the DOE Credit Facility Commitment has terminated, unless the Loan Servicer waives compliance in writing:

6.1.                            Information Covenants.

At its own expense the Borrower shall furnish or cause to be furnished to the Loan Servicer, in each case (y) in unalterable electronic format with a reproduction of the signatures where required and (z) upon request by the Loan Servicer, in soft electronic format, the following items, including the certificates and information identified in Exhibit O:

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

(a)           Monthly Project Progress Reports.

(i)            Within ten (10) Business Days after the end of each month prior to the Physical Completion Date, the Borrower shall deliver to the Lender’s Engineer a Project Progress Report; and

(ii)           The Borrower acknowledges that not later than (30) days after the end of each month prior to the Physical Completion Date, the Lender’s Engineer will deliver to the Loan Servicer a separate report on construction progress;

(b)           Quarterly Financial Statements and Reports.  As part of the Quarterly Reporting Package, not later than forty-five (45) days after the end of each fiscal quarter (excluding the fourth fiscal quarter) of each Fiscal Year, commencing with the first fiscal quarter ending on or after the Financial Closing Date:

(i)            unaudited Financial Statements of the Borrower as at the end of such quarterly period;

(ii)           a certificate of a Financial Officer of the Borrower with respect to such quarter, setting forth (A) a statement of all material financial transactions (other than any transactions contemplated under the Transaction Documents), and a report of all transactions involving the Borrower, on the one hand, and on the other hand Holdings and the Sponsor or any Affiliate of Holdings or the Sponsor (other than any such transaction under the Intercompany Project Documents); (B) for each such quarter that includes all or a portion of the Construction Period, calculations showing the amount of Equity Contributions and the amount of Advances applied to pay Project Costs; and (C) for each such quarter that includes all or a portion of the Operating Period, calculations showing compliance with the requirements of Section 6.33 and certification of such compliance, or if such certification cannot be made, an explanation therefor and what corrective action the Borrower has taken or proposes to take with respect thereto;

(c)           Annual Financial Statements and Reports.  As soon as available, but in any event not later than ninety (90) days after the end of each Fiscal Year, commencing with the first Fiscal Year ending on or after the Financial Closing Date:

(i)            Financial Statements of the Borrower as at the end of such Fiscal Year, audited by the Borrower’s Accountant and accompanied by any management letter delivered by the Borrower’s Accountant;

(ii)           a discussion and analysis by the management of the Borrower of the Borrower’s business and operations at the end of such Fiscal Year with respect to the matters set forth in clause (b)(ii) above;

(iii)          a report certified by the Borrower addressing the extent to which the Project Facility Performance Targets have been achieved; and

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

(iv)          a report from the Borrower’s Accountant, including (A) for each such Fiscal Year, certifying that it has no knowledge that an Event of Default or Potential Default has occurred and is continuing or if, any Event of Default or Potential Default has occurred and is continuing, a statement as to the nature and period of existence thereof; (B) for each such Fiscal Year that includes all or a portion of the Construction Period, the aggregate amount of Equity Contributions and the aggregate amount of Advances applied to pay Project Costs; and (C) for each such Fiscal Year that includes all or a portion of the Operating Period, a comparison between such annual Financial Statements and the projections for such Fiscal Year contained in the Operating Forecast, and a certification that it has no knowledge that the Borrower was not, and is not, in compliance with Section 6.33 or, if such non-compliance has occurred a statement as to the nature thereof;

(d)           Certification by Financial Officer.  Each time Financial Statements of the Borrower are delivered pursuant to Sections 6.1(e)(i) (as part of the Quarterly Reporting Package), or 6.1(c)(i) such Financial Statements shall be certified by a Financial Officer of the Borrower as having been prepared in accordance with GAAP on a consistent basis and as fairly presenting in all material respects the financial condition of the Borrower as of the date thereof and the results of operations of the Borrower for the periods presented.  Such certification shall also include a certification that the Person has made or caused to be made a review of the transactions and financial condition of the Borrower during the relevant fiscal period and (i) that other than as set out in such Financial Statements, there are no liabilities or obligations of the Borrower that are required to be presented in such Financial Statements in accordance with GAAP, and (ii) that no Event of Default or Potential Default exists, or if such certification cannot be made, the nature and period of existence of such Event of Default or Potential Default and what corrective action the Borrower has taken or proposes to take with respect thereto;

(e)           Quarterly Reporting Package.  Within forty-five (45) days after the end of each fiscal quarter (excluding the fourth fiscal quarter) of each Fiscal Year (as part of the Quarterly Reporting Package), each certified by an Authorized Official of the Borrower:

(i)            for each such quarter that includes all or a portion of the Construction Period, the most recent monthly Project Progress Reports delivered by the Borrower to the Lender’s Engineer pursuant to Section 6.1(a)(i) hereof;

(ii)           for each such quarter that includes all or a portion of the Operating Period, a summary operating report, which shall include a detailed assessment of the Project’s performance in comparison with the Operating Forecast and Operating Plan then in effect for such period, including basic data relating to the operation of the Project, pricing information, unusual maintenance activity, material casualty losses, material disputes between the Borrower and any Person, and material non-compliance with any Governmental Approvals; and

(iii)          all other items indicated in this Section 6.1 as being part of the Quarterly Reporting Package, together with a completed Quarterly Reporting Certificate;

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

(f)            Financial Statements of Sponsor.  At any time during which the Sponsor is not subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, promptly after the same become available, and with respect to the Sponsor in accordance with the time periods applicable to the Borrower set forth in Sections 6.1(b) (as part of the Quarterly Reporting Package) and 6.1(c), unaudited quarterly and audited annual Financial Statements of the Sponsor prepared by Sponsor’s Accountant in accordance with GAAP certified by a Financial Officer of the Sponsor as having been prepared in accordance with GAAP on a consistent basis and as fairly presenting in all material respects the financial condition of the Sponsor as of the date thereof and the results of operations and cash flows of the Sponsor for the periods presented.

(g)           Management Letters.  Promptly after the Borrower’s receipt thereof, a copy of any management letter and all other material communications received by the Borrower from the Borrower’s Accountant in relation to its financial, accounting and other systems, management or accounts or the Project;

(h)           Reporting Obligations.  Promptly, but in any event within five Business Days, after any Authorized Official of the Borrower or the Operator obtains actual knowledge thereof, notice of:

(i)            any event that constitutes an Event of Default or Potential Default, specifying the nature thereof, together with a Borrower Certificate indicating any steps the Borrower has taken or proposes to take to remedy the same;

(ii)           any action, litigation, claim, arbitration, dispute or governmental proceeding pending or threatened in writing (A) against the Borrower or any of its property, (B) with respect to the Project or any Transaction Document or any transaction contemplated thereby, or (C) against any other Project Participant; and any material development in any of the foregoing;

(iii)          any proceeding or legislation by any Governmental Authority specifically affecting (A) the Project, the Borrower, any of its property or its equity capital or (B) a Project Participant that, in each case, could reasonably be expected to have a Material Adverse Effect, including any developments with respect to any of the foregoing that would reasonably be expected to have a Material Adverse Effect;

(iv)          any change in the Authorized Officials of the Borrower, including certified specimen signatures of any new Person so appointed and satisfactory evidence of the authority of such Person, or any change in the Borrower’s Accountant and the reason therefor;

(v)           any actual or proposed termination, rescission, discharge (otherwise than by performance), amendment, supplement, modification, waiver or indulgence or breach in any material respect of any Transaction Document, Governmental Approval or other Required Consent that is not otherwise permitted pursuant to the terms of the Transaction Documents;

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

(vi)          any material notice or correspondence received or initiated by the Borrower from or to any Governmental Authority relating to the Project or any Transaction Document or any notice or correspondence received or initiated by the Borrower from or to any Governmental Authority relating to any Governmental Approval, but excluding notices or correspondence received or initiated in the ordinary course of business or otherwise previously delivered pursuant to any Transaction Document;

(vii)         any Lien (other than a Permitted Lien) being granted or established or becoming enforceable over any of the Borrower’s assets;

(viii)        any proposed material change in the nature or scope of the Project or the business or operations of the Borrower;

(ix)           any casualty damage or loss to the Project in excess of $50,000;

(x)            any notice of a delinquent payment owed by the Borrower to, or to the Borrower by (A) any Major Project Participant (other than the Project Construction Contractor) if such payment is more than thirty (30) days delinquent, or (B) any other party under the Project Documents if such payment is more than ninety (90) days delinquent, in either case, if the amount of any such delinquent payment is in excess of $100,000, in each case together with a copy of all correspondence received or sent by the Borrower with respect to such delinquent payment;

(xi)           any material correspondence from any Construction Contractor, the Administrator, or the Operator relating to, (A) any material delay in the completion of the Project, or (B) any event that could reasonably be expected to interrupt the operation of the Project for more than fifteen (15) days;

(xii)          any one or more events, conditions or circumstances (including government action) that exist or have occurred or in the judgment of the Borrower are expected as imminent that could reasonably be expected to have a Material Adverse Effect;

(xiii)         any non-compliance of a Reserve Letter of Credit with the criteria established with respect thereto and any event, condition or circumstance that represents or could reasonably be expected to lead to non-compliance by a bank providing a Reserve Letter of Credit with the required criteria with respect thereto or the renewal thereof;

(xiv)        any Event of Force Majeure affecting, or that either the Borrower or any other Major Project Participant claims would affect, the performance by such Person of any material obligation under any Transaction Document, together with copies of all notices, calculations, data and other correspondence between such Major Project Participant and the Borrower in respect of any such event, circumstance or condition;

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

(xv)         any material dispute between (a) the Borrower and any Major Project Participant, or (b) among the Borrower, any Major Project Participant and any Governmental Authority, in each case relating to the Project;

(xvi)        upon request by any Credit Party, copies of any data relating to the performance of tests under any Project Document;

(xvii)       any event that could reasonably be expected to cause a reduction in the Operating Revenues of the Borrower for any Fiscal Year by more than 10% of the amount estimated therefor in the Operating Forecast;

(xviii)      any proposed cancellation or adverse change in any Required Insurance maintained by the Borrower or by any other Person for the benefit of the Borrower with respect to the Project, and after Borrower obtains actual knowledge of any occurrence that has or could reasonably be expected to result in any premium increase in excess of 10% over Borrower’s insurance costs, taken as a whole, or any cancellation or non-renewal of, any policy of Required Insurance or any Required Insurance coverage required to be maintained hereby or by any other Transaction Document, notice (including a summary description) of such event, and within thirty (30) days after the Borrower obtains actual knowledge thereof, a report describing such event and the potential insurance-related impact thereof;

(xix)         notice and a copy of any other material report filed or required to be filed by any Major Project Participant with any Governmental Authority relating to the Project;

(xx)          (a) an ERISA Event, (b) the adoption of any new Pension Plan by the Borrower or any ERISA Affiliate, (iii) the adoption of any amendment to a Pension Plan, if such amendment will result in a material increase in benefits or unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA) (c) the commencement of contributions by the Borrower or any ERISA Affiliate to any Plan that is subject to Title IV of ERISA or Section 412 of the Internal Revenue Code, or (d) the receipt by the Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan sponsor concerning an ERISA Event; and

(xxi)         any material notice or correspondence received or initiated by the Borrower with respect to any of the Principal Project Documents.

(i)            Governmental and Environmental Indemnity Claims and Reports.  As soon as available, but in any event:

(i)            within ten (10) days  after any such report is submitted, a copy of any report required to be filed by the Borrower (or on behalf of the Borrower) with any Governmental Authority other than in the ordinary course of business;

(ii)           within two Business Days after the Borrower obtains Actual Knowledge of any accident related to the Project having a material and adverse impact on the environment or on human health (including any accident resulting in the loss of life), notice thereof, and ten (10)

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

days thereafter a report describing such accident, the impact of such accident and the remedial efforts required and (as and when taken) implemented with respect thereto;

(iii)          within thirty (30) days after the close of each Fiscal Year, a report, satisfactory to the Loan Servicer in its reasonable discretion, summarizing any violations of Environmental Laws in connection with the Project over the preceding year, with sufficient information to allow the Credit Parties (including DOE) to monitor the Project’s performance with respect to the environment and its compliance with Environmental Laws and including a narrative summary of (A) the results of environmental monitoring or sampling activity, (B) any violations of Environmental Laws identified by any environmental Governmental Authority and any remedial action taken with respect thereto, and

(iv)          within ten (10) days after an Authorized Official of the Borrower obtains actual knowledge thereof, any Environmental Claim by any Governmental Authority or any assertion of an Environmental Claim or claims involving an amount in excess of $100,000 individually or $200,000 in the aggregate by any other Person or Persons together with a copy of any correspondence relating thereto and a description of any steps the Borrower is taking and proposes to take with respect thereto;

(j)            Updates to Project Milestone Schedule, Project Plans, Project Budget, Operating Plan, Operating Forecast, Financial Plan and Base Case Projections.  As part of the Quarterly Reporting Package, in each case certified by an Authorized Official of the Borrower:

(i)            for each fiscal quarter that includes all or a portion of the Construction Period, an updated Project Milestone Schedule, updated Project Plans and an updated Project Budget, reflecting any Approved Project Changes; and projections regarding Borrower’s bidding strategies;

(ii)           for each fiscal quarter that includes all or a portion of the Operating Period, an updated Operating Plan for the next four fiscal quarters, an updated Operating Forecast for the next four fiscal quarters and for the remainder of the Operating Period, an updated Financial Plan; and, if requested by the Loan Servicer, updated Base Case Projections in form and detail reasonably satisfactory to each Relevant Credit Party; and

(iii)          Upon the request of any Credit Party, an Authorized Official of the Borrower shall schedule a date to discuss any updated Operating Plan, updated Operating Forecast, updated Financial Plan, updated Base Case Projections, and such other matters relating to the Project as any Credit Party may reasonably request;

(k)           Filings with, or Material Notices from, FERC.  (i) Within twenty-four (24) hours after sending any such notice, report or other document to FERC, a copy of any notice, report or other document filed or required to be filed by the Sponsor or the Borrower with FERC in connection with the Project and (ii) promptly, and in any event within five (5) Business Days after receipt, a copy of any notice or other document received by the Sponsor or the Borrower from FERC in connection with any notice, report or other document submitted by the Sponsor or

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

the Borrower, or required to be submitted by the Sponsor or the Borrower, to FERC under clause (i) of this Section 6.1(k).  The copy of any notice required to be given by Sponsor to FERC of a change in control under Section 203(a) of the Federal Power Act shall be accompanied by a cover note stating that the notice is a change in control notice required under Section 203(a) of the Federal Power Act;

(l)            Annual Safety Audit.  Within thirty (30) days after its completion, a copy of the report regarding the required annual safety audit pursuant to Section 6.18;

(m)          Annual Operating Budget.  Not later than thirty (30) days prior to the beginning of each Fiscal Year commencing with the first Fiscal Year in which Borrower reasonably expects to realize Operating Revenues, the operating budget of Borrower for the first three (3) months of such Fiscal Year and not later than thirty (30) days after the beginning of each Fiscal Year commencing with the first Fiscal Year in which Borrower reasonably expects to realize Operating Revenues, the operating budget of Borrower for the last nine (9) months of such Fiscal Year, certified, in each case, by an Authorized Official of the Borrower (collectively, the “Initial Operating Budget”), which (i) shall include, on an aggregate and month-by-month basis, reasonable estimates of all Operating Revenues expected to be received and all Operating Costs (by category) expected to be incurred during such Fiscal Year and during each month in such Fiscal Year, (ii) shall include such other information as may be reasonably requested by the Loan Servicer and (iii) shall be prepared on a basis consistent from year to year and month to month in sufficient detail to permit meaningful comparisons, and shall include a statement of the assumptions on which it is based.  Borrower may amend the Initial Operating Budget, as the same may have been previously amended, for any Fiscal Year by furnishing the Loan Servicer an amended operating budget of Borrower for such Fiscal Year, certified by an Authorized Official of the Borrower (the “Amended Operating Budget”), which shall include the same information as is contained in the Initial Operating Budget, together with an explanation of any changes from the Initial Operating Budget, as the same may have been previously amended.  The Initial Operating Budget, as the same may be amended by any Amended Operating Budget, is hereinafter referred to as the “Operating Budget”.

(n)           Additional Project Documents and Governmental Approvals.  As soon as available, but in no event later than ten (10) Business Days after the receipt thereof by the Borrower, copies of all Additional Project Documents, any Governmental Approvals and other Required Consents obtained or entered into by the Borrower after the Financial Closing Date;

(o)           Additional Audit Reports.  As soon as available, but in any event within ten Business Days after the receipt thereof by the Borrower, copies of all other material annual or interim reports submitted to the Borrower by the Borrower’s Accountant;

(p)           Other Reports and Filings.  Promptly upon transmission thereof, copies of all financial information, statutory audits, proxy materials and other information and reports, if any, which the Borrower has delivered to the Securities and Exchange Commission or any successor regulatory authority;

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

(q)           Insurance Certificate.  Certificates with respect to Required Insurance conforming to the insurance requirements of Schedule 6.3(b) at the times required by such Schedule;

(r)            Information Pertaining to Banks Providing Reserve Letters of Credit.  As soon as available, but in any event, no later than thirty (30) days after any downgrade in the credit rating of any bank providing a Reserve Letter of Credit;

(s)           Reporting of Major Corporate Events.  If not prohibited by any applicable Governmental Rule and the same would not require disclosure under federal securities laws, on or before the earlier of (y) one Business Day prior thereto and (z) if Sponsor is required to give notice thereof to FERC pursuant to Section 203(a) of the Federal Power Act, the date Sponsor gives notice thereof to FERC, notice of:

(i)            (a) any sale, transfer, assignment, lease or other disposition (whether in one transaction or a series of transactions) of all, or substantially all, of the assets of Sponsor; (b) any merger or consolidation of Sponsor with any other Person; or (c) any negotiated sale by Sponsor of any of the capital stock of Sponsor; and

(ii)           (a) any sale by Sponsor of any of the Equity Interests in Holdings; (b) the formation of a Parent Holdco; or (c) if Sponsor shall hold its Equity Interests in Holdings through a Parent Holdco, any sale by Sponsor of any of the Equity Interests in Parent Holdco;

(t)            Other Information.  Promptly upon request, such other information or documents relating to the Borrower, the Sponsor or the Project as any Credit Party or any Independent Consultant may reasonably request; and

(u)           Information Made Available.

(i)            In accordance with Section 609.10(d)(19) of the Applicable Loan Guarantee Requirements, (A) the information that will be made available to DOE is as set forth in the Loan Documents, and (B) any information will be made publicly available as required by applicable federal law.

(ii)           Without limiting the generality of clause (i) of this subsection, all correspondence, books, documents, papers and records relating to the structuring, negotiation and execution of this Common Agreement and the transactions contemplated herein, including this Common Agreement, the Loan Documents, the pre-application, the Application, the term sheet and all supporting documentation, Financial Statements, audit reports of independent accounting firms, permits and regulatory approvals furnished or otherwise made available to DOE, will be handled in accordance with all applicable federal laws, rules, or regulations, including the Trade Secrets Act, 18 U.S.C. §1905, and the Freedom of Information Act (FOIA), 5 U.S.C. §552, and DOE’s implementing regulations at 10 C.F.R. 1004.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

6.2.                            Books, Records and Inspections; Accounting and Auditing Matters.

(a)           The Borrower shall keep proper records and books of account, maintain adequate management information and cost control systems, and make arrangements reasonably satisfactory to the Loan Servicer for overseeing the financial operations of the Borrower, including its cash management, accounting and financial reporting, for overseeing the Borrower’s relationship with the Credit Parties and the Borrower’s Accountant and, in accordance with Section 609.10(f)(1) of the Applicable Loan Guarantee Requirements, for facilitating the effective and accurate audit and performance evaluation of the Project pursuant to the Applicable Loan Guarantee Requirements and Program Requirements;

(b)           Each set of Financial Statements the Borrower delivers shall be prepared in accordance with GAAP consistently applied except to the extent that there have been any changes to such accounting principles or the application thereof noted in such Financial Statements and all financial records of the Borrower shall be maintained at the principal executive office of the Borrower located at 65 Middlesex Road, Tyngsboro, MA 01879;

(c)           The Borrower (i) shall consult with, and respond to questions from, the Credit Parties regarding the Project upon their request, (ii) in accordance with Section 609.10(d)(18) of the Applicable Loan Guarantee Requirements, shall permit officers and designated representatives of DOE to visit and inspect the Project Facility and any other facilities and properties of the Borrower, (iii) in accordance with Section 609.10(f)(2) of the Applicable Loan Guarantee Requirements, shall provide to officers and designated representatives of DOE and the Comptroller General access to any pertinent books, documents, papers and records of the Borrower for the purpose of audit, examination, inspection and monitoring upon reasonable notice and at reasonable times during normal business hours, to examine and discuss the affairs, finances and accounts of the Borrower with the representatives of the Borrower, (iv)  shall afford proper facilities for such inspection, shall make copies (at Borrower’s expense) of any records that are subject to such inspection, shall make available all information related to the Project, including all patents, technology and proprietary rights owned or controlled by the Borrower and utilized in the construction, startup or operation of the Project, as may be reasonably necessary in order to determine the technical progress, soundness of financial condition, management stability, compliance with environmental requirements, adequacy of health and safety conditions, and all other matters with respect to the Project, and (v) shall require each Major Project Participant to make available to the Credit Parties, the Comptroller General and the Independent Consultants the same rights of inspection and access to its books and records that such Major Project Participant makes available to Borrower or to the Operator.

(d)           The Borrower shall upon the request of any Credit Party authorize the Borrower’s Accountant to communicate directly with the Credit Parties, the Comptroller General and the Independent Consultants and their representatives at any time regarding the Borrower’s accounts and operations;

(e)            In the event that the Borrower’s Accountant should cease to be the accountants of the Borrower for any reason, the Borrower shall appoint and maintain as the Borrower’s

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

Accountant another firm of independent public accountants, which firm shall be nationally recognized, and shall be approved by the Loan Servicer; provided, however, that any of Deloitte & Touche LLP, Ernst & Young LLP, KPMG LLP and PricewaterhouseCoopers LLP, if appointed by the Borrower as the Borrower’s Accountant, shall not require the approval of the Loan Servicer; and

(f)            The Borrower shall retain all records relating to expenditures with respect to which Advances were made for five years after the Advance was made with respect to such expenditure.

6.3.                            Maintenance of Property and Insurance.

(a)           The Borrower shall (i) keep all its property and assets in good working order and condition to the extent necessary to ensure that its business can be conducted properly at all times, (ii) operate, maintain and repair the Project or cause the Project to be operated, maintained and repaired in accordance with the standards set forth in the O&M Agreement, manufacturer’s recommendations and insurance requirements, (iii) possess or have access to all equipment necessary for the operation of the Project and maintain such spare parts and inventory or renew and replace such equipment, in each case as consistent with the Transaction Documents and the “reasonable and prudent operator” standard, and (iv) maintain at the Project Site a complete set of plans and specifications for the Project.

(b)           The Borrower shall keep its present and future properties and business insured as required by and in accordance with the terms and provisions described on Schedule 6.3(b).  Such terms and provisions may be modified (i) at the reasonable request of the Loan Servicer upon prior written notice to the Borrower or (ii) at the reasonable request of the Borrower upon prior written notice to the Loan Servicer and subject to the reasonable consent of the Loan Servicer.

(c)           The Borrower shall use commercially reasonable efforts to cause each Construction Contractor to obtain and maintain the insurance required under its respective Construction Contract; provided that work shall not proceed under any particular Construction Contract if all such required insurance is not in place.

6.4.                            Maintenance of Existence; Conduct of Business.

The Borrower shall (i) maintain and preserve its existence as a limited liability company organized and existing under the laws of the State of Delaware and acquire, maintain, and renew all rights, licenses, contracts, powers, privileges, Leases, lands, sanctions, and franchises necessary in the normal conduct of its business and in the performance of the Borrower’s obligations hereunder and under the other Transaction Documents, (ii) observe all corporate formalities and (iii) engage only in the business contemplated by the Transaction Documents.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

6.5.                            Compliance with Governmental Rules; Environmental Laws; Governmental Approvals.

(a)           The Borrower shall, and cause the Operator to, (i) comply with, and shall conduct its business, operations, assets, equipment, property, leaseholds, and other facilities in compliance with all applicable Environmental Laws and in compliance with all other applicable Governmental Rules the noncompliance with which would reasonably be expected to have a Material Adverse Effect, and (ii) procure, maintain and comply with all Governmental Approvals required for the ownership, construction, financing, maintenance or operation of the Project or any part thereof as contemplated by the Transaction Documents at or prior to such time as such Governmental Approval is required or necessary, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b)           Each of the following transactions, if, and to the extent, otherwise permitted pursuant to the terms of the Transaction Documents, shall be in compliance with all applicable Governmental Rules including, without limitation, applicable Governmental Rules of FERC: (i) the sale, transfer, assignment, lease or other disposition (whether in one transaction or a series of transactions) of all, or substantially all, of the assets of Sponsor; (ii) the merger or consolidation of Sponsor with any other Person; and (iii) any negotiated sale by Sponsor of any of the capital stock of Sponsor.

6.6.                            Compliance with Debarment Regulations.

The Borrower shall provide immediate written notice (including a brief description) to the Loan Servicer if at any time it learns that the representations made with respect to Debarment Regulations were erroneous when made or have become erroneous by reason of changed circumstances.

6.7.                            Tax, Duties, Proper Legal Form.

The Borrower shall pay or arrange for the payment before they become overdue of all present and future (i) material taxes (including stamp taxes), duties, fees, Periodic Expenses, or other charges payable on or in connection with the execution, issue, delivery, registration, or notarization, or for the legality, validity, or enforceability, of this Common Agreement, any other Transaction Documents and any other documents related to this Common Agreement (other than those tax that it is contesting in good faith and by appropriate proceedings for which reserves have been established to the extent required by GAAP) and (ii) claims, levies, or liabilities (including claims for labor, services, materials and supplies), for sums that have become due and payable and that have or, if unpaid, could reasonably be expected to become a Lien (other than a Permitted Lien) upon the property of the Borrower (or any part thereof).  The Borrower shall take all action to ensure that each of the Transaction Documents is in proper legal form under the respective governing laws selected in such Transaction Document, without any further action required with respect to such legal form for the enforcement of such Transaction Documents.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

6.8.                            Approved Project Changes.

(a)           The Borrower shall (i) apply the proceeds of the Advances and Equity Advances exclusively to Eligible Base Project Costs; and (ii) use its reasonable commercial efforts to cause Physical Completion to be achieved on or prior to the Anticipated Physical Completion Date and within the Project Budget, all in accordance with the Program Requirements.

(b)           The Borrower shall not change, reallocate, amend, modify, or supplement or permit or consent to any changes, reallocations, amendments, modifications, or supplements (each a “Project Change”) of any of the provisions of  the Project Milestone Schedule or the Project Budget, except for the following approved Project changes (“Approved Project Changes”):

(i)            any Project Change that (x) has been submitted in writing by the Borrower to the Loan Servicer (including an explanation in reasonable detail of the reasons for such Project Change) and (y) has received a written approval from the Loan Servicer in consultation with the Lender’s Engineer;

(ii)           any increase of any of the line items in the Project Budget if such increase, when aggregated with all other changes to the Project Budget in accordance with this Section 6.8(b)(ii) since the Common Agreement Date, would not result in a cumulative net decrease, since the date of this Common Agreement, of Overrun Contingencies of more than [*****] (excluding any Approved Project Change pursuant to Section 6.8(b)(iii)); or

(iii)          the use or allocation of any contingency approved or preapproved for use, as set forth in the Project Budget.

(c)           All Approved Project Changes shall be reflected in a revised Project Milestone Schedule or Project Budget, as the case may be, delivered as part of the next Quarterly Reporting Package.

6.9.                            Operating Forecasts.

From and after the Project Completion Date, the Borrower shall or shall cause the Project to operate in all material respects pursuant to the Operating Plan then in effect.

6.10.                     Diligent Construction and Installation of Project and Operations.

The Borrower shall cause the Project to be designed, engineered, constructed, equipped, installed and tested diligently in accordance with the Project Documents and the other Transaction Documents, Governmental Approvals, and the Project Milestone Schedule and the Project Budget, subject to Events of Force Majeure.  Notwithstanding any delay in the design, engineering, construction, installation, equipping or testing of the Project caused in whole or in part by Events of Force Majeure, such design, engineering, construction, installation, equipping and testing shall in all events be completed on or before the Anticipated Physical Completion

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

Date.  The Borrower shall conduct, and shall cause the Operator to conduct, the operations of the Project on the basis of customary commercial practice and arm’s-length arrangements, or as otherwise set forth in the Project Documents, with due diligence and efficiency and under the supervision of qualified and experienced management.

6.11.                     Ineligible and Overrun Project Costs.

The Borrower shall be obligated to comply with the Overrun Equity Commitment and shall fund 100% of (i) Ineligible Project Costs and (ii) Overrun Project Costs by depositing monies in the Overrun Equity Account in the amounts and at the times required by Section A.4 of Appendix A.

6.12.                     Cost Overruns and Contingencies.

To the extent that the Construction Contracts allow for a Cost Overrun to be funded from Overrun Contingencies, such Cost Overrun shall be funded as a Project Cost and charged against the available Overrun Contingency amount.  Any Cost Overrun that cannot be funded from Overrun Contingencies shall be funded from Overrun Equity in accordance with Section 2.4.2.

6.13.                     Use of Proceeds; Repayment of Indebtedness.

(a)           Proceeds.  The Borrower shall use the proceeds of all Equity Contributions and all Advances in accordance with the terms and conditions of all applicable Loan Documents.

(b)           Repayment of Indebtedness.  The Borrower shall repay in accordance with its terms all Indebtedness due under the Loan Documents.

6.14.                     Performance of Obligations.

The Borrower shall maintain in full force and effect each of the DOE Credit Facility Documents and each of the other Loan Documents to which it is a party in accordance with the respective terms thereof, except for those Loan Documents that shall by their terms terminate.  The Borrower shall comply with the provisions of and perform all of its obligations under each Loan Document in accordance with the terms thereof.  The Borrower shall maintain in full force and effect each of the Project Accounts in accordance with the provisions of Appendix A attached hereto.

6.15.                     Project Documents.

The Borrower shall (i) maintain all the Project Documents to which it is a party in full force and effect, (ii) comply with the material provisions of and perform all of its material obligations under such Project Documents, and (iii) diligently pursue all of its rights and remedies under such Project Documents.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

6.16.                     Cash Deposits.

The Borrower shall instruct each Person remitting cash to or for the account of the Borrower to deposit such cash in accordance with the terms of this Agreement.  The Borrower shall remit any amounts received by it or received by third parties on its behalf to the Administrative Agent in its capacity as the Collateral Agent for deposit with the Depository Bank in accordance with this Agreement.

6.17.                     Debt Service Reserve.

The Borrower shall establish and maintain a reserve for Debt Service (the “Debt Service Reserve”) in accordance with Appendix A attached hereto.  The Debt Service Reserve shall consist of any combination of cash and Reserve Letters of Credit.  In the event of any withdrawal of monies on deposit in the Debt Service Reserve Account in accordance with Section A.10(a) of Appendix A or otherwise, the Borrower shall restore the amount on deposit in the Debt Service Reserve Account to the Debt Service Reserve Requirement within ninety (90) days after the date of such withdrawal.

6.18.                     Safety Audit.

Not less frequently than once each calendar year, the Borrower shall conduct, or cause the Operator to conduct, a safety audit of the Project in a manner reasonably satisfactory to the Loan Servicer (in consultation with the Lender’s Engineer), each in its sole discretion, including an analysis of whether the Project is in compliance with all Governmental Rules and Environmental Laws and each such safety audit shall result in the prompt preparation of a written report with respect thereto which shall be delivered to the Loan Servicer, DOE and the Lender’s Engineer for review and approval by the Loan Servicer, in consultation with the Lender’s Engineer.  The Borrower shall provide for the prompt correction of any deficiencies identified in such safety audit and for the operation and maintenance of the Project in accordance with any recommendations set forth therein.

6.19.                     Replacement of Certain Project Participants.

The Borrower shall, at the request of the Loan Servicer (after consultation with the Borrower) exercise its right (if any) to terminate (a) the Operator in accordance with and as permitted by the O&M Agreement if the Operator is not operating the Project in accordance with the O&M Agreement or (b) any party to a Project Document to which the Borrower is a party (other than a Credit Party and NYISO) in accordance with and as permitted by such Project Document if such party is not in compliance with such Project Document.  Promptly after any termination, the Borrower shall enter into a replacement agreement with a new operator or other Person, as the case may be, on terms and conditions satisfactory to the Loan Servicer.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

6.20.                     Security Interest in Newly Acquired Property; Additional Project Documents.

If the Borrower shall at any time acquire any interest in property not covered by the Security Documents or enter into any Additional Project Document, the Borrower shall promptly (i) notify the Loan Servicer of said interest or Additional Project Document, (ii) upon request of the Loan Servicer, execute, deliver and record a supplement to the Security Documents, satisfactory in form and substance to the Loan Servicer, (iii) ensure that the security interest shall be valid and effective and (iv) upon request of the Loan Servicer, deliver to the Administrative Agent in its capacity as the Collateral Agent, a consent to assignment for each such Additional Project Document in an agreed form.

6.21.                     Title; Rights to Land.

The Borrower shall preserve and maintain good and valid title to the Project and such rights to use the Project Site as are necessary to construct, operate and maintain the Project in accordance with the requirements of the Transaction Documents.

6.22.                     Independent Consultants.

The Borrower (i) shall cooperate in all respects with each Independent Consultant and (ii) shall ensure that each Independent Consultant is provided with all information reasonably requested by such Independent Consultant in fulfilling its duties to the Credit Parties.

6.23.                     Additional Documents; Filings and Recordings.

(a)           The Borrower shall execute and deliver, from time to time as reasonably requested by the Loan Servicer, DOE or the Administrative Agent in its capacity as the Collateral Agent at the Borrower’s expense, such other documents as shall be necessary or advisable or that the Loan Servicer, DOE and the Administrative Agent in its capacity as the Collateral Agent may reasonably request in connection with the rights and remedies of the Credit Parties and the Administrative Agent in its capacity as the Collateral Agent granted or provided for by the Transaction Documents, and to consummate the transactions contemplated therein.

(b)           (i)            The Borrower shall, at its own expense, take all actions that have been or shall be requested by the Loan Servicer, DOE, the Administrative Agent in its capacity as the Collateral Agent or that the Borrower Knows are necessary to establish, maintain, protect, perfect and continue the perfection of the first priority (subject to Permitted Liens) security interests of the Secured Parties created by the Security Documents and shall furnish timely notice of the necessity of any such action, together with such instruments, in execution form, and such other information as may be required or reasonably requested to enable any appropriate Secured Party to effect any such action.  Without limiting the generality of the foregoing, the Borrower shall, at its own expense, (A) execute or cause to be executed and shall file or cause to be filed or register or cause to be registered such financing statements, continuation statements, fixture filings and mortgages or deeds of trust in all places necessary or advisable (in the opinion of counsel for the Loan Servicer, DOE or the Administrative Agent in its capacity as the Collateral

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

Agent) to establish, maintain and perfect such security interests and in all other places that the Loan Servicer, DOE or the Administrative Agent in its capacity as the Collateral Agent shall reasonably request, (B) discharge all other Liens (other than Permitted Liens) or other claims adversely affecting the rights of the Secured Parties in the Collateral Security and (C) deliver or publish all notices to third parties that may be required to establish or maintain the validity, perfection or priority of any Lien created pursuant to the Security Documents.

(ii)           The Borrower shall do everything necessary in the judgment of the Loan Servicer or the Administrative Agent in its capacity as the Collateral Agent (including filing, registering and recording all necessary documents and paying all fees, taxes, levies, imposts and Periodic Expenses in connection therewith) to (A) create security arrangements, including, if applicable, the establishment of a pledge or the perfection of any Lien or, as applicable, the enforceability of a Lien as against the Borrower and any subsequent lienor (including a judgment lienor), holder of a charge, or transferee for or not for value, in bulk, by operation of law, or otherwise, in each case granted, with respect to future assets in accordance with the requirements of all Governmental Rules, or the law of any other jurisdiction, as applicable, (B) maintain the security and pledges created by the Security Documents in full force and effect at all times (including, as applicable, the priority thereof) and (C) preserve and protect the Collateral Security and protect and enforce its rights and title, and the rights and title of the Credit Parties, to the security created by the Security Documents.  Furthermore, the Borrower shall cause to be delivered to the Loan Servicer such opinions of counsel and other related documents as may be reasonably requested by the Loan Servicer, DOE or the Administrative Agent in its capacity as the Collateral Agent to assure compliance with this Section 6.23.  Additionally, when requested by the Loan Servicer, the Borrower shall cause any party to a Project Document executed subsequent to the Financial Closing Date to enter into a Direct Agreement with the Administrative Agent in its capacity as the Collateral Agent in form and substance satisfactory to the Loan Servicer and the Administrative Agent in its capacity as the Collateral Agent.

6.24.                     Intercompany Project Documents.

Unless otherwise agreed by each Relevant Credit Party, each of the Intercompany Project Documents will contain the following provisions:

(a)           a [*****] after the term of the DOE-Guaranteed Loan (provided that any such agreement may terminate on the date that no amounts are outstanding under the DOE-Guaranteed Loan and the Loan Documents);

(b)           payment terms (and other terms) no less favorable to the Borrower than the Sponsor and/or applicable Sponsor Affiliate would extend (i) to an unaffiliated third party, and (ii) to the Sponsor or another Sponsor Affiliate if such terms would be more favorable to the Sponsor or such Sponsor Affiliate than the terms extended to an unaffiliated third party;

(c)           provisions assuring that the Sponsor and/or Sponsor Affiliate will provide (or purchase) the goods or services that are the subject of such Intercompany Project Documents to

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

the Borrower on a non-discriminatory basis, subject to customary reconciliation and true-up provisions;

(d)           calculation of pricing and allocation of any reimbursable costs based on actual third-party amounts without any administrative markup or additional fees, except as indicated in paragraphs (m) and (n) below;

(e)           DOE right to receive notices of default and other material events and DOE cure rights for Borrower breach;

(f)            appropriate force majeure provisions protecting the Borrower;

(g)           limited termination rights in favor of the Sponsor and/or Sponsor Affiliate;

(h)           collateral assignment to DOE and DOE step-in rights, consent rights and termination rights following the occurrence of an event of default;

(i)            pass-through to the Borrower of warranties;

(j)            indemnification by the Sponsor and/or Sponsor Affiliate of the Borrower and DOE;

(k)           provisions protecting the Borrower’s interests in any intellectual property necessary or desirable for the Project;

(l)            consents and subordinations to the terms of the Loan Documents, including, but not limited to, cash flow waterfall provisions which could result in the Sponsor or Sponsor Affiliate failing to be paid all or a portion of its compensation for services rendered;

(m)          for contracts that are effective during the development or construction period, payments shall be limited to actual costs incurred and no payment shall be made for fees, commissions, profit or mark-up until the Project Completion Date, except to the extent agreed upon by DOE;

(n)           for contracts that are effective during the operational period, no payment shall be made for fees, commissions, profit or mark-up, except from the release of funds from the Distribution Suspense Account; provided that certain profit and/or mark-up may be payable pursuant to the O&M Agreement and the Administrative Services Agreement in accordance with the application of funds on deposit in the Project Revenue Account, as set forth herein;

(o)           customary insurance naming the Borrower and DOE as loss payees or additional insureds;

(p)           waiver of set-off; and

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

(q)           such other provisions as DOE determines are reasonably necessary to protect the Borrower’s and DOE’s interests.

6.25.                     Event of Loss.

If any material Event of Loss shall occur with respect to the Project or any part thereof, the Borrower shall (i) diligently pursue all its rights to compensation involving an amount in excess of $100,000 per claim against all relevant insurers, reinsurers and Governmental Instrumentalities, as applicable, in respect of such event; (ii) not, without the written consent of the Loan Servicer compromise or settle any claim with respect to any Event of Loss involving an amount in excess of $250,000 per claim; and (iii) pay or apply all Loss Proceeds stemming from such event in accordance with Section 3.4.3(a)(ii) and Section 6.26.

6.26.                     Application of Loss Proceeds.

(a)           All Loss Proceeds shall be applied as provided in this Section 6.26.  All Loss Proceeds shall be paid by the relevant insurers, reinsurers and Governmental Authorities, as applicable, directly to the Administrative Agent in its capacity as the Collateral Agent as loss payee and, if paid to the Borrower, such Loss Proceeds shall be received in trust and for the benefit of the Administrative Agent in its capacity as the Collateral Agent segregated from other funds of the Borrower, and shall be forthwith paid over to the Administrative Agent in its capacity as the Collateral Agent in the same form as received (with any necessary endorsement).  The Administrative Agent in its capacity as the Collateral Agent as directed by the Loan Servicer shall apply all such Loss Proceeds in accordance with the provisions of this Section 6.26.

(b)           Upon the occurrence of a Event of Loss with respect to which Loss Proceeds are payable in respect of a single loss in an amount not in excess of $250,000, the Borrower shall apply such Loss Proceeds to the payment of the costs of repair or restoration of the portion of the Project lost or damaged, and disbursement of such funds by the Administrative Agent in its capacity as the Collateral Agent shall be made in accordance with this Section 6.26.

(c)           Upon the occurrence of any Event of Loss with respect to which Loss Proceeds are payable in respect of a single loss in an amount in excess of $250,000, disbursement of funds by the Administrative Agent in its capacity as the Collateral Agent to the Borrower shall be permitted if, and only if, the Loan Servicer after consultation with the Lender’s Engineer, if any, shall have determined that:

(i)            repair or replacement of the relevant portion of the Project is technically and economically feasible; and

(ii)           the Borrower is in compliance with such other conditions and requirements as the Loan Servicer shall consider appropriate in the circumstances.

(d)           Upon the occurrence of an Event of Loss, if the Project is to be restored or repaired in accordance with subsection (b) or (c) hereof, the Borrower shall, on the first Business

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

Day of each month until such restoration and repair has been completed and the contractors performing such restoration or repair work have been paid in full, deliver to the Collateral Agent and the Loan Servicer the following:

(i)            A detailed summary of the work performed in connection with any such restoration or repair during the preceding month and the itemized expenses that are then due and payable, together with copies of all invoices, conditional (upon payment only) lien waivers from the contractors performing such restoration or repair work and other information and documents reasonably requested by the Loan Servicer with respect to such work and expenses; and

(ii)           Proposed instructions directing the Collateral Agent to disburse to the contractors performing such restoration or repair work amounts constituting Loss Proceeds on deposit in the Loss Proceeds Account in the respective amounts then due and payable to such contractors.

(e)           Upon the completion of any such restoration and repair work, or if restoration and repair work is not undertaken pursuant to this Section 6.26, the Collateral Agent shall, upon receipt of written instructions from the Loan Servicer, apply any amounts constituting Loss Proceeds on deposit in the Loss Proceeds Account to the prepayment of the FFB Loans on the second Business Day following receipt of such instructions, in accordance with Section 3.4.3(a)(ii).

6.27.                     Acceptance and Startup Testing.

The Borrower shall consult with and provide reasonable notice to the Loan Servicer and Lender’s Engineer regarding provisions related to startup and testing of facility and equipment pursuant to the Construction Contracts and the O&M Agreement.

6.28.                     Technology.

(a)           The Borrower shall not take any action that would in any way prevent it from exercising the rights granted to the Borrower under the Technology License Agreement, or that would otherwise materially conflict with or adversely affect the rights granted to the Borrower under the Technology License Agreement.

(b)           The Borrower shall take all commercially reasonable actions necessary to maintain and protect the Technology and Intellectual Property Rights licensed under the Technology License Agreement.

(c)           If the Borrower becomes aware of any breach or violation of any of the terms or conditions of the Technology License Agreement, the Borrower shall take such actions under the Technology License Agreement to protect the rights granted to the Borrower, including suing for an injunction against such violation or breach.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

6.29.                     Compliance With Certain U.S. Government Requirements.

(a)           Recovery Act.  The Borrower shall timely comply with the reporting requirements set out in Section 1512(c) of Title XV of Division A of the Recovery Act.  Such reporting shall be made in accordance with the procedures set out or otherwise referenced in 2 C.F.R. Section 176.50, the Office of Management and Budget’s Initial Implementing Guidance for the Recovery Act, M-09-10 (February 18, 2009), Updated Implementing Guidance for the Recovery Act, M-09-15 (April 3, 2009), Updated Implementing Guidance for the Recovery Act, M-09-21 (June 22, 2009) and, in each case, any amendment, supplement or successor thereto.

(b)           Lobbying Requirements.  The Borrower shall comply with all requirements of 31 U.S.C. §1352, including if any funds have been paid or will be paid to any Person for influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress in connection with the DOE-Guaranteed Loan, the Borrower shall complete and submit Standard Form-LLL, “Disclosure Form to Report Lobbying,” in accordance with its instructions.

(c)           Use of United States Government Funds.  The Borrower shall comply with Section 609.10(c) of the Applicable Loan Guarantee Requirements regarding the prohibition on the use of funds obtained from the United States Government, or from a loan or other instrument guaranteed by the United States Government, for the payment of Credit Subsidy Costs, administrative fees, or other fees charged by or paid to DOE relating to the Applicable Loan Guarantee Requirements, except to the extent explicitly authorized by an act of the United States Congress.

(d)           Program Requirements.  The Borrower shall timely comply with all other Program Requirements including, without limitation, all Applicable Loan Guarantee Requirements set forth in Exhibit A3 attached hereto.

6.30.                     Davis-Bacon Act.

(a)           In accordance with Section 1705(c) of Title XVII, beginning on the date hereof, all laborers and mechanics employed in the performance of the Project, including those employed by contractors and subcontractors, shall be paid wages at rates not less than those prevailing on similar work in the relevant locality as determined by the Secretary of Labor in accordance with the Davis-Bacon Act.  In furtherance of this requirement, the contract clauses set out in 29 CFR 5.5(a)(1) through (10) are attached hereto as Exhibit A4 (as modified therein) and are hereby incorporated herein as though set out in their entirety in this Section 6.30 and as provided therein shall be incorporated into all other Davis-Bacon Act Covered Contracts (as defined in Exhibit A4), in each case.

(b)           The Borrower, on DOE’s behalf, shall systematically review the certified payroll records that it maintains for its own laborers and mechanics pursuant to subparagraph (b)(3)(i) of Exhibit A4 and those that it receives for the laborers and mechanics of any Contract Party (as defined in Exhibit A4) pursuant to subparagraph (b)(3)(ii)(A) of Exhibit A4.  The Borrower shall

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

promptly notify the DOE contracting officer in writing when it receives any complaint related to non-compliance with the Davis-Bacon Act, or discovers in the course of its systematic review of the certified payroll records an incident that the Borrower reasonably believes to be a case of such non-compliance and which, in each case, the Borrower cannot resolve on its own and shall forward to the DOE contracting officer (1) the complaint or a written summary of the non-compliant incident, (2) a summary of the Borrower’s investigation into such complaint or such incident, and (3) the relevant certified payroll records.  Certified payroll records maintained by the Borrower shall be preserved for 3 years after completion of work.  Notwithstanding anything to the contrary in subparagraph (b)(3)(ii)(A) of Exhibit A4, the Borrower shall maintain such certified payroll records at a site designated by the Borrower and shall make such records available to DOE and the U.S. Department of Labor when necessary, and upon request, for purposes of an investigation or audit of compliance with prevailing wage requirements.  Certified payroll records maintained by the Borrower shall be considered federal government records for the purposes of the Freedom of Information Act, 42 U.S.C. 552.  The Borrower shall provide such records to DOE within five (5) days of receipt of any written request for such records from DOE.

(c)           If and to the extent performance of the Project began prior to the date hereof, Borrower shall, prior to the Initial Advance Date, retroactively adjust, and cause each Contract Party (as defined in Exhibit A4) to retroactively adjust, the wages of each affected laborer and mechanic employed in the performance of the Project prior to the date hereof, and pay or cause to be paid to each such laborer or mechanic such additional wages, if any, as are necessary for such laborers and mechanics to have been paid at rates not less than those prevailing on similar work in the relevant locality during the period such work was performed, as determined by the Secretary of Labor in accordance with the Davis-Bacon Act in the wage determination(s) found in Schedule 6.30(d); provided, however, that this clause (c) shall not apply if and to the extent the Borrower obtains an exemption pursuant to the provisions of 29 C.F.R. 1.6(g).

(d)           The wage determination of the Secretary of Labor attached hereto as Schedule 6.30(d) may be amended unilaterally by DOE at any time upon written notice to the Borrower.  In the event of any such unilateral amendment, Schedule 6.30(d) attached hereto shall be automatically replaced by such amended Schedule 6.30(d) without any further action by the Borrower.

(e)           Without limiting the Borrower’s obligations hereunder or under the Davis-Bacon Act, the Borrower shall provide DOE (i) a statement of the work to be performed by any Contract Party (as defined in Exhibit A4) which will perform construction, alteration, or repair of a building or work financed in whole or in part by the DOE Credit Facility and (ii) any other information requested by DOE, for the purpose of enabling DOE to ensure that (x) the appropriate wage determination(s) are incorporated into bid solicitations and Davis Bacon Act Covered Contract specifications and (y) the appropriate wage determination(s) are designated specifically to the Davis Bacon Act Covered Contract requirements.  Any such description or other information requested by DOE for the purpose of this paragraph shall be provided to DOE after the Financial Closing Date at least ten (10) Business Days prior to the execution of any Davis Bacon Act Covered Contract (or, as soon as practicable prior to the effective date of an

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

amendment or modification thereto relating to the description of the work to be performed or exercise of any option to extend, but in no event on or after such effective date) by Borrower or its Affiliates for construction, alteration or repair of a building or work financed in whole or in part by the DOE Credit Facility.  If the Borrower fails to comply with its obligations under this Section 6.30(e), no Potential Default or Event of Default shall be deemed to have occurred.  Such failure shall not relieve the Borrower or any of its Affiliates of any of their respective obligations to comply with the Davis-Bacon Act, or the other terms of the Transaction Documents, and no defense to failure to comply with the Transaction Documents shall result from the inability of the DOE to provide the wage determination as a result of such failure.

6.31.                     ERISA Covenants.

(a)           The Borrower shall do, and shall cause each of its ERISA Affiliates to do, each of the following: (i) maintain each Employee Benefit Plan in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code or other Federal or state law; (ii) cause each Qualified Plan to maintain its qualified status under Section 401(a) of the Internal Revenue Code; (iii) timely make all required contributions to any Pension Plan; (iv) ensure that all liabilities under each Plan are either (A) funded to at least the minimum level required by law or, if higher, to the level required by the terms governing such Plan; (B) insured with a reputable insurance company; or (C) provided for or recognized in the Financial Statements most recently delivered to the Loan Servicer under Section 6.1 hereof); and (v) ensure that the contributions or premium payments to or in respect of each Pension Plan is and continues to be promptly paid at no less than the rates required under the rules of such Pension Plan and in accordance with the most recent actuarial advice received in relation to such Pension Plan and applicable law.

(b)           The Borrower shall not, nor shall it permit any of ERISA Affiliate to, (i) terminate any Pension Plan so as to result in any material (in the reasonable opinion of the Loan Servicer) liability to the Borrower or any ERISA Affiliate, (ii) permit to exist any ERISA Event, or any other event or condition, which could reasonably be expected to result in the risk of a material (in the reasonable opinion of the Loan Servicer) liability to any ERISA Affiliate, (iii) make a complete or partial withdrawal (within the meaning of Section 4201 of ERISA) from any Multiemployer Plan so as to result in any material (in the opinion of the Loan Servicer) liability to the Borrower or any ERISA Affiliate, or (iv) enter into any new Plan or modify any existing Employee Benefit Plan so as to increase its obligations thereunder which could result in any material (in the reasonable opinion of the Loan Servicer) liability to the Borrower or any ERISA Affiliate.

6.32.                     [Reserved.]

6.33.                    Financial Covenants

(a)           As of the last day of each fiscal quarter of the Borrower, the Borrower shall:

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

(i)            following the Project Completion Date, maintain a Current Ratio measured for the four preceding fiscal quarters of (a) not less than 1.0x during the first four fiscal years following the Project Completion Date and (b) not less than 1.2x thereafter;

(ii)           maintain a Leverage Ratio measured for the four preceding fiscal quarters of not more than 62.5%; and

(iii)          commencing with the first fiscal quarter to end after the first anniversary of the Project Completion Date, maintain a Debt Service Coverage Ratio measured for the four preceding fiscal quarters of not less than 1.3x; provided, however, that any failure to achieve such Debt Service Coverage Ratio shall not be deemed an Event of Default unless the Debt Service Coverage Ratio is less than 1.2x.

(b)           Commencing after the Project Completion Date, the Borrower shall at all times maintain in the Debt Service Reserve Account an amount equal to the Debt Service Reserve Requirement unless an alternative form of security, reasonably satisfactory to DOE (such as an acceptable Reserve Account Letter of Credit from a national bank), has been supplied; provided that, in the event of any withdrawal from the Debt Service Reserve Account, the Borrower shall not be deemed to be in breach of this subsection (b) unless the Borrower shall fail to restore the amount on deposit in the Debt Service Reserve Account to the Debt Service Reserve Requirement within ninety (90) days after the date of such withdrawal.

(c)           The Borrower shall at all times from and after the first anniversary of the Project Completion Date maintain in the Maintenance Reserve Account an amount equal to the MRA Required Amount; provided that, in the event of any withdrawal from the Maintenance Reserve Account, the Borrower shall not be deemed to be in breech of this subsection (c) unless the Borrower shall fail to restore the amount on deposit in the Maintenance Reserve Account to the MRA Required Amount within ninety (90) days after the date of such withdrawal.

(d)           The Borrower shall at all times from and after the first anniversary of the Project Completion Date maintain in the Capital Account an amount equal to the Capital Account Requirement; provided that, in the event of any withdrawal from the Capital Account, the Borrower shall not be deemed to be in breach of this subsection (d) unless the Borrower shall fail to restore the amount on deposit in the Capital Account to the Capital Account Requirement within ninety (90) days after the date of such withdrawal.

(e)      It shall not be considered a breach of any of the covenants under subsections (a) through (d) above so long as, within thirty (30) days of the delivery of quarterly or annual financial statements showing the breach of any of such covenants, the Borrower causes Holdings to contribute cash to the Borrower in an amount necessary to cure such breach after recalculating the applicable covenants above by applying the amount of cash so contributed (i) to increase Current Assets, in the case of

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

subsection (a) (i) above, (ii) to increase Total Capitalization, in the case of subsection (a) (ii) above, (iii) to increase Cash Available for Debt Service, in the case of subsection (a) (iii) above, or (d) to increase the cash balances on deposit in the Debt Service Reserve Account, the Maintenance Reserve Account or the Capital Account, as the case may be, in the case of subsections (b), (c) and (d) above; provided that in no event shall any action pursuant to this clause (e) be deemed to satisfy (i) any conditions to Physical Completion or Project Completion, or (ii) any Distribution Preconditions.

6.34.                     Access to Project Site.

The Borrower shall permit DOE and its representatives and advisors to enter the Project Site and ancillary facilities at all reasonable times to inspect and monitor performance of the Project Facility.

6.35.                     Key Employees.

(a)           [*****], or such earlier date as may be reasonably necessary in connection with the development, construction, installation or operation of the Project, Borrower shall employ, or cause Operator or Administrator to employ and make available to the Project Facility, individuals having substantial experience and expertise in each of the following substantive areas:  [*****] (collectively, the “Key Employees”).  On or before the Physical Completion Date, Borrower shall notify the Loan Servicer of the name and substantive area of expertise of each of the Key Employees.  If any Key Employee ceases to be employed by Borrower or Operator, or ceases to be available to the Project Facility, Borrower shall promptly notify the Loan Servicer of the name and area of expertise of the proposed replacement Key Employee.

6.36.                     Central Contractor Registration.

The Borrower shall at all times maintain its registration in the CCR database or any successor United States federal government database for the registration of contractors with DOE, as required by law or as otherwise applicable.

ARTICLE 7

NEGATIVE COVENANTS

The Borrower covenants and agrees that until the date all Secured Obligations (other than inchoate indemnity obligations) are paid in full and the DOE Credit Facility Commitment has terminated, unless the Loan Servicer waives compliance in writing:

7.1.                            Indebtedness.

The Borrower shall not, and shall not agree to, incur, create, guarantee, assume, permit to exist or otherwise become liable for any Indebtedness, except for:

(a)           Indebtedness incurred under the Loan Documents;

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

(b)           Contingent Obligations under the Project Documents (which shall, in the case of Intercompany Agreements, be subordinated to the Secured Obligations), but excluding any amounts payable by the Borrower to any Affiliate other than (i) payments under the O&M Agreement and the Administrative Services Agreement, and (ii) payments in the ordinary course of business under the Project Documents;

(c)           Indebtedness in respect of amounts due to trade creditors and accrued expenses, in each case arising in the ordinary course of business, to the extent such amounts and expenses are not unpaid more than ninety (90) days past the due date therefor;

(d)           Indebtedness (including capital leases) that is not secured for the acquisition of equipment or personal property (including refinancings after the purchase thereof) incurred in connection with the construction or operation of the Project in accordance with the Loan Documents;

(e)           Indebtedness consisting of reimbursement obligations to the Sponsor with respect to any amounts drawn under the letter of credit referred to in Section 7.10(a)(iii) or any net costs of providing such letter of credit; provided, however, that any Indebtedness payable hereunder shall only be paid from amounts disbursed from the Distribution Suspense Account pursuant to Section A.14(b) of Appendix A hereto.

(f)            Indebtedness under Hedging Agreements entered into in accordance with Section 7.18;

(g)           Permitted Subordinated Loans; and

(h)           additional Indebtedness in an aggregate outstanding principal amount not to exceed $50,000 at any time.

7.2.                            Liens.

The Borrower shall not, and shall not agree to, create, assume or otherwise permit to exist any Lien upon any of the Collateral Security or any of its other property, whether now owned or hereafter acquired, or in any proceeds or income therefrom, other than Permitted Liens. Any Lien to be granted by the Borrower on equipment or personal property to secure Indebtedness (including capital leases) incurred or assumed by the Borrower for the acquisition of such equipment or personal property shall be subject to the prior written approval of DOE.

7.3.                            [Reserved.]

7.4.                            Loans, Advances and Investments.

The Borrower shall not make or permit to remain outstanding any loans, extensions of credit or advances by the Borrower to or investments by the Borrower in (whether by acquisition of any stocks, notes or other securities or obligations) any Person, except for Permitted

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

Investments or as expressly provided in the Transaction Documents as in effect on the Financial Closing Date.

7.5.                            Capital Expenditures.

The Borrower shall not make any Capital Expenditure in any year except for (a) expenditures contemplated by the Project Budget and the Operating Plan, (b) expenditures made from the proceeds of insurance to the extent permitted by the Loan Documents, and (c) in amounts that are available and could have been paid as Restricted Payments to the Sponsor under Section 7.10, and (d) other Capital Expenditures in an aggregate in any Fiscal Year not in excess of $1,000,000.

7.6.                            Subsidiaries; Partnerships.

The Borrower shall not:  (a) form or have any Subsidiaries; (b) enter into any partnership or a joint venture; (c) acquire any ownership interest in or make any capital contribution to any other Person; (d) enter into any partnership, profit-sharing or royalty agreement or other similar arrangement whereby the Borrower’s income or profits are, or might be, shared with any other Person; or (e) enter into any management contract or similar arrangement whereby its business or operations are managed by any other Person, other than the O&M Agreement and the Administrative Services Agreement or as otherwise contemplated under the Transaction Documents.

7.7.                            Ordinary Course of Conduct; No Other Business.

The Borrower shall not:  (a) engage in any business other than the acquisition, ownership, design, development, construction, financing, implementation, completion, operation and maintenance of the Project in accordance with and as contemplated by the Transaction Documents; (b) undertake any action that could reasonably be expected to lead to a material alteration of the nature of its business or the nature or scope of the Project; (c) change its name or take any other action that might adversely affect the Liens created by the Security Documents; or (d) fail to maintain its corporate existence and its right to carry on its business.

7.8.                            Merger, Bankruptcy, Dissolution or Transfer of Assets.

The Borrower shall not, and shall not agree to:  (a) enter into any transaction of merger or consolidation or convey, sell, lease or otherwise transfer any of its property or assets, except (i) transactions permitted under the Transaction Documents, (ii) sales or other dispositions in the ordinary course of business, (iii) settlement of accounts receivable in the normal course of its business, (iv) disposition of Permitted Investments, (v) sales or other dispositions of equipment or other assets that are (x) obsolete, (y) no longer used or useful in the operation of the Project, or (z) are replaced by or exchanged for other equipment of equal or greater value, and in all cases for which the Borrower shall have received consideration reflecting value that would have been obtained in a transaction on an arm’s length basis with an unaffiliated third party (unless such assets only have scrap value), each of which, with respect to clause (v), shall be verified by the

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

Lender’s Engineer if requested by the Loan Servicer; (b) wind up, liquidate, or dissolve itself, commence an Insolvency Proceeding or file any petition or pass a resolution seeking the same; or (c) acquire property or assets of any other Person (other than purchases or other acquisitions of inventory or materials or spare parts or Capital Expenditures, each in the ordinary course of business in accordance with the applicable budget).

7.9.                            Organizational Documents of Borrower and Holdings; Fiscal Year; Legal Form; Capital Structure.

(a)           The Borrower shall not (i) amend or modify its Organizational Documents, or (ii) amend or modify its legal form, its Fiscal Year or its capital structure.

(b)           The Borrower shall not permit Holdings (i) to amend or modify Holdings’ Organizational Documents, or (ii) to amend or modify Holdings’ legal form, Holdings’ Fiscal Year or Holdings’ capital structure.

7.10.                     Restricted Payments.

(a)           Except as set forth in Section 7.10(b), the Borrower shall not reduce its capital or declare or make or authorize any dividend or any other payment or distribution of cash or property to its Equity Owners on account of any equity interest (each of the foregoing a “Restricted Payment”) unless the Borrower satisfies each of the following conditions:

(i)            Physical Completion shall have occurred;

(ii)           no Potential Default or Event of Default then exists or would exist after giving effect to any such Restricted Payment;

(iii)          the cash balance in (and the Reserve Letters of Credit available to be drawn into) the Debt Service Reserve Account shall equal or exceed the then required Debt Service Reserve Requirement, both before and after the Restricted Payment is made;

(iv)          the Distribution Preconditions have been satisfied;

(v)           no other Restricted Payment has been made during the current Fiscal quarter; and

(vi)          such Restricted Payment is permitted by Governmental Rules.

(b)      Notwithstanding the restrictions set forth above, the Borrower may make payments to the Sponsor in accordance herewith and in accordance with and subject to Appendix A attached hereto to reimburse costs that are incurred by the Sponsor or any Sponsor Affiliate in performing an Intercompany Project Document.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

7.11.                     Redemption or Issuance of Stock; Changes to Capital Structure.

The Borrower shall not (a) redeem, retire, purchase or otherwise acquire, directly or indirectly, any of its Equity Interests now or hereafter outstanding (or any options or warrants issued by the Borrower with respect to its Equity Interests) or set aside any funds for any of the foregoing or issue any Equity Interests to any other Person or (b) make any changes to its capital structure (including the issuance of any options, warrants or other rights with respect thereto).

7.12.                     Other Transactions.

Except for the Transaction Documents as in effect on the Financial Closing Date or as set out on Schedule 5.14 to the Disclosure Letter, the Borrower shall not, directly or indirectly:  (a) enter into any transaction or series of related transactions with any Person (including any Affiliate) other than in the ordinary course of business and on an arm’s-length basis, or (b) establish any sole and exclusive purchasing or sales agency, or enter into any transaction whereby the Borrower might pay more than the fair market value for products of others.

7.13.                     Accounts.

The Borrower shall not establish any bank accounts other than the Project Accounts.

7.14.                     Disbursement of Funds.

The Borrower shall not disburse any funds in a manner not permitted in the Transaction Documents.

7.15.                     Commissions.

The Borrower shall not pay:

(a)           any commission or fee to the Sponsor or any Affiliate of the Sponsor for furnishing guarantees, counter-guarantees or similar credit support for any obligations undertaken in connection with the Project (other than as set forth in paragraph (b) below), or

(b)           any fee to the Sponsor or any Affiliate of the Sponsor with respect to or in connection with the development, construction, financing or operation of the Project, including salaries, bonuses, commissions, management fees, consulting fees, and technical assistance fees, other than Base Fees and fees payable under the Technology License Agreement and the Start-up Agreement.

7.16.                     Amendment of and Notices Under Transaction Documents.

The Borrower shall not (other than to correct minor or technical errors that do not materially change any Person’s rights or obligations), except with the prior written consent of the Loan Servicer acting in consultation with the Lender’s Engineer:

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

(a)           directly or indirectly agree to or permit any amendment, modification, termination, supplement, assignment, or waiver or waive any right to consent to any amendment, modification, termination, supplement, assignment or waiver of any right with respect to, or assign any of the respective duties or obligations under:

(i)            any Project Document or the Project Plans, except for amendments to any Project Document that (A) do not increase the Project Budget, except for Approved Project Changes; (B) would not reasonably be expected to delay the occurrence of Physical Completion by more than thirty (30) days; and (C) would not reasonably be expected to have a Material Adverse Effect; provided, that the Borrower shall give the Loan Servicer and the Lender’s Engineer prompt written notice of all such amendments;

(ii)           any Governmental Approval or other Required Consent, the effect of which would reasonably be expected to have a Material Adverse Effect; or

(iii)          any Loan Document.

(b)           certify, consent to or otherwise permit through a Change Order or otherwise “Final Completion” to occur under any Project Construction Contract; or

(c)           enter into any agreement other than any Loan Document restricting its ability to amend or otherwise modify any of the Transaction Documents.

7.17.                     Other Agreements.

The Borrower shall not enter into or become a party to any agreement, contract or loan commitment outside the ordinary course of business.  The Borrower shall not enter into or become a party to any Additional Project Document without the approval of DOE in its reasonable discretion.  The Borrower shall not enter into or become a party to any agreement, contract or loan commitment other than (a) the Transaction Documents, (b) agreements, contracts or loan commitments expressly contemplated or permitted by the Transaction Documents, (c) agreements or contracts in the ordinary course of business that are not otherwise prohibited by the Transaction Documents or (d) as contemplated by the Project Budget, Project Milestone Schedule, the Operating Plan or the Operating Forecast.

7.18.                     Hedging Agreements.

The Borrower shall not enter into any Hedging Agreement without the prior written consent of the Loan Servicer and the Collateral Agent.

7.19.                     Compromise or Settlement of Disputes.

The Borrower shall not agree or otherwise consent to settle or compromise any litigation, arbitration or other dispute [*****] in any single claim or series of related claims or [*****], in each case, without the prior written consent of the Loan Servicer.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

7.20.                     Abandonment of Project.

The Borrower shall not (a) abandon, agree to abandon or make any public statements regarding its intention to abandon the development, construction or operation of the Project, or take any action that could be deemed an “abandonment”, or transfer the Project to any Person, or (b) notify any Major Project Participant of its intent to terminate any Principal Project Document or the construction or operation of the Project.

7.21.                     Improper Use.

The Borrower shall not use, operate or occupy, or allow the use, maintenance, operation or occupancy of, any portion of the Project Site or Project in any manner or for any purpose:  (a) that would be illegal or dangerous (unless safeguarded as required by Governmental Rules), (b) that could reasonably be expected to have a Material Adverse Effect, (c) that may make void, voidable or cancelable, or materially increase the premium of, any insurance then in force with respect to the Project or any part thereof, or (d) other than for the intended purpose thereof in the construction, operation and maintenance of the Project.

7.22.                     Assignment.

Other than the assignment of the Project Documents and Governmental Approvals to the Administrative Agent in its capacity as the Collateral Agent as security for the benefit of the Secured Parties, the Borrower shall not assign or otherwise transfer its rights under any of the Transaction Documents or Governmental Approvals to any Person.  In addition, to the extent that the Borrower has the right to prohibit any such assignment, the Borrower shall not permit any party to any Transaction Document to assign such Transaction Document to a third party without the prior written consent of the Loan Servicer.

7.23.                     Margin Regulations.

The Borrower shall not directly or indirectly apply any part of the proceeds of any Advance or other revenues to the purchasing or carrying of any margin stock within the meaning of Regulation T, U or X of the Board of Governors of the Federal Reserve of the United States, or any regulations, interpretations or rulings thereunder.

7.24.                     Environmental Laws.

The Borrower shall not undertake any action or Release any Hazardous Substances in violation of any applicable Environmental Law and shall ensure that the Project shall be operated in compliance with all applicable Environmental Laws and that the Project shall not be operated in any manner that would pose a hazard to public health or safety or to the environment, in each case unless such action could not reasonably be expected to have a Material Adverse Effect.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

7.25.                     ERISA.

Neither the Borrower nor any ERISA Affiliate shall adopt, establish, participate in, or incur any obligation to contribute to, any Employee Benefit Plan, in each case, unless such action could not reasonably be expected to have a Material Adverse Effect.

7.26.                     Investment Company Act.

The Borrower shall not take any action that would result in the Borrower being required to register as an “investment company” under the Investment Company Act.

7.27.                     Public Utility Holding Company Act.

The Borrower shall not take, nor permit any Affiliate to take any action that could result in the Borrower being subject to regulation under the Public Utility Holding Company Act.

7.28.                     Powers of Attorney.

The Borrower shall not grant any power of attorney or similar power to any Person, except (i) to its directors and employees in the ordinary course of business, or (ii) in connection with Permitted Liens.

7.29.                     Debarment Regulations.

(a)           Unless authorized by DOE, none of the Borrower, Holdings, the Sponsor or any of the their respect Affiliates shall knowingly enter into any transactions with any Person who is debarred, suspended, declared ineligible or voluntarily excluded from participation in procurement or nonprocurement transactions with any United States federal government department or agency pursuant to any of the Debarment Regulations.

(b)           For purposes of this Section 7.29, “Affiliate” means, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person.  Solely for purposes of this definition of “Affiliate,” “control” (together with correlative meanings of “controlled by” and “under common control with”) means possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

7.30.                     Corrupt Practices and Foreign Asset Control Regulations

None of the Borrower, Holdings or the Sponsor shall engage in any practices that are prohibited by Governmental Rules, including, without limitation, the Corrupt Practices Laws, the  Foreign Asset Control Regulations, the Patriot Act and any anti-boycott laws and regulations.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

7.31.                     OFAC and USA PATRIOT Act.

(a)           None of the Borrower, Holdings, the Sponsor or any of their respective Affiliates shall be a Prohibited Person, and none of the Borrower, Holdings, the Sponsor or any of such Affiliates shall violate any applicable published orders, rules and regulations of OFAC.

(b)           None of the Borrower, Holdings, the Sponsor, nor any of their directors, officers, or Affiliates: (x) shall be subject to United States or multilateral economic or trade sanctions in which the United States participates; (y) be owned or controlled by, or act on behalf of, any governments, corporations, entities or individuals that are subject to United States or multilateral economic or trade sanctions in which the United States participates; or (z) be a Prohibited Person or be otherwise named, identified or described on any blocked persons list, designated nationals list, denied persons list, entity list, debarred party list, unverified list, sanctions list or other list of individuals or entities with whom United States persons may not conduct business, including but not limited to lists published or maintained by OFAC, lists published or maintained by the U.S. Department of Commerce, and lists published or maintained by the U.S. Department of State; and none of the Borrower, Holdings or the Sponsor shall sell ten percent (10%) or more of its capital stock (whether in one transaction or a series of transactions) in a negotiated sale to any Person that, at the time of such sale, is described in any of clauses (x), (y) or (z) of this Section 7.31(b).

(c)           None of the Collateral shall be traded or used, directly or indirectly by a Prohibited Person or by a Person organized in a Prohibited Jurisdiction.  Neither the making of any Advances nor the use by the Borrower, Holdings or the Sponsor of the proceeds thereof shall violate any OFAC regulations, or any anti-boycott laws and regulations.

(d)           None of the Borrower, Holdings, and the Sponsor shall fail to establish and maintain an anti-money laundering compliance program if and as required by the USA PATRIOT Act.

(e)           For purposes of this Section 7.31, “Affiliate” means, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person.  Solely for purposes of this definition of “Affiliate,” “control” (together with correlative meanings of “controlled by” and “under common control with”) means possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

7.32.                     U.S. Government Requirements.

(a)           Suspension and Debarment.  None of the Borrower, Holdings, the Sponsor or any of their respective Affiliates, or any Principal Person of any of the foregoing, shall be (i) debarred, suspended, declared ineligible or voluntarily excluded (as such terms are defined in any of the Debarment Regulations) from participating in procurement or nonprocurement transactions with any United States federal

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

government department or agency pursuant to any of the Debarment Regulations, or (ii) indicted, convicted or have a Governmental Judgment rendered against the Borrower, Holdings, the Sponsor or any of their respective Affiliates, or any Principal Person of any of the foregoing, for any of the offenses listed in any of the Debarment Regulations; and none of the Borrower, Holdings or the Sponsor shall sell ten percent (10%) or more of its capital stock (whether in one transaction or a series of transactions) in a negotiated sale to any Person that, at the time of such sale, is described in any of clauses (i) or (ii) of this Section 7.32(a).

(b)           Lobbying.  In accordance with 31 U.S.C. §1352, no proceeds of the DOE-Guaranteed Loans shall be expended by the Borrower, Holdings or the Sponsor to pay any Person for influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress.

(c)      Affiliate.  For purposes of this Section 7.32, “Affiliate” means, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person.  Solely for purposes of this definition of “Affiliate,” “control” (together with correlative meanings of “controlled by” and “under common control with”) means possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

7.33.                     Federal Indebtedness.

(a)           None of the Borrower, Holdings, the Sponsor or any of their respective Affiliates shall have any delinquent federal debt, including tax liabilities, unless the delinquency has been resolved with the appropriate Governmental Authority in accordance with the standards of the Debt Collection Improvement Act.

(b)           For purposes of this Section 7.33, “Affiliate” means, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person.  Solely for purposes of this definition of “Affiliate,” “control” (together with correlative meanings of “controlled by” and “under common control with”) means possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

ARTICLE 8

EVENTS OF DEFAULT; REMEDIES

8.1.                            Events of Default.

The occurrence of any of the following events shall constitute an Event of Default hereunder:

(a)           Failure to Make Payment Under Loan Documents.  The Borrower shall fail to pay, in accordance with the terms of the DOE Credit Facility Documents or any other Loan Documents (whether by scheduled maturity, required prepayment, by acceleration or otherwise), (i) any principal of or interest on any DOE-Guaranteed Loan on or before the date such amount is due, or (ii) any scheduled fee, charge or other amount due under any Loan Document on or before the thirtieth day following the date such amount is due, in each case, unless such failure is caused by the failure of the Collateral Agent to apply funds in accordance with Appendix A attached hereto.

(b)           Misstatements; Omissions.  Any representation or warranty confirmed or made in any Loan Document by the Borrower, Holdings, or the Sponsor or in any certificate, Financial Statement or other document provided by or on behalf of any such Person to any Credit Party or Independent Consultant in connection with the transactions contemplated by the Transaction Documents shall be found to have been incorrect, false or misleading in any material respect when made or deemed to have been made.

(c)             Covenants and Other Agreements with Cure Period.  The Borrower or any Major Project Participant shall fail to perform or observe any term, covenant or agreement (other than those set forth in (i) Sections 8.1(a), (b) and (d) and (ii) Section 6.30(e)) contained in any Loan Document to which it is a party within the applicable grace period specified therein or, if no grace period is specified, but such failure is curable, within thirty (30) days after notice of such failure is given to such party (or, if such failure is curable but is not reasonably curable within such 30 day period, such additional period, not to exceed 90 days, during which time the Borrower or such Major Project Participant shall be taking diligent action to effect such cure).

(d)           Covenant Breaches Without Cure Period.  The Borrower shall fail to perform or observe any of its obligations under (i) any term, covenant or agreement set forth in Section 6.1(h) (i) (Reporting Obligations), Sections 6.3(b) and (c), (Maintenance of Property and Insurance), Section 6.17 (Debt Service Reserve), Section 6.33 (Financial Covenants) or Article 7 (Negative Covenants) or (ii) any other negative covenant contained in any Loan Document to which it is a party, where such default has not been remedied within the cure period, if any, specified in such Loan Document.

(e)           Environmental Matters.  Any Governmental Judgment is issued relating to any Environmental Claim, Environmental Law or any Governmental Approval issued under any Environmental Law that has had or could reasonably be expected to have a Material Adverse Effect.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

(f)            Breach or Default Under Project Documents.  Any Project Participant shall breach or default in any material respect under any of its material agreements, conditions, terms or covenants contained in any Project Document to which it is a party and such breach or default shall continue unremedied beyond any applicable cure period set forth therein, and such breach or default would reasonably be expected to result in a Material Adverse Effect.

(g)           Breach or Default Under Completion Guaranty or Corporate Guaranty.  The Sponsor shall fail to perform or observe any term, covenant or agreement contained in the Completion Guaranty or the Corporate Guaranty in accordance with the terms thereof.

(h)           Acceleration of Other Sponsor Indebtedness.  An acceleration of the maturity of any Indebtedness for Borrowed Money of the Sponsor having a principal amount outstanding in excess of $500,000 prior to the Project Completion Date or $5,000,000 after the Project Completion Date.

(i)            Unenforceability, Termination, Repudiation or Transfer of Any Transaction Document.  This Common Agreement or any of the other Transaction Documents or any material provision hereof or thereof at any time for any reason (i) is or becomes invalid, illegal, void or unenforceable against Borrower, Holdings, Sponsor or Operator, or Borrower, Holdings, Sponsor or Operator shall have repudiated or disavowed or taken any action to challenge the validity or enforceability of such agreement, (ii) is or becomes invalid, illegal, void or unenforceable against any other party thereto (other than any of the Credit Parties), or any other party thereto (other than any of the Credit Parties) shall have repudiated or disavowed or taken any action to challenge the validity or enforceability of such agreement if, in each case, such invalidity, illegality, voidness, unenforceability, repudiation, disavowal or action could reasonably be expected to have a Material Adverse Effect, and, in the case of a Project Document, such Project Document is not replaced by a replacement Project Document satisfactory to DOE in its sole discretion within thirty (30) days after (A) the replaced Project Document became invalid, illegal, void or unenforceable or (B) any party thereto (other than any of the Credit Parties) repudiated, disavowed or took any action to challenge the validity or enforceability of such replaced Project Document, (iii) except as otherwise permitted hereunder, ceases to be in full force and effect in accordance with the terms thereof, except at the stated termination date thereof, or shall be assigned or otherwise transferred or prematurely terminated by Borrower, Holdings, Sponsor or Operator (or by any other party thereto, other than any of Credit Parties, if, in each case, such assignment, transfer or premature termination could reasonably be expected to have a Material Adverse Effect) prior to the repayment in full of all Secured Obligations (other than with the prior written consent of the Loan Servicer), or (iv) shall cease to give the Administrative Agent in its capacity as the Collateral Agent or any Credit Party in any material respect the Liens, rights, powers and privileges purported to be created thereby or hereby; provided that any of the events set forth in this clause (iv) shall not constitute an Event of Default if the same is caused by any act or failure to act by any of the Credit Parties.

(j)            Security Interests.  Any of the Security Documents shall fail in any material respect to provide the Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby (including the priority intended to be created thereby)

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

or such Lien shall fail to have the priority contemplated therefor in such Security Documents, or any such Security Document or Lien shall cease to be in full force and effect, or the validity thereof or the applicability thereof to the Advances, or any other obligations purported to be secured or guaranteed thereby or any part thereof, shall be disaffirmed by or on behalf of the Borrower or any other party thereto; provided that any of the events set forth in this clause shall not constitute an Event of Default if the same is caused by any act or failure to act by any of the Credit Parties.

(k)           Ownership.

(i)            Holdings ceases to be the sole Equity Owner of the Borrower or ceases to own and control all Equity Interests in the Borrower; or

(ii)           a Change of Control occurs.

(l)            Default under Other Indebtedness.

(i)            (x) The Borrower shall default in the payment of any principal, interest or other amount due under any agreement or instrument evidencing, or under which the Borrower has outstanding at any time, any Indebtedness for Borrowed Money (other than the DOE-Guaranteed Loans) in an amount in excess of $50,000 for a period beyond any applicable grace period or (y) any other default occurs under any such agreement or instrument, if the effect of such default is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness for Borrowed Money of the Borrower (other than the DOE-Guaranteed Loans) in an amount in excess of $50,000; or

(ii)           (x) Holdings or the Sponsor shall default in the payment of any principal, interest or other amount due under any agreement or instrument evidencing, or under which Holdings or the Sponsor, as the case may be, has outstanding at any time, any Indebtedness for Borrowed Money (other than the DOE-Guaranteed Loans) in an amount in excess of $500,000 on or prior to the Project Completion Date or $5,000,000 after the Project Completion Date, in each case for a period beyond any applicable grace period or (y) any other default occurs under any such agreement or instrument, if the effect of such default is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness for Borrowed Money of Holdings or the Sponsor in an amount in excess of $500,000 on or prior to the Project Completion Date or $5,000,000 after the Project Completion Date (other than the Advances).

(m)          Judgments.

(i)            One or more Governmental Judgments shall be entered against the Borrower or Holdings and such Governmental Judgments shall not be vacated, discharged or stayed or bonded pending appeal for any period of thirty (30) consecutive days, and the aggregate amount of all such Governmental Judgments outstanding at any time (except to the extent any applicable insurer(s) shall have acknowledged liability therefor or shall be defending the related claim under a reservation of rights) exceeds $200,000.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

(ii)           One or more Governmental Judgments shall be entered against any of the Major Project Participants other than the Borrower and such Governmental Judgments shall not be vacated, discharged or stayed or bonded pending appeal for any period of thirty (30) consecutive days, and such Governmental Judgments, either singly or in the aggregate, can reasonably be expected to have a Material Adverse Effect.

(n)           Bankruptcy; Insolvency.

(i)            Involuntary Bankruptcy, Etc.  An Insolvency Proceeding shall have been commenced against any Major Project Participant, such proceeding continues undismissed for 60 days.

(ii)           Voluntary Bankruptcy, Etc.  The institution by the Borrower, Holdings or the Sponsor of any Insolvency Proceeding; or the admission by it in writing of its inability to pay its Indebtedness generally as it becomes due or its general failure to pay its Indebtedness as it becomes due; or any other event shall have occurred that under any Governmental Rule would have an effect analogous to any of those events listed above in this Section 8.1(n)(ii) with respect to any such Person; or any action is taken by any such Person for the purpose of effecting any of the foregoing.

(o)           Governmental Approvals and Required Consents.  Any Major Project Participant shall fail to obtain, renew, maintain or comply with any Governmental Approval or other Required Consent relating to the Project or the DOE Credit Facility, or any such Governmental Approval or Required Consent shall be rescinded, terminated, suspended, modified, withdrawn or withheld or shall be determined to be invalid or shall cease to be in full force and effect; or any proceedings shall be commenced by or before any Governmental Authority for the purpose of rescinding, terminating, suspending, modifying, withdrawing or withholding any such Governmental Approval, if such failure, termination, suspension, modification, withdrawal, withholding, revocation, proceeding or other event (i) has had or would reasonably be expected to have a Material Adverse Effect and (ii) is not cured to the satisfaction of the Loan Servicer within 30 days (or, if such event is not reasonably curable within such 30 day period, such longer period, not to exceed 90 days, during which time the Borrower shall be taking diligent action to effect such cure).

(p)            Use of Project Site.  Pursuant to a final, non-appealable determination by a Governmental Authority having jurisdiction over the matter, the Borrower shall cease to have the right to (i) possess and use the Project Facility for the purpose of, and in a manner allowing its, owning, constructing, maintaining and operating the Project in the manner contemplated by the Transaction Documents, for a period of thirty (30) consecutive days, or (ii) sell or otherwise dispose of any of its interest in the Project Site or the Project other than as permitted by the Loan Documents.

(q)            Event of Loss.  Any portion of the Project is destroyed or becomes permanently inoperative, or the Project suffers an actual or constructive loss or damage not covered by insurance, which in such case would reasonably be expected to have a Material Adverse Effect

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

and, in any such case, such damaged, destroyed or inoperative portion of the Project is not fully repaired or restored within one hundred eighty (180) days after such portion of the Project was damaged, destroyed or became inoperative.

(r)             Suspension of Construction.  Prior to the Project Completion Date, construction of the Project shall be suspended, whether as a result of the occurrence of an Event of Force Majeure or otherwise for a period of sixty (60) or more consecutive days.

(s)           Suspension of Operation.  From and after the Project Completion Date, the Project ceases to operate at a level of at least 17 megawatts for any reason for a period of sixty (60) or more consecutive days.

(t)            Failure of Physical Completion to Occur; Insufficient Funding.

(i)            Physical Completion shall not have occurred within six (6) months after the Anticipated Physical Completion Date.

(ii)           At any time prior to the Physical Completion Date, in the reasonable opinion of the Loan Servicer, in consultation with the Lender’s Engineer as appropriate the remaining Project Costs necessary to achieve the Physical Completion Date exceed the funds available to the Borrower and the Borrower fails within sixty (60) days after receiving notice thereof from the Loan Servicer to arrange for the provision of the requisite funds (through additional equity contributions or Permitted Subordinated Loans) on terms and conditions and from parties reasonably acceptable to the Loan Servicer.

(u)           Notice of Termination under Certain Project Agreements.  The giving of a notice of termination (except at the stated termination date thereof) under any Project Document or the occurrence of any event or circumstance entitling any Major Project Participant to give such a notice.

(v)           ERISA Events.  There occurs one or more ERISA Events that individually or in the aggregate results in or could reasonably be expected to result in liability of the Borrower in excess of $250,000 during the term of this Common Agreement.

(w)          Suspension and Debarment.  The occurrence of any event or condition that has resulted or is likely to result in the debarment or suspension of the Borrower from contracting with the United States Government or any agency or instrumentality thereof.

(x)            Deficiencies in Debt Service Reserve Account.  The Borrower shall fail to restore the amount on deposit in the Debt Service Reserve Account to the Debt Service Reserve Requirement within ninety (90) days after the date of any withdrawal from the Debt Service Reserve Account.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

(y)           Deficiencies in Maintenance Reserve Account.  The Borrower shall fail to restore the amount on deposit in the Maintenance Reserve Account to the MRA Required Amount within three (3) months after the date of any withdrawal from the Maintenance Reserve Account.

(z)            Force Majeure.  An Event of Force Majeure materially and adversely affecting the Project shall occur and continue for a period of one hundred eighty (180) consecutive days.

(aa)         Conditions to Initial Advance.  The Borrower shall fail to satisfy all of the conditions to the Initial Advance specified in Section 4.2.1 hereof on or before October 15, 2010.

(bb)         Material Adverse Effect.  The occurrence of any other event or condition that has had or could reasonably be expected to have a Material Adverse Effect.

For the avoidance of doubt, each clause of this Section 8.1 shall operate independently, and the occurrence of any such event shall constitute an Event of Default.

8.2.                            Remedies for Events of Default.

Upon the occurrence and during the continuance of an Event of Default, the Credit Parties may, without further notice of default, presentment or demand for payment, protest or notice of non-payment or dishonor, or other notices or demands of any kind, all such notices and demands being waived (to the extent permitted by Governmental Rules), exercise any or all rights and remedies at law or in equity (in any combination or order that the Credit Parties, may elect), including, without limitation or prejudice to the Credit Parties’ other rights and remedies, the following:

(i)            (A) refuse, and the Administrative Agent in its capacity as the Collateral Agent or any Credit Party shall not be obligated, to make or guarantee any further Advances or any payments from any Project Account or any Account Proceeds or other funds held by the Administrative Agent in its capacity as the Collateral Agent by or on behalf of the Borrower, and (B) suspend or terminate the DOE Credit Facility Commitment;

(ii)           take those actions necessary to perfect and maintain the Liens of the Security Documents;

(iii)          declare and make all sums of outstanding principal and accrued but unpaid interest remaining under this Common Agreement and the other Loan Documents together with all unpaid fees, Periodic Expenses and charges due hereunder or under any other Loan Document, payable on demand or immediately due and payable, whereupon such amounts shall immediately mature and become due and payable;

(iv)          enter into possession of the Project (or any portion thereof) and perform any and all work and labor necessary to complete the Project (or any portion thereof) or to operate and maintain the Project (or any portion thereof), or otherwise foreclose upon or take possession of any Collateral Security and all sums expended by any such Person in so doing,

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

together with interest on such amount at the Late Charge Rate, shall be repaid by the Borrower to such Person upon demand and shall be secured by the Security Documents, notwithstanding that such expenditures may, together with the aggregate amount of Advances under the DOE Credit Facility, exceed the amount of the total DOE Credit Facility Commitment;

(v)           set off and apply such amounts to the satisfaction of the Secured Obligations under all of the Loan Documents, including (A) all monies on deposit in any Project Account, (B) any Account Proceeds, (C) any Equity Contributions including any Reserve Letters of Credit, or (D) any other moneys of the Borrower on deposit with the Administrative Agent in its capacity as the Collateral Agent or any Credit Party;

(vi)          prior to the Project Completion Date, require the Sponsor to make an  Equity Contribution in an amount equal to the Overrun Equity Commitment or exercise any remedies pursuant to the Completion Guaranty;

(vii)         take any other action, as determined by any of the Credit Parties in its sole discretion, to cure such Event of Default, if and to the extent that such Event of Default is susceptible of cure by any of the Credit Parties, and all sums expended by any such Person in so doing, together with interest on such amount at the Late Charge Rate, shall be repaid by the Borrower to such Person upon demand and shall be secured by the Security Documents, notwithstanding that such expenditures may, together with the aggregate amount of Advances under the DOE Credit Facility, exceed the amount of the total DOE Credit Facility Commitment;

(viii)        take any other action, as determined by any of the Credit Parties in its sole discretion, necessary to protect and preserve the Collateral, and all sums expended by any such Person in so doing, together with interest on such amount at the Late Charge Rate, shall be repaid by the Borrower to such Person upon demand and shall be secured by the Security Documents, notwithstanding that such expenditures may, together with the aggregate amount of Advances under the DOE Credit Facility, exceed the amount of the total DOE Credit Facility Commitment;

(ix)           proceed to protect and enforce its rights and remedies by appropriate proceedings, whether for damages or the specific performance of any provision of this Common Agreement or any other Transaction Document, or in aid of the exercise of any power granted in this Common Agreement or any other Transaction Document, or by law, or proceed to enforce the payment of any amount due and payable; and

(x)            exercise any and all rights and remedies available to it under any of the Transaction Documents with respect to the Project, the Borrower, the Sponsor, Holdings and any other Project Participant and under the Collateral Security or otherwise under Governmental Rules; and

(xi)           in accordance with Section 609.10(e)(4) of the Applicable Loan Guarantee Requirements, take such other actions as DOE may reasonably require to provide for the care,

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

preservation, protection, and maintenance of all Collateral so as to enable the United States to achieve maximum recovery upon default by Borrower on the DOE-Guaranteed Loans.

8.3.                            Automatic Acceleration.

Upon the occurrence of an Event of Default referred to in Section 8.1(n) (Bankruptcy; Insolvency), (a) the DOE Credit Facility Commitment shall automatically be terminated, and (b) the DOE-Guaranteed Loans, together with interest accrued thereon and all other amounts due under the DOE-Guaranteed Loans and the other Loan Documents, shall immediately mature and become due and payable, without any other presentment, demand, diligence, protest, notice of acceleration, or other notice of any kind, all of which the Borrower hereby expressly waives.

8.4.                            Event of Default Notice.

(a)           Delivery of Notice.  The Loan Servicer may deliver an Event of Default Notice to the Collateral Agent at any time when an Event of Default has occurred and is continuing.

(b)           Copy to the Borrower.  Concurrently with the delivery of any Event of Default Notice to the Collateral Agent, the Loan Servicer shall deliver a copy thereof to the Borrower, but the effectiveness of any such Event of Default Notice shall not depend on the delivery of a copy thereof to the Borrower.

(c)           Effect of Notice.  Upon delivery to the Collateral Agent of an Event of Default Notice and while such Event of Default Notice remains effective, except to the extent otherwise set forth in such Event of Default Notice, the Collateral Agent shall, notwithstanding anything in this Common Agreement to the contrary, (a) cease to honor any instruction or request from the Borrower to distribute, transfer or withdraw any funds or other assets from the Project Accounts or directing the manner in which any such funds or other assets shall be held or invested, (b) hold funds on deposit in any Project Account only in such Permitted Investments as the Loan Servicer may from time to time direct in writing (or, failing such direction, the Overnight Investment), (c) disburse, transfer and withdraw amounts on deposit in the Project Accounts only as the Loan Servicer may direct in writing from time to time, and (d) draw upon any or all Reserve Letters of Credit for the full undrawn face amount in accordance with the terms of such Reserve Letters of Credit and disburse the aggregate amount of such drawings in the Project Accounts as the Loan Servicer may direct from time to time. Each of the parties hereto confirms that the Collateral Agent shall comply with its obligations set forth in this paragraph, notwithstanding any protest or order to the contrary by the Borrower at any time.

(d)           Revocation.  Upon request of the Borrower to the Loan Servicer at any time when any and all Events of Default that gave rise to an Event of Default Notice have been waived by all Credit Parties, the Loan Servicer shall deliver a written notice to the Collateral Agent (with a copy to the Borrower and each Credit Party) revoking the effectiveness of any previously delivered Event of Default Notice.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

8.5.                            Remedies Instructions.

(a)                                  Delivery of Remedies Instructions.  At any time when an Event of Default exists, the Loan Servicer shall be entitled, by delivery of Remedies Instructions to the Collateral Agent, to:

(i)                                     direct the Collateral Agent to exercise, or to refrain from exercising, any right, remedy, power or privilege available to or conferred upon it with respect to the Collateral or otherwise under this Agreement, the Security Documents or any other Loan Document to which it is a party; and

(ii)                                  direct the time, place and manner in which the Collateral Agent is to exercise any such right, remedy, power or privilege.

(b)                                 Exercise of Remedies.  If the Collateral Agent has received Remedies Instructions, it shall exercise the rights, remedies, powers and privileges specified in the Remedies Instructions unless and until such Remedies Instructions are modified or revoked by the Loan Servicer.

(c)                                  Revocation.  Upon request of the Borrower to the Loan Servicer after any and all Events of Default that gave rise to a Remedies Instruction have been waived or cured, the Loan Servicer shall deliver a written notice to the Collateral Agent (with a copy to the Borrower and each Credit Party) revoking the effectiveness of any Remedies Instructions, and the Collateral Agent shall be required to give effect to such revocation not later than the first Business Day after the date upon which it receives such revocation; provided, however, that to the extent that the revocation of any Remedies Instructions would require affirmative actions to be taken on the part of the Collateral Agent, the Collateral Agent shall be granted a reasonable amount of time to undertake such actions.

(d)                                 Notwithstanding anything to the contrary contained herein, the Collateral Agent shall not be required to take, or refrain from taking, any action which the Collateral Agent determines in its reasonable judgment to be contrary to any provision of the Loan Documents or applicable law, regulations, codes, ordinances, court orders or restrictive covenants with respect to the matters hereunder.

8.6.                            Appointment of a Receiver.

Notwithstanding any appointment of a receiver, subject to mandatory provisions of Governmental Rule, the Collateral Agent shall be entitled to retain possession and control of all cash, investments and Reserve Letters of Credit held by, or deposited with, it or its agents or nominees pursuant to any provision of this Common Agreement, the Account Control Agreement or any other Loan Document.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

8.7.                            DOE.

DOE, or any other agency or instrumentality of the United States of America that is a successor or assignee of DOE under this Common Agreement, may itself exercise any right given to the Loan Servicer in this Article 8.

ARTICLE 9
AGENTS AND ADVISORS

9.1.                            Appointment of Agents.

In connection with the Project, each Credit Party hereby appoints the Loan Servicer and the Administrative Agent, and by its signature below, each such Agent accepts such appointment:

(a)                                  the Loan Servicer to act as Loan Servicer and authorizes it to exercise such rights, powers, authorities and discretions as are specifically delegated to the Loan Servicer by the terms of this Common Agreement and the other Loan Documents, together with all such rights, powers, authorities and discretions as are reasonably incidental thereto;

(b)                                 the Administrative Agent or its designee to act as Collateral Agent and authorizes it to exercise such rights, powers, authorities and discretions as are specifically delegated to the Administrative Agent in its capacity as the Collateral Agent by the terms of this Common Agreement and the other Loan Documents, including, without limitation:

(i)                                     promptly notifying DOE of any material changes in the value of the Collateral of which it becomes aware;

(ii)                                  monitoring the Borrower’s compliance with covenants and agreements relating to the Collateral;

(iii)                               monitoring all regulatory and Uniform Commercial Code filings related to the Collateral to ensure that continuation statements, extensions or renewals, as applicable, are timely filed;

(iv)                              during the continuance of an Event of Default or of any other breach or default under this Common Agreement or any other Loan Document, assisting and advising DOE in connection with the liquidation of the Collateral or any part thereof, including selecting specialists to assist in appraisal and liquidation of the Collateral, recommending liquidation strategies, identifying potential buyers of the assets and analyzing bids;

(v)                                 asking for, demanding, collecting, suing for, recovering, receiving and giving acquittance and receipts for moneys due and to become due under or in respect of the Collateral;

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

(vi)                              receiving, endorsing and collecting any drafts or other instruments, documents and chattel paper in connection with the preceding clauses;

(vii)                           occupying any premises where the Collateral or any part thereof is assembled or located;

(viii)                        enforcing any agreements to which it is a party;

(ix)                                creating, preserving and protecting its Liens on, and security interest in, the Collateral;

(x)                                   filing any claims or taking any action or instituting any proceedings that it may deem necessary or desirable for the collection of any of the Collateral or otherwise to accomplish the purposes of the Security Documents or enforce its rights with respect to any of the Collateral;

(xi)                                exercising in respect of the Collateral, in addition to any other rights or remedies available to it and to the extent not in violation of any applicable law, all the rights and remedies of a secured party under the Uniform Commercial Code;

(xii)                             ensuring that all Security Documents are revised or renewed as necessary; and

(xiii)                          ensuring that the Collateral is properly maintained for the benefit of DOE, FFB and any other third party lenders or guarantors, together with all such rights, powers, authorities and discretions as are reasonably incidental thereto;

(c)                                  the Administrative Agent to act as Administrative Agent and authorizes it to exercise such rights, powers, authorities and discretions as are specifically delegated to the Administrative Agent by the terms of this Common Agreement and the other Loan Documents, including, without limitation, to give notices or provide instructions on behalf of DOE to any Person under the Loan Documents in accordance with the terms and conditions thereof, maintain and provide to DOE a quality assurance plan, provide all deliverables in electronic formats compatible with DOE’s software applications, and take such other actions as may be reasonably requested in writing by DOE or as shall be required in respect of the Loan Documents, together with all such rights, powers, authorities and discretions as are reasonably incidental thereto.

9.2.                            Duties and Responsibilities.

(a)                                  No Agent shall have any duties or responsibilities except those expressly set out in this Common Agreement or in the other Loan Documents.  Notwithstanding anything to the contrary contained herein or in any Loan Document, no Agent shall be required to take any action that is contrary to any Governmental Rule.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

(b)                                 DOE, and any subsequent Person acting as Loan Servicer under the Loan Documents, shall comply with all requirements of the Applicable Loan Guarantee Requirements with respect to servicing the DOE-Guaranteed Loans, including:

(i)                                     In accordance with Section 609.10(d)(16) and Section 609.10(e)(3) of the Applicable Loan Guarantee Requirements, the Loan Servicer, with the assistance of the Administrative Agent in its capacity as the Collateral Agent, has taken and shall continue to take those actions necessary to perfect and maintain liens on assets which are pledged as collateral pursuant to the terms of the Security Documents;

(ii)                                  In accordance with Section 609.10(f)(1) of the Applicable Loan Guarantee Requirements, the Loan Servicer shall keep such records concerning the project as are necessary for facilitating the effective and accurate audit and performance evaluation of the Project pursuant to the Applicable Loan Guarantee Requirements and Program Requirements;

(iii)                               In accordance with Section 609.10(g)(1) of the Applicable Loan Guarantee Requirements, any assignment or transfer of the servicing, monitoring, tracking, and reporting functions performed by the Loan Servicer must be approved by DOE in writing in advance of such assignment; and

(iv)                              In accordance with Section 609.10(g)(2) of the Applicable Loan Guarantee Requirements, for the purpose of identifying holders with the right to receive payment under the DOE Guarantee, the Loan Servicer shall develop a procedure for tracking and identifying holders of DOE-Guaranteed Loans.

(c)                                  In accordance with Section 609.10(e)(4) of the Applicable Loan Guarantee Requirements, the Administrative Agent in its capacity as the Collateral Agent shall take such other actions as DOE may reasonably require to provide for the care, preservation, protection, and maintenance of all Collateral so as to enable the United States to achieve maximum recovery upon default by Borrower on the DOE-Guaranteed Loans.

9.3.                            Rights and Obligations.

(a)                                  Each Agent may:

(i)                                     assume, absent actual knowledge or written notice to the contrary, that (A) any representation made by any Project Participant in connection with any Transaction Document is true; (B) no Event of Default or Potential Default exists; (C) no Project Participant is in breach of or in default under its obligations under any Transaction Document; and (D) any right, power, authority or discretion vested herein upon any other Agent or Independent Consultant has not been exercised;

(ii)                                  assume, absent actual knowledge or written notice to the contrary, that any notice or certificate given by any Project Participant or Independent Consultant has been validly

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

given by a Person authorized to do so and act upon such notice or certificate unless the same is revoked or superseded by a further such notice or certificate;

(iii)                               assume, absent actual knowledge or written notice to the contrary, that the address, telecopy and telephone numbers for the giving of any written notice to any Person hereunder is that identified in Schedule 11.1 until it has received from such Person a written notice designating some other office of such Person to replace any such address, or telecopy or telephone number, and act upon any such notice until the same is superseded by a further such written notice;

(iv)                              employ at the expense of the Borrower in accordance with Section 13.17, lawyers, accountants or other experts whose advice or services such Agent may reasonably determine are necessary, expedient or desirable, may pay reasonable fees and expenses for the advice or service of any such Person and may rely upon any advice so obtained; provided, that no Agent shall be under any obligation to act upon such advice if it does not deem such action to be appropriate;

(v)                                 rely on any matters of fact that might reasonably be expected to be within the Knowledge of any Project Participant or any Independent Consultant upon a certificate signed by or on behalf of such party;

(vi)                              rely upon any communication or document reasonably believed by it to be genuine;

(vii)                           refrain from acting or continuing to act in accordance with any instructions of the Required Credit Parties to begin any legal action or proceeding arising out of or in connection with any Transaction Document until it shall have received such indemnity or security from the Borrower or such other Person (other than DOE and FFB) as it may reasonably require (whether by payment in advance or otherwise) for all costs, claims, losses, expenses (including reasonable legal fees and expenses) and liabilities that it will or may expend or incur in complying or continuing to comply with such instructions; and

(viii)                        seek instructions from the Required Credit Parties as to the exercise of any of its rights, powers, authorities or discretions hereunder, and in the event that it does so, it shall not be considered as having acted unreasonably when acting in accordance with such instructions or, in the absence of any (or any clear) instructions, when refraining from taking any action or exercising any right, power or discretion hereunder.

(b)                                 Each Agent shall:

(i)                                     except where the Loan Servicer has supplied such notice or document to such Agent, promptly inform the Loan Servicer of the contents of any notice or document that in its capacity as Agent it received from or delivers to:  (A) the Borrower; (B) any Project Participant; (C) the Administrative Agent in its capacity as the Collateral Agent; (D) any Independent Consultant; or (E) any Governmental Authority;

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

(ii)                                  promptly notify the Loan Servicer of the occurrence of any Event of Default or Potential Default of which such Agent has written notice from any Person;

(iii)                               except as otherwise expressly provided herein or in any other Loan Document, perform its duties in accordance with any instructions given to it by the Required Credit Parties, which instructions shall be binding on all Credit Parties; and

(iv)                              except as otherwise expressly provided herein, if so instructed by the Required Credit Parties, refrain from exercising any right, power, authority or discretion vested in it as an Agent hereunder or under the other Loan Documents (other than rights arising under this Article 9 or Section 13.17).

9.4.                            No Responsibility for Certain Conduct.

(a)                                  In connection with the Loan Documents, notwithstanding anything to the contrary expressed or implied herein or in the other Loan Documents, no Agent shall:

(i)                                     be bound to inquire as to (A) whether or not any representation made by any other Person in connection with any Transaction Document is true; (B) the occurrence or otherwise of any Event of Default or Potential Default; (C) the performance by any other Person of its obligations under any of the Transaction Documents; or (D) any breach of or default by any other Person of its obligations under any of the Transaction Documents;

(ii)                                  be bound to account to any Person for any sum or the profit element of any sum received by it for its own account except as expressly provided under the Loan Documents;

(iii)                               be bound to disclose to any Person any information relating to the Project or to any Person if such disclosure would, or might in its opinion, constitute a breach of any Governmental Rule or be otherwise actionable at the suit of any Person; or

(iv)                              be under any fiduciary duties or obligation other than those for which express provision is made in this Common Agreement or in any other Loan Document to which such Person is a party.

(b)                                 No Agent shall have any responsibility for the accuracy or completeness of any information supplied by any Person (other than such Person) in connection with the Project or for the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document or any other document referred to herein or provided for herein or therein or for any recitals, statements, representations or warranties made by the Borrower or any other Person contained in this Common Agreement or any other Transaction Document or in any certificate or other document referred to or provided for in, or received by such Agent, hereunder or thereunder.  No Agent shall be liable as a result of any failure by the Borrower or its Affiliates or any Person party hereto or to any other Transaction Document (except such Agent) to perform their respective obligations hereunder or under any other Transaction Document or any document

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

referred to or provided for herein or therein or as a result of taking or omitting to take any action hereunder or in relation to any Transaction Document, except to the extent of such Agent’s gross negligence or willful misconduct.

(c)                                  Any Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking or other business with any Person, without any duty to account therefor to the Credit Parties.

(d)                                 It is understood and agreed by each Relevant Credit Party (for itself and any Person claiming through it) that it has itself been, and will continue to be, solely responsible for making its own independent appraisal of, and investigations into, the financial condition, creditworthiness, condition, affairs, status and nature of each Project Participant and, accordingly, each such Relevant Credit Party warrants to each Agent that it has not relied on and will not hereafter rely on such Agent:

(i)                                     to check or inquire on its behalf into the adequacy, accuracy or completeness or any information provided by any Project Participant or Independent Consultant in connection with any of the Transaction Documents or the transactions therein contemplated (whether or not such information has been or is hereafter circulated to such Project Participant or Independent Consultant by an Agent); or

(ii)                                  to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of any Project Participant or Independent Consultant.

9.5.                            Defaults.

No Agent shall be deemed to have knowledge or notice of the occurrence of any Event of Default or Potential Default unless such Agent has Knowledge of such Event of Default or Potential Default or has received a notice from a Project Participant, referring to this Common Agreement, describing such Event of Default or Potential Default and stating that such notice is a “notice of default.”  If any Agent has Knowledge of an Event of Default or Potential Default or receives such a notice of default, such Agent shall give prompt notice thereof to the Loan Servicer, and the Loan Servicer shall give prompt notice thereof to each Credit Party and each Independent Consultant.  Each Agent shall take such action with respect to such Event of Default or Potential Default as is provided in Article 8 of this Common Agreement; provided, however, that unless and until such Agent shall have received such directions, it may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or Potential Default as it shall deem advisable and in the best interest of the Credit Parties.

9.6.                            No Liability.

No Agent, nor any of its officers, directors, employees or agents shall be liable to any Project Participant or Independent Consultant for any action taken or omitted under this

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

Common Agreement or under the other Loan Documents, or in connection therewith, except to the extent caused by the gross negligence or willful misconduct of such Agent, as determined by a court of competent jurisdiction in a final non-appealable Governmental Judgment.  The Relevant Credit Parties each (for itself and any Person claiming through it) hereby releases, waives, discharges and exculpates each Agent for any action taken or omitted by such Agent under this Common Agreement or under the other Loan Documents, or in connection therewith, except to the extent caused by the gross negligence or willful misconduct of such Agent as determined by a court of competent jurisdiction in a final non-appealable Governmental Judgment.

9.7.                            Fees and Expenses of Agents.

(a)                                  Generally.  The Borrower shall be responsible for paying the fees and expenses of each Agent in connection with the Project under all circumstances, pursuant to a separate written agreement with each Agent, without recourse to DOE by such Agent, the Sponsor, the Borrower or any other Person.

(b)                                 Administrative Agent Fee Agreement.  The Borrower shall (i) from time to time on demand by each Agent, indemnify such Agent against any and all reasonable costs, claims, losses, expenses (including reasonable legal fees and expenses) and liabilities, that such Agent may incur in acting in its capacity as an Agent hereunder, other than by reason of its own gross negligence or willful misconduct; and (ii) without limitation of the foregoing, reimburse such Agent promptly upon demand for any reasonable out-of-pocket expenses (including reasonable legal fees and expenses) incurred by such Agent in connection with the preparation, execution, administration or enforcement of, or services provided in respect of rights or responsibilities under, the Transaction Documents.

(c)                                  Payments.  All payments or reimbursements under Section 9.7(b) shall be due and payable (i) [*****] after the Borrower’s receipt of the Agent’s request therefor from time to time, and (ii) whether or not this Common Agreement is terminated or any Advance of the DOE-Guaranteed Loan is made.

(d)                                 Acknowledgements.  The Borrower and each Agent expressly acknowledge and agrees that:

(i)                                     DOE shall not be financially liable to any Agent for any services rendered or expenses incurred in connection with the Project under any circumstances whatsoever, including whether any Advance occurs or under circumstances in which the Borrower fails to pay such fees and expenses;

(ii)                                  The Borrower shall acknowledge and pay all fees and expenses represented by periodic invoices for services rendered by such Agent to DOE with respect to the Project upon their periodic presentation thereof by such Agent, including prior to or on the Financial Closing Date;

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

(iii)                               While the services provided by such Agent shall be rendered for the benefit of DOE and the other Credit Parties in connection with the Project, the invoices of such Agent shall be the sole responsibility of the Borrower, notwithstanding that such Agent is an agent of DOE and the other Credit Parties; and

(iv)                              The Borrower specifically disclaims any implication of confidential, fiduciary or other client relationship (including an attorney-client relationship) between the Borrower or the Sponsor and such Agent as a result of this Section 9.7 and shall not interfere with the relationship (including any attorney-client relationship and the ability to terminate the agency relationship) between such Agent and DOE and the other Credit Parties.

(e)                                  The provisions of this Section 9.7 shall survive the termination of this Common Agreement and the other Loan Documents.

9.8.                            Resignation and Removal.

(a)                                  Subject to Section 9.9, any Agent may resign its appointment hereunder at any time without providing any reason therefor by giving prior written notice to that effect to each of the other parties hereto.

(b)                                 Subject to Section 9.9, the Required Credit Parties may remove any Agent from its appointment hereunder with or without cause by giving prior written notice to that effect to the Loan Servicer and the Borrower.

9.9.                            Successor Agents.

(a)                                  No resignation or removal pursuant to Section 9.8 shall be effective until:

(i)                                     a successor for such Agent is appointed in accordance with (and subject to) the provisions of this Section 9.9;

(ii)                                  the resigning or removed Agent has transferred to its successor all of its rights and obligations in its capacity as an Agent under this Common Agreement and the other Loan Documents; and

(iii)                               the successor Agent has executed and delivered an agreement to be bound by the terms of this Common Agreement and the other Loan Documents and to perform all duties required of such Agent hereunder and under the other Loan Documents.

(b)                                 If an Agent has given notice of its resignation pursuant to Section 9.8(a) or if the Loan Servicer gives each other Agent notice of removal of any Agent pursuant to Section 9.8(b), or if the Required Credit Parties give the Loan Servicer notice of removal of the Loan Servicer pursuant to Section 9.8(b), then a successor to such Agent may be appointed by the Required Credit Parties (and, unless an Event of Default or Potential Default has occurred and is continuing, with the written consent of the Borrower, which consent shall not unreasonably be withheld or delayed) during the 90 day period beginning on the date of such notice in accordance

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

with the terms of this Common Agreement but, if no such successor is so appointed within 90 days after the above notice, the resigning Agent, or the Loan Servicer, in the case of a removed Agent, may appoint such a successor.  If a resigning Agent or the Loan Servicer appoints a successor, such successor shall be acceptable to the Required Credit Parties (and, unless an Event of Default or Potential Default has occurred and is continuing, the Borrower, approval by which shall not unreasonably be withheld or delayed); provided, that if the Required Credit Parties and the Borrower, if applicable, do not confirm such acceptance in writing within 60 days following selection of such successor by the resigning or removed Loan Servicer or otherwise appoint a successor within such 60 day period, then the Required Credit Parties and the Borrower, as the case may be, shall be deemed to have given such acceptance and such successor shall be deemed appointed as the successor to such resigning or removed Loan Servicer hereunder.  If no successor Agent shall have been so accepted or deemed accepted by the Required Credit Parties within sixty (60) days after the appointment of a successor Agent, then the resigning or removed Agent may apply to a court of competent jurisdiction for the appointment of a successor Agent.

(c)                                  If a successor to an Agent is appointed under the provisions of this Section 9.9, then:

(i)                                     the predecessor Agent shall be discharged from any further obligation hereunder (but without prejudice to any accrued liabilities);

(ii)                                  the resignation pursuant to Section 9.8(a) or removal pursuant to Section 9.8(b) of the predecessor Agent notwithstanding, the provisions of this Common Agreement shall inure to the predecessor Agent’s benefit as to any actions taken or omitted to be taken by it under this Common Agreement and the other Loan Documents while it was an Agent; and

(iii)                               the successor Agent and each of the other parties hereto shall have the same rights and obligations amongst themselves as they would have had if such successor Agent had been a party hereto beginning on the date of this Common Agreement.

9.10.                     Due Authorization, Execution and Delivery.

Each Agent is hereby authorized by the Credit Parties to execute, deliver and perform each of the Loan Documents to which such Agent is or is intended to be a party.  All action on the part of each Agent that is required for the authorization, execution, delivery and performance by such Agent of the Loan Documents to which it is a party has been duly and effectively taken.  The obligations of each Agent under the Loan Documents to which it is a party are the legal, valid and binding obligations of such Agent enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity (regardless of whether enforcement is sought in proceedings at law or in equity).

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

9.11.                     Appointment of Independent Consultants.

9.11.1                  Appointment of Insurance Advisor.

In connection with the Project, each Credit Party hereby appoints the Insurance Advisor to serve under the Loan Documents and authorizes the Insurance Advisor to exercise such rights, powers, authorities and discretions as are specifically delegated to the Insurance Advisor by the terms of this Common Agreement and the other Loan Documents, which shall include, without limitation:

(a)                                  advising DOE on the type and appropriate level of property and casualty, business interruption and other insurance necessary to provide risk mitigation with respect to the Project,

(b)                                 advising DOE regarding the Borrower’s representations as to the availability of appropriate levels and types of insurance coverage for the Project,

(c)                                  reviewing the type, level, cost and provider of Required Insurance to ensure that DOE is receiving satisfactory coverage from qualified insurance carriers, and

(d)                                 reviewing and commenting on requests from the Borrower for changes or reductions in insurance coverage during the life of the DOE Guarantee, together with all such rights, powers, authorities and discretions as are reasonably incidental thereto.

9.11.2                  Appointment of Lender’s Engineer.

In connection with the Project, each Credit Party hereby appoints the Lender’s Engineer to serve under the Loan Documents and authorizes the Lender’s Engineer to exercise such rights, powers, authorities and discretions as are specifically delegated to it pursuant to the Lender’s Engineer Advisory Agreement.

By its execution of the Lender’s Engineer Advisory Agreement, the Lender’s Engineer accepts its appointment and delegation.

9.12.                     Actions.

Except as otherwise provided in this Article 9, and subject to the other provisions of this Common Agreement, each Agent shall take any action requested in writing by the Loan Servicer with respect to the Collateral, this Common Agreement or any other Loan Document to which it is a party, as applicable.

9.13.                     Delegation of Duties.

Subject to the provisions of Section 9.1 hereof, each Agent may execute any of the rights, remedies, powers, privileges, duties or obligations under this Common Agreement and the other Loan Documents to which it is a party either directly or by or through nominees or agents, and

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

shall not be liable for any misconduct or negligence of any such nominee or agent appointed with due care by it hereunder, except to the extent constituting gross negligence or willful misconduct.

9.14.                     Certain Rights of the Agents.

(a)                                  Each Agent may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b)                                 Each Agent may consult with counsel of its selection and, as long as such counsel was selected by such Agent with due care, the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

9.15.                     Authority of the Agents.

The Borrower acknowledges that the rights and responsibilities of each Agent under this Common Agreement with respect to any action taken by such Agent or the exercise or non-exercise by such Agent of any power, right or remedy provided for or resulting or arising out of this Common Agreement shall, as between such Agent and the Credit Parties, be governed by this Common Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between each Agent and the Borrower, such Agent shall be conclusively presumed to be acting as the Agent for the Credit Parties with full and valid authority so to act or refrain from acting, and the Borrower shall not be under any obligation or entitlement to make any inquiry respecting such authority.

9.16.                     Force Majeure.

In no event shall any Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that each Agent shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

9.17.                     Agents and Independent Consultants Not Prohibited Persons

None of the Agents or the Independent Consultants shall at any time be a Prohibited Person.  In the event that any of the Agents or the Independent Consultants shall at any time be or become a Prohibited Person, such Agent or Independent Consultant shall immediately and without further action be removed from its appointment hereunder, subject to the appointment of

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

a successor Agent or Independent Consultant in accordance with the terms of this Common Agreement.

9.18.                     Survival.

The provisions of this Article 9 shall survive the termination of this Common Agreement.

ARTICLE 10
REGARDING THE COLLATERAL AGENT

10.1.                     Administration of the Collateral.

The Collateral Agent shall hold the Collateral and any Lien thereon for the benefit of the Secured Parties pursuant to the terms of this Common Agreement and the other Security Documents to which the Collateral Agent is a party. The Collateral Agent shall administer the Collateral in the manner contemplated by the Security Documents and the other Loan Documents to which it is a party. The Collateral Agent shall exercise such rights and remedies with respect to the Collateral as are granted to it under the Security Documents, the other Loan Documents and Governmental Rule and, except as otherwise expressly provided herein, in the Security Documents or the other Loan Documents, as shall be directed in writing by the Loan Servicer.

10.2.                     Own Funds.

The Collateral Agent shall not be under any obligation to take any action other than as expressly set forth in this Common Agreement or the other Loan Documents to which it is a party that involves any expense or liability, the payment of which, within a reasonable time, is not, in the reasonable opinion of the Collateral Agent, assured to it. Nothing in this Common Agreement shall be interpreted to require the Collateral Agent to advance or expend its own funds to make any payments hereunder. The Collateral Agent shall not be required to invest, or be under any liability for interest, on any monies at any time received by it pursuant to any of the provisions of this Common Agreement, except as otherwise expressly provided herein or in any other Loan Document to which it is a party.

10.3.                     Waiver of Setoff by Collateral Agent.

The Collateral Agent hereby irrevocably waives any right of setoff, banker’s lien, right to combine accounts or any similar Lien or right that it may have by agreement, under law or otherwise against any of the Collateral in respect of amounts owing to the Collateral Agent by any Person.

10.4.                     Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the Patriot Act and in order to help fight the funding of terrorism and money laundering, the Collateral Agent, like all financial institutions, is required to obtain, verify, and record information that identifies

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

each person or legal entity that establishes a relationship or opens an account with the Collateral Agent. The parties to this Common Agreement agree that they will provide the Collateral Agent with such information as it may request in order for the Collateral Agent to satisfy the requirements of the Patriot Act.

10.5.                     Survival.

The provisions of this Article 10 shall survive the termination of this Common Agreement.

ARTICLE 11
REPRESENTATIONS AND WARRANTIES OF THE AGENTS

Each Agent makes all of the following representations and warranties, solely with respect to itself, to and in favor of the other Credit Parties as of the date hereof.

11.1.                     Organization, Power and Status.

Each Agent is duly organized and existing under the laws of the jurisdiction of its formation.

11.2.                     Power and Authority.

Each Agent has the requisite power and authority to (a) execute, deliver and perform each of the Loan Documents to which it is a party and (b) carry on its business as now being conducted.

11.3.                     No Consents.

Neither the execution, delivery or performance by each Agent of any Loan Document to which it is a party, nor the performance by each Agent of the terms and conditions thereof requires the approval, consent or authorization of any Person other than (a) such approvals, consents and authorizations as have been obtained or (b) as may be required from time to time in connection with the exercise of remedies provided for herein and in the other Loan Documents (as to which the Agents makes no representation or warranty).

11.4.                     Proceedings.

There are no actions, suits or proceedings, claims or investigations pending or, to the actual knowledge of any officers of each Agent responsible for the administration of this Common Agreement, threatened against it that challenge the validity or enforceability of any Loan Document to which it is a party or that, individually or in the aggregate, if adversely determined would materially and adversely affect the ability of such Agent to perform its obligations under any Loan Document to which it is a party.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

11.5.                     No Agents’ Liens.

There are no Liens on or against the Collateral that result from (i) claims against such Agent unrelated to the transactions contemplated by this Common Agreement or the other Loan Documents or (ii) affirmative acts by such Agent creating a Lien other than as contemplated or permitted by this Common Agreement or the other Loan Documents.

ARTICLE 12
REIMBURSEMENT AGREEMENT

12.1.                     Reimbursement Obligation.

If the Borrower defaults in any payment due to FFB under the DOE-Guaranteed Loan or otherwise under any FFB Funding Document, and as a result of such payment default by the Borrower, DOE becomes obligated to make any payments to FFB pursuant to the DOE Guarantee (a “DOE Guarantee Payment”), the Borrower shall become immediately obligated to reimburse DOE in an amount (the “DOE Guarantee Payment Amount”) equal to the sum of (i) all DOE Guarantee Payments paid by DOE to FFB, and (ii) all costs or expenses incurred by DOE in connection therewith, whether by payment to FFB or otherwise.

12.2.                     Payments and Computations.

12.2.1                  Interest.

The Borrower shall pay to DOE an amount (the “Borrower Reimbursement Obligations”) equal to the sum of (i) the DOE Guarantee Payment Amount, and (ii) interest on DOE Guarantee Payment Amount from the date the DOE Guarantee Payment was paid or incurred by DOE under the DOE Guarantee until payment in full by the Borrower to DOE of the DOE Guarantee Payment Amount, at a rate of interest equal to the rate of interest in effect under the FFB Note Purchase Agreement with respect to Overdue Amounts at the time of the payment default by the Borrower.

12.2.2                  Method of Payment.

The Borrower shall make each payment with respect to Borrower Reimbursement Obligations hereunder (a “Borrower Reimbursement Payment”), irrespective of any right of counterclaim or set-off, in Dollars and in immediately available funds on or before the fifth Business Day following a written demand by DOE to the Borrower indicating the DOE Guarantee Payment Amount and the date it was paid or incurred by DOE, by wire transfer to the following account, or to such other account as may be specified by DOE from time to time:

U.S. Treasury Department

ABA No. 0210-3000-4 TREASNYC/CTR/BNF=D89000001

OBI=LGPO Loan No. 1002 — Guarantee Reimbursement

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

12.2.3                  Taxes.

All Borrower Reimbursement Payments by the Borrower hereunder shall be made in accordance with Section 3.1.2.

12.2.4                  Calculations.

All computations of interest or fees under this Common Agreement shall be made by the Loan Servicer, on the same basis as payments under the FFB Note Purchase Agreement.

12.2.5                  Determinations.

Each determination of an amount of interest or fees payable hereunder by the Loan Servicer shall be conclusive and binding for all purposes, absent manifest error.

12.3.                     Obligations Absolute.

To the fullest extent permitted by law, the Borrower Reimbursement Obligations are absolute, irrevocable and unconditional, and shall be paid strictly in accordance with the terms of this Common Agreement under all circumstances whatsoever, including without limitation the following circumstances, whether or not with notice to or the consent of the Borrower:

(i)                                     the occurrence, or the failure by DOE or any other Secured Party or any other Person to give notice to the Borrower of the occurrence, of any Event of Default or Potential Default under this Common Agreement or any default under any of the other Loan Documents;

(ii)                                  the extension of the time for performance of any obligations, covenants or agreements of any Person under or arising out of any of the Loan Documents;

(iii)                               the existence of any claim set-off, counterclaim, defense or other rights of any kind or nature which (A) the Borrower, DOE or any other Person may have at any time against FFB or any transferee, or (B) the Borrower or any other Person may have at any time against DOE, whether in connection with the Loan Documents, the transactions contemplated therein or any unrelated transactions;

(iv)                              any failure, omission or delay on the part of (A) DOE to assert a defense to a DOE Guarantee Payment Amount under the DOE Guarantee or to otherwise contest the DOE Guarantee, or (B) DOE or any other Secured Party or the Borrower to enforce, assert or exercise any other right, power or remedy conferred by this Common Agreement or any of the Loan Documents;

(v)                                 the taking or the omission on the part of DOE or any other Secured Party or the Borrower of any other actions referred to in any of the Loan Documents;

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

(vi)                              the compromise, settlement, release, modification, amendment (whether material or otherwise) or termination of any or all of the obligations, conditions, covenants or agreements of any Person in respect of any of the Loan Documents;

(vii)                           any amendment or waiver of the payment, performance or observance of any of the obligations, conditions, covenants or agreements of any Person contained in any of the Loan Documents;

(viii)                        the exchange, surrender, substitution or modification of any security for any of the Loan Documents;

(ix)                                any disability, incapacity or lack of powers, authority or legal personality of or dissolution or change in the status of the Borrower or any other Person;

(x)                                   any release, irregularity, invalidity, illegality, lack of genuineness, unenforceability or modification affecting this Common Agreement, the DOE Guarantee, the DOE Credit Facility, or the other Loan Documents, or the transactions contemplated hereby or thereby;

(xi)                                the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets of, the marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceedings which affect the Borrower or any other Person party to any of the Loan Documents;

(xii)                             the release or discharge by operation of law of the Borrower from the performance or observance or any obligation, covenant or agreement contained in any of the Loan Documents;

(xiii)                          any statement or any other document presented under the DOE Guarantee proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

(xiv)                         any determination by a court or arbitrator, or any settlement of a disputed claim by any party hereto or other Person, relating to this Common Agreement, the DOE Guarantee, or the other Loan Documents, or the transactions contemplated hereby or thereby; or

(xv)                            any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

12.4.                     Security.

12.4.1                  Borrower Reimbursement Obligations Secured

The parties expressly acknowledge that the Collateral Security pledged under the Security Documents is pledged to secure payment by the Borrower of the Borrower Reimbursement Obligations.

12.4.2                  Actions.

The Borrower expressly acknowledges that DOE is free to litigate, settle or otherwise satisfy or discharge its obligation with respect to any DOE Guarantee Payment Amount, and take any action under the Security Documents or otherwise with respect to the Collateral Security, as it may from time to time deem appropriate, and any failure by DOE to advise, notify, or consult with the Borrower shall not be a defense to, or in any way diminish, discharge or derogate from the Borrower Reimbursement Obligations hereunder.

12.5.                     DOE Rights.

12.5.1                  Rights Cumulative.

DOE’s right to reimbursement provided for in this Article 12 shall be in addition to, and not in limitation of, any other claims, rights or remedies of subrogation, reimbursement, contribution, exoneration or indemnification or similar claims, rights or remedies, whether arising under contract, by statute, or otherwise that DOE may have from time to time.

12.5.2                  Subrogation.

Without limiting the generality of Section 12.5.1, in accordance with Section 609.10(e)(2) of the Applicable Loan Guarantee Requirements, upon any DOE Guarantee Payment DOE shall be subrogated to the rights of FFB or any subsequent holder of the FFB Loans, including all related Liens and Collateral.

12.6.                     Further Assurances.

The Borrower shall cooperate with DOE in connection with the exercise of any of its rights under this Article 12 and agrees, promptly upon request by DOE or the Loan Servicer, to execute, acknowledge and deliver all further instruments and documents, and take all such further acts as DOE or the Loan Servicer may reasonably request from time to time in order to carry out the purposes of this Article 12 or to enable DOE to exercise and enforce its rights and remedies hereunder.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

ARTICLE 13
MISCELLANEOUS

13.1.                     Addresses.

Any communications, including any notices, between or among the parties to the Loan Documents shall be given to the addresses listed in Schedule 13.1.  All notices or other communications required or permitted to be given under the Loan Documents shall be in writing and shall be considered as properly given (a) if delivered in Person, (b) if sent by overnight delivery service for inland delivery or international courier for international delivery, (c) in the event overnight delivery service or international courier service is not readily available, if mailed by first class mail (or airmail for international delivery), postage prepaid, registered or certified with return receipt requested, (d) if sent by telecopy with transmission verified or (e) if transmitted by electronic mail (with such transmission verified).  Notice so given shall be effective upon delivery to the addressee, except that communication or notice so transmitted by telecopy or other direct written electronic means shall be deemed to have been validly and effectively given on the day (if a Business Day and, if not, on the next following Business Day) on which it is validly transmitted if transmitted (with such transmission verified) before 2:00 p.m., recipient’s time, and if transmitted after that time, on the next following Business Day; provided, however, that if any notice is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be effective upon such tender.  Any party shall have the right to change its address for notice under any of the Loan Documents to any other location by giving prior written notice to the other parties in the manner set forth hereinabove.

13.2.                     Further Assurances.

The Borrower shall fully cooperate with all Persons as may be necessary to ensure that each Credit Party receives any notices due to such Credit Party pursuant to the Transaction Documents.  Each of the parties agrees that money damages would not be a sufficient remedy for any breach of this Section 13.2 and Section 6.23(b) and agrees that in addition to all other remedies, any court or arbitrator may award specific performance or other equitable relief as a remedy for any such breach.

13.3.                     Delay and Waiver.

No delay or omission in exercising any right, power, privilege or remedy under this Common Agreement or any other Loan Document, including any rights and remedies in connection with the occurrence of an Event of Default or Potential Default shall impair any such right, power, privilege or remedy of the Credit Parties, nor shall it be construed to be a waiver of any right, power, privilege or remedy or of any breach or default, or an acquiescence therein, or in any similar breach or default thereafter occurring, nor shall any waiver of any single right, power, privilege or remedy, or of any breach or default be deemed a waiver of any other right, power, privilege or remedy or of any other breach or default therefore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any of the Credit Parties of any right, power, privilege or remedy including any rights and remedies in connection

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

with the occurrence of an Event of Default or Potential Default or of any other breach or default under this Common Agreement or any other Loan Document, or any waiver on the part of any of the Credit Parties of any provision or condition of this Common Agreement or any other Transaction Document, must be in writing and shall be effective only to the extent in such writing specifically set forth.  All rights, powers, privileges and remedies, either under this Common Agreement or any other Loan Document or by law or otherwise afforded to any of the Credit Parties, shall be cumulative and not alternative and not exclusive of any other rights, powers, privileges and remedies that such Credit Parties may otherwise have.

13.4.                     Right of Set-Off.

In addition to any rights now or hereafter granted under Governmental Rules or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Credit Party is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final) and any other Indebtedness at any time held or owing by such Credit Party (including by any branches and agencies of such Credit Party wherever located) to or for the credit or the account of the Borrower against and on account of the Secured Obligations and liabilities of the Borrower to such Credit Party under this Common Agreement or any other Loan Document.

13.5.                     Amendment or Waiver.

Except as otherwise provided herein, neither this Common Agreement nor any of the terms hereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing and signed by the Borrower, DOE, the Administrative Agent and the Loan Servicer.  Any amendment to or waiver of this Common Agreement or any of the terms hereof that constitutes a ‘modification’ within the meaning set forth in Section 502(9) of the Federal Credit Reform Act of 1990 and OMB Circular A-11 may be subject to (a) the availability to DOE of funds appropriated by the United States Congress to meet an increase, if any, in the Credit Subsidy Cost or (b) if such funds are not appropriated or are unavailable, to the payment by the Borrower of any such increase.

13.6.                     Entire Agreement.

This Common Agreement, including any agreement, document or instrument attached hereto or referred to herein, integrates all the terms and conditions mentioned herein or incidental hereto and supersedes all oral negotiations and prior agreements and understandings of the parties hereto in respect to the subject matter hereof.

13.7.                     Governing Law.

This Common Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the Federal law of the United

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

States.  To the extent that Federal law does not specify a rule of decision for a particular matter at issue, it is the intention and agreement of the parties hereto that the substantive law of the State of New York shall be adopted as the governing Federal rule of decision.

13.8.                     Severability.

In case any one or more of the provisions contained in any Loan Document should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the parties thereto shall enter into good faith negotiations to replace the invalid, illegal or unenforceable provision.

13.9.                     Calculations.

All financial data submitted pursuant to this Common Agreement and the other Loan Documents shall be prepared in accordance with GAAP, and all financial ratio tests applicable to the Borrower shall be based on definitions consistent with GAAP.

13.10.              Limitation on Liability.

No claim shall be made by the Borrower or any of its Affiliates against any Credit Party or any of their Affiliates, directors, employees, attorneys or agents for any special, indirect, consequential or punitive damages (whether or not the claim therefor is based on contract, tort or duty imposed by law), in connection with, arising out of or in any way related to the transactions contemplated by this Common Agreement or the other Transaction Documents or any act or omission or event occurring in connection therewith; and the Borrower hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor; except that the foregoing limitation shall not apply to the extent that any such claim results from the gross negligence or willful misconduct of any Credit Party.

13.11.              Waiver of Jury Trial.

EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS COMMON AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE BORROWER.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH CREDIT PARTY TO ENTER INTO THIS COMMON AGREEMENT AND THE OTHER LOAN DOCUMENTS.

13.12.              Consent to Jurisdiction.

By execution and delivery of this Common Agreement, the Borrower irrevocably and unconditionally:

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

(a)                                  submits for itself and its property in any legal action or proceeding against it arising out of or in connection with this Common Agreement or any other Loan Document, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of (i) the courts of the United States of America for the District of Columbia, (ii) the courts of the United States of America for the Southern District of New York, (iii) any other federal court of competent jurisdiction in any other jurisdiction where it or any of its property may be found, and (iv) appellate courts from any of the foregoing;

(b)                                 consents that any such action or proceeding may be brought in or removed to such courts, and waives any objection, or right to stay or dismiss any action or proceeding, that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)                                  agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Schedule 13.1 or at such other address of which DOE shall have been notified pursuant thereto;

(d)                                 agrees that nothing herein shall (i) affect the right of any Credit Party to effect service of process in any other manner permitted by law or (ii) limit the right of any Credit Party to commence proceedings against or otherwise sue the Borrower or any other Person in any other court of competent jurisdiction nor shall the commencement of proceedings in any one or more jurisdictions preclude the commencement of proceedings in any other jurisdiction (whether concurrently or not) if, and to the extent, permitted by the Governmental Rules; and

(e)                                  agrees that judgment against it in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction within or without the U.S. by suit on the judgment or otherwise as provided by law, a certified or exemplified copy of which judgment shall be conclusive evidence of the fact and amount of the Borrower’s obligation.

13.13.              Successors and Assigns.

(a)                                  The provisions of this Common Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(b)                                 The Borrower may not assign or otherwise transfer any of its rights or obligations under this Common Agreement or under any Transaction Document without the prior written consent of the Loan Servicer and DOE.

(c)                                  FFB may assign any or all of its rights, benefits and obligations under the Loan Documents and with respect to the Collateral Security to any financial institution in accordance with the provisions of the DOE Credit Facility Documents.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

(d)                                 The Borrower or its agent shall maintain a register for the recordation of the names and addresses of the Lenders and the principal amounts of the Advances owing to each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrower, any Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender for all purposes of this Common Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

13.14.              Participations.

FFB may from time to time sell or otherwise grant participations in any or all of its rights and obligations under the Loan Documents and with respect to the Collateral Security without the consent of the Borrower or any Agent.  In such case, Borrower and any Agent shall continue to deal exclusively with FFB and the provisions of this Agreement shall apply as if no such participation had been sold or granted.

13.15.              Reinstatement.

This Common Agreement shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Borrower’s obligations hereunder, or any part thereof, is, pursuant to Governmental Rules, rescinded or reduced in amount, or must otherwise be restored or returned by any Credit Party.  In the event that any payment or any part thereof is so rescinded, reduced, restored or returned, such obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

13.16.              No Partnership; Etc.

The Credit Parties and the Borrower intend that the relationship between them shall be solely that of creditor and debtor.  Nothing contained in this Common Agreement or in any other Loan Document shall be deemed or construed to create a partnership, tenancy-in-common, joint tenancy, joint venture or co-ownership by, between or among the Credit Parties and the Borrower or any other Person.  The Credit Parties shall not be in any way responsible or liable for the indebtedness, losses, obligations or duties of the Borrower or any other Person with respect to the Project or otherwise.  All obligations to pay real property or other taxes, assessments, insurance premiums, and all other fees and Periodic Expenses arising from the ownership, operation or occupancy of the Project and to perform all obligations under the agreements and contracts relating to the Project shall be the sole responsibility of the Borrower.

13.17.              Payment of Costs and Expenses.

(a)                                  (i)                                     The Borrower shall, whether or not the transactions herein contemplated are consummated, pay or reimburse:  all reasonable and invoiced out-of-pocket costs and expenses of each Credit Party (including all commissions, charges, costs and expenses for the conversion of currencies and all other costs, charges and expenses, including all fees and

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

Periodic Expenses of the legal counsel, consultants and advisors for any of the foregoing) made, paid, suffered or incurred in connection with (A) the translation, negotiation, preparation, execution and delivery and, where appropriate, authentication, registration and recordation of this Common Agreement, the other Transaction Documents and any other documents and instruments related hereto or thereto (including legal opinions), and (B) the authentication, registration, translation and recordation (where appropriate) of any of the Transaction Documents and the delivery of the evidences of Indebtedness relating to the Advances and the disbursements thereof.

(ii)                                  The Borrower shall also pay or reimburse all out-of-pocket costs and expenses of each Credit Party (including all commissions, charges, costs and expenses for the conversion of currencies and all other costs, charges and expenses including all fees and Periodic Expenses of the legal counsel, consultants and advisors for any of the foregoing) made, paid, suffered or incurred in connection with (A) any amendment or modification to, or the protection or preservation of any right or claim under, or consent or waiver in connection with, this Common Agreement or any other Transaction Document, any such other document or instrument related hereto or thereto or any Collateral Security, and (B) the administration, preservation in full force and effect and enforcement (including with respect to a work out) of this Common Agreement, the other Transaction Documents and any other documents and instruments referred to herein or therein (including the fees and disbursements of counsel for each Credit Party and travel costs), and (C) the fees and expenses of the Lender’s Engineer and other Independent Consultants from time to time retained pursuant to the Loan Documents.

(b)                                 The Borrower shall, whether or not the transactions herein contemplated are consummated, (i) indemnify each of the Credit Parties (each an “Indemnified Person” and, collectively, the “Indemnified Parties”) and each of its respective officers, directors, employees, representatives, attorneys and agents from and hold each of them harmless against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding or inquiry (whether or not such Indemnified Person is a party thereto) related to the entering into and performance of any Transaction Document or the disbursement of, or use of the proceeds of, any DOE-Guaranteed Loans or the consummation of any transactions contemplated herein or in any Transaction Document, including the fees and Periodic Expenses of counsel selected by such Indemnified Person incurred in connection with any such investigation, litigation or other proceeding or in connection with enforcing the provisions of this Section 13.17 (but excluding any such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements to the extent incurred by reason of the gross negligence or willful misconduct of the Indemnified Person or its officers, directors, employees, representatives, attorneys or agents, as the case may be, as determined pursuant to a final, non-appealable judgment by a court of competent jurisdiction) (collectively, “Indemnity Claims”).

(c)                                  Without limitation to the provisions of Section 13.17(b) above, the Borrower agrees to defend, indemnify and hold harmless each Indemnified Person and each of its

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

respective directors, officers, shareholders, agents, employees, participants, successors and assigns, from and against any and all Claims.

(d)                                 All sums paid and costs incurred by any Indemnified Person with respect to any matter indemnified hereunder shall bear interest at the Late Charge Rate applicable to their respective Advances from the date the Borrower receives notice thereof from such Indemnified Person, until reimbursed by the Borrower, and all such sums and costs shall be added to the Secured Obligations and be secured by the Security Documents and shall be immediately due and payable on demand.  Each such Indemnified Person shall promptly notify the Borrower in a timely manner of any such amounts payable by the Borrower hereunder, provided that any failure to provide such notice shall not affect the Borrower’s obligations under this Section 13.17.,

(i)                                     Each Indemnified Person within ten (10) days after the receipt by it of notice of the commencement of any action for which indemnity may be sought by it, or by any Person controlling it, from the Borrower on account of the agreements contained in this Section 13.17, shall notify the Borrower in writing of the commencement thereof, but the failure of such Indemnified Person to so notify the Borrower of any such action shall not release the Borrower from any liability that it may have to such Indemnified Person, except to the extent that the Borrower is actually prejudiced by such delay.

(ii)                                  To the extent that the undertaking in the preceding clauses of this Section 13.17 may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under Governmental Rules to the payment and satisfaction of such undertakings.

(iii)                               The provisions of this Section 13.17 shall survive foreclosure under the Security Documents and satisfaction or discharge of the Secured Obligations, and shall be in addition to any other rights and remedies of any Indemnified Person.

(iv)                              Any amounts payable by the Borrower pursuant to this Section 13.17 shall be payable within the later to occur of (i) [*****] after the Borrower receives an invoice for such amounts from any applicable Indemnified Person, and (ii) [*****] to the date on which such Indemnified Person expects to pay such costs on account of which the Borrower’s indemnity hereunder is payable, and if not paid by such applicable date shall bear interest at the Late Charge Rate from and after such applicable date until paid in full.

(v)                                 The Borrower shall be entitled, at its expense, to participate in the defense thereof provided that such Indemnified Person shall have the right to retain its own counsel, at the Borrower’s expense, and such participation by the Borrower in the defense thereof shall not release the Borrower of any liability that it may have to such Indemnified Person.  Any Indemnified Person against whom any Claim is made shall be entitled, after consultation with the Borrower and upon consultation with legal counsel wherein such Indemnified Person is advised that such Claim is meritorious, to compromise or settle any such Claim.  Any such compromise or settlement shall be binding upon the Borrower for purposes of this Section 13.17.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

(vi)                              Upon payment of any Claim by the Borrower pursuant to this Section 13.17, the Borrower, without any further action, shall be subrogated to any and all claims that such Indemnified Person may have relating thereto, and such Indemnified Person shall at the request and expense of the Borrower cooperate with the Borrower and give at the request and expense of the Borrower such further assurances as are necessary or advisable to enable the Borrower vigorously to pursue such claims.

(vii)                           Notwithstanding any other provision of this Section 13.17, the Borrower shall not be entitled to any (i) notice, (ii) participation in the defense of, (iii) consent rights with respect to any compromise or settlement, or (iv) subrogation rights, in each case except as otherwise provided for pursuant to this Section with respect to any action, suit or proceeding against the Borrower, Holdings or the Sponsor.

13.18.              Counterparts.

This Common Agreement may be executed in one or more duplicate counterparts and when signed by all of the parties shall constitute a single binding agreement.

[Remainder of page intentionally left blank; signatures follow.]

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

IN WITNESS WHEREOF, the parties hereto have caused this Common Agreement to be executed and delivered by their respective officers or representatives hereunto duly authorized as of the date first written above.

STEPHENTOWN REGULATION SERVICES LLC

By:	/s/ James M. Spiezio

Its:	Treasurer and Secretary

U.S. DEPARTMENT OF ENERGY,
as Credit Party

By:	/s/ David G. Frantz

Its:	Director

U.S. DEPARTMENT OF ENERGY,
as Loan Servicer

By:	/s/ David G. Frantz

Its:	Director

MIDLAND LOAN SERVICES, INC.,
as Administrative Agent in its capacity as the Collateral Agent

By:	/s/ Bradley J. Hauger

Its:	Senior Vice President
Servicing Officer

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

APPENDIX A

ACCOUNTS; REVENUES

AND APPLICATION THEREOF

Section A.1           Project Accounts

(a)           The Borrower shall establish and maintain (I) the Collateral Account with PNC Bank, National Association, or another bank or financial institution satisfactory to DOE (the “Depository Bank”) for the receipt and management of Project-related funds and security and (II) the following subaccounts within the Collateral Account established and maintained with the Depository Bank for the management of Project-related funds and security (the Collateral Account and such subaccounts, collectively, the “Project Accounts”):

(i)            Base Equity Account;

(ii)           Overrun Equity Account;

(iii)          Loss Proceeds Account;

(iv)          Project Revenue Account;

(v)           Operating Disbursement Account;

(vi)          Debt Service Payment Account;

(vii)         Debt Service Reserve Account;

(viii)        Maintenance Reserve Account;

(ix)           Capital Account;

(x)            Post Reserve Account; and

(xi)           Distribution Suspense Account.

(b)           All monies at any time deposited in any account required hereby shall be disbursed, allocated and applied solely for the uses and purposes provided herein.

Section A.2           Control by Collateral Agent; Fees

(a)           The Collateral Agent shall have sole dominion and control over, and the exclusive right of withdrawal from, all Project Accounts, other than the Operating Disbursement Account and the Maintenance Reserve Account, in accordance with the terms of this Common Agreement and the Account Control Agreements.  The Borrower shall have the right to direct the disposition of funds in the Operating Disbursement Account by check or wire transfer unless an Event of Default Notice has been issued and remains effective.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

(b)           The Borrower shall pay all fees and expenses of the Secured Parties, the Depository Bank and the Collateral Agent as may be required by DOE in its sole discretion in connection with the establishment and maintenance of the Project Accounts.

Section A.3           Base Equity Account

(a)           On the Financial Closing Date, the Borrower shall deposit in the Collateral Account, and the Collateral Agent shall transfer from the Collateral Account to the Base Equity Account, all Base Equity that has not previously been invested in the Project and approved and valued by DOE.

(b)           Prior to the Physical Completion Date, all monies on deposit in the Base Equity Account shall be applied to Equity Advances in accordance with, and in the amounts determined under, Sections 2.1(b) and 2.4.2 of the Common Agreement.

(c)           From and after the Physical Completion Date, at the request of the Borrower, provided that no Potential Default or Event of Default shall then exist, the Collateral Agent shall cause any monies on deposit in the Base Equity Account to be disbursed to the Borrower for distribution to the Equity Owners of the Borrower without regard to the limitations set forth in Section 7.10 of the Common Agreement (except for Section 7.10(a)(ii) thereof).  The Collateral Agent shall cause such amounts to be deposited in the account specified by the Borrower in the notice referred to in the preceding sentence within two (2) Business Days after receipt of such notice.

Section A.4           Overrun Equity Account

(a)           If at any time the Borrower or DOE shall determine that the sum of (A) the unadvanced proceeds of the DOE Credit Facility and (B) the amount remaining on deposit in the Base Equity Account shall be insufficient to pay all remaining Total Project Costs, then the Borrower shall [*****] of (y) such determination by the Borrower or (z) notice of such determination by DOE to the Borrower, deposit the amount of such deficiency in the Collateral Account, and the Collateral Agent shall immediately transfer the entire amount so deposited by the Borrower pursuant to this Section A.4(a) from the Collateral Account to the Overrun Equity Account.

(b)           Prior to the Physical Completion Date, all monies on deposit in the Overrun Equity Account shall be applied to Equity Advances in accordance with, and in the amounts determined under, Sections 2.1(b) and 2.4.2 of the Common Agreement.

(c)           From and after the Physical Completion Date, at the request of the Borrower, provided that no Potential Default or Event of Default shall then exist, the Collateral Agent shall cause any monies on deposit in the Overrun Equity Account to be disbursed to the Borrower or as the Borrower may direct for distribution to the Equity Owners of the Borrower without regard to the limitations set forth in Section 7.10 of the Common Agreement (except for Section 7.10(a)(ii) thereof).  The Collateral Agent shall cause such amounts to be deposited in the account specified by the Borrower in the notice referred to in the preceding sentence within two (2) Business Days after receipt of such notice.

2

Section A.5           Loss Proceeds Account

All Loss Proceeds shall be deposited in the Collateral Account immediately upon receipt, shall be immediately transferred by the Collateral Agent from the Collateral Account to the Loss Proceeds Account and shall be applied as provided in Section 3.4.3(a)(ii) and Section 6.26 of the Common Agreement.

Section A.6           Deposit of Operating Revenues

The Borrower shall use commercially reasonable efforts to cause all Operating Revenues to be deposited directly into the Collateral Account immediately upon receipt and, following the transfer of such Operating Revenues by the Collateral Agent from the Collateral Account to the Project Revenue Account, thereafter applied as provided in Section A.7 hereof.  The Collateral Agent shall immediately transfer any amounts deposited in the Collateral Account pursuant to this Section A.6 from the Collateral Account to the Project Revenue Account.

Section A.7           Application of Operating Revenues

(a)           Prior to the Physical Completion Date, the Collateral Agent shall cause all monies on deposit in the Project Revenue Account to be applied for the following purposes in the following order of priority, the requirements of each numbered item to be fully satisfied for any fiscal period before application of any monies to any succeeding numbered item for such fiscal period:

(i)                            First:  On the first Business Day of each calendar month, to the Operating Disbursement Account, (A) such amount, if any, that, when added to the amount then on deposit in the Operating Disbursement Account, shall equal the amount of Operating Costs for such calendar month in accordance with the Operating Budget, and (B) with the consent of DOE in its sole discretion, an additional amount equal to all or a portion of the amount of Operating Costs anticipated by Borrower to be paid or incurred during such calendar month in excess of the amount of Operating Costs for such calendar month as set forth in the Operating Budget;

(ii)                         Second:  On the first Business Day of each calendar month, to the Maintenance Reserve Account, such amount, if any, that, when added to the amount then on deposit in the Maintenance Reserve Account, shall equal the MRA Required Amount; and

(iii)                      Third:  Any monies on deposit in the Project Revenue Account that are not applied as provided in clauses (i) and (ii) of this Section A.7(a) shall be retained in the Project Revenue Account.

(b)           From and after the Physical Completion Date, the Collateral Agent shall cause all monies on deposit in the Project Revenue Account to be applied for the following purposes in the following order of priority, the requirements of each numbered item to be fully satisfied for any

3

fiscal period before application of any monies to any succeeding numbered item for such fiscal period:

(i)                            First:  On the first Business Day of each calendar month, to the Operating Disbursement Account, (A) such amount, if any, that, when added to the amount then on deposit in the Operating Disbursement Account, shall equal the amount of Operating Costs for such calendar month in accordance with the Operating Budget, and (B) with the consent of DOE in its sole discretion, an additional amount equal to all or a portion of the amount of Operating Costs anticipated by Borrower to be paid or incurred during such calendar month in excess of the amount of Operating Costs for such calendar month as set forth in the Operating Budget;

(ii)                         Second:  On the first Business Day of each calendar month, to the Debt Service Payment Account, such amount, if any, that, when added to the amount then on deposit in the Debt Service Payment Account, shall equal the amount of interest and principal on the DOE-Guaranteed Loan and all other costs, fees and expenses arising under the Loan Documents that are due and payable to FFB or DOE on or before the next succeeding Payment Date;

(iii)                      Third:  On the first Business Day of each calendar month, to the Debt Service Reserve Account, such amount, if any, that, when added to the amount then on deposit in the Debt Service Reserve Account, shall equal the Debt Service Reserve Requirement;

(iv)                     Fourth:  On the first Business Day of each calendar month, to the Maintenance Reserve Account, such amount, if any, that, when added to the amounts then on deposit in the Maintenance Reserve Account, shall equal the MRA Required Amount;

(v)                        Fifth:  On the first Business Day of each calendar month, to the Capital Account, such amount, if any, that, when added to the amounts on deposit in the Capital Account, shall equal the Capital Account Requirement;

(vi)                     Sixth:  On the first Business Day of each calendar month, to the Post Reserve Account, such amount, if any, that, when added to the amounts then on deposit in the Post Reserve Account, shall equal the aggregate amount of Base Fees payable on or before the next succeeding Payment Date to the Operator under the O&M Agreement and to the Administrator under the Administrative Services Agreement; and

(vii)                  Seventh:  On the first Business Day of each January, April, July and October, commencing on or after the Project Completion Date, to the Distribution Suspense Account, all remaining monies then on deposit in the Project Revenue Account.

4

Section A.8           Operating Disbursement Account

The Borrower shall from time to time, or cause the Operator or the Administrator to, apply monies on deposit in the Operating Disbursement Account to pay (a) Operating Costs in accordance with the most recent Operating Budget and (b) with the consent of DOE in its sole discretion, Operating Costs in excess of the amount of Operating Costs as set forth in the most recent Operating Budget.

Section A.9           Debt Service Payment Account

The Collateral Agent shall cause monies on deposit in the Debt Service Payment Account to be applied to pay all amounts payable by Borrower to FFB and DOE under the Loan Documents including, without limitation, interest and principal on the DOE-Guaranteed Loan and all other costs, fees and expenses arising under the Loan Documents, as and when all such amounts are due and payable.

Section A.10         Debt Service Reserve Account

(a)           If at any time the monies on deposit in the Debt Service Payment Account shall not be sufficient to pay all amounts payable to FFB and DOE under the Loan Documents, including, without limitation, interest and principal on the DOE-Guaranteed Loan and all other costs, fees and expenses arising under the Loan Documents, as and when all such amounts are due and payable, then, after application of all monies on deposit in the Debt Service Payment Account for such purposes, the Collateral Agent shall cause monies on deposit in the Debt Service Reserve Account to be applied to pay such deficiency.

(b)           On the second Business Day prior to the date on which any amount is payable by Borrower to FFB or DOE under the Loan Documents, the Collateral Agent shall give notice to the Sponsor if the monies on deposit in the Debt Service Payment Account plus the monies on deposit in the Debt Service Reserve Account are insufficient to cause such amount to be paid to FFB or DOE under the Loan Documents, which notice shall specify the amount of such insufficiency.

(c)           Within five (5) days after the date on which any monies are withdrawn from the Debt Service Reserve Account, the Collateral Agent shall give notice to the Sponsor if the monies then on deposit in the Debt Service Reserve Account are less than the Debt Service Reserve Requirement, which notice shall specify the amount of such deficiency.

(d)           If at any time the monies on deposit in the Debt Service Reserve Account shall exceed the Debt Service Reserve Requirement, the Collateral Agent shall transfer the amount of such excess to the Project Revenue Account.

Section A.11         Maintenance Reserve Account

(a)           If at any time the monies on deposit in the Operating Disbursement Account shall not be sufficient to pay Operating Costs, then, after application of all monies on deposit in the Operating Disbursement Account for such purpose, the Borrower shall transfer monies on

5

deposit in the Maintenance Reserve Account in the amount of such deficiency to the Operating Disbursement Account to be applied to pay such deficiency.

(b)           If at any time, and to the extent that (i) the monies on deposit in the Debt Service Payment Account shall not be sufficient to pay all amounts payable to FFB and DOE under the Loan Documents as and when such amounts are due and payable and (ii) the monies on deposit in the Debt Service Reserve Account are insufficient to cover such deficiency in the Debt Service Payment Account, then the Borrower shall transfer monies on deposit in the Maintenance Reserve Account in the amount of such deficiency to the Debt Service Payment Account.

(c)           If at any time the monies on deposit in the Maintenance Reserve Account shall exceed the MRA Required Amount, the Borrower shall transfer the amount of such excess to the Project Revenue Account.

Section A.12         Capital Account

(a)           The Collateral Agent shall hold monies on deposit in the Capital Account as a reserve fund and shall not disburse such monies without the consent of the Loan Servicer.

(b)           If at any time, and to the extent that (i) the monies on deposit in the Debt Service Payment Account shall not be sufficient to pay all amounts payable to FFB and DOE under the Loan Documents as and when such amounts are due and payable and (ii) the monies on deposit in the Debt Service Reserve Account and the Maintenance Reserve Account are insufficient to cover such deficiency in the Debt Service Payment Account, then the Collateral Agent shall transfer monies on deposit in the Capital Account in the amount of such deficiency to the Debt Service Payment Account.

Section A.13         Post Reserve Account

The Collateral Agent shall cause monies on deposit in the Post Reserve Account to be applied as follows:

(a)           to pay Base Fees as and when all such amounts are due and payable, on a pro rata basis in proportion to the aggregate amounts that are due and payable pursuant to the terms of the O&M Agreement and the Administrative Services Agreement, respectively; provided that, to the extent that any shortfall exists in the Operating Disbursement Account, the Debt Service Payment Account, the Debt Service Reserve Account or the Maintenance Reserve Account, such monies shall be transferred to each such account in such order prior to being used to pay Base Fees; and

(b)           after the payment of all Base Fees then due and payable, any monies remaining on deposit in the Post Reserve Account shall be transferred to the Project Revenue Account.

Section A.14         Distribution Suspense Account

The Collateral Agent shall cause all monies on deposit in the Distribution Suspense Account to be applied for the following purposes in the following order of priority, the

6

requirements of each numbered item to be fully satisfied for any fiscal period before application of any monies to any succeeding numbered item for such fiscal period:

(a)           On the 15th day of each February, May, August and November (each, a “Distribution Date”), in the event that all of the conditions precedent set forth in Section 7.10(a) of the Common Agreement are not satisfied, to the Project Revenue Account, all monies then on deposit in the Distribution Suspense Account.

(b)           On each Distribution Date, provided that all of the conditions precedent set forth in Section 7.10(a) of the Common Agreement are satisfied, at the direction of the Borrower, the Collateral Agent shall cause a portion of the monies then on deposit in the Distribution Suspense Account to be disbursed to the Borrower or as the Borrower may direct to make any Restricted Payment; provided, however, that at the same time as the Collateral Agent shall cause any monies on deposit in the Distribution Suspense Account to be disbursed to make any Restricted Payment, the Collateral Agent shall cause monies on deposit in the Distribution Suspense Account in an amount equal to the Prepayment Amount to be applied to the voluntary prepayment of the DOE-Guaranteed Loan in accordance with clause (v) of the definition of “Distribution Preconditions” and pursuant to Section 3.4.3(a)(v) of this Common Agreement.

(c)           For purposes of applying paragraph (a) or paragraph (b) of this Section A.14, satisfaction or nonsatisfaction of all of the conditions precedent set forth in Section 7.10(a) of the Common Agreement shall be determined as of both (i) the first day of the then current calendar quarter and (ii) the applicable Distribution Date, except that satisfaction or nonsatisfaction of the condition precedent set forth in clause (iv) of the definition of “Distribution Preconditions” shall be determined only as of the last day of the preceding calendar quarter.  Unless all of the conditions precedent set forth in Section 7.10(a) of the Common Agreement are satisfied on all such applicable dates, all monies then on deposit in the Distribution Suspense Account shall be transferred to the Project Revenue Account on the applicable Distribution Date.

Section A.15         Closing of Project Accounts

If a Project Account is no longer intended to be utilized pursuant to this Common Agreement, the Borrower may deliver a written request to the Collateral Agent to close such Project Account and transfer any funds on deposit therein to the Project Revenue Account.  If the Loan Servicer acknowledges to the Collateral Agent in writing that such Project Account will no longer be utilized pursuant to this Common Agreement, the Collateral Agent shall close such Project Account, transfer any funds on deposit therein to the Project Revenue Account and deliver notice of such actions to the Borrower and the Loan Servicer.

Section A.16         Reserve Letters of Credit

(a)           Reductions in Amount

At any time when one or more Reserve Letters of Credit are outstanding in relation to the Debt Service Reserve Account and the balance of the Debt Service Reserve Account exceeds the Debt Service Reserve Requirement (the amount of the excess being the “Reduction Amount”) as the result of (a) funds being deposited into the Debt Service Reserve Account in accordance with

7

this Common Agreement or (b) a reduction in the Debt Service Reserve Requirement, then the aggregate undrawn amount of the Reserve Letters of Credit shall, upon the written request of the Borrower be reduced.  Such reduction shall be confirmed by the Loan Servicer to the Collateral Agent in writing.  The Collateral Agent shall effect any such reduction by promptly delivering to the issuer of each affected Reserve Letter of Credit a certificate in the form attached to such Reserve Letter of Credit requesting that the available amount of such Reserve Letter of Credit be reduced as provided in this Section A.16(a).

(b)           Drawings of Full Amount

The Collateral Agent shall draw the full amount of a Reserve Letter of Credit on the first Business Day to occur after the earlier of (a) the date that is thirty (30) days prior to the scheduled expiration date of such Reserve Letter of Credit if the Collateral Agent may otherwise do so in compliance with the definition of Reserve Letter of Credit and (b) as instructed in writing by the Loan Servicer if the issuer of such Reserve Letter of Credit ceases to satisfy the requirements established by the DOE or such Reserve Letter of Credit is otherwise eligible to be drawn in accordance with its terms.  Any amounts so drawn by the Collateral Agent under a Reserve Letter of Credit shall be deposited by the Collateral Agent in the Debt Service Reserve Account.

(c)           Partial Drawings

(i)              If pursuant to this Common Agreement the Collateral Agent is directed to disburse, transfer or withdraw an amount (a “Required Amount”) from the Debt Service Reserve Account, the Collateral Agent shall transfer cash and/or draw on any Reserve Letter of Credit as follows:

(A)                                if no Reserve Letter of Credit has been provided, or if and to the extent the Borrower so specifies by written notice to the Collateral Agent, the Collateral Agent shall transfer cash from the Debt Service Reserve Account;

(B)                                  if the balance on the Debt Service Reserve Account comprises one or more Reserve Letters of Credit, and any cash to be transferred in accordance with paragraph (A) is less than the Required Amount, the Collateral Agent shall draw on a Reserve Letter of Credit in an aggregate amount equal to such shortfall.

(ii)           Any draws upon any Reserve Letter of Credit will be made at least two (2) Business Days prior to the date on which the relevant disbursement, transfer or withdrawal is to be made.

Section A.17         Permitted Investments

(a)           All amounts deposited in the Project Accounts and not disbursed on the same day deposited shall be invested, on the same day as deposited or, with respect to amounts deposited with the Collateral Agent after 11:00 a.m. (New York time), the Collateral Agent shall use

8

commercially reasonable efforts to invest on the same day as deposited, or otherwise on the next Business Day, in Permitted Investments specified in writing by the Borrower.  The Borrower shall use commercially reasonable efforts to assure that the final maturity of any such investment does not extend beyond the time when the amounts used to acquire such investments would be required for any other application under this Common Agreement.  If the Borrower does not specify in writing to the Collateral Agent in which Permitted Investments amounts deposited shall be invested, the Collateral Agent shall deposit such amounts in the Overnight Investment, until such written specification is received.  Interest or any other income arising out of the investment of monies on deposit in any of the Project Accounts shall be deposited when paid in the Project Revenue Account.

(b)           Liquidation to Make Disbursements.  If and when cash is required for any disbursement, transfer or withdrawal from a Project Account in accordance with this Common Agreement, the Collateral Agent shall cause Permitted Investments to be sold or otherwise liquidated into cash (without regard to maturity) in order to make such disbursement, transfer or withdrawal.

(c)           Liability of Collateral Agent and DOE.  All investments in Permitted Investments shall be made at the sole risk of the Borrower.  Neither the Collateral Agent nor DOE shall be liable for any loss, fee, tax or other charge resulting from any investment or reinvestment in any Permitted Investment or the sale, disposition, redemption or liquidation of such investment or by reason of the fact that the proceeds realized in respect of such sale, disposition, redemption or liquidation were less than that which might otherwise have been obtained.

Section A.18         Disbursements by Collateral Agent

The Collateral Agent shall make disbursements, transfers and withdrawals from the Project Accounts (except for the Operating Disbursement Account and the Maintenance Reserve Account) pursuant to and in accordance with written instructions from the Loan Servicer to disburse, transfer or withdraw funds in accordance with the terms of this Common Agreement.  The Collateral Agent shall have no obligation (express, implied or otherwise) to investigate whether any such written instructions from the Loan Servicer comply with this Appendix A or any other provision of this Common Agreement.

Section A.19         Collateral Agent’s Notice

At least two (2) Business Days prior to the date of any requested disbursement, transfer or withdrawal from the Project Revenue Account pursuant to Section A.7 hereof (each, a “Disbursement Date”), the Collateral Agent shall transmit to the Borrower and the Loan Servicer a notice (each, a “Disbursement Notice”) specifying:

(a)           Any Agent fees, costs and expenses to be paid in accordance with Section 9.7 of this Common Agreement on the immediately succeeding Disbursement Date;

(b)           The balances in each of the Project Accounts and the undrawn amount of any Reserve Letter of Credit as of the opening of business in New York on the date of such Disbursement Notice; and

9

(c)           The amount and source of funds received in accordance with this Common Agreement and the disbursements, transfers and withdrawals of funds from each Project Account for the period of time that transpired since the date of immediately preceding Disbursement Notice (all as set forth in the records and accounts maintained by the Collateral Agent).

Section A.20         Loan Servicer Notices.

On or before the twentieth (20th) day of each month, the Loan Servicer shall deliver to the Collateral Agent and the Borrower a notice specifying the following amounts:

(a)           The amount of all fees, expenses and unscheduled payments to be paid to each Credit Party under the Loan Documents during the next succeeding month, broken down, for each such Person, on an item-by-item basis;

(b)           The amount of Debt Service due to each Credit Party in respect of the Credit Facilities and all other amounts due to each Credit Party under the Loan Documents on or before the immediately succeeding Quarterly Payment Date, broken down for each Credit Party on an item-by-item basis; and

(c)           The amount of the Debt Service Reserve Requirement.

10

Exhibits to Common Agreement

A	Definitions

A1	Financial Plan

A2	Definition of Physical Completion and Project Completion

A3	Definition of DOE Requirements

A4	Davis-Bacon Provisions for Davis-Bacon Act Covered Contracts

A5	Disclosure Letter

B	Rules of Interpretation

C1	Form of Borrower Certificate (Initial Closing)

C2	Form of Borrower Certificate (Periodic Closing)

D1	Form of Lender’s Engineer Certificate (Initial Closing)

D2	Form of Lender’s Engineer Certificate (Periodic Closing)

E1	Form of Sponsor’s Certificate (Initial Closing)

E2	[Intentionally Omitted]

E3	Form of Certificate of Holdings (Initial Closing)

F1	Form of Insurance Consultant Certificate (Initial Closing)

F2	Form of Insurance Consultant Certificate (Periodic Closing)

G	Form of Collateral Agent Certificate (Initial Closing)

H	Form of Major Project Participant Certificate (Initial Closing)

I	Form of Financial Officer Certificate (Initial Closing)

J	[Intentionally Omitted]

K	[Intentionally Omitted]

L	[Intentionally Omitted]

M	Form of Master Advance Notice

N	Form of Drawstop Notice

O	Form of Quarterly Reporting Certificate

P	Form of Physical Completion Certificate

Q	Form of Project Completion Certificate

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

Exhibit A

to Common Agreement

DEFINITIONS

“Account Control Agreement”  Any and all agreements pursuant to which a Secured Party obtains control of a deposit account or a securities account within the meaning of Section 9-104 or Section 8-106, respectively, of the Uniform Commercial Code of any applicable jurisdiction, to secure the Secured Obligations, including without limitation that certain Account Control Agreement by and among the Depository Bank, as that bank at which the deposit account is maintained, the Administrative Agent in its capacity as the Collateral Agent, as Secured Party, and Borrower.

“Actual Knowledge”  With respect to any Person, the actual knowledge of the Principal Persons of such Person.

“Additional Project Construction Purchase Order”  A purchase order from Sponsor or Borrower to Project Construction Contractor, in form and substance satisfactory to the Loan Servicer and approved by the Lender’s Engineer, in addition to Purchase Order Number 1550, dated November 20, 2009, constituting a part of the Project Construction Contract.

“Additional Project Documents”  All of the contracts necessary for and material to the construction or operation of the Project entered into by the Borrower subsequent to the Common Agreement Date.

“Administrative Agent”  Midland Loan Services, Inc., a Delaware corporation.

“Administrative Agent Fee Agreement”  The fee letter agreement between the Administrative Agent and the Borrower, in form and substance acceptable to DOE.

“Administrative Services Agreement” The Agreement obligating the Administrator to provide ongoing administrative and management support to the Borrower with respect to the Project.

“Administrator”  The Sponsor, or any replacement administrator of the Project Facility, as permitted under the Administrative Services Agreement and approved by the Loan Servicer.

“Advance”  An advance or a borrowing under the DOE Credit Facility made pursuant to the Common Agreement, the Building Loan Agreement and the DOE Credit Facility Documents.

“Advance Conditions Precedent”  As defined in Section 4.2(a) of the Common Agreement.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

“Advance Date”  A Business Day on which FFB makes an Advance in accordance with Article 2 of the Common Agreement.

“Advance Notice Date” As defined in Section 4.2(a) of the Common Agreement.

“Advance Schedule”  A schedule detailing the expected dates and amounts of proposed Advances and Equity Advances to fund Project Costs, prepared by the Borrower and certified by the Lender’s Engineer, as amended from time to time in accordance with Section 6.8(c) of the Common Agreement.

“Affiliate”  As to any Person, any other Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person.  As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) as used with respect to any Person means possession, directly or indirectly, of the power to direct or cause the direction of management or policies of such Person (whether through ownership of voting securities or partnership or other ownership interests, by contract or otherwise); provided, however, that, in any event and for all purposes of the Loan Documents: (i) the Sponsor or any Affiliate of the Sponsor shall be deemed an “Affiliate” of the Borrower; and (ii) any Person that owns directly or indirectly 10% or more of the securities having ordinary voting powers for the election of directors or other applicable governing body of another Person (but excluding limited partnership interests) shall be deemed to control such other Person.

“Agents”  Collectively, the Loan Servicer and the Administrative Agent in all of its capacities (other than the Administrative Agent (or its designee) in its capacity as the Insurance Advisor), including, without limitation, any subcontractors of the Loan Servicer or the Administrative Agent.

“ALTA Survey” The ALTA survey prepared by [*****], with respect to the Project Site.

“Anticipated Physical Completion Date”  The date eighteen (18) months after the Financial Closing Date.

“Anticipated Project Completion Date”  The date six (6) months after the Anticipated Physical Completion Date.

“Applicable Loan Guarantee Requirements”  The provisions with respect to Title XVII, at 10 CFR Part 609, as amended from time to time, and any Applicable Loan Guarantee Requirements from time to time promulgated to implement Section 1705 of Title XVII.

“Applicable Margin”  As defined in the DOE Credit Facility Documents.

“Application”  The Loan Guarantee Application of the Sponsor for a DOE Guarantee under Title XVII.

“Application Supplement”  The supplement to the Application required under Section 4.1.46 of the Common Agreement, which shall include all items required to be submitted under (i) Section 1705 of Title XVII and (ii) all applicable requirements under the Recovery Act, including, without limitation, the items numbered (1) through (4) as set forth on pages A3-5 and A3-6 of Exhibit A3 to the Common Agreement.

“Approved Advance Schedule”  With respect to Advances under the DOE Credit Facility, an updated Advance Schedule submitted by the Borrower from time to time and deemed approved upon satisfaction of all corresponding Advance Conditions Precedent.

“Approved Pre-Closing Equity Credit”  The sum of (i) the appraised value of the Project Site land, as indicated in the appraisal delivered pursuant to Section 4.1.33, and (ii) an amount designated in the Development Costs Statement as contributed to the Borrower and approved by the Loan Servicer for application to the Base Equity Commitment in accordance with Section 2.4.2 of the Common Agreement.

“Approved Pre-Closing Equity Credit Balance”  As of any date, the amount of the Approved Pre-Closing Equity Credit less the aggregate amount of Equity Contributions allocated from the Approved Pre-Closing Equity Credit.

“Approved Project Changes”  As defined in Section 6.8(b) of the Common Agreement.

“Asset Pledge Documents”  As defined in Section 4.1.1 of the Common Agreement.

“Authorized Official”  With respect to any Person, (i) the President, the Vice President, the Assistant Vice President, the Treasurer, the Assistant Treasurer, or any other Financial Officer of such Person, and (ii) with respect to the Borrower, and the Sponsor, only those individuals holding any of the foregoing positions whose name appears on a certificate of incumbency delivered concurrently with the execution of the Common Agreement, as such certificate of incumbency may be amended or supplemented from time to time to identify names of the individuals then holding such offices and the capacity in which they are acting.

“Availability Period”  The period from the date of the FFB Promissory Note to the “Last Day for an Advance” specified in the FFB Promissory Note.

“Bankruptcy Law”  Any insolvency, reorganization, moratorium or similar law for the general relief of debtors in any relevant jurisdiction.

“Base Case Projections”  A projection of operating results for the Project over a period ending no sooner than twelve fiscal months after the Maturity Date, showing on a basis consistent with the Operating Plan, the Operating Forecast, and the Transaction Documents at a minimum the Borrower’s good faith projections based on assumptions that were believed by the Borrower to be reasonable as of the date made, as of the Initial Advance Date or such later date as of which such Base Case Projections have been revised, of revenues, expenses, cash flow, Debt Service Coverage Ratios and sources and uses of revenues over the forecast period, as updated from time to time in accordance with Section 6.1(j)(ii) of the Common Agreement.

“Base Equity”  The base equity to be contributed by the Sponsor to the Borrower and applied to Base Project Costs, as shown on the Financial Plan.

“Base Equity Account”  The Project Account created under clause (i) of Section A.1(a) of Appendix A to the Common Agreement.

“Base Equity Commitment”  The obligation of the Borrower and the Sponsor to fund (i) 37.5% of all Eligible Base Project Costs, and (ii) 100% of all Ineligible Base Project Costs.

“Base Fees”  The Base Fees payable to Operator pursuant to the O&M Agreement and the Base Fees payable to Administrator pursuant to the Administrative Services Agreement.

“Base Project Costs”  The Borrower’s estimate as of the Common Agreement Date of Total Project Costs, in the aggregate amount of $69,019,230 (which, for avoidance of doubt, includes [*****] of budgeted Overrun Contingencies).

“Borrower”  Stephentown Regulation Services LLC, a limited liability company organized and existing under the laws of the State of Delaware.

“Borrower Certificate”  A certificate executed by an Authorized Official of the Borrower that is (i) with respect to any certificate delivered pursuant to Section 4.1 of the Common Agreement, dated as of the Financial Closing Date and substantially in the form attached as Exhibit C to the Common Agreement, (ii) a Master Advance Notice delivered pursuant to Section 4.2 of the Common Agreement, substantially in the form attached as Exhibit M to the Common Agreement, (iii) delivered as a condition precedent to Physical Completion or Project Completion, or (iv) with respect to any other certification to be made by the Borrower pursuant to any Loan Document, addressing such matters as are specified in such Loan Document.

“Borrower Reimbursement Obligations”  As defined in Section 12.2.1 of the Common Agreement.

“Borrower Reimbursement Payment”  As defined in Section 12.2.2of the Common Agreement.

“Borrower’s Accountant”  Miller Wachman LLP or such other firm of independent public accountants of recognized standing as may be appointed by the Borrower as Borrower’s Accountant from time to time with the approval of the Loan Servicer; provided, however, that any of Deliotte & Touche LLP, Ernst & Young LLP, KPMG LLP and PricewaterhouseCoopers LLP, if appointed by the Borrower as Borrower’s Accountant, shall not require the approval of the Loan Servicer.

“Building Loan” The portion of the DOE Credit Facility to be advanced pursuant to the terms of the Building Loan Agreement.

“Building Loan Agreement” The Building Loan Agreement among the Borrower, DOE and the Collateral Agent providing the terms and conditions of Advances of the Building Loan.

“Building Loan Mortgage”  The Building Loan Mortgage and Security Agreement made by the Borrower, as mortgagor, in favor of the Administrative Agent in its capacity as the Collateral Agent, as mortgagee, to secure the principal amount of $5,760,620 pursuant to which the Borrower grants for the benefit of DOE a mortgage encumbering all of its rights to the Project Site and the Improvements.

“Business Day”  Any day other than a Saturday, Sunday or any other day on which either FFB or the Federal Reserve Bank of New York are not open for business.

“Buy American Provisions” means Section 1605 of Title XVI of Division A of the Recovery Act, 2 C.F.R. Sections 176.140 and 176.160, Office of Management and Budget’s

Initial Implementing Guidance for the Recovery Act, M-09-10 (February 18, 2009) and Updated Implementing Guidance for the Recovery Act, M-09-15 (April 3, 2009) and, in each case, any amendment, supplement or successor thereto, including any relevant regulation or guidance which may be issued by DOE.

“Capital Account”  The Project Account created under clause (ix) of Section A.1(a) of Appendix A to the Common Agreement.

“Capital Account Requirement”  An amount equal to $1,000,000.

“Capital Expenditures”  All expenditures that should be capitalized in accordance with GAAP.

“Capital Lease”  Any lease of (or other agreement conveying the right to use) property, real or personal, which would be required, in accordance with GAAP, to be capitalized and accounted for as a capital lease on a balance sheet of the lessee.

“Cash Available for Debt Service”  means, for any period, Net Income plus depreciation and amortization and other non-cash charges plus/minus changes in Working Capital plus interest and fees paid, minus capital expenditures; except that (a) in calculating the rolling 12-month Debt Service Coverage Ratio for purposes of clause (iv) of the definition of “Distribution Preconditions”, “Cash Available for Debt Service” means, for any 12-month period, (A) the revenues, receipts and earnings of the Borrower from the sources described in clauses (i) and (ii) of the definition of “Operating Revenues” for such twelve-month period plus (B) the revenues and receipts of the Borrower from the source described in clause (iii) of the definition of “Operating Revenues” for a period of no more than three (3) months during such 12-month period, minus (C) the Operating Costs of the Borrower for such twelve-month period, and (b) for purposes of Section 2(b)(ii) of Exhibit A2 to the Common Agreement, “Cash Available for Debt Service” means, for any period, the revenues, receipts and earnings of the Borrower from the sources described in clauses (i) and (ii) of the definition of “Operating Revenues” for such period minus the Operating Costs of the Borrower for such period.

“CCR”  As defined in Section 4.1.49 of the Common Agreement.

“Change of Control”  At any time, either:

(a) the Sponsor ceases to hold a majority of the voting power of the issued and outstanding Voting Stock of Holdings (or, if the Sponsor shall hold its Equity Interests in Holdings through a Parent Holdco, a majority of the voting power of the outstanding Voting Stock of such Parent Holdco), provided that if the members of the board of managers or equivalent body of Holdings are selected in a manner other than by vote of Voting Stock, a Change of Control shall occur if, and only if, the Sponsor ceases to have the power, by contract or otherwise, to appoint a majority of the members of the board of managers or equivalent body of Holdings or such Parent Holdco, as applicable; or

(b) if the Sponsor holds its Equity Interests in Holdings through a Parent Holdco, such Parent Holdco shall cease to hold 100% of the issued and outstanding Equity Interests in Holdings.

“Change of Law”  Any change in any Governmental Rule or the application or requirements thereof, or compliance by any Person with any request or directive (whether or not having the force of law but if not having the force of law, being of a type with which they customarily comply) of any Governmental Authority issued after the Common Agreement Date.

“Change Orders”  With respect to any Construction Contract, as defined in such Construction Contract.

“Claims”  As defined in the Environmental Indemnity Agreement.

“Collateral”  The Collateral Security granted to the Administrative Agent in its capacity as the Collateral Agent under the Security Documents.

“Collateral Account”  The Project Account created under clause (I) of Section A.1(a) of Appendix A to the Common Agreement.

“Collateral Agent”  The Administrative Agent in its capacity as collateral agent, as appointed in the Common Agreement.

“Collateral Assignment”  The Collateral Assignment of Permits and Contracts by and between the Borrower and the Collateral Agent.

“Collateral Security”  All real or personal property, assets, revenues, and equity interests, whether now existing or hereinafter acquired, that are subject to or are intended to be or become subject to the security interest or lien granted by any of the Security Documents.

“Commencement of Construction”  The occurrence of the following: (i) the Borrower has completed all pre-construction engineering and design, has received all necessary licenses, permits and local and national environmental clearances, has engaged all contractors and ordered all essential equipment and supplies as, in each case, can reasonably be considered necessary so that physical construction of the Project may begin [*****] and (ii) such physical construction (including, at a minimum, excavation for foundations or the installation or erection of improvements constituting a part of the eligible Project) at the Project Site has begun [*****].

“Common Agreement”  The Common Agreement, dated as of August 6, 2010, among the Borrower, DOE and the Administrative Agent in its capacity as the Collateral Agent, to which this Exhibit A is appended.  The Common Agreement, together with the DOE Guarantee, constitutes the “Loan Guarantee Agreement” referred to in the Applicable Loan Guarantee Requirements.

“Common Agreement Date”  The date of the Common Agreement.

“Completion Guaranty” The Completion Guaranty from the Sponsor to DOE guaranteeing all obligations of the Borrower through the Project Completion Date, including causing the Project Completion Date to occur on the date specified in the Loan Documents and all obligations to correct any deficiencies in the Project that arise through the warranty period.

“Comptroller General”  The Comptroller General of the United States.

“Construction Contractor”  Each of (i) the Sponsor, (ii) the Project Construction Contractor and (iii) any material subcontractor under any Construction Contract.

“Construction Contracts”  Each of (i) the EPC Agreement, (ii) the Project Construction Contract and (iii) any material subcontract of any tier under the EPC Agreement or the Project Construction Contract.

“Construction Period”  The period prior to the Physical Completion Date.

“Construction Work”  All work pursuant to each of the Construction Contracts.

“Contingent Obligation”  As to any Person, any obligation of such Person with respect to any Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including without limitation any obligation of such Person, whether or not contingent, as a guarantee or otherwise; (i) for the purchase, payment or discharge of any such primary obligation; (ii) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, including the obligation to make take-or-pay or similar payments; (iii) to advance or supply funds; (iv) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor; (v) to purchase property, securities or services primarily for the purpose of assuring the holder of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; (vi) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof, including without limitation with respect to letter of credit obligations, swap agreements, foreign exchange contracts and other similar agreements (including agreements relating to derivative instruments); provided, however, that the term “Contingent Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business.  The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Control”  The ability to direct or cause the direction (whether through the ownership of voting securities, by contract, or otherwise) of the management and policies of a Person or to control (whether affirmatively or negatively and whether through the ownership of voting securities, by contract, or otherwise) the decision of such Person to engage in the particular conduct at issue.  A Person shall be rebuttably presumed to Control another Person if such Person owns, directly or indirectly through one or more intermediaries, (a) sufficient shares of stock or other equity interests to allow the Person, under ordinary circumstances, to elect or direct the election of a majority of the members of the board of directors or other governing body of another Person, or (b) shares of stock or other equity interests of such other Person representing, in the aggregate, more than 50% of the aggregate outstanding economic interests of such Person.  The term “Controlled” has a meaning correlative to that of Control.

“Corporate Guaranty” The Guaranty from the Sponsor to DOE in the amount of $2,397,000 to be used only to replenish the amount in the Debt Service Reserve Account to the Debt Service Reserve Requirement.

“Corrupt Practices Laws”  (i) the Foreign Corrupt Practices Act of 1977 (Pub. L. No. 95-213, §§101-104), as amended, and (ii) any equivalent U.S. or foreign Governmental Rule.

“Cost Overrun” Any Project Cost in excess of the Base Project Cost (excluding the Overrun Contingencies) amount budgeted therefor in the relevant line item of the Project Budget as in effect on the Common Agreement Date (after taking into account any reallocations (other than from Overrun Contingencies) among line items permitted pursuant to Section 6.8(b) of the Common Agreement.)

“Covered Taxes”  As defined in Section 3.1.2 of the Common Agreement.

“Credit Parties”  DOE, the Administrative Agent in its capacity as the Collateral Agent, and the Loan Servicer.

“Credit Subsidy Cost”  As defined in §609.2 of the Applicable Loan Guarantee Requirements.

“Current Assets” means assets treated as current assets under GAAP.

“Current Liabilities” means all Indebtedness and liabilities due on demand or to become due within one year, and other liabilities treated as current liabilities under GAAP.

“Current Ratio” With respect to any computation period, the ratio of (i) Current Assets for such period, to (ii) Current Liabilities for such period.

“Davis-Bacon Act”  Subchapter IV of Chapter 31 of Part A of Subtitle II of Title 40 of the United States Code, including and as implemented by the regulations set forth in Parts 1, 3 and 5 of title 29 of the Code of Federal Regulations.

“Debarment Regulations”  (i) The Government-wide Debarment and Suspension (Non-procurement) regulations (Common Rule), 53 Fed. Reg. 19204 (May 26, 1988), (ii) Subpart 9.4 (Debarment, Suspension, and Ineligibility) of the Federal Acquisition Regulations, 48 C.F.R. 9.400 - 9.409, and (iii) the revised Government-wide Debarment and Suspension (Non-procurement) regulations (Common Rule), 60 Fed. Reg. 33037 (June 26, 1995).

“Debt Collection Improvement Act”  The Debt Collection Improvement Act of 1996, as amended from time to time.

“Debt Service”  With respect to any computation period, all principal, interest and fees which came due under all Indebtedness for such period.

“Debt Service Coverage Ratio”  With respect to any computation period, the ratio of (i) Cash Available for Debt Service for such period, to (ii) Debt Service for such period.

“Debt Service Payment Account” The Project Account created under clause (vi) of Section A.1(a) of Appendix A to the Common Agreement.

“Debt Service Reserve”  As defined in Section 6.17 of the Common Agreement.

“Debt Service Reserve Account”  The Project Account created under clause (vii) of Section A.1(a) of Appendix A to the Common Agreement.

“Debt Service Reserve Requirement”  An amount equal to the amount of Debt Service due on the immediately succeeding two Quarterly Payment Dates; provided, however, that if at any time a DSRA Deficiency exists, then such DSRA Deficiency will be funded (A) by transfer immediately to the Debt Service Reserve Account from the Distribution Suspense Account of all amounts therein, up to the amount of such DSRA Deficiency, and (B) by deposit within 30 days thereafter into the Debt Service Reserve Account of additional amounts necessary to fund any remaining DSRA Deficiency.

“Depository Bank”  As defined in Section A.1(a) of Appendix A to the Common Agreement.

“Design Contractor”  [*****], in its capacity as design contractor under the Engineering and Architectural Services Agreement, or its successors approved by the Loan Servicer in consultation with the Lender’s Engineer.

“Development Costs”  All reasonable out-of pocket expenses related to the Project that have been incurred prior to the date specified in the Development Costs Statement by the Borrower, the Sponsor or any Affiliate of the Sponsor in the development of the Project, but not including technology development costs, general administrative and overhead costs or other Ineligible Project Costs.

“Development Costs Statement”  The statement, in form and substance satisfactory to DOE, summarizing the amount of Development Costs incurred prior to the Initial Advance Date that, subject to the requirements of Section 4.1.4(v) of the Common Agreement, and together with the appraised value of the Project Site land, will comprise the Approved Pre-Closing Equity Credit.

“Direct Agreements”  As defined in Section 4.1.1 of the Common Agreement.

“Disclosure Letter”  The disclosure letter dated as of the Financial Closing Date delivered by the Borrower to the Loan Servicer, containing certain schedules of information required pursuant to the Common Agreement and the Security Agreement and attached as Exhibit A5 to the Common Agreement.

“Distribution Preconditions”

Each of the following conditions is satisfied:

(i)            the date six (6) months after the Project Completion Date has occurred;

(ii)           no Event of Default or Potential Default then exists or would exist after giving effect to any Restricted Payment;

(iii)          the Debt Service Reserve Account is funded to the Debt Service Reserve Requirement and the Maintenance Reserve Account is funded to the MRA Required Amount;

(iv)          the rolling 12-month Debt Service Coverage Ratio is at least 1.40 to 1 (as evidenced by a certificate of the Borrower, reviewed and approved by Borrower’s Accountant and Lender’s Engineer);

(v)           the Borrower at substantially the same time as the related Restricted Payment applies the Prepayment Amount to the voluntary prepayment of the DOE-Guaranteed Loan, with such Prepayment Amount allocated to the prepayment of principal in the maximum possible amount when taken together with any associated make-whole premiums or discounts (it being understood that (x) if there is an associated premium, the principal amount prepaid would be less than the Prepayment Amount, and (y) if there is an associated discount, the principal amount prepaid would be greater than the Prepayment Amount); and

(vi)          an appropriate requisition and supporting documentation is provided to DOE at least 10 Business Days in advance of any request for a Restricted Payment.

“Distribution Suspense Account”  The Project Account created under clause (xi) of Section A.1(a) of Appendix A to the Common Agreement.

“DOE”  The U.S. Department of Energy, an agency of the United States of America.

“DOE Credit Facility”  The loan facility available to the Borrower under the DOE Credit Facility Documents in the principal amount of up to the lesser of (i) $43,137,019 and (ii) 62.5% of Eligible Base Project Costs.

“DOE Credit Facility Agent”  The Loan Servicer, acting in its capacity as agent for FFB, as lender under the DOE Credit Facility Documents.

“DOE Credit Facility Commitment”  The commitment of FFB to make Advances to the Borrower pursuant to the terms of the FFB Note Purchase Agreement in an aggregate principal amount not to exceed the “Maximum Principal Amount” specified in the FFB Promissory Note, which must be an amount not greater than the “Loan Commitment Amount” set forth in the FFB Note Purchase Agreement, that is the aggregate principal amount of all Advances that may be made by FFB under the DOE Credit Facility.

“DOE Credit Facility Commitment Termination Date”  In accordance with the DOE Credit Facility Documents the earliest of (i) the first date on which the aggregate amount of the DOE-Guaranteed Loans disbursed thereunder equals the amount of the DOE Credit Facility Commitment, (ii) the Final Advance Date, and (iii) the date of termination in whole of DOE Credit Facility Commitment.

“DOE Credit Facility Documents”  As defined in Section 4.1.1 of the Common Agreement.

“DOE Credit Facility Fees”  All facility fees payable to DOE, the DOE Maintenance Fee, and any DOE Modification Fee, as specified in the DOE Credit Facility Documents and related side letters.

“DOE Guarantee”  The guarantee provided by DOE for the benefit of FFB pursuant to the DOE Credit Facility Documents.

“DOE Guarantee Payment”  As defined in Section 12.1 of the Common Agreement.

“DOE Guarantee Payment Amount”  As defined in Section 12.1 of the Common Agreement.

“DOE-Guaranteed Loans”  The Advances made by FFB pursuant to the DOE Credit Facility Documents.

“DOE Maintenance Fee”  A maintenance fee payable to DOE in the amount of $25,000 per year over the term of the DOE-Guaranteed Loan.

“DOE Modification Fee”  A fee payable to DOE in the event that the Project experiences technical, financial, legal or other events which require the DOE to incur time or expenses (including third-party expenses) beyond standard monitoring of the Loan Documents, reimbursing DOE in full for such amounts as DOE reasonably determines are its additional internal administrative costs, any costs associated in reviewing whether such events would alter the Credit Subsidy Cost, and related Periodic Expenses of its independent consultants and outside legal counsel, to the extent that such third parties are not paid directly by the Borrower or the Sponsor.

“DOE Requirements”  The requirements and conditions of the Applicable Loan Guarantee Requirements set forth on Exhibit A3 to the Common Agreement.

“Dollars” or “ $”  The lawful currency of the United States of America.

“Drawstop Notice” as defined in Section 2.4.3(a) of the Common Agreement.

“DSRA Deficiency”  (i) prior to the date on which the Debt Service Reserve Account is first required to be fully funded up to the amount of the Debt Service Reserve Requirement, zero, and (ii) thereafter, the excess of the then-applicable Debt Service Reserve Requirement over the amount then funded in Debt Service Reserve Account.

“Eligible Base Project Costs”  The portion of Base Project Costs that are Eligible Project Costs, estimated as of the Common Agreement Date to be in the aggregate amount of $69,019,230 (which for avoidance of doubt, includes [*****] of budgeted Overrun Contingencies).

“Eligible Project Costs”  Those portions of Project Costs that are eligible for funding as “Project Costs” as defined in the Applicable Loan Guarantee Requirements.

“Employee Benefit Plan”  (i) All “employee benefit plans” (as defined in Section 3(3) of ERISA) other than any Multiemployer Plans which are or at any time have been maintained or sponsored by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate has ever made, or been obligated to make, contributions or with respect to which the Borrower or any ERISA Affiliate has incurred any material liability or obligation, (ii) all Pension Plans, and (iii) all Qualified Plans.

“Engineering and Architectural Services Agreement”  The Architectural/Engineering Services Agreement between Sponsor and Design Contractor, dated November 15, 2007, including any subcontracts thereunder.

“Environmental Claim”  Any and all obligations, liabilities, losses, administrative, regulatory or judicial actions, suits, demands, decrees, claims, liens, judgments, notices of noncompliance or violation, investigations (excluding routine inspections), proceedings, clean-up, removal or remedial actions or orders, or damages (foreseeable and unforeseeable, including consequential and punitive damages), penalties, fees, out-of-pocket costs, expenses, disbursements, attorneys’ or consultants’ fees, relating in any way to any violation of Environmental Law or any violation of any Governmental Approval issued under any such Environmental Law including (a) any and all Indemnity Claims by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Indemnity Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Substances, the violation or alleged violation of any Environmental Law or Governmental Approval issued thereunder, or arising from alleged injury or threat of injury to health, safety or the environment.

“Environmental Indemnity Agreement”  The Environmental Indemnity Agreement to be made by the Borrower and the Sponsor in favor of the Administrative Agent in its capacity as the Collateral Agent and other Indemnified Parties (as defined therein).

“Environmental Laws”  Any Governmental Rule in effect as of the Common Agreement Date or thereafter, including, without limitation, the National Environmental Policy Act of 1969, and in each case as amended, regulating, relating to or imposing obligations, liability or standards of conduct concerning (A) the use of the Project Site or the condition thereof; or (B) pollution, protection of human or animal health or the environment or Releases or threatened Releases of pollutants, contaminants, chemicals, radiation or industrial, toxic or hazardous substances or wastes, including without limitation Hazardous Substances, or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, recycling, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes, including without limitation Hazardous Substances.

“EPC Agreement”  The Engineering, Procurement and Construction Agreement between the Borrower and the Sponsor.

“Equipment”  The equipment constituting a part of the Project to be installed on the Project Site in accordance with the terms of the Project Documents.

“Equity Advance”  Any disbursement of Base Equity or Overrun Equity from the Base Equity Account or the Overrun Equity Account pursuant to the terms of the Common Agreement.

“Equity Commitments”  The Base Equity Commitment and the Overrun Equity Commitment.

“Equity Contributions”  The aggregate equity contributed as Base Equity and Overrun Equity.

“Equity Contributor”  The Sponsor.

“Equity Interests”  Any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the common or preferred equity or equity or preference share capital of a Person, including, without limitation, partnership interests and limited liability company interests.

“Equity Owner”  With respect to any Person, another Person holding Equity Interests in such first Person.

“Equity Pledge Agreement”  The Equity Pledge Agreement to be entered into by Holdings and the Administrative Agent in its capacity as the Collateral Agent by which Holdings pledges all of the Equity Interests in the Borrower.

“ERISA”  The Employee Retirement Income Security Act of 1974 of the United States, as amended from time to time, and the regulations promulgated, and any publicly available rulings issued, thereunder.

“ERISA Affiliate”  As applied to any person (as defined in Section 3(9) of ERISA), means (i) any corporation that is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that person is a member, (ii) any trade or business (whether or not incorporated) that is a member of a group of trades or business under common control within the meaning of Section 414(c) of the Internal Revenue Code or Section 4001(b) of ERISA of which that person is a member, (iii) any member of an affiliated service group within the meaning of Section 414(m) and (o) of the Internal Revenue Code of which that person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member.

“ERISA Event” means (a) a reportable event as defined in Section 4043 of ERISA and the regulations issued under such Section with respect to a Pension Plan, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event; (b) the applicability of the requirements of Section 4043(b) of ERISA with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, to any Pension Plan where an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such plan within the following 30 days; (c) a withdrawal by the Borrower or an ERISA Affiliate from a Pension Plan or the termination of any Pension Plan resulting in liability under Sections 4063 or 4064 of ERISA; (d) the withdrawal of the Borrower or an ERISA Affiliate in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefore, or the receipt by the Borrower or an ERISA Affiliate of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Sections 4241 or 4245 of ERISA, (e) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (f) the imposition of liability on the Borrower or an ERISA Affiliate pursuant to Sections 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (g) the failure by the Borrower or an ERISA Affiliate to make any required contribution to a Pension Plan, or the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (h) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (i) the imposition of any material liability under Title I or Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or an ERISA Affiliate; (j) an application for a funding waiver under Section 303 of ERISA or an extension of any amortization period pursuant to Section 412 of the Internal Revenue Code with respect to any Pension Plan;  (k) the imposition of any lien on any of the rights, properties or assets of the Borrower or an ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to Sections 401(a)(29) or 412 of the Internal Revenue Code; (l) the making of any amendment to any Pension Plan that could directly result in the imposition of a lien or the posting of a bond or other security; (m) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the IRC or Section 406 of ERISA) involving the assets of a Pension Plan; or (n) the final determination that a Qualified Plan’s qualification or tax exempt status should be revoked.

“Event of Default”  Any of the events described in Section 8.1 of the Common Agreement.

“Event of Default Notice”  A written notice to the Collateral Agent from the Loan Servicer stating that  an Event of Default has occurred.

“Event of Force Majeure”  Any event, circumstance or condition in the nature of force majeure that would entitle any Project Participant to any abatement, postponement, or other relief from any of its contractual obligations under any Project Document to which such Person is party, including with respect to FFB an “Uncontrollable Cause” as defined in the FFB Note Purchase Agreement.

“Event of Loss”  Any event that causes any portion of the Project or any other property of the Borrower to be damaged, destroyed or rendered unfit for normal use for any reason whatsoever, including without limitation through a failure of title or any loss of such property.

“FERC”  The Federal Energy Regulatory Commission.

“FFB”  The Federal Financing Bank, a body corporate and instrumentality of the United States of America.

“FFB Advance Request”  A request for an Advance delivered to FFB pursuant to the FFB Note Purchase Agreement.

“FFB Advance Request Approval Notice”  An “Advance Request Approval Notice” as defined in the FFB Note Purchase Agreement, signed by DOE.

“FFB Funding Documents”  The FFB Program Financing Agreement, the FFB Note Purchase Agreement, the FFB Promissory Note, the DOE Guarantee, and all other documents, certificates and instruments required to be delivered in connection with any of the foregoing documents.

“FFB Loans”  The loans made by FFB pursuant to the FFB Funding Documents.

“FFB Loan Transfer”  Any transfer pursuant to the FFB Note Purchase Agreement of all or any part of the promissory note evidencing the FFB Loans.

“FFB Note Purchase Agreement”  The Note Purchase Agreement dated as of the Common Agreement Date, among the Borrower, FFB, and DOE.

“FFB Program Financing Agreement”  The Program Financing Agreement, dated as of September 2, 2009, between FFB and DOE.

“FFB Promissory Note”  The Promissory Note to be entered into by the Borrower in favor of FFB and guaranteed by DOE.

“Final Advance Date”  The “Last Day for an Advance” as set forth in the DOE Credit Facility Documents.

“Financial Closing Date”  August 6, 2010.

“Financial Officer”  With respect to any Person, General Manager, any director, the chief financial officer, the Controller, the Treasurer or any Assistant Treasurer, any Vice President-Finance or any Assistant Vice President-Finance or any other Vice President or Assistant Vice President with significant responsibility for the financial affairs of such Person.

“Financial Officer Certificate”  A certificate executed by an Financial Officer of the Borrower or the Sponsor, as the case may be, that is (i) with respect to any certificate delivered pursuant to Section 4.1 of the Common Agreement, dated as of the Financial Closing Date and substantially in the form attached as Exhibit I to the Common Agreement, (ii) delivered as a condition precedent to Project Completion, or (iii) with respect to any other certification to be made by a Financial Officer pursuant to any Loan Document, addressing such matters as are specified in such Loan Document.

“Financial Plan”  The Financial Plan attached as Exhibit A1 to the Common Agreement, as amended from time to time with the written consent of the Loan Servicer, setting forth all sources of funds needed to pay Total Project Costs, including DOE-Guaranteed Loans, Base Equity and Overrun Equity, contingent liabilities and letters of credit.

“Financial Statements”  With respect to any Person, such Person’s quarterly or annual balance sheet and statements of income, retained earnings, and sources and application of funds for such fiscal period, together with all notes thereto and with comparable figures for the corresponding period of its previous fiscal period, each prepared in Dollars and in accordance with GAAP (except for the absence of footnotes and normal year-end adjustments in the case of unaudited financial statements), it being agreed that for purposes of the Loan Documents (i) the Financial Statements of the Sponsor shall be prepared on a consolidated basis (including the

Borrower and Holdings), (ii) separate Financial Statements of the Borrower shall be prepared and delivered, and (iii) separate Financial Statements of Holdings shall not be prepared.

“First Principal Payment Date”  September 15, 2012.

“Fiscal Year”  The accounting year of the Borrower beginning on and including the Sunday nearest December 31 and ending on and including the Saturday nearest to the following December 31.

“Flywheel Repair Agreement”  The Agreement for Repair and/or Replacement of Flywheel Installation Assemblies dated as of the Common Agreement Date between the Sponsor and the Borrower.

“Foreign Asset Control Regulations”  The United States Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R. Subtitle B, Chapter V, as amended), or any ruling issued thereunder or any enabling legislation or Presidential Executive Order granting authority therefore.

“GAAP”  Generally accepted accounting principles in the United States of America in effect from time to time including, where appropriate, generally accepted auditing standards, including without limitation the pronouncements and interpretations of appropriate accountancy administrative bodies (including without limitation the Financial Accounting Standards Board and any predecessor and successor thereto), applied on a consistent basis both as to classification of item and amounts, it being understood that unaudited financial statements will not include footnotes and will be subject to normal year-end adjustments.

“Governmental Approval”  Any approval, consent, authorization, license, permit, order, certificate, qualification, waiver, exemption, or variance, or any other action of a similar nature, of or by a Governmental Authority, including without limitation any of the foregoing that are or may be deemed given or withheld by failure to act within a specified time period.

“Governmental Authority”  Any federal, state, county, municipal, or regional authority, or any other entity of a similar nature, including, without limitation, NYISO, exercising any executive, legislative, judicial, regulatory, or administrative function of government.

“Governmental Judgment”  With respect to any Person, any judgment, order, decision, or decree, or any action of a similar nature, of or by a Governmental Authority having jurisdiction over such Person or any of its properties.

“Governmental Registration”  Any registration, filing, declaration or notice, or any other action of a similar nature, with or to a Governmental Authority having jurisdiction over the Borrower or any of its properties.

“Governmental Rule”  With respect to any Person, any statute, law, rule, regulation, code, or ordinance of a Governmental Authority having jurisdiction over such Person or any of its properties, including any requirement related to any Governmental Registration.

“Hazardous Substance”  Any hazardous or toxic substances, chemicals, materials, pollutants or wastes defined, listed, classified or regulated as such in or under any Environmental

Laws, including without limitation (i) any petroleum or petroleum products (including without limitation gasoline, crude oil or any fraction thereof), flammable explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and polychlorinated biphenyls; (ii) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “contaminants” or “pollutants,” or words of similar import, under any applicable Environmental Law; and (iii) any other chemical, material or substance, import, storage, transport, use or disposal of, or exposure to or Release of which is prohibited, limited or otherwise regulated under any Environmental Law.

“Hedging Agreement”  Any agreement or instrument (including without limitation a cap, swap, collar, option, forward purchase agreement or other similar derivative instrument) relating to the hedging of any interest under any Indebtedness.

“Holdings”  Stephentown Holding LLC, a Delaware limited liability company.

“Improvements”  The buildings, fixtures and other improvements to be situated on the Project Site.

“Indebtedness”  At any date, all or any liabilities, obligations and reserves, contingent or otherwise, which, in accordance with GAAP, would be reflected as a liability on a balance sheet, including without limitation:

(i)                                     any obligation of the Borrower for borrowed money or arising out of any credit facility;

(ii)                                  any obligation of the Borrower evidenced by bonds, debentures, notes or other similar instruments;

(iii)                               any obligation of the Borrower to pay the deferred purchase price of property or services (other than amounts due to trade creditors and accrued expenses, in each case arising in the ordinary course of business and on terms reasonable and customary for the industry, unless such amounts and expense are accrued and unpaid for more than ninety days);

(iv)                              any obligation of the Borrower under conditional sales or other title retention agreements;

(v)                                  the net aggregate rentals under any lease by the Borrower as lessee that under GAAP would be capitalized on the books of the lessee or is the substantial equivalent of the financing of the property so leased;

(vi)                              any obligation of the Borrower to purchase securities or other property which arises out of or in connection with the sale of the same or substantially similar securities or property;

(vii)                           any obligation of the Borrower secured by any lien upon property of the Borrower;

(viii)                        any Indebtedness of others secured by a lien on any assets of the Borrower; and

(ix)                                any Indebtedness of others guaranteed, directly or indirectly by the Borrower.

“Indebtedness for Borrowed Money”  As to any Person, without duplication, (i) all indebtedness (including principal, interest, fees, and charges) of such Person for borrowed money or for the deferred purchase price of property or services (other than any deferral (x) in connection with the provision of credit in the ordinary course of business by any trade creditor or utility or (y) of any amounts payable under the Project Documents) or (ii) the aggregate amount required to be capitalized under any Capital Lease under which such Person is the lessee.

“Indemnified Person”  As defined in Section 13.17 of the Common Agreement.

“Indemnity Claims”  As defined in Section 13.17 of the Common Agreement.

“Independent Consultants”  Collectively the Lender’s Engineer, Nixon Peabody LLP as legal counsel to DOE, the Insurance Advisor and any other advisor or consultant retained by the Credit Parties with the consent of the Borrower, not to be unreasonably withheld.

“Ineligible Base Project Costs”  The portion of Base Project Costs that are Ineligible Project Costs, estimated as of the Common Agreement Date to be zero.

“Ineligible Project Costs”  Those portions of Project Costs that are not Eligible Project Costs, including Ineligible Base Project Costs and Overrun Project Costs.

“Initial Advance” means the initial Advance under the DOE Credit Facility.

“Initial Advance Date”  The date on which the Initial Advance is made following confirmation by each applicable Credit Party that the conditions precedent to the initial Advance under the Common Agreement have been satisfied.

“Initial Conditions Precedent”  As defined in Section 4.1 of the Common Agreement.

“Insolvency Proceedings”  Any bankruptcy, insolvency, liquidation, company reorganization, restructuring, controlled management, suspension of payments, scheme of arrangement, appointment of provisional liquidator, receiver or administrative receiver, notification, resolution, or petition for winding up or similar proceeding, under any applicable law, in any jurisdiction and whether voluntary or involuntary.

“Insurance Advisor”  Marsh USA Inc., acting as insurance advisor for the Loan Servicer, or any successor insurance advisor or expert appointed by the Loan Servicer.

“Insurance Advisor Certificate”  A certificate executed by an Authorized Official of the Insurance Advisor that is (i) with respect to any certificate delivered pursuant to Section 4.1 of the Common Agreement, dated as of the Financial Closing Date, or (ii) delivered as a condition precedent to Physical Completion or Project Completion, or (iii) with respect to any other certification to be made by the Insurance Advisor pursuant to any Loan Document, addressing such matters as are specified in such Loan Document.

“Insurance Consultant”  Risk Solutions, Inc., acting as insurance consultant for the Borrower, or any successor insurance consultant or expert appointed by the Borrower with the consent of the Loan Servicer.

“Insurance Consultant Certificate”  A certificate executed by an Authorized Official of the Insurance Consultant that is (i) with respect to any certificate delivered pursuant to

Section 4.1 of the Common Agreement, dated as of the Financial Closing Date and substantially in the form attached as Exhibit F1 to the Common Agreement, (ii) with respect to any certificate delivered pursuant to Section 4.2 of the Common Agreement, dated as of the Advance Notice Date and substantially in the form attached as Exhibit F2 to the Common Agreement, or (iii) delivered as a condition precedent to Physical Completion or Project Completion, or (iv) with respect to any other certification to be made by the Insurance Consultant pursuant to any Loan Document, addressing such matters as are specified in such Loan Document.

“Intellectual Property Rights”  Any and all rights in, arising out of, or associated with the following, whether now or hereafter existing, created, acquired or held: (i) all U.S., international and foreign patents and patent applications and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all trade secret rights; (iii) all copyrights or other rights associated with works of authorship, including all copyright registrations and applications for copyright registration, renewals and extensions thereof, and all other rights corresponding thereto throughout the world; (iv) all mask work rights, mask work registrations and applications therefor, and any equivalent or similar rights in semiconductor masks, layouts, architectures or topology; (v) all rights in industrial designs and any registrations and applications therefor throughout the world; (vi) all rights to trade names, logos, trademarks and service marks, including registered trademarks and service marks and all applications to register trademarks and service marks throughout the world; (vii) all rights to any databases and data collections throughout the world; (viii) all moral and economic rights of authors and inventors, however denominated, throughout the world; and (ix) any similar or equivalent rights to any of the foregoing anywhere in the world.

“Intended Prepayment Date”  The date specified in a Prepayment Election Notice on which the Borrower intends to prepay all or part of a DOE-Guaranteed Loan in accordance with the terms of the Common Agreement and the DOE Credit Facility Documents.

“Intercompany Project Documents”  Each agreement between the Borrower and the Sponsor or any Sponsor Affiliate, including without limitation the EPC Agreement, the Technology License Agreement, the Technology Escrow Agreement, the O&M Agreement, the Administrative Services Agreement, the Permitting and Engineering Management Agreement and the Flywheel Repair Agreement.

“Interconnection Agreement” The Agreement providing for interconnection of the Project to the electric transmission system.

“Interest During Construction”  Interest accruing under the DOE Credit Facility, for the period from the Initial Advance Date to the end of the final Availability Period under the DOE Credit Facility Documents.

“Internal Revenue Code”  The United States Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.  Section references to the Internal Revenue Code are to the Internal Revenue Code as in effect at the Common Agreement Date and any subsequent provisions of the Internal Revenue Code, amendatory thereof, supplemental thereto or substituted therefor.

“Investment”  For any Person: (i) the acquisition (whether for cash, property, services or securities or otherwise) or holding of Equity Interests, bonds, notes, debentures, partnership or other ownership interests or other securities of or in any other Person; (ii) the making of any deposit with, or advance, loan or other extension of credit to, any other Person or any guarantee of, or other Contingent Obligation with respect to, any Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to any other Person; and (iii) the acquisition of any similar property, right or interest of or in any other Person.

“Investment Company Act”  The United States Investment Company Act of 1940, as amended from time to time.

“Know” or “Known”  To have or having Knowledge.

“Knowledge”  With respect to any Person, the actual knowledge of the Principal Persons or any knowledge which should have been obtained by any of the Principal Persons upon reasonable investigation and inquiry.

“Land Documents”  As defined in Section 4.1.2(a) of the Common Agreement.

“Late Charge”  Interest on any Overdue Amount calculated at the Late Charge Rate in accordance with the DOE Credit Facility Documents.

“Late Charge Rate”  As defined in the FFB Promissory Note.

“Lease”  Any agreement that would be characterized under GAAP as an operating lease.

“Lender’s Engineer”  [*****], or any replacement engineering advisor designated by DOE.

“Lender’s Engineer Advisory Agreement”  The matching order between DOE and Lender’s Engineer.

“Lender’s Engineer Certificate”  A certificate executed by an Authorized Official of the Lender’s Engineer that is (i) with respect to any certificate delivered pursuant to Section 4.1 of the Common Agreement, dated as of the Financial Closing Date and substantially in the form attached as Exhibit D1 to the Common Agreement, (ii) with respect to any certificate delivered pursuant to Section 4.2 of the Common Agreement, dated as of the Advance Notice Date and substantially in the form attached as Exhibit D2 to the Common Agreement, (iii) delivered as a condition precedent to Project Completion, or (iv) with respect to any other certification to be made by the Lender’s Engineer pursuant to any Loan Document, addressing such matters as are specified in such Loan Document.

“Lender’s Engineer Report”  A report or reports of the Lender’s Engineer delivered (i) on or before the Initial Advance Date, as to matters set forth in Section 4.1.14 of the Common Agreement, and (ii) on or before the Project Completion Date as to matters set forth in the definition of Project Completion.

“Leverage Ratio” means total Indebtedness divided by Total Capitalization.

“Lien”  Any lien (statutory or other), pledge, mortgage, charge, security interest, deed of trust, assignment, hypothecation, title retention, fiduciary transfer, deposit arrangement, easement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever in respect of an asset, whether or not filed, recorded or otherwise perfected or effective under applicable law, as well as the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset, (including without limitation any conditional sale or other title retention agreement, any Capital Lease having substantially the same economic effect as any of the foregoing, or any preferential arrangement having the practical effect of constituting a security interest with respect to the payment of any obligation with, or from the proceeds of, any asset or revenue of any kind).

“Loan Documents”  The Common Agreement, the DOE Credit Facility Documents, the Sponsor Loan Documents, the Security Documents, and any documents and agreements delivered in connection therewith that are agreed in writing by the Loan Servicer and the Borrower to be Loan Documents, but in all cases excluding any Project Documents.

“Loan Servicer”  DOE, acting through its Loan Guarantee Program Office as Loan Servicer in accordance with the terms of the Common Agreement.

“Loss Proceeds”  All proceeds (other than any proceeds of business interruption insurance, advance loss of profit insurance, and proceeds covering liability of the Borrower to third parties) resulting from a Event of Loss, as remain after payment of all costs and expenses (including reasonable attorneys’ fees) incurred in collecting such proceeds.

“Loss Proceeds Account”  The Project Account created under clause (iii) of Section A.1(a) of Appendix A to the Common Agreement.

“Maintenance Reserve Account”  The Project Account created under clause (viii) of Section A.1(a) of Appendix A to the Common Agreement.

“Major Project Participant”  The Borrower, the Sponsor and the Operator.

“Major Project Participant Certificate”  A certificate executed by an Authorized Official of the applicable Major Project Participant that is (i) with respect to any certificate delivered pursuant to Section 4.1 of the Common Agreement, dated as of the Financial Closing Date and substantially in the form attached as Exhibit H to the Common Agreement, or (ii) delivered as a condition precedent to Physical Completion or Project Completion, or (iii) with respect to any other certification to be made by a Major Project Participant pursuant to any Loan Document, addressing such matters as are specified in such Loan Document.

“Master Advance Notice”  A request for an Advance and/or an Equity Advance delivered by the Borrower pursuant to Section 2.3.1 of the Common Agreement, substantially in the form attached as Exhibit M to the Common Agreement.

“Material Adverse Effect”  As of any date of determination, a material and adverse effect on (i) the Project, (ii) the ability of the Borrower or any other Major Project Participant, to observe and perform its material obligations in a timely manner under any Transaction Documents to which it is a party; (iii) the business, financial condition or results of operations of the Borrower or any other Major Project Participant; (iv) the validity or enforceability of any material provision of any Transaction Document; (v) any material right or remedy of DOE under the Transaction Documents; or (vi) except to the extent caused by any act or omission of any Credit Party, the security or Lien of the Secured Parties on any of the Collateral Security under any Security Document.

“Maturity Date”  June 15, 2030.

“Mortgage” The Building Loan Mortgage and the Project Loan Mortgage, collectively.

“Moody’s”  Moody’s Investors Service, Inc., so long as it is a Rating Agency.

“MRA Required Amount” An amount projected to be equal to six months of plant maintenance and fixed operating costs, to be verified by DOE in consultation with the Lender’s Engineer.  The initial MRA Required Amount is currently anticipated to be $559,362 for the initial year of Project operation and shall be recalculated by the Borrower (subject to verification by DOE in consultation with the Lender’s Engineer) prior to the beginning of each Fiscal Year.

“Multiemployer Plan” means a “multiemployer plan” (within the meaning of Section 3(37) of ERISA) which the Borrower or any ERISA Affiliate contributes to or participates in, or with respect to which the Borrower or any ERISA Affiliate has any material liability or other obligation (whether accrued, absolute, contingent or otherwise).

“Net Income” means for any period, the net income (or loss) of the Borrower for such period, as determined in accordance with GAAP, provided, that there shall be excluded in such determination.

(i)                                     any aggregate net gain or net loss during such period arising from the sale, conversion, exchange, or other disposition of capital assets;

(ii)                                  any gain or losses resulting from the write-up of any assets;

(iii)                               any net gain or net loss arising from the extinguishment, under GAAP, of any Indebtedness of the Borrower; and

(iv)                              any net income, gain or loss during such period resulting from (A) any extraordinary items, or (B) any discontinued operations or the disposition thereof.

“NYISO” means The New York Independent System Operator.

“NYISO Membership Agreement” The agreement between the Borrower and NYISO for membership of the Borrower in NYISO.

“O&M Agreement”  The Operations and Maintenance Agreement dated as of the Common Agreement Date between the Operator and the Borrower.

“OFAC”  means the Office of Foreign Assets Control of the United States Department of the Treasury.

“OMB”  The Office of Management and Budget of the Executive Office of the President of the U.S.

“Operating Budget”  As defined in Section 6.1(m) of the Common Agreement.

“Operating Costs”  For any period with respect to which such Operating Costs are being calculated, all amounts paid (or projected to be paid) for the administration, management, and operation and maintenance of the Project, including without limitation:  (i) amounts payable under the O&M Agreement and the Administrative Services Agreement (excluding Base Fees); (ii) premiums and other costs related to the maintenance of Required Insurance; and (iii) taxes.  Operating Costs shall be limited to actual third party costs incurred and shall not include any payments to Borrower, Sponsor or any Affiliate thereof, other than to reimburse such entities for costs paid to third parties pursuant to the terms of any of the Project Documents.

“Operating Disbursement Account”  The Project Account created under clause (v) of Section A.1(a) of Appendix A to the Common Agreement.

“Operating Documents”  As defined in Section 4.1.2(c) of the Common Agreement.

“Operating Forecast”  The periodic forecast prepared by the Borrower (on an aggregate and month-by-month basis) in connection with the operation of the Project, and delivered from time to time pursuant to Section 6.1(j)(ii) of the Common Agreement, which (i) shall be the Borrower’s good faith projections at such time taking into account all facts and circumstances then existing and assumptions believed by the Borrower to be reasonable on the date made, reasonable estimates of all Operating Revenues reasonably expected to be received and all Operating Costs (by category) and Capital Expenditures reasonably expected to be incurred, (ii) shall reflect Debt Service due during each period, and pro forma Cash Available for Debt Service projections for each period, (iii) shall include such other information as may be reasonably requested by the Loan Servicer or the Lender’s Engineer, and (iv) shall be prepared on a basis consistent from period to period, and consistent with the Operating Plan, in sufficient detail to permit meaningful comparisons, and shall include a statement of the assumptions on which it is based.

“Operating Period”  The period from the Physical Completion Date to the date on which the Secured Obligations are repaid in full.

“Operating Plan”  The periodic operating plan for the Project prepared by the Borrower in connection with the operation of the Project, and delivered from time to time pursuant to Section 6.1(j)(ii) of the Common Agreement which (i) shall describe the Project’s operating plan for the relevant period, (ii) shall summarize changes in the Project’s maintenance plan in accordance with the Reference Database and the O&M Agreement, including the Project’s program for spare parts, inventory management, supply management, (iii) shall include such other information as may be reasonably requested by the Loan Servicer or the Lender’s Engineer, and (iv) shall be prepared on a basis consistent from period to period, and consistent with the Operating Forecast, in sufficient detail to permit meaningful comparisons, and include a statement of the assumptions on which it is based.

“Operating Revenues”  All revenues, receipts and earnings of the Borrower from all sources, including, without limitation, revenues from:  (i) sales of any goods or services provided at or by the Project or from other locations, including payments for energy, capacity and frequency regulation services; (ii) renewable energy credits; (iii)  proceeds from business interruption insurance policies; (iv) proceeds from delay in start-up insurance policies; and (v) delay liquidated damages payable under any Construction Contract; provided, however, that Operating Revenues shall not include proceeds (x) from casualty and event of loss insurance; (y) that are subject to a mandatory prepayment pursuant to Section 3.4.3 of the Common Agreement; and (z) from any Permitted Subordinated Loans.

“Operator” The Sponsor, or any replacement operator of the Project Facility as permitted under the O&M Agreement and approved by the Loan Servicer and the Lender’s Engineer.

“Organizational Documents”  With respect to any Person, its charter, articles of incorporation and by-laws, memorandum and articles of association, statute, partnership agreement, limited liability company agreement or similar instruments that are required to be registered or lodged in the place of organization of such Person and that establish the legal personality of such Person.

“Overdue Amount”  Any amount owing under the FFB Promissory Note that is not paid when and as due.

“Overnight Investment”  A U.S. bank money market deposit account.

“Overrun Contingencies”  The line item for “Overrun Contingency” included in the Financial Plan, in the amount of [*****].

“Overrun Equity”  The equity required to be contributed by the Sponsor to the Borrower in excess of the Base Equity and applied to Total Project Costs.

“Overrun Equity Account”  The Project Account created under clause (ii) of Section A.1(a) of Appendix A to the Common Agreement.

“Overrun Equity Commitment”  The obligation of the Borrower and the Sponsor to fund all Overrun Project Costs and costs of design, engineering, startup, commissioning and shakedown, until the Project Completion Date, funded as set forth in the Common Agreement.

“Overrun Project Costs”  All Total Project Costs in excess of Base Project Costs , whether Eligible Project Costs or Ineligible Project Costs, and including (i) costs associated with the design, engineering, financing, construction, startup, commissioning and shakedown of the Project, (ii) shortfalls from anticipated revenues, increases from anticipated costs, changes in intercompany payment amounts, and other working capital needs of the Borrower prior to Project Completion, (iii) amounts arising from timing differences in disbursement of cash to pay expenses and receipt of cash associated with revenues prior to Project Completion, and (iv) any other amounts required to achieve Project Completion or otherwise incurred prior to the Project Completion Date, to be funded (x) first, from Overrun Contingencies, and (y) thereafter, with respect to all Cost Overruns in excess of the amount of Overrun Contingencies, from Overrun Equity.

“Parent Holdco”  A holding company owned by the Sponsor and one or more Equity Owners and owning 100% of the issued and outstanding Equity Interests of Holdings.

“Patriot Act”  The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Pub. L. 107-56), as amended, and all regulations promulgated thereunder.

“Payment Date”  Each Principal Payment Date and each Quarterly Payment Date.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Pension Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) other than a Multiemployer Plan (i) that is or was at any time maintained or sponsored by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate has ever made, or was obligated to make, contributions, and (ii) that is or was subject to Section 412 of the Internal Revenue Code, Section 302 of ERISA or Title IV of ERISA

“Periodic Expenses”  All of the following amounts from time to time due under or in connection with the Loan Documents:  (i) all recordation and other costs, fees and charges payable to third parties in connection with the execution, delivery, filing, registration, or performance of the Transaction Documents or the perfection of the security interests in the Collateral Security, (ii) all fees charges, and expenses of any Independent Consultants, legal counsel, accountants, and other advisors to the Credit Parties, (iii) all fees, charges and expenses of the Administrative Agent in all of its capacities, and (iv) all other fees, charges, expenses and other amounts from time to time due under or in connection with the Loan Documents.

“Permitted Investments”  (i) Direct obligations of the United States of America (including obligations issued or held in book-entry form on the books of the Department of the Treasury of the United States of America) or obligations, the timely payment of principal and interest of which is fully guaranteed by the United States of America maturing not more than 180 days from the date of the creation thereof; (ii) obligations, debentures, notes or other evidence of Indebtedness issued or guaranteed by any agency or instrumentality of the United States maturing not more then 180 days from the date of the creation thereof; (iii) interest-bearing demand or time deposits (including certificates of deposit) that are held in banks with a general obligation rating of not less than BBB- by S&P or the equivalent rating by Moody’s, or if not so rated, secured at all times, in the manner and to the extent provided by law, by collateral security described in clauses (i) or (ii) of this definition, of a market value of no less than the amount of moneys so invested maturing not more than 180 days from the date of the creation thereof; (iv) commercial paper rated (on the date of acquisition thereof) at least A-1 or P-1 or equivalent by S&P or Moody’s, respectively (or an equivalent rating by another nationally recognized credit rating agency of similar standing if neither of such corporations is then in the business of rating commercial paper), maturing not more than 90 days from the date of creation thereof; (v) money market funds, so long as such funds are rated Aaa by Moody’s and AAA by S&P, and (vi) any advances, loans or extensions of credit or any stock, bonds, notes, debentures or other securities as the Loan Servicer, acting pursuant to the Common Agreement, may from time to time approve.

“Permitted Liens”  (i) The rights and interests of the Secured Parties as provided in the Transaction Documents; (ii) Liens for any tax, assessment or other governmental charge not yet due, or being diligently contested in good faith and by appropriate proceedings timely instituted, so long as (A) such proceedings shall not involve any danger of the sale, forfeiture or loss of the Project, or any easements, as the case may be, title thereto or any interest therein and shall not interfere with the use or disposition of the Project or any easements; (B) such tax, assessment or other governmental charge is not more than 60 days delinquent; and (C) a bond, adequate reserves or other security acceptable to the Loan Servicer has been posted or provided in such manner and amount as to assure DOE that any taxes, assessments or other charges determined to be due will promptly be paid in full when such contest is determined; (iii) Liens in favor of materialmen, workers or repairmen, or other like Liens arising in the ordinary course of business or in connection with the construction of the Project, either for amounts not yet due or for amounts being diligently contested in good faith and by appropriate proceedings timely instituted so long as (x) such proceedings shall not involve any danger of the sale, forfeiture or loss of any part of the Project, or any easements, as the case may be, title thereto or any interest therein and shall not interfere with the use or disposition of the Project, or any easements, and (y) a bond or other security acceptable to the Loan Servicer has been posted or provided in such manner and amount as to assure DOE that any amounts determined to be due will promptly be paid in full when such contest is determined; (iv) Liens identified in the ALTA Survey; (v) zoning, entitlement, building and other land use regulations imposed by Governmental Authorities having jurisdiction over the Project Site which do not and will not materially impair the use, development or operation by Borrower of the Project Site for its intended purpose; (vi) covenants, conditions, restrictions, easements and other similar matters of record as of the Financial Closing Date affecting title to the Project Site, which do not and would not reasonably be expected to materially impair the use, development or operation by the Borrower of the Project Site for its intended purpose; (vii) any other Lien affecting the Project Site the existence of which does not and would not reasonably be expected to materially impair the use, development or operation by the Borrower of the Project Site for its intended purpose; (viii) Liens (not securing Indebtedness) of depository institutions and securities intermediaries (including rights of set-off or similar rights) with respect to deposit accounts or securities accounts; (ix) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.1(l) or securing appeal or other surety bonds related to such judgments; (x) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business; and, (xi) only if approved in writing by DOE in accordance with Section 7.2, Liens on equipment or personal property to secure Indebtedness (including capital leases) incurred or assumed by the Borrower for the acquisition of such equipment or personal property; provided, however, that, notwithstanding the foregoing, Permitted Liens shall not include any Lien on any Pledged Equity Interests.

“Permitted Subordinated Loans”  Any subordinated loans made by the Equity Contributors to the Borrower, on terms and conditions satisfactory to the Loan Servicer in its sole discretion.

“Permitting and Engineering Management Agreement”  The Permitting and Engineering Management Agreement between the Borrower and the Sponsor.

“Person”  Any individual, firm, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization, Governmental Authority, committee, department, authority or any other body, incorporated or unincorporated, whether having distinct legal personality or not.

“Physical Completion”  As set forth in Section 1 of Exhibit A2 to the Common Agreement.

“Physical Completion Certificate”  A Borrower Certificate delivered as a condition precedent to Physical Completion, as required pursuant to Section 1(d) of Exhibit A2 to the Common Agreement.

“Physical Completion Date”  The date on which all the conditions for Physical Completion have been met.

“Pledged Equity Interests”  The Equity Interests of the Borrower, which are subject to the security interests created by the Equity Pledge Agreement.

“Post Reserve Account”  The Project Account created under clause (x) of Section A.1(a) of Appendix A to the Common Agreement.

“Potential Default”  An event that, with the giving of notice or passage of time or both, would become an Event of Default.

“Prepayment Election Notice”  Written notification delivered by the Borrower of any intended prepayment of all or part of the DOE-Guaranteed Loans, as specified in the FFB Promissory Note.

“Prepayment Amount” An amount equal to 36% of any Restricted Payment.

“Prepayment Price”  With respect to any Advance, the price paid by the Borrower to the Holder for the prepayment of such Advance as specified in the FFB Promissory Note.

“Principal Payment Date”  The First Principal Payment Date and each Quarterly Payment Date occurring after the First Principal Payment Date, or in each case if not a Business Day, the next Business Day.

“Principal Persons”  Any officer, director, owner, key employee or other Person, in each case, with management or supervisory responsibilities with respect to the Borrower or the Operator, or any other Person (whether or not an employee), who, in each case, has critical influence on or substantive control over the Project.

“Principal Project Documents”  The Land Documents, the Construction Contracts, and the Operating Documents.

“Program Requirements”  (i) the provisions of Title XVII and the Applicable Loan Guarantee Requirements, and (ii) all DOE and FFB legal and financial requirements, policies, and procedures applicable to the Title XVII program from time to time.

“Prohibited Jurisdiction”  Any county or jurisdiction, from time to time, that is subject to sanctions or similar restrictions promulgated or administered by any Federal Governmental Authority of the United States.

“Prohibited Person” means any Person:

(i) that is named, or is owned or controlled by, or, where applicable, acting for or on behalf of, any person or entity that is named on, the most current list of “Specially Designated Nationals and Blocked Persons” (Appendix A to 31CFR chapter V) as published by OFAC at its official website, http://www.treas.gov/offices/enforcement/ofac/sdn/, or at any replacement website or other replacement official publication of such list (the “SDN List”); or

(ii) who is an Affiliate of or affiliated with a Person listed above. Solely for the purposes of the definition of “Prohibited Person,” “Affiliate” means, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person.  Solely for the purposes of this definition of “Affiliate,” “control” (together with the correlative meanings of “controlled by” and “under common control with”) means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.

“Project”  The development, design, construction, ownership and operation of a twenty (20) megawatt (MW) flywheel-based frequency regulation plant designed to enhance grid stabilization and optimization, to be located in Stephentown, New York.

“Project Accounts”  As defined in Section A.1(a) of Appendix A to the Common Agreement.

“Project Budget”  The Project Budget delivered by the Borrower to each Credit Party pursuant to Section 4.1.4(iv) of the Common Agreement, as amended from time to time in accordance with Section 6.8 of the Common Agreement, setting forth Total Project Costs and a detailed budget (each by category on an aggregate basis) to design, develop, construct, equip and start up the Project through the Project Completion Date (inclusive of the cost of all Punch List Items) under the Project Documents.

“Project Change”  As defined in Section 6.8 of the Common Agreement.

“Project Completion”  As set forth in Section 2 of Exhibit A2 to the Common Agreement.

“Project Completion Certificate”  A Borrower Certificate delivered as a condition precedent to Project Completion, as required pursuant to Section 2(d) of Exhibit A2 to the Common Agreement.

“Project Completion Date”  The date on which all the conditions for Project Completion have been met, as certified by DOE in writing.

“Project Construction Contract”  The Statement of Work  20MW Beacon Power Smart Energy Matrix Stephentown Construction, bearing initial release date of November 16, 2009, together with (a) Purchase Order Number 15500, dated November 20, 2009, from Sponsor to

Project Construction Contractor and (b) a certain Standard Form of Agreement between Owner and Contractor for a Project of Limited Scope to be entered into between Sponsor and Project Construction Contractor as a condition to the Initial Advance.

“Project Construction Contractor” [*****], or its successors approved by the Loan Servicer in consultation with the Lender’s Engineer.

“Project Costs”  All costs incurred by the Borrower to acquire title or use rights to the Project Site and to develop, design, finance, construct, install and equip the Project, including without limitation, (i) amounts payable under the Project Documents; (ii) interest, fees and expenses payable under the DOE Credit Facility prior to the end of the relevant Availability Period; (iii) principal payments on the DOE Credit Facility occurring prior to the Project Completion Date; (iv) costs to acquire title or use rights to the Project Site, necessary easements and other real property interests; (v) costs and expenses of legal, engineering, accounting, construction management and other advisors or Independent Consultants incurred in connection with the Project; (vi) fees, commissions and expenses payable to the Credit Parties at or prior to the Initial Advance Date; (vii) Development Costs to the extent permitted to be paid under the Loan Documents; (viii)  insurance premiums for coverage obtained prior to the Project Completion Date; (ix) the Borrower’s labor costs and general and administration costs; (x) costs incurred under the O&M Agreement and mobilization costs included in the Base Case Projections; and (xi) such other costs or expenses approved by the Credit Parties after consultation with the Lender’s Engineer and such other Independent Consultants as they may deem necessary.

“Project Documents”  The Principal Project Documents and the Additional Project Documents.

“Project Facility”  The Project Site, the Improvements and the Equipment.

“Project Facility Performance Targets”  Those Project attributes that are (a) the ability to absorb and discharge at least 20MW of power; and (b) the ability to absorb and discharge at least 5,000 kWh of energy.

“Project Loan Mortgage” The Project Loan Mortgage and Security Agreement made by the Borrower, as mortgagor, in favor of the Administrative Agent in its capacity as the Collateral Agent, as mortgagee, to secure the principal amount of $3,239,380 pursuant to which the Borrower grants for the benefit of DOE a mortgage encumbering all of its rights to the Project Site and the Improvements.

“Project Milestone Schedule”  The schedule of significant development and construction milestones delivered in accordance with Section 4.1.4(iii), as amended from time to time by Approved Project Changes.

“Project Participant”  Any party to a Project Document and any party to a Loan Document other than the Credit Parties.

“Project Plans” Detailed project plans in form and substance satisfactory to each Relevant Credit Party, consisting of the Project Budget and the Project Milestone Schedule, as well as the Construction Prints referenced in Part 5 of Exhibit A of the Technology Escrow Agreement and

the Sponsor Technology Escrow Agreement, including, without limitation, updates and supplements to information submitted by the Sponsor or the Borrower in accordance with Section 4.1.13 of the Common Agreement; provided that the review of any portion of the Project Plans, or updates or supplements thereto, that are held in escrow pursuant to the Technology Escrow Agreement or the Sponsor Technology Escrow Agreement (the “Escrow Agreements”) shall be limited to review by the Consultant (as defined in the Escrow Agreements) or as otherwise permitted by the Escrow Agreements.

“Project Progress Report”  A progress report regarding the construction and installation of the Project prepared monthly by the Borrower, in form reasonably satisfactory to the Loan Servicer, addressing the progress of construction and installation of the Project to date and the expected progress of construction and installation, including Overrun Contingencies incurred or reasonably expected to be incurred, any events that have occurred or are reasonably expected to occur that would materially and adversely affect the Project schedule, along with an explanation of material delays from the then existing Project schedule.

“Project Revenue Account”  The Project Account created under clause (iv) of Section A.1(a) of Appendix A to the Common Agreement.

“Project Site”  The real property owned by the Borrower located in Stephentown, New York and any other land necessary for the Project Facility.

“Projected Debt Service Coverage Ratio”  As of any date of determination for any period, the quotient of: (i) Cash Available for Debt Service for such period; divided by (ii) the aggregate amount of Debt Service scheduled for such period, in each case based on amounts projected in the Base Case Projections.

“Prudent Utility Practice” shall mean, as to the Project, those practices, methods, equipment, specifications and standards of safety and performance, as the same may change from time to time, as are commonly used by electric utility facilities in the United States of America of a type and size similar to the Project, including similar electrical and mechanical equipment, as good, safe and prudent engineering practices in connection with commissioning, startup, testing, operation, maintenance, repair, improvement and use of electrical and other equipment, facilities and improvements of such electric utility facilities, with commensurate standards of safety, performance, dependability, efficiency and economy.  Prudent Utility Practices does not necessarily mean one particular practice, method, equipment specification or standard in all cases, but is instead intended to encompass a broad range of acceptable practices, methods, equipment specifications and standards.

“Public Utility Holding Company Act” or “PUHCA”  The United States Public Utility Holding Company Act of 2005, as amended from time to time.

“Punch List Items”  Items listed on the construction punchlist that are approved by the Lender’s Engineer.

“Qualified Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) other than a Multiemployer Plan (i) that is or was at any time maintained or sponsored by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate has ever made, or was ever obligated to make, contributions, and (ii) that is intended to be tax-qualified under Section 401(a) of the Internal Revenue Code.

“Quarterly Payment Date”  Each March 15, June 15, September 15 and December 15, or if not a Business Day, the next Business Day.

“Quarterly Reporting Certificate”  A certificate executed by an Authorized Official of the Borrower delivered pursuant to Section 6.1(b) of the Common Agreement, substantially in the form attached as Exhibit O to the Common Agreement.

“Quarterly Reporting Package”  The items specified in Section 6.1(b) of the Common Agreement as being delivered quarterly under cover of a Quarterly Reporting Certificate.

“Rating Agency”  Moody’s or Standard & Poor’s.

“Recovery Act”  The American Recovery and Reinvestment Act of 2009, P.L. No. 111-5.

“Reference Database”  As defined in the Technology License Agreement.

“Register”  As defined in Section 13.13 of the Common Agreement.

“Release”  Disposing, discharging, injecting, spilling, leaking, leaching, dumping, pumping, pouring, emitting, escaping, emptying, seeping, placing and the like, into or upon any land or water or air, or otherwise entering into the environment.

“Relevant Credit Party”  As defined in Section 4.1 of the Common Agreement.

“Remedies Instructions”  Written instructions to the Collateral Agent from the Loan Servicer directing the Collateral Agent to exercise or refrain from exercising any rights, remedies, powers or privileges with respect to the Collateral or otherwise under this Common Agreement or any other Loan Document to which it is a party.

“Requested Advance Date”  As defined in the FFB Note Purchase Agreement.

“Required Consents”  As defined in Section 5.10 of the Common Agreement.

“Required Insurance”  Insurance coverage for the Project satisfying the requirements set forth in Schedule 6.3(b) of the Common Agreement.

“Required Credit Parties”  DOE, acting alone.

“Reserve Letter of Credit”  An unconditional, irrevocable, direct-pay, letter of credit that is denominated in Dollars, that is issued in favor of the Administrative Agent in its capacity as the Collateral Agent by a bank or other financial institution acceptable to DOE (any bank or financial institution the long-term senior unsecured indebtedness of which is rated at least “A” or its equivalent by any nationally recognized statistical rating organization being deemed acceptable to DOE), and that meets each of the following requirements and is otherwise in form and substance reasonably satisfactory to each Credit Party:

(i)                                     the initial expiration date thereof shall be at least 12 months beyond the date of issuance, and shall automatically renew upon its expiration (which renewal period shall be for at least 12 months) unless, at least 45 days prior to any such expiration, the issuer shall provide the Administrative Agent in its capacity as the Collateral Agent with a notice of non-renewal of such letter of credit;

(ii)                                  upon any failure to renew such Reserve Letter of Credit at least 30 days prior to such expiration date, or if the issuer of such Reserve Letter of Credit shall fail to meet the requirements with respect thereto the entire face amount thereof shall be drawable by the Administrative Agent in its capacity as the Collateral Agent (unless the Administrative Agent in its capacity as the Collateral Agent shall have received a replacement letter of credit meeting the conditions herein imposed or amounts shall have been deposited in the applicable Project Account such that the amount on deposit therein, when aggregated with the face amount available to be drawn under any applicable Reserve Letter of Credit then outstanding (other than such Reserve Letter of Credit that is not to be renewed or that no longer meets the criteria) is equal to the amount required to be on deposit in such Project Account);

(iii)                               such Reserve Letter of Credit shall additionally be drawable in all cases in which the Common Agreement provides for a transfer of funds from the applicable Project Account  and there shall be no conditions to any drawing thereunder other than the submission of a drawing request substantially in the form attached to such Reserve Letter of Credit; and

(iv)                              no agreement, instrument or document executed in connection with such Reserve Letter of Credit shall provide the issuer thereof or any other Person with any claim against the Borrower, the Administrative Agent in its capacity as the Collateral Agent, the Loan Servicer or any other Secured Party, or against any Collateral Security, whether for costs of maintenance, reimbursement of amounts drawn under such letter of credit or otherwise.

“Restricted Payments”  As defined in Section 7.10 of the Common Agreement.

“Secured Obligations”  All amounts owing to the Secured Parties under the Loan Documents, including (i) All loans, advances, debts, liabilities, and obligations, howsoever arising, owed by the Borrower under the DOE Credit Facility or otherwise to the Credit Parties (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, pursuant to any of the Transaction Documents, including without limitation all interest, fees and Periodic Expenses chargeable to the Borrower and payable by the Borrower hereunder or thereunder; (ii) any and all sums advanced by any Agent or any other Secured Party in order to preserve the Collateral Security or preserve the Secured Parties’ security interest in the Collateral Security; and (iii) in the event of any proceeding for the collection or enforcement of the obligations after an Event of Default shall have occurred and be continuing, the expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral Security, or of any exercise by any Credit Party of its rights under the Security Documents, together with any Periodic Expenses, including reasonable attorney’s fees and court costs.

“Secured Parties”  DOE and the Administrative Agent in its capacity as the Collateral Agent, as their respective interests may appear.

“Security Agreement”  The Security Agreement dated as of the Common Agreement Date, between the Borrower and the Administrative Agent in its capacity as the Collateral Agent.

“Security Documents”  As defined in Section 4.1.1(e) of the Common Agreement.

“Sponsor” Beacon Power Corporation, a corporation organized and existing under the laws of the State of Delaware.

“Sponsor Certificate”  A certificate executed by an Authorized Official of the Sponsor that is (i) with respect to any certificate delivered pursuant to Section 4.1 of the Common Agreement, dated as of the Financial Closing Date and substantially in the form attached as Exhibit E1 to the Common Agreement, (ii) with respect to any certificate delivered pursuant to Section 4.2 of the Common Agreement, dated as of the Advance Notice Date and substantially in the form attached as Exhibit E2 to the Common Agreement, (iii) delivered as a condition precedent to Physical Completion or Project Completion, or (iv) with respect to any other certification to be made by the Sponsor pursuant to any Loan Document, addressing such matters as are specified in such Loan Document.

“Sponsor IPO”  The closing of the initial public offering of the common stock of the Sponsor.

“Sponsor Loan Documents”  As defined in Section 4.1.1(d) of the Common Agreement.

“Sponsor Sublicense”  The sublicense, to be entered into pursuant to the [*****] and Section 4.2.1 of the Common Agreement, between the Sponsor and the Collateral Agent with respect to the Sponsor’s rights to the [*****] under the [*****].

“Sponsor Technology Escrow Agreement”  The Sponsor Technology Escrow Agreement dated as of the Common Agreement Date among the Sponsor, the Collateral Agent and Escrow Associates, Inc.

“Sponsor Technology License Agreement”  The Sponsor Technology License Agreement dated as of the Common Agreement Date between the Sponsor, as licensor, and the Collateral Agent, as licensee.

“Sponsor’s Accountant”  The firm of independent public accountants acting as Borrower’s Accountant, in its capacity as accountant to the Sponsor.

“Standard & Poor’s” or “S&P”  Standard & Poor’s Ratings’ Group, a division of McGraw-Hill Inc., a New York corporation, so long as it is a Rating Agency.

“Stockholders’ Equity” as defined under GAAP.

“Subordination Agreement”  One or more subordination agreements, if any, pursuant to which all Indebtedness and certain other payment obligations from the Borrower to the Sponsor are subordinated to the Secured Obligations, and in form and substance satisfactory to each Credit Party.

“System Impact Study”  The system impact study evaluating the impact of the proposed interconnection of the Project to the electric transmission system on the reliability of the electric transmission system.

“Technology”  Regardless of form, any invention (whether or not patentable or reduced to practice), discovery, information, work of authorship, articles of manufacture, machines, methods, processes, models, procedures, protocols, designs, diagrams, drawings, documentation, flow charts, network configurations and architectures, schematics, specifications, concepts, data, databases and data collections, algorithms, formulas, know-how, and techniques, software code, including all source code, object code, firmware, development tools and application programming interfaces (APIs), tools, materials, marketing and development plans, and other forms of technology and all media on which any of the foregoing is recorded.

“Technology Escrow Agreement”  The Technology Escrow Agreement dated as of the Common Agreement Date among the Sponsor, Escrow Associates, Inc. and the Borrower.

“Technology License Agreement”  The Technology License Agreement dated as of the Common Agreement Date between the Sponsor, as licensor, and the Borrower, as licensee.

“Title Company”  [*****]

“Title XVII”  Title XVII of the Energy Policy Act of 2005, Pub. L. 109-58, as amended by Section 406 of Div A of Title IV of Pub. L. 111-5, as may be amended from time to time.

[*****]

[*****]

[*****]

[*****]

[*****]

“Total Capitalization” Indebtedness plus Stockholders’ Equity.

“Total Funding Available”  The aggregate of all funds that are (i) undrawn but committed, or reasonably expected to be available, under the DOE Credit Facility and the Base Equity Commitments, (ii) received or receivable delay payments and Loss Proceeds, (iii) amounts standing to the credit of the Project Revenue Account, and (iv) all unused Overrun Equity Commitments and any other unused equity funding that is committed or reasonably expected to be available.

“Total Project Costs”  The total amount of Project Costs required for completion of the Project.

“Transaction Documents”  The Project Documents and the Loan Documents.

“Uniform Commercial Code”  The Uniform Commercial Code of the jurisdiction, the law of which governs the document in which such term is used.

“U.S.”  The United States of America.

“USA PATRIOT Act”  means the Patriot Act.

“Voting Stock” means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

“Working Capital”  Current Assets minus Current Liabilities.

Exhibit A1

to Common Agreement

FINANCIAL PLAN

Sources	Amount
DOE Guaranteed Loan (Debt)	$43,137,019
Base Equity	$25,882,221
Overrun Equity	$0
TOTAL SOURCES	$69,019,230

Uses	Cost
Cost of Land	$192,487
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
TOTAL USES (Base Project Costs)	$69,019,230

A1-1

Exhibit A2
to Common Agreement

DEFINITION OF PHYSICAL COMPLETION AND PROJECT COMPLETION

1.                                       “Physical Completion” The satisfaction of the following conditions, as evidenced by the written notification from DOE to the Borrower in accordance with clause (d)(iii) of this definition:

(a)                                  Physical Completion Tests:

(i)                                     General.  The Project Facility and all other buildings, equipment, facilities, and infrastructure necessary to operate the Project in accordance with the Operating Plan (including, without limitation, the [*****] for the Project to be used as replacements for flywheels which become defective or inoperable, such spare flywheels to be delivered either (x) to the Project Site or (y)  to a site in Tyngsboro, Massachusetts that is leased or licensed by Sponsor to Borrower) (A) have been completely constructed, completed, and installed in accordance with the terms of the applicable Project Documents, (B) all essential elements thereof have been tested and commissioned in accordance with Prudent Utility Practice; (C) are operating in accordance with applicable manufacturers’ specifications, the terms of the Project Documents, and all environmental permits and licenses, Environmental Laws, and other applicable guidelines; (D) have been accepted and paid for (except for amounts not yet due and payable), as evidenced by the Borrower having issued final acceptance certificates relating to each of the material Project Documents; and (E) have been and are being properly operated and maintained in all respects.

(ii)                                  Construction Work.  All Construction Work under the Construction Contracts shall have been completed, including without limitation all Punch List Items, except for warranty issues that do not affect performance of the Project Facility and do not have a material impact on environmental or occupational health and safety matters.

(iii)                               [*****]

(iv)                              O&M Activities.  The Operator shall have performed all obligations then required to be performed by it in accordance with the O&M Agreement.

(b)                                 Operational Completion Tests:

(i)                                     Performance Testing.  The Project Facility shall have successfully completed all tests demonstrating satisfaction of all required performance standards under the applicable Project Documents, including without limitation verification that the Project Facility Performance Targets have been met.

(ii)                                  Construction Contracts.  (A) Final completion under each of the Construction Contracts shall have occurred, and (B) no further payments shall be due and owing from Borrower to any Construction Contractor.

A2-1

(iii)                               Insurance Program for Operating Period.  The Loan Servicer shall have received, in form and substance satisfactory to DOE, (x) an Insurance Advisor’s Certificate, and (y) an Insurance Consultant’s Certificate (A) describing in reasonable detail the Borrower’s insurance program with respect to the Operating Period (including without limitation with respect to any new insurance since the date of the final Advance, copies of certificates or policies with respect thereto, designating the Administrative Agent in its capacity as the Collateral Agent as loss payee, as appropriate, all certified by the Borrower as being true and complete), and (B) certifying that it has reviewed and analyzed such insurance program and that in its opinion such insurance program satisfies all the requirements of Schedule 6.3(b).

(c)                                  Legal Conditions:

(i)                                     Title to Assets.  The Borrower shall have good and marketable fee title to, or valid leasehold interests in, free and clear of all Liens and encumbrances (except for Permitted Liens), the Project Facility and all of the land and all buildings, equipment, and facilities referred to above, and to all other facilities known to be required for the Project.

(ii)                                  Liens Under Security Documents.  The Borrower shall have granted Liens in favor of the Administrative Agent in its capacity as the Collateral Agent for the benefit of the Secured Parties with respect to all of the assets required to be subject to the Security Documents.

(iii)                               Representations and Warranties.  All representations and warranties in the Loan Documents shall be true and correct in all material respects as of the Physical Completion Date (except to the extent relating to an earlier date).

(iv)                              Approvals, Permits and Licenses.  All Governmental Approvals required to have been obtained as of the Physical Completion Date (including any Governmental Approvals disclosed in writing by the Borrower and required to have been obtained as of that date) shall have been obtained and shall be in full force and effect and shall not then be under appeal or subject to other proceedings or unsatisfied conditions that could reasonably be expected to result in a material modification or cancellation as of such date.  The Borrower shall be in compliance with all such Governmental Approvals, the non-compliance with which could reasonably be expected to have a Material Adverse Effect.

(v)                                 No Event of Default or Default.  No Event of Default or Potential Default shall exist.

(d)                                 Physical Completion Certificate Delivery:

(i)                                     Delivery of Physical Completion Certificate.  The Borrower shall have furnished DOE with a Physical Completion Certificate certifying that each of the requirements set forth in clauses (a) through (c) above has been satisfied as of the date of the Physical Completion Certificate.

(ii)                                  Lender’s Engineer Report.  DOE shall have received a Lender’s Engineer Report addressing such matters as DOE shall reasonably request, including without limitation the satisfaction of the requirements set forth in clauses (a) and (b), as appropriate.

A2-2

(iii)                               Notice of Physical Completion.  Following receipt of the Physical Completion Certificate and the Lender’s Engineer’s Report, DOE shall have determined that each of the requirements set forth in clauses (a) through (c) above has been satisfied and shall have so notified the Borrower in writing; provided, however, that:

(A)                              DOE may require confirmation, at the Borrower’s expense, of any of the requirements set forth in clause (c) above, including by requesting delivery to DOE of an independent consultant’s report or an opinion of counsel satisfactory to DOE; and

(B)                                DOE shall have the right to make requests for additional information or documents from the Borrower to substantiate the accuracy or completeness of the Physical Completion Certificate with respect to any of the requirements set forth in clause (c) above.

(C)                                DOE shall notify the Borrower within thirty (30) days following receipt of the Physical Completion Certificate either (i) that Physical Completion has been achieved, in which case the Physical Completion Date shall be deemed to be the date of such notice, or (ii) that DOE objects to the Physical Completion Certificate or such Certificate is inaccurate or incomplete, which notice shall set forth the basis for such objection or determination, as the case may be.  The failure of DOE to notify the Borrower within such thirty (30) day period either that DOE objects to the Physical Completion Certificate, or that such Certificate is inaccurate or incomplete shall be deemed to constitute notice that Physical Completion has been achieved.

2.                                       “Project Completion”  The satisfaction of the following conditions, as evidenced by the written notification from DOE to the Borrower in accordance with clause (d)(iii) of this definition:

(a)                                  Physical Completion:

Physical Completion shall have occurred.

(b)                                 Financial Completion:

(i)                                     Two Principal and Interest Payments.  The Borrower shall have paid in full two consecutive scheduled principal and interest payments due under the DOE Credit Facility on, or at any time before, the date such payments were due.

(ii)                                  Cash Available For Debt Service.  The Borrower shall have generated Cash Available for Debt Service for each of the  preceding two consecutive fiscal quarters in an amount sufficient to pay in full the scheduled principal and interest payments next becoming due under the DOE Credit Facility.

(iii)                               Debt Service Reserve.  The Debt Service Reserve Account shall have been fully funded (or Reserve Letters of Credit shall have been posted in lieu thereof).

A2-3

(c)                                  Legal Conditions:

(i)                                     Representation and Warranties.  All representations and warranties in the Loan Documents shall be true and correct in all material respects as of the Project Completion Date (except to the extent relating to an earlier date).

(ii)                                  Approvals, Permits and Licenses.  All Governmental Approvals required to have been obtained as of the Project Completion Date (including any Governmental Approvals disclosed in writing by the Borrower and required to have been obtained as of that date) shall have been obtained and shall be in full force and effect and shall not then be under appeal or subject to other proceedings or unsatisfied conditions that could reasonably be expected to result in a material modification or cancellation as of such date.  The Borrower shall be in compliance with all such Governmental Approvals, the non-compliance with which could reasonably be expected to have a Material Adverse Effect.

(iii)                               No Event of Default or Default.  No Event of Default or Potential Default shall exist.

(d)                                 Project Completion Certificate Delivery:

(i)                                     Delivery of Project Completion Certificate.  The Borrower shall have furnished DOE with a Project Completion Certificate certifying that each of the requirements set forth in clauses (a) through (c) above has been satisfied as of the date of the Project Completion Certificate.

(ii)                                  Notice of Project Completion.  Following receipt of the Project Completion Certificate, DOE shall have determined that each of the requirements set forth in clauses (b) and (c) above has been satisfied and shall have so notified the Borrower in writing; provided, however, that:

(A)                              DOE may require confirmation, at the Borrower’s expense, of any of the requirements set forth in clauses (b) and (c) above, including by requesting delivery to DOE of an independent consultant’s report or an opinion of counsel satisfactory to DOE; and

(B)                                DOE shall have the right to make requests for additional information or documents from the Borrower to substantiate the accuracy or completeness of the Project Completion Certificate with respect to any of the requirements set forth in clauses (b) and (c) above.

(C)                                DOE shall notify the Borrower within thirty (30) days following receipt of the Project Completion Certificate either (i) that Project Completion has been achieved, in which case the Project Completion Date shall be deemed to be the date of such notice, or (ii) that DOE objects to the Project Completion Certificate or such Certificate is inaccurate or incomplete, which notice shall set forth the basis for such objection or determination, as the case may be.  The failure of DOE to notify the Borrower within such thirty (30) day period either that DOE objects to the Project Completion Certificate or that such Certificate is inaccurate or incomplete shall be deemed to constitute notice that Project Completion has been achieved.

A2-4

Exhibit A3
to Common Agreement

DEFINITION OF DOE REQUIREMENTS

(from Applicable Loan Guarantee Requirements)

[Capitalized terms in this Exhibit A3 have the meanings
given to such terms in the Applicable Loan Guarantee Requirements]

The following requirements and conditions are hereby incorporated into the Common Agreement:

(a)  Pursuant to Section 6.09.10(d) of the Applicable Loan Guarantee Requirements, prior to the execution by DOE of a Loan Guarantee Agreement, DOE must ensure that the following requirements and conditions, which must be specified in the Loan Guarantee Agreement, are satisfied:

(1) The Project qualifies as an “Eligible Project” under the Act and is not a research, development, or demonstration project or a project that employs Commercial Technologies in service in the United States;

(2) The Project will be constructed and operated in the United States, the employment of the new or significantly improved technology in the Project has the potential to be replicated in other commercial projects in the United States, and this technology is or is likely to be available in the United States for further commercial application;

(3) The face value of the debt guaranteed by DOE is limited to no more than 80 percent of total Project Costs;

(4) (i) Where DOE guarantees 100 percent of the Guaranteed Obligation, the DOE-Guaranteed Loan shall be funded by FFB;

(ii)  Where DOE guarantees more than 90 percent of the Guaranteed Obligation, the guaranteed portion cannot be separated from or “stripped” from the non-guaranteed portion of the Guaranteed Obligation if the loan is participated, syndicated or otherwise resold in the secondary market;

(iii)  Where DOE guarantees 90 percent or less of the Guaranteed Obligation, the guaranteed portion may be separated from or “stripped” from the non-guaranteed portion of the Guaranteed Obligation, if the DOE-Guaranteed Loan is participated, syndicated or otherwise resold in the secondary debt market;

(5)  The Borrower and other principals involved in the Project have made or will make a significant equity investment in the Project;

(6)  The Borrower is obligated to make full repayment of the principal and interest on the Guaranteed Obligations and other Project debt over a period of up to the lesser of 30 years or 90 percent of the projected useful life of the Project’s major physical assets, as calculated in

A3-1

accordance with generally accepted accounting principles and practices. The non-guaranteed portion of any Guaranteed Obligation must be repaid on a pro-rata basis, and may not be repaid on a shorter amortization schedule than the guaranteed portion;

(7) The loan guarantee does not finance, either directly or indirectly, tax-exempt debt obligations, consistent with the requirements of section 149(b) of the Internal Revenue Code;

(8)  The amount of the DOE Guarantee, when combined with other funds committed to the Project, will be sufficient to carry out the Project, including adequate contingency funds;

(9)  There is a reasonable prospect of repayment by Borrower of the principal of and interest on the Guaranteed Obligations and other Project debt;

(10)  The Borrower has pledged Project assets and other collateral or surety, including non project-related assets, determined by DOE to be necessary to secure the repayment of the Guaranteed Obligations;

(11)  The DOE Loan Guarantee Agreement and related documents include detailed terms and conditions necessary and appropriate to protect the interest of the United States in the case of default, including ensuring availability of all the intellectual property rights, technical data including software, and physical assets necessary for any person or entity, including DOE, to complete, operate, convey, and dispose of the defaulted project;

(12)  The interest rate on any Guaranteed Obligation is determined by DOE, after consultation with the Treasury Department, to be reasonable, taking into account the range of interest rates prevailing in the private sector for similar obligations of comparable risk guaranteed by the Federal government;

(13)  Any Guaranteed Obligation is not subordinate to any loan or other debt obligation and is in a first lien position on all assets of the Project and all additional collateral pledged as security for the Guaranteed Obligations and other Project debt;

(14)  There is satisfactory evidence that Borrower and FFB or other Holders are willing, competent, and capable of performing the terms and conditions of the Guaranteed Obligations and other debt obligation and the DOE Loan Guarantee Agreement, and will diligently pursue the Project;

(15)  The Borrower has made the initial (or total) payment of fees for the Administrative Cost of Issuing a Loan Guarantee with respect to the DOE Guarantee for the construction and operational phases of the Project (Third Fee);

(16)  FFB, other Holder or servicer has taken and is obligated to continue to take those actions necessary to perfect and maintain liens on assets which are pledged as collateral for the Guaranteed Obligation;

(17)  If Borrower is to make payment in full for the Credit Subsidy Cost of the loan guarantee pursuant to Section 1702(b)(2) of the Act, such payment must be received by DOE prior to, or at the time of, closing;

A3-2

(18)  DOE or its representatives have access to the Project site at all reasonable times in order to monitor the performance of the Project;

(19)  DOE, FFB, or other Holder and Borrower have reached an agreement as to the information that will be made available to DOE and the information that will be made publicly available;

(20)  The prospective Borrower has filed applications for or obtained any required regulatory approvals for the Project and is in compliance, or promptly will be in compliance, where appropriate, with all Federal, state, and local regulatory requirements;

(21)  Borrower has no delinquent Federal debt, including tax liabilities, unless the delinquency has been resolved with the appropriate Federal agency in accordance with the standards of the Debt Collection Improvement Act of 1996;

(22)  The DOE Loan Guarantee Agreement contains such other terms and conditions as DOE deems reasonable and necessary to protect the interest of the United States; and

(23)(i) FFB is an “Eligible Lender”, as defined in §609.2 of the Applicable Loan Guarantee Requirements, and meets DOE’s lender eligibility and performance requirement contained in §§609.11 (a) and (b) of the Applicable Loan Guarantee Requirements; and

(ii) The servicer meets the servicing performance requirements of §609.11(c) of the Applicable Loan Guarantee Requirements.

(b)  Pursuant to Section 6.09.10(e) of the Applicable Loan Guarantee Requirements, the DOE Loan Guarantee Agreement must provide that, in the event of a default by the Borrower:

(1)  Interest accrues on the Guaranteed Obligations at the rate stated in the DOE Loan Guarantee Agreement or Loan Agreement, until DOE makes full payment of the defaulted Guaranteed Obligations and, except when debt is funded through the Federal Financing Bank, DOE is not required to pay any premium, default penalties, or prepayment penalties;

(2)  Upon payment of the Guaranteed Obligations by DOE, DOE is subrogated to the rights of the Holders of the debt, including all related liens, security, and collateral rights and has superior rights in and to the property acquired from the recipient of the payment as provided in §609.15 of the Applicable Loan Guarantee Requirements;

(3)  FFB or any other servicer acting on DOE’s behalf is obligated to take those actions necessary to perfect and maintain liens on assets which are pledged as collateral for the Guaranteed Obligations; and

(4)  The holder of pledged collateral is obligated to take such actions as DOE may reasonably require to provide for the care, preservation, protection, and maintenance of such collateral so as to enable the United States to achieve maximum recovery upon default by Borrower on the Guaranteed Obligations.

(c)  Pursuant to Section 6.09.10(f) of the Applicable Loan Guarantee Requirements, the DOE Loan Guarantee Agreement must contain audit provisions which provide, in substance, as follows:

A3-3

(1)  FFB or any other Holder or other party servicing the Guaranteed Obligations, as applicable, and the Borrower, must keep such records concerning the project as are necessary to facilitate an effective and accurate audit and performance evaluation of the project as required in §609.17 of the Applicable Loan Guarantee Requirements; and

(2)  DOE and the Comptroller General, or their duly authorized representatives, must have access, for the purpose of audit and examination, to any pertinent books, documents, papers, and records of the Borrower, FFB or other Holder, or other party servicing the Guaranteed Obligations, as applicable.  Examination of records may be made during the regular business hours of the Borrower, FFB or other Holder, or other party servicing the Guaranteed Obligations, or at any other time mutually convenient as required in §609.17 of the Applicable Loan Guarantee Requirements.

(d)  Pursuant to Section 6.09.10(g) of the Applicable Loan Guarantee Requirements, the DOE Loan Guarantee Agreement must contain provisions providing that:

(1) FFB or other Holder may sell, assign or transfer a Guaranteed Obligation to another Eligible Lender that meets the requirements of §609.11 of the Applicable Loan Guarantee Requirements. Such Eligible Lender to which a Guaranteed Obligation is assigned or transferred, is required to fulfill all servicing, monitoring, and reporting requirements contained in the DOE Loan Guarantee Agreement and these regulations if the transferring Eligible Lender was performing these functions and transfer such functions to the new Eligible Lender. Any assignment or transfer, however, of the servicing, monitoring, and reporting functions must be approved by DOE in writing in advance of such assignment; and

(2) The Secretary of Energy, or the Secretary’s designee or contractual agent, for the purpose of identifying Holders with the right to receive payment under the guarantees shall include in the DOE Loan Guarantee Agreement or related documents a procedure for tracking and identifying Holders of Guarantee Obligations. These duties usually will be performed by the servicer. Any contractual agent approved by the Secretary to perform this function cannot transfer or assign this responsibility without the prior written consent of the Secretary.

The Credit Subsidy Cost for the Project may be covered by funds made available under the American Recovery and Reinvestment Act of 2009, Pub. L. No. 111-5, to pay for the Credit Subsidy Cost of guarantees made under Section 1705 of Title XVII of the Energy Policy Act of 2005, as amended, if the Project satisfies all of the applicable requirements of Title XVII, including Section 1705, and of the Recovery Act, including, but not limited to the following below, and the provisions set forth in the Term Sheet and this Exhibit A3 and subject to the availability of funds.  The Sponsor and Borrower each agrees to subject the Project to all Program Requirements and Applicable Loan Guarantee Requirements implementing Title XVII (including Section 1705), as amended from time to time.

(e) As soon as practicable, but in no event later than 30 days after the effective date of the Conditional Commitment, the Sponsor and/or Borrower shall supplement its application submitted in response to the August 8, 2006 solicitation with the following:

(1) A statement from the Sponsor that it believes that there is “reasonable prospect” that the DOE-Guaranteed Loan will be fully paid from Project revenue;

A3-4

(2) A brief description of the types of jobs expected to be created or retained in the United States.  The term “jobs expected to be created” means those new positions reasonably expected to be created and filled, or previously existing unfilled positions that are reasonably expected to be filled, as a result of Recovery Act funding, and “jobs or positions expected to be retained” means those previously existing filled positions that are reasonably expected to be retained as a result of Recovery Act funding.  Such descriptions may rely on job titles, broader labor categories, or the borrowers’ existing practice for describing jobs as long as the terms used are widely understood and explain the general nature of the work. Note that a job cannot be reported as both created and retained;

(3) An estimate of the number of jobs expected to be created and retained in the United States.  At a minimum, this estimate shall include any new positions reasonably expected to be created and any existing filled positions that are reasonably expected to be retained to support or carry out Recovery Act projects or activities managed directly by the borrower, and if known, by sub-recipients. The number shall be expressed as “full-time equivalent” (FTE), calculated cumulatively as all hours worked divided by the total number of hours in a full-time schedule, as defined by the borrower. For instance, two full-time employees and one part-time employee working half days would be reported as 2.5 FTE in each calendar quarter. Because FTE is calculated based on aggregate hours worked, temporary or part-time labor is not overstated. Applicants are encouraged to include information in their narrative used to calculate the FTE figure;

(4) A description of the viability of the Project without guarantees, whether from DOE or otherwise;

(5) A list of other Federal and non-Federal governmental (including State) incentives or other assistance on which the Project relies, including grants, tax credits, or other loan guarantees to support the financing, construction and operation of the Project;

(6) A description evidencing the importance of the Project in meeting reliability needs of the national or local electric grid;

(7) A description substantiating the effect of the Project in meeting the environment (including climate change) and energy goals of the State or region of the United States in which the Project is involved or located or of the two or more States of the United States that the Project exists between or connects;

(8) A statement from the Sponsor substantiating that commercial financing suitable to fully meet the needs of the Project, or to allow commercial completion of the Project, is not available from the private financial markets on commercially reasonable terms.

(f) The Project must commence construction not later than September 30, 2011.

The term “Commencement of Construction” is defined in Exhibit A to the Common Agreement.

(g) As soon as practicable, but in no event later than 30 days after the effective date of the Conditional Commitment, the Sponsor and/or Borrower shall submit to DOE an updated financial model, financial projections or any other application item for the Project that, in each case, takes into account the cost of complying with (i) the Buy American Provisions, to the

A3-5

extent applicable, (ii) the Davis-Bacon Act and all applicable Davis-Bacon Act regulations as such compliance is required by Section 1705(c) of Title XVII and (iii) all applicable provisions of the Recovery Act.

(h) The Borrower must consult their own legal counsel to determine whether the Buy American requirements of Section 1605(a) of the Recovery Act apply to their proposed projects. If the Borrower believes that its proposed project is not subject to such Buy American requirements, it must set forth in its Part I submission an explanation justifying such rationale. As required by Section 1605(d) of the Recovery Act, Section 1605 is to be applied in a manner consistent with U.S. obligations under international agreements. If the Borrower determines that the Buy American requirements of Section 1605 are not applicable to its project by virtue of U.S. obligations under international agreements, the Borrower  must set forth in its Part I submission an explanation justifying its position. If the Borrower determines that its project would be subject to the Buy American requirements, but that its project may be eligible for a waiver under Section 1605(b) of the Recovery Act, the Borrower must set forth in its Part I submission an explanation justifying the basis for its request for a waiver.

A3-6

Exhibit A4
to Common Agreement

DAVIS-BACON PROVISIONS FOR DAVIS-BACON ACT COVERED CONTRACTS

(a)                                               Definitions.  For purposes of this Exhibit A4, and as required by subparagraph (b)(8) below of this Exhibit, the definitions set forth in Section 5.2 of title 29 of the Code of Federal Regulations (CFR) are incorporated by reference herein, some of which are set forth below, except to the extent modified below, in addition to certain newly defined terms set forth below for purposes of Davis-Bacon Act compliance under Section 1705 of Title XVII:

(1)                                             “Davis-Bacon Act Covered Contract” means any contract, agreement or other arrangement for the “construction, prosecution, completion or repair” (as such term is defined below) of the Project (including the Common Agreement) in connection with Section 1705(c), as enacted by the American Recovery and Reinvestment Act of 2009.

(2)                                             “Contract Party” means any contractor, subcontractor (including any lower tier subcontractor) or other entity (other than the Borrower but including, if applicable, the project sponsor or affiliate) that is party to a Davis-Bacon Act Covered Contract; it being understood that the foregoing exclusion of Borrower from the definition of Contract Party in no way affects the Borrower’s Davis Bacon Act obligations as set forth in this Exhibit.

(3)                                             “Construction, prosecution, completion, or repair” or “performance of the Project” means the following:

(1) All types of work done on a particular building or work at the site thereof, including work at a facility which is deemed a part of the site of the work within the meaning of (paragraph (l) of 29 CFR 5.2) by laborers and mechanics employed by a construction contractor or construction subcontractor, including without limitation—

(i)                                                    Altering, remodeling, installation (where appropriate) on the site of the work of items fabricated off-site;

(ii)                                                 Painting and decorating;

(iii)                                              Manufacturing or furnishing of materials, articles, supplies or equipment on the site of the building or work (or, under the United States Housing Act of 1937; the Housing Act of 1949; and the Native American Housing Assistance and Self-Determination Act of 1996 in the construction or development of the project);

A4-1

(iv)(A) Transportation between the site of the work within the meaning of paragraph (l)(1) of 29 CFR 5.2 and a facility which is dedicated to the construction of the building or work and deemed a part of the site of the work within the meaning of paragraph (l)(2) of 29 CFR 5.2; and

(B) Transportation of portion(s) of the building or work between a site where a significant portion of such building or work is constructed, which is a part of the site of the work within the meaning of paragraph (l)(1) of 29 CFR 5.2, and the physical place or places where the building or work will remain.

(2) Except as provided in paragraph (j)(1)(iv)(A) of 29 CFR 5.2, the transportation of materials or supplies to or from the site of the work by employees of the construction contractor or a construction subcontractor is not ``construction, prosecution, completion, or repair’’.

(4)                                             “Contracting officer” means the individual, a duly appointed successor, or authorized representative who is designated and authorized to enter into contracts on behalf of the Federal agency or any representative designated by DOE to the Borrower from time to time for purposes of Davis-Bacon Act compliance.

(5)                                             “Laborer or mechanic” includes at least those workers whose duties are manual or physical in nature (including those workers who use tools or who are performing the work of a trade), as distinguished from mental or managerial. The term laborer or mechanic includes apprentices, trainees, and helpers. The term does not apply to workers whose duties are primarily administrative, executive, or clerical, rather than manual. Persons employed in a bona fide executive, administrative, or professional capacity as defined in part 541 of title 29 of the Code of Federal Regulations are not deemed to be laborers or mechanics. Working foremen who devote more than 20 percent of their time during a workweek to mechanic or laborer duties, and who do not meet the criteria of part 541, are laborers and mechanics for the time so spent.

(6)                                             “Site of the work” is defined as follows:

(i)  The site of the work is the physical place or places where the building or work called for in the Davis-Bacon Act Covered Contract will remain; and any other site where a significant portion of the building or work is constructed, provided that such site is established specifically for the performance of such contract or project;

(ii) Except as provided in subparagraph (a)(6)(iii) of this Exhibit, job headquarters, tool yards, batch plants, borrow pits, etc., are part of the

A4-2

site of the work, provided they are dedicated exclusively, or nearly so, to performance of the Davis Bacon Act Covered Contract or project, and provided they are adjacent or virtually adjacent to the site of the work as defined in subparagraph (a)(6)(i) of this Exhibit;

(iii) Not included in the site of the work are permanent home offices, branch plant establishments, fabrication plants, tool yards, etc., of the Borrower or a Contract Party whose location and continuance in operation are determined wholly without regard to a particular Federal or federally assisted contract, such as the Common Agreement, or project. In addition, fabrication plants, batch plants, borrow pits, job headquarters, tool yards, etc., of a commercial or material supplier, which are established by a supplier of materials for the project before opening of bids and not on the site of the work as stated in subparagraph (a)(6)(i) of this Exhibit, are not included in the site of the work. Such permanent, previously established facilities are not part of the site of the work, even where the operations for a period of time may be dedicated exclusively, or nearly so, to the performance of a Davis-Bacon Act Covered Contract.

(7)                                             “Wage determination” includes the original decision and any subsequent decisions modifying, superseding, correcting, or otherwise changing the provisions of the original decision. The application of the wage determination shall be in accordance with the provisions of Sec. 1.6 of title 29 of the Code of Federal Regulations.

(b)(1)                                Minimum wages.

(i) All laborers and mechanics employed or working on the site of the work, will be paid unconditionally and not less often than once a week, and without subsequent deduction or rebate on any account (except such payroll deductions as are permitted by regulations issued by the Secretary of Labor under the Copeland Act (29 CFR part 3)), the full amount of wages and bona fide fringe benefits (or cash equivalents thereof) due at time of payment computed at rates not less than those contained in the wage determination of the Secretary of Labor which is attached to the Common Agreement as Schedule 6.30(d) and made a part hereof, regardless of any contractual relationship which may be alleged to exist between the Borrower and such laborers and mechanics, or between any Contract Party and such laborers and mechanics.

Contributions made or costs reasonably anticipated for bona fide fringe benefits under section 1(b)(2) of the Davis-Bacon Act on behalf of laborers or mechanics are considered wages paid to such laborers or mechanics, subject to the provisions of subparagraph (b)(1)(iv) of this Exhibit; also, regular contributions made or costs incurred for more than a weekly period (but not less often than quarterly) under plans, funds, or programs which cover the particular weekly period, are deemed to be constructively made or incurred during such weekly period. Such laborers and mechanics shall be paid the

A4-3

appropriate wage rate and fringe benefits on the wage determination for the classification of work actually performed, without regard to skill, except as provided in paragraph (b)(4) below. Laborers or mechanics performing work in more than one classification may be compensated at the rate specified for each classification for the time actually worked therein: Provided, that the employer’s payroll records accurately set forth the time spent in each classification in which work is performed. The wage determination (including any additional classification and wage rates conformed under subparagraph (b)(1)(ii) of this Exhibit) as attached to the Common Agreement as Schedule 6.30(d) and the Davis-Bacon poster (WH-1321) shall be posted at all times by the Borrower and each Contract Party at the site of the work in a prominent and accessible place where it can be easily seen by the workers.

(ii)(A) The contracting officer shall require that any class of laborers or mechanics, including helpers, which is not listed in the wage determination and which is to be employed under the Davis-Bacon Act Covered Contract shall be classified in conformance with the wage determination. The contracting officer shall approve an additional classification and wage rate and fringe benefits therefore only when the following criteria have been met:

(1) The work to be performed by the classification requested is not performed by a classification in the wage determination; and

(2) The classification is utilized in the area by the construction industry; and

(3) The proposed wage rate, including any bona fide fringe benefits, bears a reasonable relationship to the wage rates contained in the wage determination.

(B) If the Borrower or any Contract Party, as the case may be, and the respective laborers and mechanics to be employed in the classification (if known), or their representatives, and the contracting officer agree on the classification and wage rate (including the amount designated for fringe benefits where appropriate), a report of the action taken shall be sent by the contracting officer to the Administrator of the Wage and Hour Division, Employment Standards Administration, U.S. Department of Labor, Washington, DC 20210. The Administrator, or an authorized representative, will approve, modify, or disapprove every additional classification action within 30 days of receipt and so advise the contracting officer or will notify the contracting officer within the 30-day period that additional time is necessary.

(C) In the event the Borrower or any Contract Party, as the case may be, the laborers or mechanics to be employed in the classification or their representatives, and the contracting officer do not agree on the proposed classification and wage rate (including the amount designated for fringe benefits, where appropriate), the contracting officer shall refer the questions, including the views of all interested parties and the recommendation of the contracting officer, to the Administrator for determination. The Administrator, or an authorized representative, will issue a determination within 30 days

A4-4

of receipt and so advise the contracting officer or will notify the contracting officer within the 30-day period that additional time is necessary.

(D) The wage rate (including fringe benefits where appropriate) determined pursuant to subparagraphs (b)(1)(ii) (B) or (C) of this Exhibit, shall be paid to all workers performing work in the classification under any Davis-Bacon Act Covered Contract from the first day on which work is performed in the classification.

(iii) Whenever the minimum wage rate prescribed in any Davis-Bacon Act Covered Contract for a class of laborers or mechanics includes a fringe benefit which is not expressed as an hourly rate, the Borrower or any Contract Party shall either pay the benefit as stated in the wage determination or shall pay another bona fide fringe benefit or an hourly cash equivalent thereof.

(iv) If the Borrower or any Contract Party does not make payments to a trustee or other third person, the Borrower or any Contract Party may consider as part of the wages of any laborer or mechanic the amount of any costs reasonably anticipated in providing bona fide fringe benefits under a plan or program; provided, that the Secretary of Labor has found, upon the written request of the Borrower or any Contract Party, that the applicable standards of the Davis-Bacon Act have been met. The Secretary of Labor may require the Borrower or any Contract Party to set aside in a separate account assets for the meeting of obligations under the plan or program.

(2) Withholding.  The DOE contracting officer shall upon its own action or upon written request of an authorized representative of the Department of Labor withhold or cause to be withheld from the Borrower or a Contract Party, as the case may be, under this Contract or any other Federal contract with the same Borrower or Contract Party, or any other federally-assisted contract subject to Davis-Bacon prevailing wage requirements, which is held by the same Borrower or Contract Party, so much of the accrued payments or advances as may be considered necessary to pay laborers and mechanics, including apprentices, trainees, and helpers, employed or working on the site of the work the full amount of wages required by the Contract. In the event of failure to pay any laborer or mechanic, including any apprentice, trainee, or helper, employed or working on the site of the work, all or part of the wages required by the Davis-Bacon Act Covered Contract, DOE may, after written notice to the Borrower take such action as may be necessary to cause the suspension of any further disbursement under the DOE-Guaranteed Loan until such violations have ceased, it being understood that any such suspension shall not affect the validity of the DOE Guarantee on the portions of the DOE-Guaranteed Loan that have been disbursed prior to the date of such suspension and remain outstanding as of such date.

(3) Payrolls and basic records.

(i) Payrolls and basic records relating thereto shall be maintained by the Borrower and each Contract Party during the course of the work and preserved for a period of three years thereafter for all of their respective laborers and mechanics employed or working at the site of the work.  Such records shall contain the name,

A4-5

address, and social security number of each such worker, his or her correct classification, hourly rates of wages paid (including rates of contributions or costs anticipated for bona fide fringe benefits or cash equivalents thereof of the types described in section 1(b)(2)(B) of the Davis-Bacon Act), daily and weekly number of hours worked, deductions made and actual wages paid. Whenever the Secretary of Labor has found under 29 CFR 5.5(a)(1)(iv) that the wages of any laborer or mechanic include the amount of any costs reasonably anticipated in providing benefits under a plan or program described in section 1(b)(2)(B) of the Davis-Bacon Act, the Borrower and each Contract Party shall maintain records which show that the commitment to provide such benefits is enforceable, that the plan or program is financially responsible, and that the plan or program has been communicated in writing to the laborers or mechanics affected, and records which show the costs anticipated or the actual cost incurred in providing such benefits. The Borrower and any Contract Party employing apprentices or trainees under approved programs shall maintain written evidence of the registration of apprenticeship programs and certification of trainee programs, the registration of the apprentices and trainees, and the ratios and wage rates prescribed in the applicable programs.

(ii)(A)  The Contract Party shall submit weekly for each week in which any Davis-Bacon Act Covered Contract work is performed a copy of all payrolls to the Borrower.  The highest tier Contract Party is responsible for the submission of copies of payrolls by all subcontractors and lower tier subcontractors.  Unless otherwise directed by DOE, the Borrower shall submit weekly for each week in which any Contract work is performed a copy of all of its payrolls, as well as all payrolls of each Contract Party, to the DOE contracting officer. The payrolls submitted shall set out accurately and completely all of the information required to be maintained under subparagraph (b)(3)(i) of this Exhibit, except that full social security numbers and home addresses shall not be included on weekly transmittals. Instead the payrolls shall only need to include an individually identifying number for each employee (e.g., the last four digits of the employee’s social security number). The required weekly payroll information may be submitted in any form desired. Optional Form WH-347 is available for this purpose from the Wage and Hour Division Web site at http://www.dol.gov/esa/whd/forms/wh347instr.htm or its successor site. The Borrower is responsible for the submission of copies of its own payrolls and the payrolls of each Contract Party, in each case, to the extent each employs laborers and mechanics in the performance of the Project.  Each Contract Party is responsible for the submission of copies of payrolls by all subcontract or lower-tier Contract Parties.  The Borrower and each Contract Party shall maintain the full social security number and current address of each of its own covered workers, and shall provide them upon request, in the case of the Contract Party, to the Borrower, for transmission to the DOE or the Wage and Hour Division of the Department of Labor for purposes of an investigation or audit of compliance with prevailing wage requirements. It is not a violation of this subparagraph (b)(3)(ii)(A) of this Exhibit for a higher-tiered Contract Party to require a lower-tiered Contract Party to provide addresses and social security numbers to such Contract Party for its own records, without weekly submission to the DOE or the Borrower.

(B) Each payroll submitted shall be accompanied by a “Statement of Compliance,” signed by the Borrower or Contract Party or his or her agent who pays or

A4-6

supervises the payment of the laborer or mechanic employed under the Davis-Bacon Act Covered Contract and shall certify the following:

(1) That the payroll for the payroll period contains the information required to be provided under subparagraph (b)(3)(ii) of this Exhibit, the appropriate information is being maintained under subparagraph (b)(3)(i) of this Exhibit, and that such information is correct and complete;

(2) That each laborer or mechanic (including each helper, apprentice, and trainee) employed under the Davis-Bacon Act Covered Contract during the payroll period has been paid the full weekly wages earned, without rebate, either directly or indirectly, and that no deductions have been made either directly or indirectly from the full wages earned, other than permissible deductions as set forth in Regulations, 29 CFR part 3;

(3) That each laborer or mechanic has been paid not less than the applicable wage rates and fringe benefits or cash equivalents for the classification of work performed, as specified in the applicable wage determination incorporated into the Common Agreement and any other Davis-Bacon Act Covered Contract.

(C) The weekly submission of a properly executed certification set forth on the reverse side of Optional Form WH-347 shall satisfy the requirement for submission of the “Statement of Compliance” required by subparagraph (b)(3)(ii)(B) of this Exhibit.

(D) The falsification of any of the above certifications may subject the Borrower or any Contract Party to civil or criminal prosecution under section 1001 of title 18 and section 3729 of title 31 of the United States Code.

(iii) The Borrower and each Contract Party shall make the records required under subparagraph (b)(3)(i) of this Exhibit available for inspection, copying, or transcription by authorized representatives of the DOE or the Department of Labor, and shall permit such representatives to interview employees during working hours on the job. If the Borrower or any Contract Party fails to submit the required records or to make them available, the DOE may, after written notice to the Borrower take such action as may be necessary to cause the suspension of any further disbursement under the DOE-Guaranteed Loan, it being understood that any such suspension shall not affect the validity of the DOE Guarantee on the portions of the DOE-Guaranteed Loan that have been disbursed prior to the date of such suspension and remain outstanding as of such date.  Furthermore, failure to submit the required records upon request or to make such records available may be grounds for debarment action pursuant to 29 CFR 5.12.

(4) Apprentices and trainees.

(i) Apprentices. Apprentices will be permitted to work at less than the predetermined rate for the work they performed when they are employed pursuant to and individually registered in a bona fide apprenticeship program registered with the U.S. Department of Labor, Employment and Training Administration, Office of Apprenticeship Training, Employer and Labor Services, or with a State Apprenticeship

A4-7

Agency recognized by the Office, or if a person is employed in his or her first 90 days of probationary employment as an apprentice in such an apprenticeship program, who is not individually registered in the program, but who has been certified by the Office of Apprenticeship Training, Employer and Labor Services or a State Apprenticeship Agency (where appropriate) to be eligible for probationary employment as an apprentice. The allowable ratio of apprentices to journeymen on the job site in any craft classification shall not be greater than the ratio permitted to the Borrower or Contract Party as to the entire work force under the registered program. Any worker listed on a payroll at an apprentice wage rate, who is not registered or otherwise employed as stated above, shall be paid not less than the applicable wage rate on the wage determination for the classification of work actually performed. In addition, any apprentice performing work on the job site in excess of the ratio permitted under the registered program shall be paid not less than the applicable wage rate on the wage determination for the work actually performed. Where a Borrower or Contract Party is performing construction on a project in a locality other than that in which its program is registered, the ratios and wage rates (expressed in percentages of the journeyman’s hourly rate) specified in the Borrower or Contract Party’s registered program shall be observed. Every apprentice must be paid at not less than the rate specified in the registered program for the apprentice’s level of progress, expressed as a percentage of the journeymen hourly rate specified in the applicable wage determination. Apprentices shall be paid fringe benefits in accordance with the provisions of the apprenticeship program. If the apprenticeship program does not specify fringe benefits, apprentices must be paid the full amount of fringe benefits listed on the wage determination for the applicable classification. If the Administrator determines that a different practice prevails for the applicable apprentice classification, fringes shall be paid in accordance with that determination. In the event the Office of Apprenticeship Training, Employer and Labor Services, or a State Apprenticeship Agency recognized by the Office, withdraws approval of an apprenticeship program, the Borrower or the Contract Party will no longer be permitted to utilize apprentices at less than the applicable predetermined rate for the work performed until an acceptable program is approved.

(ii) Trainees. Except as provided in 29 CFR 5.16, trainees will not be permitted to work at less than the predetermined rate for the work performed unless they are employed pursuant to and individually registered in a program which has received prior approval, evidenced by formal certification by the U.S. Department of Labor, Employment and Training Administration. The ratio of trainees to journeymen on the job site shall not be greater than permitted under the plan approved by the Employment and Training Administration. Every trainee must be paid at not less than the rate specified in the approved program for the trainee’s level of progress, expressed as a percentage of the journeyman hourly rate specified in the applicable wage determination. Trainees shall be paid fringe benefits in accordance with the provisions of the trainee program. If the trainee program does not mention fringe benefits, trainees shall be paid the full amount of fringe benefits listed on the wage determination unless the Administrator of the Wage and Hour Division determines that there is an apprenticeship program associated with the corresponding journeyman wage rate on the wage determination which provides for less than full fringe benefits for apprentices. Any employee listed on the payroll at a trainee rate who is not registered and participating in a training plan approved by the

A4-8

Employment and Training Administration shall be paid not less than the applicable wage rate on the wage determination for the classification of work actually performed. In addition, any trainee performing work on the job site in excess of the ratio permitted under the registered program shall be paid not less than the applicable wage rate on the wage determination for the work actually performed. In the event the Employment and Training Administration withdraws approval of a training program, the Borrower or the Contract Party will no longer be permitted to utilize trainees at less than the applicable predetermined rate for the work performed until an acceptable program is approved.

(iii) Equal employment opportunity. The utilization of apprentices, trainees and journeymen under this part shall be in conformity with the equal employment opportunity requirements of Executive Order 11246, as amended, and 29 CFR part 30.

(5) Compliance with Copeland Act requirements. The Borrower and any Contract Party shall comply with the requirements of 29 CFR part 3, which are incorporated by reference in this Common Agreement and any other Davis-Bacon Act Covered Contract.

(6) Subcontracts. The Borrower and any higher or lower tier Contract Party shall insert in any Davis-Bacon Act Covered Contract the clauses contained in subparagraphs (b)(1) through (10) of this Exhibit and such other clauses as the DOE may by appropriate instructions require, and also a clause requiring the higher tier Contract Party to include these clauses in any lower tier Davis-Bacon Act Covered Contract. The Borrower shall be responsible for the compliance by any Contract Party with all the contract clauses in (1) through (10) of this Exhibit.

(7) Contract termination: debarment.  A breach of any of the contract clauses in (1) through (10) of subparagraph (b) in this Exhibit will constitute an Event of Default by the Borrower under Article 8 of the Common Agreement and may be grounds for termination of any Davis-Bacon Act Covered Contract, and for debarment as a contractor, a subcontractor or other entity as provided in 29 CFR 5.12; provided, however, that the termination provision in this subparagraph (b)(7) shall not apply to the Common Agreement but that, in lieu of the application of such termination provision  of subparagraph (b)(7), the remedies available to DOE under Section 8.2 of the Common Agreement shall apply upon such an Event of Default.

(8) Compliance with Davis-Bacon and Related Act requirements.  All rulings and interpretations of the Davis-Bacon and Related Acts contained in 29 CFR parts 1, 3, and 5 (other than Section 5.5(b) of 29 CFR part 5) are herein incorporated by reference in this Common Agreement and any other Davis-Bacon Act Covered Contract.

(9) Disputes concerning labor standards. Disputes arising out of the labor standards provisions of this Common Agreement or any other Davis-Bacon Act Covered Contract shall not be subject to the general disputes clause of such contract. Such disputes shall be resolved in accordance with the procedures of the Department of Labor set forth in 29 CFR parts 5, 6, and 7. Disputes within the meaning of this clause include

A4-9

disputes between the Borrower or any Contract Party and DOE, the U.S. Department of Labor, or the employees or their representatives.

(10) Certification of eligibility.

(i) By entering into this Common Agreement and any other Davis-Bacon Act Covered Contract, the Borrower and the Contract Party each certifies that neither it (nor he or she) nor any person or firm who has an interest in the Borrower or the Contract Party’s firm is a person or firm ineligible to be awarded Government contracts by virtue of section 3(a) of the Davis-Bacon Act or 29 CFR 5.12(a)(1).

(ii) No part of this Common Agreement or any other Davis-Bacon Act Covered Contract shall be assigned or subcontracted, as the case may be, to any person or firm ineligible for award of a Government contract by virtue of section 3(a) of the Davis-Bacon Act or 29 CFR 5.12(a)(1).

(iii) The penalty for making false statements is prescribed in the U.S. Criminal Code, 18 U.S.C. 1001.

A4-10

Exhibit A5

to Common Agreement

DISCLOSURE LETTER

See attached.

A5-1

LOAN GUARANTEE OF THE U.S. DEPARTMENT OF ENERGY

WITH RESPECT TO A LOAN FROM THE FEDERAL FINANCING BANK

TO

STEPHENTOWN REGULATION SERVICES LLC

COMPANY DISCLOSURE LETTER

A5-1

Schedule 1

Security Agreement

Commercial Tort Claims

None.

Intellectual Property Collateral

[*****]

Location of Chief Executive Office and Collateral.

Chief Executive Office and Principal Place of Business:  99 Grange Hall Road, Stephentown, NY 12168

Collateral is kept: (i) c/o Beacon Power Corporation, 65 Middlesex Road, Tyngsboro, MA 01879; (ii) 99 Grange Hall Road, Stephentown, NY 12168; and (iii) with certain suppliers, prior to delivery at the Site, including without limitation, D&W Contractors, D&W Contractors, 95 Park Street, Unit #2, Northfield, NH 03276.

Locations of Books.

c/o Beacon Power Corporation, 65 Middlesex Road, Tyngsboro, MA 01879

Certain books maybe kept with the Escrow Agent in connection with the Transaction Documents.

Jurisdiction of Organization and Names.

Jurisdiction of Organization:  Delaware

Inventory.

As contemplated by the Waiver and Agreement, certain assets are located (i) c/o Beacon Power Corporation, 65 Middlesex Road, Tyngsboro, MA 01879; (ii) 99 Grange Hall Road, Stephentown, NY 12168; and (iii) with certain suppliers, prior to delivery at the Site, including without limitation, [*****]

A5-2

Equipment.

None.

Investment Property; Instruments; and Chattel Paper.

Accounts subject to the Account Control Agreement.

Letter-of-Credit Rights.

None.

Location of Collateral.

Collateral is kept: (i) c/o Beacon Power Corporation, 65 Middlesex Road, Tyngsboro, MA 01879; (ii) 99 Grange Hall Road, Stephentown, NY 12168; and (iii) with certain suppliers, prior to delivery at the Site, including without limitation, [*****]

A5-3

Schedule 5.10

Permits; Other Required Consents

[*****]

Borrower has obtained and will be required to obtain permits in the ordinary course as well.

A5-4

Schedule 5.11

Litigation, Labor Disputes

None.

A5-5

Schedule 5.12

Tax

None.

A5-6

Schedule 5.14

Transactions with Affiliates

Transaction Documents entered into from time to time in accordance with the Common Agreement.

A5-7

Schedule 5.16

Environmental Laws

No other matters, other than any matters that are disclosed in the environmental report attached to the Environmental Indemnity Agreement

A5-8

Exhibit B

to Common Agreement

RULES OF INTERPRETATION

For all purposes of this Common Agreement, including Exhibits, Schedules, Annexes and Appendices hereto, unless otherwise indicated or required by the context:

1.	Plurals and Gender. Defined terms in the singular shall include the plural and vice versa, and the masculine, feminine or neuter gender shall include all genders.

2.	Use of Or. The word “or” is not exclusive.

3.

Change of Law. Each reference to a Governmental Rule or Environmental Law includes any amendment, supplement or modification of such Governmental Rule or Environmental Law, as the case may be, and all regulations, rulings and other Governmental Rules or Environmental Laws promulgated thereunder.

4.	Successor and Assigns. A reference to a Person includes its successors and permitted assigns.

5.	Including. The words “include,” “includes” and “including” are not limiting and mean include, includes and including “without limitation” and “without limitation by specification”.

6.

Hereof, Herein, Hereunder. The words “hereof,” “herein” and “hereunder” and words of similar import when used in any document shall refer to such document as a whole and not to any particular provision of such document.

7.

Articles, Sections, Exhibits. A reference in a document to an Article, Section, Exhibit, Schedule, Annex or Appendix is to the Article, Section, Exhibit, Schedule, Annex or Appendix of such document unless otherwise indicated.

8.

Attachments, Replacements, Amendments. References to any document, instrument or agreement (a) shall include all exhibits, schedules, annexes and appendices thereto, and all exhibits, schedules, annexes or appendices to any document shall be deemed incorporated by reference in such document, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, and (c) shall mean such document, instrument or agreement, or replacement thereto, as amended, modified and supplemented from time to time and in effect at any given time.

9.

Periods and Time. References to “days”, “weeks”, “months” and “years” shall mean calendar days, weeks, months and years, respectively. References to a time of day shall mean such time in Washington, D.C.

10.	Ambiguities. The Loan Documents are the result of negotiations among, and have been reviewed by each party to the Loan Documents and their respective counsel. Accordingly,

B-1

the Loan Documents shall be deemed to be the product of all parties thereto, and no ambiguity shall be construed in favor of or against any Person.

11.

Continuing Definitions. With respect to any term that is defined by reference to any document, for purposes hereof, such term shall continue to have the original definition notwithstanding any termination, expiration or modification of such document.

12.	Terms Defined Elsewhere. Terms that are defined in the preamble, the recitals, or the Sections of this Agreement have the meanings ascribed to them therein.

13.

Headings. The table of contents and article and section headings and other captions have been inserted as a matter of convenience for the purpose of reference only and do not limit or affect the meaning of the terms and provisions thereof.

14.	Accounting Terms. All accounting terms not specifically defined shall be construed in accordance with GAAP.

15.

Forward-Looking Statements. With respect to preparation or update by any Person of budgets, projections or other forward-looking plans and forecasts, such Person shall be deemed to represent only that such budgets, projections and forward-looking plans and forecasts were prepared in good faith based upon assumptions believed by such Person to be reasonable at the time of their preparation or update.

B-2

Exhibit C1

to Common Agreement

FORM OF BORROWER CERTIFICATE

(For Financial Closing Date)

(Delivered pursuant to Section 4.1.23 of the Common Agreement)

Date of this Certificate: August 6, 2010

U.S. Department of Energy

Ladies and Gentlemen:

This Borrower Certificate is delivered to you pursuant to Sections 4.1.23 of the Common Agreement, dated as of August 6, 2010 (the “Common Agreement”), by and among (i) Stephentown Regulation Services LLC, as Borrower, (ii) the U.S. Department of Energy, as Credit Party and Loan Servicer, and (iii) Midland Loan Services, Inc., as Administrative Agent in its capacity as the Collateral Agent.

All capitalized terms used in this Certificate shall have their respective meanings specified in the Common Agreement.

The Borrower HEREBY CERTIFIES for the benefit of each Credit Party that, as of the date hereof:

1.                                      Pursuant to Section 4.1.2 of the Common Agreement, the following Project Documents were delivered on the Financial Closing Date and are attached hereto, (a) each of which is (i) a true, correct and complete copy of such document (including all schedules, exhibits, attachments, supplements and amendments thereto and any related protocols or side letters), and (ii) has been duly executed and delivered by the parties thereto and is in full force and effect (A) against the Borrower and (B) against each other party thereto except, in the case of this clause (B), for instances that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and (b) to the Borrower’s Actual Knowledge, no party to any such document is, or but for the passage of time or giving of notice or both will be, in breach of any obligation thereunder:

a)              the Land Documents;

b)             the EPC Agreement;

c)              the Engineering and Architectural Services Agreement;

d)             the Permitting and Engineering Management Agreement;

e)              the NYISO Membership Agreement;

f)                the O&M Agreement;

C1-1

g)             the Technology License Agreement;

h)             the Technology Escrow Agreement;

i)                 the Administrative Services Agreement; and

j)                 the Flywheel Repair Agreement.

2.                                      Pursuant to Section 4.1.3 of the Common Agreement, the Advance Schedule attached hereto is the Borrower’s reasonable estimate in all material respects, based on all facts and circumstances existing and Known to the Borrower, of the timing and amount of proposed Advances and Equity Contributions for the Project (showing the total Advances expected in each calendar month);

3.                                      Pursuant to Section 4.1.4(i) of the Common Agreement, the Financial Plan submitted to the Lender’s Engineer and the Loan Servicer on May 7, 2010 and May 11, 2010 respectively, and attached as Exhibit A1 to the Common Agreement, accurately reflects the Borrower’s Financial Plan as of the date hereof and demonstrates that the DOE Credit Facility Commitment, when combined with other funds committed to the Project, including the Base Equity, will be available and sufficient to carry out the Project and based on the Borrower’s reasonable estimates of the information contained therein;

4.                                      Pursuant to Section 4.1.4(ii) of the Common Agreement, the Base Case Projections, including a computer file containing the Base Case Projections and the underlying models and assumptions and explanations thereto, submitted to the Lender’s Engineer and the Loan Servicer on May 3, 2010 and attached hereto, represent the Borrower’s reasonable estimates of the information contained therein as of the date submitted and as of the date hereof;

5.                                      Pursuant to Section 4.1.4(iii) of the Common Agreement, the Project Milestone Schedule, submitted to the Lender’s Engineer and the Loan Servicer on July 23, 2010 and attached hereto, represents the Borrower’s reasonable estimates of the information contained therein as of the date submitted and as of the date hereof;

6.                                      Pursuant to Section 4.1.4(iv) of the Common Agreement, the Project Budget, submitted to the Lender’s Engineer and the Loan Servicer on May 11, 2010 and May 28, 2010 respectively and attached hereto, represents the Borrower’s reasonable estimates of the information contained therein as of the date submitted and as of the date hereof;

7.                                      Pursuant to Section 4.1.4(v) of the Common Agreement, a detailed description, with supporting documents, as have been reasonably requested on or prior to the date hereof, of Development Costs incurred to date and a Development Costs Statement summarizing those costs that the Borrower seeks credit as Approved Pre-Closing Equity Credit to be applied toward Base Equity and that are to be reviewed by the Lender’s Engineer, was submitted to the Lender’s Engineer and the Loan Servicer prior to the date hereof, is attached hereto and remains now true and complete in all material respects and represents the Borrower’s reasonable estimates of the information contained therein;

C1-2

8.                                      Pursuant to Section 4.1.8 of the Common Agreement, the attached Base Case Projections delivered pursuant to Section 4.1.4 of the Common Agreement include calculations indicating that throughout the term of the DOE Credit Facility a minimum annual Debt Service Coverage Ratio of 1.30 to 1 for the period after the Project Completion Date is expected to be achieved;

9.                                      Pursuant to Section 4.1.9(ii) of the Common Agreement, the amounts reflected in the  Approved Pre-Closing Equity Credit (a) are in an amount not greater than $18,882,211, and (b) have been applied in accordance with the Project Budget only for Eligible Base Project Costs; and no amounts in the Project Budget have been applied to Ineligible Base Project Costs;

10.                                Pursuant to Section 4.1.9(iii) of the Common Agreement, no charges have been made to the line item for Overrun Contingencies in the Project Budget;

11.                                Pursuant to Section 4.1.10 of the Common Agreement, (a) the Borrower has no existing Indebtedness, other than Indebtedness permitted under the Common Agreement and (b) no Liens encumber any Collateral, other than Permitted Liens.

12.                                Pursuant to Section 4.1.12 of the Common Agreement, (a) all Governmental Approvals and other Required Consents listed on Schedule 5.10 to the Disclosure Letter (except those identified on Schedule 5.10 to the Disclosure Letter as to be obtained at a later date) have been duly obtained and are not subject to any waiting period or appeal, and (b) a copy of each such Governmental Approval or other Required Consent, has been submitted to the Lender’s Engineer and the Loan Servicer on or prior to the date hereof, and each of which is true and complete in all material respects as of the date hereof;

13.                                Pursuant to Section 4.1.16 of the Common Agreement, the Periodic Expenses of any Independent Consultants incurred and invoiced prior to the Financial Closing Date (other than Periodic Expenses not then due) have been paid in full;

14.                                Pursuant to Section 4.1.17 of the Common Agreement, the price set forth in each Project Document has not been increased from the price as of the Common Agreement Date;

15.                                Pursuant to Section 4.1.19 of the Common Agreement, the Project Facility Performance Targets are achievable;

16.                                Pursuant to Section 4.1.22 of the Common Agreement, attached hereto are true and complete copies of the Borrower’s organizational documents (as amended to date), good standing certificates and incumbency certificates;

17.                                Pursuant to Section 4.1.22 of the Common Agreement, attached hereto are true and complete copies of the Borrower’s resolutions duly adopted by the sole Member of the Borrower to authorize (a) the Borrower’s participation in the Project, (b) the financing therefor and the granting of Liens, and (c) the execution, delivery and performance by the Borrower of the Transaction Documents (including a Direct Agreement) to which it is party;

C1-3

18.                                Pursuant to Section 4.1.26 of the Common Agreement, all required taxes, all Periodic Expenses, and all recordation and other costs, fees and Periodic Expenses invoiced and due in connection with the execution, delivery, filing, registration, or performance of the Transaction Documents or the perfection of the security interests in the Collateral Security have been paid in full;

19.                                Pursuant to Section 4.1.27 of the Common Agreement, (a) insurance coverage for the Project satisfies the requirements for Required Insurance as set forth on Schedule 6.3(b) of the Common Agreement and certificates or policies for such insurance coverage are attached hereto, (b) such insurance coverage is reasonable for the Project, and (c) the applicable insurance policies are in full force and effect;

20.                                Pursuant to Section 4.1.32 of the Common Agreement, pursuant to the Technology License Agreement, the Borrower has received one or more licenses covering all intellectual property rights necessary for the design, construction and operation of the Project;

21.                                Pursuant to Section 4.1.35 of the Common Agreement, any recommendations for mitigation of earthquake risk set forth in the Seismic Risk Analysis, dated September 14, 2009, prepared by Dente Engineering, P.C. (the “Earthquake Risk Report”), a copy of which is attached hereto, have been adequately addressed in the Project Plans;

22.                                Pursuant to Section 4.1.36 of the Common Agreement, (i) except for the receipt of a fully executed original of the Interconnection Agreement in accordance with Section 4.2.1 of the Common Agreement, arrangements reflected in the Project Milestone Schedule and the Project Budget have been made under the Project Documents or are otherwise available to the extent required in Section 5.25 of the Common Agreement for the provision of all services, materials and utilities necessary for the construction, startup, commissioning and shakedown of the Project, and (ii) arrangements reflected in the Base Case Projections have been made or can be made under the Operating Documents to the extent then appropriate or are otherwise available to the extent required in Section 5.25 of the Common Agreement for the provision of all services, materials and utilities necessary for the operation and maintenance of the Project as contemplated by the Principal Project Documents;

23.                                Pursuant to Section 4.1.38 of the Common Agreement, all conditions precedent required to be satisfied by any Major Project Participant under any Transaction Document as of the Financial Closing Date have been satisfied;

24.                                Pursuant to Section 4.1.40 of the Common Agreement, all employees of the Borrower have entered into valid and binding non-disclosure and assignment of invention agreements;

25.                                Pursuant to Section 4.1.44 of the Common Agreement, the Borrower does not have a judgement Lien against any of its property for a debt owed to the United States of America or any other creditor;

C1-4

26.                                Pursuant to Section 4.1.45 of the Common Agreement, the Borrower is in compliance with, and has taken all necessary steps to be able to timely comply in all material respects with (a) its reporting obligations under Section 6.29(a) of the Common Agreement with respect to Recovery Act and (b) the requirements set forth in Section 6.30 and Exhibit A4 of the Common Agreement;

27.                                Attached hereto is a copy of the Application Supplement;

28.                                Pursuant to Section 4.1.47 of the Common Agreement, Commencement of Construction has occurred on or before the date hereof;

29.                                Pursuant to Section 4.1.48 of the Common Agreement, since June 29, 2009 (a) no event has occurred with respect to the Project or any Major Project Participant that would reasonably be expected to have a Material Adverse Effect and (b) no event has occurred that would reasonably be expected to have a Material Adverse Effect;

30.                                Pursuant to Section 4.1.49 of the Common Agreement, the Borrower has registered in the United States federal government Central Contractor Registration database; and

31.                                Pursuant to Section 4.1.52 of the Common Agreement, there is no pending or threatened (in writing) action, suit, or proceeding, or investigation by a Governmental Authority, of any kind, including any action or proceeding of or before any Governmental Authority, that (i) relates to the Project or to any transactions contemplated by any of the Transaction Documents or (ii) to which the Borrower, or, to the Borrower’s Actual Knowledge, the Sponsor or any other Major Project Participant is a party, that, in each case, either singly or in the aggregate, has, or could reasonably be expected to have, a Material Adverse Effect.

C1-5

IN WITNESS WHEREOF, the undersigned has executed this Borrower Certificate as of the date first written above.

STEPHENTOWN REGULATION SERVICES LLC

By:
Its:

List of Attachments to Borrower Certificate

1.                                      Advance Schedule (Paragraph 2)

2.                                      Base Case Projections (Paragraph 4)

3.                                      Project Milestone Schedule (Paragraph 5)

4.                                      Project Budget (Paragraph 6)

5.                                      Development Costs Statement (Paragraph 7)

6.                                      Borrower’s Organizational Documents, Good Standing Certificates and Incumbency Certificates (Paragraph 16)

7.                                      Borrower’s Authorizing Resolutions (Paragraph 17)

8.                                      Certificates of Insurance (Paragraph 19)

9.                                      Earthquake Risk Report (Paragraph 21)

10.                                Application Supplement (Paragraph 27)

Exhibit C2

to Common Agreement

FORM OF BORROWER CERTIFICATE

(For Periodic Closing)

(Delivered pursuant to Section 4.2.11(i) of the Common Agreement)

Date of this Certificate:                     , 20

U.S. Department of Energy

Ladies and Gentlemen:

This Borrower Certificate is delivered to you pursuant to Section 4.2.11(i) of the Common Agreement, dated as of August 6, 2010 (the “Common Agreement”), by and among (i) Stephentown Regulation Services LLC, as Borrower, (ii) the U.S. Department of Energy, as Credit Party and Loan Servicer, and (iii) Midland Loan Services, Inc., as Administrative Agent in its capacity as the Collateral Agent.

All capitalized terms used in this Borrower Certificate shall have their respective meanings specified in the Common Agreement.

The Borrower HEREBY CERTIFIES for the benefit of each Relevant Credit Party that, as of the date hereof:

1.                                      Pursuant to Section 4.2.2(i) of the Common Agreement, the updated Advance Schedule attached hereto as Exhibit 4.2.2(i), including the estimates set forth therein, of the timing and amount of Advances required in connection with the construction and financing of the Project is consistent with the Project Budget, consistent with the achievement of Physical Completion within the time period specified in the Project Milestone Schedule and consistent with the limitations set forth in Section 2.1(c) of the Common Agreement;

2.                                      Pursuant to Section 4.2.2(ii) of the Common Agreement, (i) the proceeds of all Advances to be made with respect to the updated Advance Schedule will be needed for Eligible Project Costs that have been incurred or by the Requested Advance Date will be incurred, and (ii) attached hereto as Exhibit 4.2.2 is a description in reasonable detail of such Eligible Project Costs;

3.                                      Pursuant to Section 4.2.3(a) of the Common Agreement, the Project Progress Report delivered on                , 20    , is accurate and complete in all material respects based upon Borrower’s good faith estimates of the information contained therein, including with respect to the following:

C2-1

(i)                                     [Construction and installation of the Project are proceeding in accordance with the Project Milestone Schedule and the Project Budget] OR [The Project Progress Report (i) describes any variances from the Project Milestone Schedule and Project Budget and (ii) states that the variances described in the Project Progress Report would not reasonably be expected to have a Material Adverse Effect];

(ii)                                  Construction and installation of the Project are expected to be completed on or before the Anticipated Physical Completion Date;

(iii)                               Total Funding Available is sufficient to pay all remaining Total Project Costs (including Interest During Construction, DOE Credit Facility Fees, Periodic Expenses, and identified Cost Overruns); and

(iv)                              evidence that as of the date of such Project Progress Report (A) each Construction Contractor and the Operator shall have irrevocably waived and released all Liens, statutory or otherwise, that any of them may have or acquire on the Collateral Security with respect to the work completed prior to the last submission for payment, except for Liens in favor of any Person in an aggregate amount for such Person not [*****]; and (B) all unpaid balances that are due or unsettled claims with any Construction Contractor, if any, have been adequately paid and that those being contested or negotiated in good faith are provisioned to the reasonable satisfaction of the Loan Servicer;

4.                                      Pursuant to Section 4.2.3(b) of the Common Agreement:

(i)                                     there is no reason to believe that anything is incorrect or misleading in any material respect in the Project Progress Report delivered on                , 20    ; and

(ii)                                  nothing has occurred since the date of such Project Progress Report or the date of the Lender’s Engineer’s most recent site visit, whichever is later, that could reasonably be expected to prevent construction and installation of the Project within the Project Milestone Schedule and the Project Budget;

5.                                      Pursuant to Section 4.2.5 of the Common Agreement, (i) all consents and approvals of third Persons as may be required in connection with the proposed Advances and all Governmental Approvals required as of the Advance Notice Date have been duly obtained and are in full force and effect and are not under appeal or subject to other proceedings or unsatisfied conditions that could reasonably be expected to result in a material modification or cancellation thereof, and (ii) attached hereto as Exhibit 4.2.5 are copies of all material Governmental Approvals not previously delivered, which are true and complete in all material respects;

6.                                      Pursuant to Section 4.2.6 of the Common Agreement, (i) all Required Insurance is in place, in good standing and in full force and all premiums due and payable thereon as of the date hereof (x) have been paid in full, (y) are to be paid with the proceeds of the requested Advance, or (z) are to be paid by other arrangements satisfactory to the Borrower, and (ii) attached hereto as Exhibit 4.2.6 are true and complete copies of all certificates or policies with respect to any additional renewal or substitute insurance

C2-2

obtained by the Borrower since the previous Advance Notice Date, designating (or evidencing the designation of) the Administrative Agent in its capacity as Collateral Agent as loss payee, where appropriate;

7.                                      Pursuant to Section 4.2.7 of the Common Agreement, (i) all corporate and similar proceedings concluded since the last Advance Notice Date are in proper form and substance, and (ii) attached hereto as Exhibit 4.2.7 are true and complete original counterparts or copies of all Additional Project Documents entered into since the last Advance Notice Date;

8.                                      Pursuant to Section 4.2.8 of the Common Agreement, the representations and warranties in the Loan Documents (other than those that speak only as to an earlier date) are true and correct in all material respects and no Event of Default or Potential Default has occurred and is continuing;

9.                                      Pursuant to Section 4.2.9 of the Common Agreement, no changes to the technical requirements of the existing Governmental Approvals has occurred, that has had or could reasonably be expected to have a Material Adverse Effect;

10.                                Pursuant to Section 4.2.10 of the Common Agreement, the Borrower has achieved the Project Facility Performance Targets applicable to this Advance Notice Date;

11.                                Pursuant to Section 4.2.12 of the Common Agreement, (i) there have been no changes to the Project Budget since the previous Advance Notice Date, except for Approved Project Changes, (ii) the aggregate amounts expended for each type of Project Cost does not exceed the aggregate amount budgeted for such cost in the Project Budget, including budgeted Overrun Contingencies, except for Approved Project Changes, and (iii) the sum of (A) the unadvanced proceeds of the DOE Credit Facility and (B) the amount on deposit in the Base Equity Account and Overrun Equity Account is sufficient to pay all remaining Total Project Costs;

12.                                Pursuant to Section 4.2.14 of the Common Agreement, the Advance will not result in a violation of any law, any Transaction Document, any governmental approval, or any other agreement or consent to which the Borrower is a party or any judgment or approval to which it is subject;

13.                                Pursuant to Section 4.2.15 of the Common Agreement, since June 29, 2009 no event has occurred with respect to the Project or any Major Project Participant that would reasonably be expected to have a Material Adverse Effect;

14.                                Pursuant to Section 4.2.17 of the Common Agreement, since the Common Agreement Date, no change in law or any other event has occurred that would reasonably be expected to have a Material Adverse Effect; and

15.                                Pursuant to Section 4.2.18 of the Common Agreement, the Borrower is in compliance with its obligations under the Loan Documents, including all affirmative covenants and

C2-3

negative covenants, and has furnished all information requested under the Loan Documents.

C2-4

IN WITNESS WHEREOF, the undersigned has executed this Borrower Certificate as of the date first written above.

STEPHENTOWN REGULATION SERVICES LLC

By:
Its:

C2-5

Exhibit D1

to Common Agreement

FORM OF LENDER’S ENGINEER CERTIFICATE

(For Financial Closing Date)

(Delivered pursuant to Section 4.1.15(i) of the Common Agreement)

[On Letterhead of the Lender’s Engineer]

Date of this Certificate: August 6, 2010

U.S. Department of Energy

Ladies and Gentlemen:

This Certificate of the Lender’s Engineer is delivered to you [*****] as Lender’s Engineer pursuant to the Common Agreement, dated as of August 6, 2010 (the “Common Agreement”), by and among (i) Stephentown Regulation Services LLC, as Borrower, (ii) the U.S. Department of Energy, as Credit Party and Loan Servicer, and (iii) Midland Loan Services, Inc., as Administrative Agent in its capacity as the Collateral Agent.

All capitalized terms used in this Certificate of the Lender’s Engineer shall have the respective meanings specified in the Common Agreement.

We have reviewed the Borrower’s Certificate (For Financial Closing Date) dated August 6, 2010.

To the extent that this Certificate of the Lender’s Engineer evidences, attests or confirms compliance with any covenants, conditions, procedures or requirements, we have made such examination or investigation as was, in our opinion, necessary to enable us to express an opinion as to whether such covenants, conditions, procedures or requirements have been complied with.

Our review and observations were performed in accordance with the Matching Order DE-MO01-09CF02002 and the Sponsor Payment Letter dated February 23, 2009 and with generally accepted engineering practice and in accordance with the standards of care practiced by independent and consulting engineers performing similar tasks on like projects.  This Certificate is addressed to DOE in its capacity as Loan Servicer and may not be relied upon by any other party.

The opinions that support our certifications contained herein were developed with the understanding and assumption, after appropriate due diligence, that we have been provided true, correct, and complete information satisfactory in form and scope from the Borrower as to the matters covered by this Certificate of the Lender’s Engineer.

D1-1

Pursuant to Section 4.1.15(i) of the Common Agreement, the undersigned DOES HEREBY CERTIFY that, as of the date hereof:

1.                                      Pursuant to Section 4.1.3 of the Common Agreement, the Advance Schedule provided by the Borrower and attached hereto showing the timing and amount of proposed Advances and Equity Contributions for the Project (the total Advances expected in each calendar month) is consistent with the Financial Plan and Project Budget and consistent with the achievement of Physical Completion within the time period specified in the Project Milestone Schedule, based on all facts and circumstances then existing and Known to us;

2.                                      Pursuant to Section 4.1.4(i) of the Common Agreement, the Financial Plan provided by the Borrower on May 7, 2010 and attached as Exhibit A1 to the Common Agreement, demonstrates that the DOE Credit Facility Commitment, when combined with other funds committed to the Project, including the Base Equity, will be sufficient to carry out the Project, based upon the Borrower’s estimates of the information contained therein;

3.                                      Pursuant to Section 4.1.4(ii) of the Common Agreement, and based on our independent review of the technical inputs to and the information presented in the Base Case Projections, including a computer file containing the Base Case Projections and the underlying models and assumptions and explanations thereto, provided by the Borrower on April 30, 2010 and attached hereto, as documented in our Independent Engineer’s Report submitted to DOE on May 27, 2010, we are of the opinion [*****];

4.                                      Pursuant to Section 4.1.4(iii) of the Common Agreement, the Project Milestone Schedule provided by the Borrower on July 23, 2010 and attached hereto is achievable for the Project;

5.                                      Pursuant to Section 4.1.4(iv) of the Common Agreement, the Project Budget provided by the Borrower on May 11, 2010 and attached hereto is consistent with the Advance Schedule and Financial Plan for the Project; and, based on our review, as documented in our Independent Engineer’s Report submitted to DOE on May 27, 2010, the estimated total Project construction cost and Overrun Contingency appear to be within the range of estimated construction costs and contingency allowances for reasonably similar projects, considering the Project size and complexity and type of equipment, with which we are familiar;

6.                                      Pursuant to Section 4.1.9(i) of the Common Agreement, we have reviewed the Borrower’s description, and supporting documents, of Development Costs provided by the Borrower in the Development Costs Statement dated July 14, 2010, submitted by the Borrower on July 15, 2010, pursuant to Section 4.1.4(v) of the Common Agreement and attached hereto; the amount of Development Costs of $18,882,140.72 certified by the Borrower in such description can be included in the Approved Pre-Closing Equity Credit;

D1-2

7.                                      Pursuant to Section 4.1.9(ii) of the Common Agreement, (a) the amounts reflected in the Approved Pre-Closing Equity Credit are in an amount not greater than $18,882,211 and have been applied in accordance with the Project Budget only for Eligible Base Project Costs, and (b) the Borrower has not allocated any amounts in the Project Budget to Ineligible Base Project Costs.  For the avoidance of doubt, the Borrower has indicated that there are no Ineligible Base Project Costs;

8.                                      Pursuant to Section 4.1.9(iii) of the Common Agreement, and certified by the Borrower, no changes have been made to the line item for Overrun Contingencies in the Project Budget;

9.                                      Pursuant to Section 4.1.13 of the Common Agreement, and, provided that the Borrower provides the updates required under the provisions of the Technology Escrow Agreement, the Project Plans are satisfactory and sufficient for the construction of the Improvements on the Project Site;

10.                                Pursuant to Section 4.1.17 of the Common Agreement, the price set forth in each Project Document and certified by the Borrower has not been increased from the price as of the Common Agreement Date;

11.                                Pursuant to Section 4.1.19 of the Common Agreement, the Project Facility Performance Targets are achievable;

12.                                Pursuant to Section 4.1.32 of the Common Agreement, pursuant to the Technology License Agreement, the Borrower has received one or more licenses covering all intellectual property rights necessary for the design, construction and operation of the Project;

13.                                Pursuant to Section 4.1.35 of the Common Agreement, any recommendations for mitigation of earthquake risk set forth in the Seismic Risk Analysis, dated September 14, 2009 prepared by Dente Engineering, P.C. (the “Earthquake Risk Report”), a copy of which is attached hereto, have been adequately addressed in the Project Plans;

14.                                Pursuant to Section 4.1.36(i) of the Common Agreement, except for the receipt of a fully executed original of the Interconnection Agreement in accordance with Section 4.2.1 of the Common Agreement, arrangements reflected in the Project Milestone Schedule and the Project Budget have been made under the Project Documents or are otherwise available to the extent required in Section 5.25 of the Common Agreement for the provision of all services, materials and utilities necessary for the construction, startup, commissioning and shakedown of the Project;

15.                                Pursuant to Section 4.1.36(ii) of the Common Agreement, and certified by the Borrower, arrangements reflected in the Base Case Projections have been made or can be made under the Operating Documents, or are otherwise available to the extent required in Section 5.25 of the Common Agreement, for the provision

D1-3

of all services, materials and utilities necessary for the operation and maintenance of the Project as contemplated by the Principal Project Documents.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Lender’s Engineer as of the date hereof.

[*****], AS LENDER’S ENGINEER

By:
Its:

By:
Its:	Vice President

D1-4

List of Attachments to Lender’s Engineer Certificate

1.                                      Advance Schedule (Paragraph 1)

2.                                      Base Case Projections (Paragraph 3)

3.                                      Project Milestone Schedule (Paragraph 4)

4.                                      Project Budget (Paragraph 5)

5.                                      Development Costs Statement (Paragraph 6)

6.                                      Earthquake Risk Report (Paragraph 13)

Exhibit D2

to Common Agreement

FORM OF LENDER’S ENGINEER CERTIFICATE
(For Periodic Closing)

(Delivered pursuant to Section 4.2.11(iii) of the Common Agreement)

[On Letterhead of the Lender’s Engineer]

Date of this Certificate:                                , 20

Requested Advance Date:                                , 20

U.S. Department of Energy

Ladies and Gentlemen:

This Certificate of the Lender’s Engineer is delivered to you by [*****] as Lender’s Engineer pursuant to the Common Agreement, dated as of August 6, 2010 (the “Common Agreement”), by and among (i) Stephentown Regulation Services LLC, as Borrower, (ii) the U.S. Department of Energy, as Credit Party and Loan Servicer, and (iii) Midland Loan Services, Inc., as Administrative Agent in its capacity as the Collateral Agent.

All capitalized terms used in this Certificate of the Lender’s Engineer shall have the respective meanings specified in the Common Agreement.

We reviewed the Borrower’s Master Advance Notice dated as of                       , 2010 and supporting information requesting an [Equity] Advance on                           , 2010, the Borrower Certificate (for Periodic Closing) dated as of                   , 2010, and other information identified herein.  We have visited the Project on a periodic basis and observed the status of construction progress [and start-up activities] at the Project.  We last visited the Project on                   , 201  .

To the extent that this Certificate of the Lender’s Engineer evidences, attests or confirms compliance with any covenants, conditions, procedures or requirements, we have made such examination or investigation as was, in our opinion, necessary to enable us to express an opinion as to whether such covenants, conditions, procedures or requirements have been complied with.

Our review and observations were performed in accordance with the Matching Order DE-MO01-09CF02002 and the Sponsor Payment Letter dated February 23, 2009 and with generally accepted engineering practice and in accordance with the standards of care practiced by independent and consulting engineers performing similar tasks on like projects.  This Certificate is addressed to DOE in its capacity as Loan Servicer and may not be relied upon by any other party.

D2-1

The opinions that support our certifications contained herein were developed with the understanding and assumption, after appropriate due diligence, that we have been provided true, correct, and complete information satisfactory in form and scope from the Borrower as to the matters covered by this Certificate of the Lender’s Engineer.

Pursuant to Section 4.2.11(ii) of the Common Agreement, the undersigned DOES HEREBY CERTIFY that, as of the date hereof:

1.                                      Pursuant to Section 4.2.2(i) of the Common Agreement, the updated Advance Schedule provided by the Borrower on               , 20    , including the estimates set forth therein, of the timing and amount of Advances required in connection with the construction and financing of the Project is consistent with the Project Budget, consistent with the achievement of Physical Completion within the time period specified in the Project Milestone Schedule and consistent with the limitations set forth in Section 2.1(c) of the Common Agreement;

2.                                      Pursuant to Section 4.2.3(a) of the Common Agreement, the Project Progress Report delivered on                   , 20    , is accurate and complete in all material respects based upon Borrower’s good faith estimates of the information contained therein, including with respect to the following:

(i)                                     [Construction and installation of the Project are proceeding in accordance with the Project Milestone Schedule and the Project Budget] OR [The Project Progress Report (i) describes any variances from the Project Milestone Schedule and Project Budget and (ii) the variances stated in the Project Progress Report would not reasonably be expected to have a Material Adverse Effect];

(ii)                                  Construction and installation of the Project are expected to be completed on or before the Anticipated Physical Completion Date;

(iii)                               Total Funding Available is sufficient to pay all remaining Total Project Costs (including Interest During Construction, DOE Credit Facility Fees, Periodic Expenses, and identified Cost Overruns); and

(iv)                              evidence that as of the date of such Project Progress Report (A) each Construction Contractor and the Operator shall have irrevocably waived and released all Liens, statutory or otherwise, that any of them may have or acquire on the Collateral Security with respect to the work completed prior to the last submission for payment, except for Liens in favor of any Person in an aggregate amount for such Person not [*****]; and (B) all unpaid balances that are due or unsettled claims with any Construction Contractor, if any, have been adequately paid and that those being contested or negotiated in good faith are provisioned to the reasonable satisfaction of the Loan Servicer;

3.                                      [If applicable:]  [Pursuant to Section 4.2.3(b) of the Common Agreement:

(i)                                   we have no reason to believe that anything is incorrect or misleading in any material respect in the Project Progress Report delivered on                , 20    ; and

D2-2

(ii)                                  during the normal course of our review, nothing has come to our attention that has occurred since the date of such Project Progress Report or the date of the Lender’s Engineer’s most recent site visit, whichever is later, that could reasonably be expected to prevent construction and installation of the Project within the Project Milestone Schedule and the Project Budget;]

4.                                      Pursuant to Section 4.2.9 of the Common Agreement, no changes to the technical requirements of the existing Governmental Approvals listed in Schedule 5.10 to the Disclosure Letter has occurred, that has had or could reasonably be expected to have a Material Adverse Effect;

5.                                      [Pursuant to Section 4.2.10 of the Common Agreement, the Borrower has achieved the Project Facility Performance Targets applicable to this Advance Notice Date]; and

6.                                      Pursuant to Section 4.2.12 of the Common Agreement, (i) there have been no changes to the Project Budget since the previous Advance Notice Date, except for Approved Project Changes, (ii) the aggregate amounts expended for each type of Project Cost does not exceed the aggregate amounts budgeted for such cost in the Project Budget, including budgeted Overrun Contingencies, except for Approved Project Changes, and (iii) the sum of (A) the unadvanced proceeds of the DOE Credit Facility and (B) the amount on deposit in the Base Equity Account and Overrun Equity Account is sufficient to pay all remaining Total Project Costs.

D2-3

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Lender’s Engineer as of the date hereof.

[*****], AS LENDER’S ENGINEER

By:
Its:

By:
Its:	Vice President

D2-4

Exhibit E1

to Common Agreement

FORM OF SPONSOR’S CERTIFICATE

(For Initial Closing)

(Delivered pursuant to Section 4.1.23 of the Common Agreement)

Date of this Certificate: August 6, 2010

U.S. Department of Energy

Ladies and Gentlemen:

This Sponsor’s Certificate is delivered to you pursuant to Section 4.1.23 of the Common Agreement, dated as of August 6, 2010 (the “Common Agreement”), by and among (i) Stephentown Regulation Services LLC, as Borrower, (ii) the U.S. Department of Energy, as Credit Party and Loan Servicer, and (iii) Midland Loan Services, Inc., as Administrative Agent in its capacity as the Collateral Agent.

All capitalized terms used in this Certificate shall have their respective meanings specified in the Common Agreement.

The Sponsor HEREBY CERTIFIES for the benefit of each Relevant Credit Party that, as of the date hereof:

1.                                      Pursuant to Section 4.1.3 of the Common Agreement, the Advance Schedule attached hereto is the Borrower’s best estimate, based on all facts and circumstances existing and Known to the Borrower, of the timing and amount of proposed Advances and Equity Contributions for the Project (showing the total Advances expected in each calendar month);

2.                                      Pursuant to Section 4.1.4(i) of the Common Agreement, the Financial Plan submitted to the Lender’s Engineer and the Loan Servicer and shown as Exhibit 1 to the Common Agreement accurately reflects the Borrower’s Financial Plan as of the date hereof and demonstrates that the DOE Credit Facility Commitment, when combined with other funds committed to the Project, including the Base Equity, will be available and sufficient to carry out the Project based on the Borrower’s reasonable estimates of the information contained therein;

3.                                      Pursuant to Section 4.1.4(ii) of the Common Agreement, the Base Case Projections, including a computer file containing the Base Case Projections and the underlying models and assumptions and explanations thereto, submitted to the Lender’s Engineer and the Loan Servicer on May 3, 2010 and attached hereto, represent the Borrower’s

E1-1

reasonable estimates of the information contained therein as of the date submitted and as of the date hereof;

4.                                      Pursuant to Section 4.1.4(iii) of the Common Agreement, the Project Milestone Schedule, submitted to the Lender’s Engineer and the Loan Servicer on June 1, 2010 and June 2, 2010 respectively and attached hereto, represents the Borrower’s reasonable estimates of the information contained therein as of the date submitted and as of the date hereof;

5.                                      Pursuant to Section 4.1.4(iv) of the Common Agreement, the Project Budget, submitted to the Lender’s Engineer and the Loan Servicer on May 11, 2010 and May 28, 2010 respectively and attached hereto, represents the Borrower’s reasonable estimates of the information contained therein as of the date submitted and as of the date hereof;

6.                                      Pursuant to Section 4.1.4(v) of the Common Agreement, a detailed description, with supporting documents, as have been reasonably requested on or before the date hereof, of Development Costs incurred to date and a Development Costs Statement summarizing those costs that the Borrower seeks credit as Approved Pre-Closing Equity Credit to be applied toward Base Equity and that are to be reviewed by the Lender’s Engineer, was submitted to the Lender’s Engineer and the Loan Servicer prior to the date hereof, is attached hereto and remains now true and complete in all material respects and represents the Borrower’s reasonable estimate of the information contained therein;

7.                                      Pursuant to Section 4.1.22 of the Common Agreement, attached hereto are true and complete copies of the Sponsor’s organizational documents (as amended to date), good standing certificates and incumbency certificates;

8.                                      Pursuant to Section 4.1.22 of the Common Agreement, attached hereto are true and complete copies of the Sponsor’s resolutions duly adopted by its board of directors to authorize (a) the Sponsor’s participation in the Project, (b) the financing therefor and the granting of Liens, and (c) the execution, delivery and performance by the Sponsor of the Transaction Documents (including a Direct Agreement) to which it is party;

9.                                      Pursuant to Section 4.1.32 of the Common Agreement, pursuant to the Technology License Agreement, the Borrower has received one or more licenses covering all intellectual property rights necessary for the design, construction and operation of the Project; and

10.                                Pursuant to Section 4.1.40 of the Common Agreement, all employees of the Borrower have entered into valid and binding non-disclosure and assignment of invention agreements.

IN WITNESS WHEREOF, the undersigned has executed this Sponsor’s Certificate as of the date first written above.

E1-2

BEACON POWER CORPORATION

By:
Its:

cc:                                 Stephentown Regulation Services LLC

E1-3

List of Attachments to Sponsor’s Certificate

1.                                      Advance Schedule (Paragraph 1)

2.                                      Base Case Projections (Paragraph 3)

3.                                      Project Milestone Schedule (Paragraph 4)

4.                                      Project Budget (Paragraph 5)

5.                                      Development Costs Statement (Paragraph 6)

6.                                      Sponsor’s Organizational Documents, Good Standing Certificates and Incumbency Certificates (Paragraph 7)

7.                                      Sponsor’s Authorizing Resolutions (Paragraph 8)

E1-4

Exhibit E2

to Common Agreement

Intentionally Omitted

E2-1

Exhibit E3
to Common Agreement

FORM OF CERTIFICATE OF HOLDINGS
(For Initial Closing)

(Delivered pursuant to Section 4.1.23 of the Common Agreement)

Date of this Certificate: August 6, 2010

U.S. Department of Energy

Ladies and Gentlemen:

This Certificate of Holdings is delivered to you pursuant to Section 4.1.23 of the Common Agreement, dated as of August 6, 2010 (the “Common Agreement”), by and among (i) Stephentown Regulation Services LLC, as Borrower, (ii) the U.S. Department of Energy, as Credit Party and Loan Servicer, and (iii) Midland Loan Services, Inc., as Administrative Agent in its capacity as the Collateral Agent.

All capitalized terms used in this Certificate shall have their respective meanings specified in the Common Agreement.

Holdings HEREBY CERTIFIES for the benefit of each Relevant Credit Party that, as of the date hereof:

1.                                       Pursuant to Section 4.1.22 of the Common Agreement, attached hereto are true and complete copies of Holdings’ organizational documents (as amended to date), good standing certificates and incumbency certificates; and

2.                                       Pursuant to Section 4.1.22 of the Common Agreement, attached hereto are true and complete copies of Holdings’ resolutions duly adopted by its board of directors to authorize (a) Holdings’ participation in the Project, (b) the financing therefor and the granting of Liens, and (c) the execution, delivery and performance by Holdings of the Transaction Documents to which it is party.

E3-1

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date first written above.

STEPHENTOWN HOLDING LLC

By:
Its:

cc:           Stephentown Regulation Services LLC

E3-2

List of Attachments to Holdings’ Certificate

1.                                       Holdings’ Organizational Documents, Good Standing Certificates and Incumbency Certificates (Paragraph 1)

2.                                       Holdings’ Authorizing Resolutions (Paragraph 2)

E3-3

Exhibit F1
to Common Agreement

[FORM OF CERTIFICATE OF THE INSURANCE CONSULTANT]
(For Initial Closing)

(Delivered pursuant to Section 4.1.15(ii) of the Common Agreement)

U.S. Department of Energy

Ladies and Gentlemen:

This Insurance Consultant’s Certificate is delivered to you pursuant to Section 4.1.15(ii) of the Common Agreement, dated as of August 6, 2010 (the “Common Agreement”), by and among (i) Stephentown Regulation Services LLC, as Borrower, (ii) the U.S. Department of Energy, as Credit Party and Loan Servicer, and (iii) Midland Loan Services, Inc., as Administrative Agent in its capacity as the Collateral Agent.

All capitalized terms used in this Certificate shall have their respective meanings specified in the Common Agreement.

This Certificate or memorandum of insurance does not affirmatively or negatively amend, extend, or alter the coverage afforded by the insurance policies.

The Insurance Consultant HEREBY CERTIFIES for the benefit of each Relevant Credit Party that, as of the date hereof:

Pursuant to Section 4.1.27 of the Common Agreement, (i) insurance coverage for the Project satisfies the requirements for Required Insurance as set forth on Schedule 6.3(b) of the Common Agreement and certificates or policies for such insurance coverage are attached hereto, (ii) such insurance coverage is reasonable for the Project, and (iii) the applicable insurance policies are in full force and effect.

F1-1

IN WITNESS WHEREOF, the undersigned has executed this Insurance Consultant’s Certificate as of the date first written above.

[INSURANCE CONSULTANT]

By:
Its:

cc:           Stephentown Regulation Services LLC

F1-2

Exhibit F2
to Common Agreement

[FORM OF INSURANCE CONSULTANT CERTIFICATE]
(For Periodic Closing)

(Delivered pursuant to Section 4.2.11(iv) of the Common Agreement)

Date of this Certificate: ______________

U.S. Department of Energy

Ladies and Gentlemen:

This Insurance Consultant’s Certificate is delivered to you pursuant to Section 4.2.11(iv) of the Common Agreement, dated as of August 6, 2010 (the “Common Agreement”), by and among (i) Stephentown Regulation Services LLC, as Borrower, (ii) the U.S. Department of Energy, as Credit Party and Loan Servicer, and (iii) Midland Loan Services, Inc., as Administrative Agent in its capacity as the Collateral Agent.

All capitalized terms used in this Certificate shall have their respective meanings specified in the Common Agreement.

This Certificate or memorandum of insurance does not affirmatively or negatively amend, extend, or alter the coverage afforded by the insurance policies.

The Insurance Consultant HEREBY CERTIFIES for the benefit of each Relevant Credit Party that, as of the date hereof:

Pursuant to Section 4.2.6 of the Common Agreement, (i) all Required Insurance is in place, in good standing and in full force and all premiums due and payable thereon as of the date hereof (x) have been paid in full, (y) are to be paid with the proceeds of the requested Advance, or (z) are to be paid by other satisfactory arrangements, and (ii) attached hereto are true and complete copies of all certificates or policies with respect to any additional renewal or substitute insurance obtained by the Borrower since the previous Advance Notice Date, designating (or evidencing the designation of) the Administrative Agent in its capacity as Collateral Agent as loss payee, where appropriate.

IN WITNESS WHEREOF, the undersigned has executed this Insurance Consultant’s Certificate as of the date first written above.

[INSURANCE CONSULTANT]

By:
Its:

F2-1

cc:           Stephentown Regulation Services LLC

F2-2

Exhibit G
to Common Agreement

FORM OF CERTIFICATE OF COLLATERAL AGENT
(For Initial Closing)

(Delivered pursuant to Section 4.1.21(c) of the Common Agreement)

Date of this Certificate: August 6, 2010

U.S. Department of Energy

Ladies and Gentlemen:

This Certificate of the Administrative Agent in its capacity as the Collateral Agent is delivered to you pursuant to the Common Agreement, dated as of August 6, 2010 (the “Common Agreement”), by and among (i) Stephentown Regulation Services LLC, as Borrower, (ii) the U.S. Department of Energy, as Credit Party and Loan Servicer, and (iii) Midland Loan Services, Inc., as Administrative Agent in its capacity as the Collateral Agent.

All capitalized terms used in this Certificate of the Administrative Agent in its capacity as the Collateral Agent shall have their respective meanings specified in the Common Agreement.

To the extent that this Certificate of the Administrative Agent in its capacity as the Collateral Agent evidences, attests or confirms compliance with any covenants, conditions, procedures or requirements, we have made such examination or investigation as was, in our opinion, necessary to enable us to express an opinion as to whether such covenants, conditions, procedures or requirements have been complied with.

Pursuant to Section 4.1.21(c) of the Common Agreement, the undersigned DOES HEREBY CERTIFY that, as of the date hereof, pursuant to Section 4.1.28 of the Common Agreement, each of the Project Accounts has been established in accordance with the provisions of Appendix A of the Common Agreement.

The Collateral Agent does HEREBY FURTHER CERTIFY that it has received $7,000,070.28 from the Borrower and deposited such amount in the Base Equity Account.

G-1

Very truly yours,

MIDLAND LOAN SERVICES, INC.,
as Administrative Agent in its capacity as the Collateral Agent

By:
Its:

cc:           Stephentown Regulation Services LLC

G-2

Exhibit H
to Common Agreement

FORM OF MAJOR PROJECT PARTICIPANT CERTIFICATE

(Delivered pursuant to Section 4.1.24 of the Common Agreement)

Date of this Certificate: August 6, 2010

U.S. Department of Energy

Ladies and Gentlemen:

Beacon Power Corporation, a corporation duly organized and validly existing under the laws of Delaware (the “Major Project Participant”), certifies that:

A.                                   Reference is made to the Common Agreement, dated as of August 6, 2010 (the “Common Agreement”), by and among (i) Stephentown Regulation Services LLC, as borrower (the “Borrower”), (ii) the U.S. Department of Energy, as Credit Party and Loan Servicer, and (iii) Midland Loan Services, Inc., as Administrative Agent in its capacity as the Collateral Agent (the “Collateral Agent”).  All capitalized terms used in this Certificate shall have their respective meanings specified in the Common Agreement unless otherwise defined in this Certificate.

B.                                     I have read the covenants, representations, warranties and agreements of Beacon Power Corporation (the “Major Project Participant”) contained in the following agreements (collectively, the “Transaction Documents”): (i) the Intercompany Project Documents, (ii) the Sponsor Loan Documents and (iii) the Direct Agreement; and, in each case, the Major Project Participant has been represented by counsel in connection with the Transaction Documents.

C.                                     I have made or caused to be made such examination or investigation as is necessary to enable me to express an informed opinion as to the matters set forth below.

Pursuant to Section 4.1.24 of the Common Agreement the undersigned DOES HEREBY CERTIFY that:

1.                                       The Major Project Participant has duly authorized, executed and delivered each Transaction Document to which it is a party;

2.                                       Each Transaction Document to which the Major Project Participant is a party is a legal, valid and binding obligation of the Major Project Participant enforceable against it in accordance with its terms, subject to all applicable bankruptcy laws and general principles of equity regardless of whether enforcement is considered in a proceeding at law or in equity;

3.                                       The representations and warranties relating to the Major Project Participant set forth in each Transaction Document to which the Borrower, Holdings or the Sponsor is a party are true and correct in all material respects on the date hereof as if made on the date hereof (or, if stated to have been made solely as of an earlier date, were true and correct as of such earlier date);

4.                                       There is no fact known to the Major Project Participant the existence of which could reasonably be expected to have a material adverse effect upon (i) the Major Project Participant’s ability to observe and perform its material obligations in a timely manner under any of the Transaction Documents, (ii) the business, operations, condition (financial or otherwise) or property of the Major Project Participant, (iii) the validity or enforceability of any material provision of any Transaction Document or (iv) any material right or remedy of the U.S. Department of Energy under any Transaction Document (collectively, a “Material Adverse Effect”);

5.                                       (a) All government approvals and all other consents and approvals that are required as of the date hereof to have been obtained by the Major Project Participant in connection with the transactions contemplated by the Transaction Documents have been obtained and are in full force and effect; and (b) the Major Project Participant is in compliance with all government approvals, the non-compliance with which could have a Material Adverse Effect;

6.                                       The Major Project Participant is in compliance with all applicable statutes, laws, rules and regulations, including, environmental laws, the Government-wide Debarment and Suspension (Non-procurement) regulations (Common Rule), 53 Fed. Reg. 19204 (May 26, 1988), (ii) Subpart 9.4 (Debarment, Suspension, and Ineligibility) of the Federal Acquisition Regulations, 48 C.F.R. 9.400 - 9.409, and (iii) the revised Government-wide Debarment and Suspension (Non-procurement) regulations (Common Rule), 60 Fed. Reg. 33037 (June 26, 1995)(the “Debarment Regulations”) and the final regulations with respect to Title XVII, at 10 CFR Part 609, and any other applicable regulations from time to time promulgated to implement Title XVII, the non-compliance with which could have a Material Adverse Effect;

7.                                       The Major Project Participant is not delinquent on any amounts due and owing to the U.S. Government or its agencies or instrumentalities;

8.                                       No event has occurred and no condition exists that is likely to result in the debarment or suspension of the Major Project Participant from contracting with the U.S. Government or any agency or instrumentality thereof, and the Major Project Participant is not now and has not been subject to any such debarment or suspension.  On the date hereof neither the Major Project Participant nor its principals are (a) debarred, suspended, proposed for debarment with a final determination still pending, declared ineligible or voluntarily excluded (as such terms are defined in any of the Debarment Regulations) from participating in procurement or nonprocurement transactions with any U.S. Government department or agency pursuant to any of the Debarment Regulations, or (b) indicted, convicted or had a civil judgment rendered against the Major Project Participant or any of its principals for any of the offenses listed in any of the Debarment Regulations and no event has occurred and no condition exists that is likely to result in the debarment or suspension of the Major Project Participant from contracting with the U.S. Government or any agency or instrumentality thereof.  The Major Project Participant will provide immediate notice to the U.S. Department of Energy if at any time it learns that the representations made under this Section 8 were erroneous when made or have become erroneous by reason of changed circumstances; and

9.                                       To the Major Project Participant’s Actual Knowledge, (a) there is no breach of any material obligation under any of the applicable Transaction Documents and no notices of breach of any of the applicable Transaction Documents have been issued, entered or received by the Major Project Participant and (b) no Event of Default has occurred and is continuing.

BEACON POWER CORPORATION

By:
Its:

cc:           Stephentown Regulation Services LLC

Exhibit I
to Common Agreement

FORM OF FINANCIAL OFFICER CERTIFICATE

(Delivered pursuant to Section 4.1.5 of the Common Agreement)

Date of this Certificate: August 6, 2010

U.S. Department of Energy

Ladies and Gentlemen:

This Certificate is delivered to you pursuant to Section 4.1.5 of the Common Agreement, dated as of August 6, 2010 (the “Common Agreement”), by and among (i) Stephentown Regulation Services LLC, as Borrower, (ii) the U.S. Department of Energy, as Credit Party and Loan Servicer, and (iii) Midland Loan Services, Inc., as Administrative Agent in its capacity as the Collateral Agent.

All capitalized terms used in this officer’s Certificate shall have their respective meanings specified in the Common Agreement.

The undersigned, a Financial Officer of the [Borrower/Sponsor] HEREBY CERTIFIES for the benefit of each Relevant Credit Party that, as of the date hereof:

1.                                       [attached hereto are the most recent audited and unaudited Financial Statements of the Sponsor, dated                    , 20     and                    , 20    , respectively, and the Sponsor has delivered such Financial Statements to the Loan Servicer and each Relevant Credit Party;] [OR]

[attached hereto is the [initial balance sheet] [unaudited Financial Statements] dated                   , 20    of the Borrower, and the Borrower has delivered such [initial balance sheet] [unaudited Financial Statements] to the Loan Servicer and each Relevant Credit Party;

2.                                       the information contained in such Financial Statements fairly present in all material respects the financial condition of the [Borrower/Sponsor] for the periods specified therein; and

3.                                       [For Financial Officer of Borrower Only] Pursuant to Section 4.1.29 of the Common Agreement, the report attached hereto describing the Borrower’s accounting systems, controls, and management information systems reasonably demonstrates that they are satisfactory for purposes of providing information necessary for financial reporting in accordance with GAAP and is true and complete;

IN WITNESS WHEREOF, the undersigned has executed this Financial Officer’s Certificate as of the date first written above.

[BEACON POWER CORPORATION]
[STEPHENTOWN REGULATION SERVICES LLC]

By:
Name:
Title:

  List of Attachments to Financial Officer Certificate

1.                                       Financial Statements (Paragraph 1)

2.                                       Report Describing Accounting Systems [Borrower only] (Paragraph 3)

Exhibit J
to Common Agreement

Intentionally Omitted

J-1

Exhibit K
to Common Agreement

Intentionally Omitted

K-1

Exhibit L
to Common Agreement

Intentionally Omitted

L-1

Exhibit M
to Common Agreement

FORM OF MASTER ADVANCE NOTICE

(Delivered pursuant to Sections 2.3.1(a) and 4.2.23 of the
Common Agreement and the DOE Credit Facility Agreement)

Date of this Notice:                       , 20

Requested Advance Date:                      , 20

U.S. Department of Energy

Midland Loan Services, Inc., as Administrative Agent in its capacity as the Collateral Agent
Attn:       Brad Hauger and General Counsel
Re:          DOE Loan Guarantee, [                                 ]

[*****]
[*****]
Re:          DOE Loan Guarantee, [                                 ]

Ladies and Gentlemen:

This Master Advance Notice is delivered to you pursuant to the Common Agreement, dated as of August 6, 2010 (the “Common Agreement”), by and among (i) Stephentown Regulation Services LLC, as Borrower, (ii) the U.S. Department of Energy, as Credit Party and Loan Servicer, and (iii) Midland Loan Services, Inc., as Administrative Agent in its capacity as the Collateral Agent.

All capitalized terms used in this Master Advance Notice shall have their respective meanings specified in the Common Agreement.

The undersigned has read the provisions of the Common Agreement and the Loan Documents which are relevant to the furnishing of this Master Advance Notice.  To the extent that this Master Advance Notice evidences, attests or confirms compliance with any covenants or conditions precedent provided for in the Common Agreement or any other Loan Documents, the Borrower has made such examination or investigation as was, in its opinion, necessary to enable it to express an opinion as to whether such covenants or conditions have been complied with.

The Borrower HEREBY CERTIFIES for the benefit of each Relevant Credit Party that, as of the date hereof:

1.         This Master Advance Notice constitutes [a request for an Advance of [US$                                         ], under the DOE Credit Facility] [and a request for an Equity Advance of [US $                  ]].

2.         [The Requested Advance Date for the Advance is                  , 20    .] [The requested date for the Equity Advance is                    , 20    .]

3.         A draft of the FFB Advance Request with respect to the requested Advance is attached hereto.

4.         All statements made by the Borrower in the Borrower Certificate delivered on the Advance Notice Date remain true and complete in all material respects on the date hereof as if made on the date hereof (other than to the extent such representations and warranties relate solely to an earlier date).

5.         The proceeds of the [Advance] [and the Equity Advance] shall be applied only to Eligible Base Project Costs.

6.         Schedule 1 attached hereto sets forth, with respect to [the requested Advance] [and the requested Equity Advance], the amount of Base Equity and Overrun Equity to be disbursed from the Base Equity Account and the Overrun Equity Account, as applicable, [on the Requested Advance Date] [or the requested date for the Equity Advance]:

7.         Schedule 2A attached hereto sets forth the aggregate amount, on a prospective basis after giving effect to [the requested Advance] [and the requested Equity Advance], of

•                  all Advances outstanding under the DOE Credit Facility;

•                  the amount of the Approved Pre-Closing Equity Credit; and

•                  all Base Equity and Overrun Equity (if any) disbursed from the Base Equity Account and the Overrun Equity Account or in cash.

8.         Schedule 2B attached hereto sets forth the Project Costs being financed using the proceeds of the requested [Advance] [and/or Equity Advance], which are all Eligible Base Project Costs.

9.         The Borrower certifies for the benefit of each Relevant Credit Party that as of the date of this Master Advance Notice:

(A)                              The representations and warranties of the Borrower contained in the Loan Documents to which it is party are true, correct and complete in all material respects on and as of the date hereof (other than to the extent such representations and warranties relate solely to an earlier date);

(B)                                No Event of Default or Potential Default has occurred and is continuing;

(C)                                To the Borrower’s Actual Knowledge, there is no reason to believe that anything is incorrect or misleading in any material respect in the most recent Project Progress Report; and

(D)                               To the Borrower’s Actual Knowledge, nothing has occurred since the date of the most recent Project Progress Report or the date of the Lender’s Engineer’s most recent site visit, whichever is later, that could reasonably be expected to prevent construction and installation of the Project within the Project Milestone Schedule and the Project Budget.

10.       The Borrower has timely complied in all material respects with (A) its reporting obligations under Section 6.29(a) of the Common Agreement with respect to the Recovery Act, and (B) the requirements set forth in Section 6.30 of the Common Agreement and Schedule 6.30(d) to the Common Agreement with respect to the Davis-Bacon Act.

11.       All applicable conditions precedent described in Section 4.2 of the Common Agreement have been satisfied or waived by DOE in accordance with the terms of the Common Agreement.

12.       The Borrower has paid (or has made arrangements to pay) all DOE Credit Facility Fees and Periodic Expenses on or before the Requested Advance Date, except to the extent that such amounts are to be paid with proceeds of the requested Advance.

13.       All proceeds of all Advances, and all Equity Contributions made prior to the date hereof which have been expended as of the date hereof, have been applied to Project Costs in accordance with the applicable Transaction Documents.  Each payment of Project Costs to be made from the requested Advance has not been the subject of any previous FFB Advance Request.

14.       The Borrower has delivered to the Loan Servicer, the Collateral Agent, and DOE the most recent Project Progress Report, if any, required to be provided pursuant to Section 6.1(a) of the Common Agreement.

15.       The Borrower has otherwise complied with the procedures, conditions and requirements specified in the Common Agreement and the other Loan Documents in connection with the Advance requested hereunder.

IN WITNESS WHEREOF, the undersigned has executed this Master Advance Notice as of the date hereof.

STEPHENTOWN REGULATION SERVICES LLC

By:
Its:

Attachments

1.                         Schedule 1

2.                         Schedule 2A

3.                         Schedule 2B

4.                         Draft of FFB Advance Request

Exhibit N
to Common Agreement

FORM OF DRAWSTOP NOTICE

(Delivered pursuant to Section 2.4.3 of the Common Agreement)

Date of this Notice:                   , 20

Requested Advance Date:                   , 20

Stephentown Regulation Services LLC
Attn:                    General Counsel
Re:                               DOE Loan Guarantee

Midland Loan Services, Inc., as Administrative Agent in its capacity as the Collateral Agent
Attn:                    Brad Hauger and General Counsel
Re:                               DOE Loan Guarantee, [                                ]

Ladies and Gentlemen:

The undersigned refers to Section 2.4.3 of the Common Agreement, dated as of August 6, 2010 (the “Common Agreement”), by and among (i) Stephentown Regulation Services LLC, as Borrower, (ii) the U.S. Department of Energy, as Credit Party and Loan Servicer, and (iii) Midland Loan Services, Inc., as Administrative Agent in its capacity as the Collateral Agent.

All capitalized terms used in this Drawstop Notice shall have their respective meanings specified in the Common Agreement.

The undersigned hereby confirms that it will not [guarantee the requested Advance] [approve the requested Equity Advance] on the [Requested Advance Date] [requested date for the Equity Advance], despite the issuance of the Advance Request Approval Notice dated                   , 20    by DOE, because, as of the date hereof, for purposes of such Section 2.4.3, the following conditions to the requested [Advance] [Equity Advance] required by [the Credit Party or DOE, as applicable] as set forth in the Common Agreement and/or the DOE Credit Facility Agreement to which [the Credit Party or DOE, as applicable] is a party are not met, or having been met, are no longer met:

[Specify the unmet condition, the relevant provision of the Common Agreement and/or the DOE Credit Facility Agreement, as applicable, and the reasons therefor.]

N-1

Very truly yours,

[NAME OF CREDIT PARTY]

By:

Its:

cc:                                 [Include Fax numbers]

U.S. Department of Energy
Attn:

Midland Loan Services, Inc., as Administrative Agent in its capacity as the Collateral Agent

Attn:                    Brad Hauger and General Counsel

Re:                                DOE Loan Guarantee, [                                ]

N-2

Exhibit O
to Common Agreement

[FORM OF QUARTERLY REPORTING CERTIFICATE]

(Delivered pursuant to Section 6.1 of the Common Agreement)

Date of this Certificate:                    , 20

U.S. Department of Energy

Ladies and Gentlemen:

This Quarterly Reporting Certificate is delivered to you pursuant to Section 6.1 of the Common Agreement, dated as of August 6, 2010 (the “Common Agreement”), by and among (i) Stephentown Regulation Services LLC, as Borrower, (ii) the U.S. Department of Energy, as Credit Party and Loan Servicer, and (iii) Midland Loan Services, Inc., as Administrative Agent in its capacity as the Collateral Agent.

All capitalized terms used in this Certificate shall have their respective meanings specified in the Common Agreement.

The undersigned, an Authorized Official of the Borrower, HEREBY CERTIFIES for the benefit of each Relevant Credit Party that, as of the date hereof:

1.                                       Pursuant to Section 6.1(b)(i) of the Common Agreement, attached hereto as Exhibit 6.1(b)(i) are unaudited Financial Statements of the Borrower as of                   , 20   .

2.                                       Pursuant to Section 6.1(b)(ii) of the Common Agreement, attached hereto as Exhibit 6.1(b)(ii) is a certificate of a Financial Officer of the Borrower with respect to the quarter ending                   , 20   , setting forth (A) a statement of all material financial transactions (other than any transactions contemplated under the Transaction Documents), and a report of all transactions involving the Borrower, on the one hand, and on the other hand Holdings and the Sponsor or any Affiliate of Holdings or the Sponsor (other than any such transaction under the Intercompany Project Documents); (B) [For each quarter that includes all or a portion of the Construction Period] calculations showing the amount of Equity Contributions and the amount of Advances applied to pay Project Costs; and (C) [For each quarter that includes all or a portion of the Operating Period], calculations showing compliance with the requirements of Section 6.33 and certification of such compliance [or if such certification cannot be made, an explanation therefor and what corrective action the Borrower has taken or proposes to take with respect thereto].

3.                                       Pursuant to Section 6.1(d) of the Common Agreement, attached hereto as Exhibit 6.1(d) is a certification by a Financial Officer of the Borrower regarding the Financial Statements attached hereto as Exhibit 6.1(b)(i) and other issues required to be addressed.

4.                                       [For each quarter that includes all or a portion of the Construction Period]  Pursuant to Section 6.1(e)(i) of the Common Agreement, attached hereto as Exhibit 6.1(e)(i) are the monthly Project Progress Reports for the period ending                   , 20   .

5.                                       [For each quarter that includes all or a portion of the Operating Period]  Pursuant to Section 6.1(e)(ii) of the Common Agreement, attached hereto as Exhibit 6.1(e)(ii) is a summary operating report for the period ending                   , 20   .

6.                                       [At any time during which the Sponsor is not subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended] Pursuant to Section 6.1(f) of the Common Agreement, attached hereto as Exhibit 6.1(f) are unaudited Financial Statements of the Sponsor as of                   , 20   , together with a certification by a Financial Officer of the Sponsor regarding such unaudited Financial Statements of the Sponsor and other issues required to be addressed.

7.                                       [For each quarter that includes all or a portion of the Construction Period]  Pursuant to Section 6.1(j)(i) of the Common Agreement, attached hereto as Exhibit 6.1(j)(i) are an updated Project Milestone Schedule, updated Project Plans and an updated Project Budget, reflecting any Approved Project Changes, and projections regarding Borrower’s bidding strategies.

8.                                       [For each quarter that includes all or a portion of the Operating Period]  Pursuant to Section 6.1(j)(ii) of the Common Agreement, attached hereto as Exhibit 6.1(j)(ii) are an updated Operating Plan for the next four fiscal quarters, an updated Operating Forecast for the next four fiscal quarters and for the remainder of the Operating Period, an updated Financial Plan, and, if requested by the Loan Servicer, updated Base Case Projections.

9.                                       No Event of Default or Potential Default has occurred and is continuing [except as follows:].

10.                                 No circumstance exists, and no change of law or regulation of any Governmental Authority has occurred, that has had or could reasonably be expected to have a Material Adverse Effect [except as follows:].

IN WITNESS WHEREOF, the undersigned has executed this Quarterly Reporting Certificate as of the date first written above.

STEPHENTOWN REGULATION
SERVICES LLC

By:
Its:

Exhibit 6.1(b)(i)
to Quarterly Reporting Certificate

Unaudited Financial Statements of the Borrower as of                    , 20

[attach Financial Statements]

Exhibit 6.1(b)(ii)
to Quarterly Reporting Certificate

Certification by Financial Officer of Borrower Regarding
Quarterly Financial Statements

Date of this Certificate:                   , 20

Pursuant to Section 6.1(b)(ii) of the Common Agreement, the undersigned, a Financial Officer of the Borrower, HEREBY CERTIFIES as follows:

The following is a summary of all material financial transactions (other than transactions contemplated under the Transaction Documents):

1.                                       The following lists all transactions involving the Borrower, on the one hand, and on the other hand Holdings and the Sponsor or any Affiliate of Holdings or the Sponsor (other than any such transaction under the Intercompany Project Documents):

[Describe transactions]

2.                                       [For each quarter that includes all or a portion of the Construction Period]  The undersigned certifies that the following calculations show the amount of Equity Contributions and the amount of Advances applied to pay Project Costs as of                   , 20   :

[Show or attach calculations]

3.                                      [For each such quarter that includes all or a portion of the Operating Period]  The undersigned certifies that the following calculations show compliance with the requirements of Section 6.33 (Financial Covenants) of the Common Agreement as of                   , 20   .

[Show or attach calculations]

[or if such certification cannot be made, provide explanation therefor and what corrective action the Borrower has taken or proposes to take with respect thereto]

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.

STEPHENTOWN REGULATION
SERVICES LLC

By:
Its:

Exhibit 6.1(d)
to Quarterly Reporting Certificate

Certification by Financial Officer of Borrower Regarding
Quarterly Financial Statements

Date of this Certificate:                   , 20

Pursuant to Section 6.1(d) of the Common Agreement, the undersigned, a Financial Officer of the Borrower, HEREBY CERTIFIES for the benefit of each Relevant Credit Party that, as of the date hereof:

1.                                       The unaudited Financial Statements of the Borrower as of                   , 20   , attached hereto have been prepared in accordance with GAAP (other than the absence of footnotes and any year-end adjustments) on a consistent basis and as fairly presenting in all material respects the financial condition of the Borrower as of the date thereof and the results of operations of the Borrower for the periods presented;

2.                                       The undersigned has made or caused to be made a review of the transactions and financial condition of the Borrower during the relevant fiscal period and

(i)                                     other than as set out in such Financial Statements, there are no liabilities or obligations of the Borrower that are required to be presented in such Financial Statements in accordance with GAAP and

(ii)                                  no Event of Default or Potential Default exists.

[or if such certification cannot be made, explain the nature and period of existence of such Event of Default or Potential Default and what corrective action the Borrower has taken or proposes to take with respect thereto]

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.

STEPHENTOWN REGULATION
SERVICES LLC

By:
Its:

Exhibit 6.1(e)(i)
to Quarterly Reporting Certificate

[Project Progress Reports]

[For each quarter that includes all or a portion of the Construction Period]

Date of this Certificate:                   , 20

The undersigned, an Authorized Official of the Borrower, HEREBY CERTIFIES for the benefit of each Relevant Credit Party that, as of the date hereof:

Pursuant to Section 6.1(e)(i) of the Common Agreement, attached are the most recent monthly Project Progress Reports for the period ending                   , 20   , which include the following:

(i)                                     an assessment of the Project’s performance in comparison with the Project Budget and the Project Milestone Schedule then in effect for such period,

(ii)                                  basic data relating to construction and installation of the Project in comparison with the Anticipated Physical Completion Date,

(iii)                               Total Funding Available is sufficient to pay all remaining Total Project Costs (including Interest During Construction, DOE Credit Facility Fees, Periodic Expenses, and identified Cost Overruns), and

(iv)                              evidence that as of the date of such Project Progress Report (A) each Construction Contractor and the Operator has irrevocably waived and released all Liens, statutory or otherwise, that any of them may have or acquire on the Collateral Security with respect to work completed prior to the last submission for payment, except for Liens in favor of any Person in an aggregate amount for such Person [*****]; and (B) all unpaid balances that are due or unsettled claims with any Construction Contractor, if any, have been adequately paid and that those being contested or negotiated in good faith are provisioned to the reasonable satisfaction of the Loan Servicer.

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.

STEPHENTOWN REGULATION
SERVICES LLC

By:
Its:

Exhibit 6.1(e)(ii)
to Quarterly Reporting Certificate

[Summary Operating Report]

[For each quarter that includes all or a portion of the Operating Period]

Date of this Certificate:                   , 20

The undersigned, an Authorized Official of the Borrower, HEREBY CERTIFIES for the benefit of each Relevant Credit Party that, as of the date hereof:

Pursuant to Section 6.1(e)(ii) of the Common Agreement, the attached is a summary operating report for the period ending                   , 20   , which includes the following;

(v)                                 a detailed assessment of the Project’s performance in comparison with the Operating Forecast and Operating Plan then in effect for such period,

(vi)                              basic data relating to operation of the Project,

(vii)                           pricing information,

(viii)                        a description and explanation of any unusual maintenance activity,

(ix)                                a description and explanation of any material casualty losses,

(x)                                   a description and explanation of any material disputes between the Borrower and any Person, and

(xi)                                a description and explanation of any material non-compliance with any with Governmental Approvals.

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.

STEPHENTOWN REGULATION
SERVICES LLC

By:
Its:

Exhibit 6.1(f)
to Quarterly Reporting Certificate

Certification by Financial Officer of Sponsor Regarding
Quarterly Financial Statements

[attach Financial Statements]

Date of this Certificate:                   , 20

Pursuant to Section 6.1(f) of the Common Agreement, the undersigned, a Financial Officer of the Sponsor, HEREBY CERTIFIES that:

The unaudited Financial Statements of the Sponsor as of                   , 20   , attached hereto have been prepared in accordance with GAAP (other than the absence of footnotes and any year-end adjustments) on a consistent basis and as fairly presenting in all material respects the financial condition of the Sponsor as of the date thereof and the results of operations and cash flows of the Sponsor for the periods presented;

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.

BEACON POWER CORPORATION

By:
Its:

Exhibit 6.1(j)(i) Borrower
to Quarterly Reporting Certificate

Updated Project Milestone Schedule, Project Plans and Project Budget

[For each quarter that includes all or a portion of the Construction Period, attach Project
Milestone Schedule, Project Plans and Project Budget]

Date of this Certificate:                   , 20

The undersigned, an Authorized Official of the Borrower, HEREBY CERTIFIES for the benefit of each Relevant Credit Party that, as of the date hereof:

Pursuant to Section 6.1(j)(i) of the Common Agreement, attached hereto are an updated Project Milestone Schedule, updated Project Plans and an updated Project Budget, reflecting any Approved Project Changes, and projections regarding Borrower’s bidding strategies.

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.

STEPHENTOWN REGULATION
SERVICES LLC

By:
Its:

Exhibit 6.1(j)(i)-LE
to Quarterly Reporting Certificate

FORM OF LENDER’S ENGINEER CERTIFICATE
(in Connection with Borrower’s Quarterly Reporting Certificate - Construction)

(Delivered pursuant to Section 6.1(j)(i) of the Common Agreement)

[For each quarter that includes all or a portion of the Construction Period, regarding Updated Project Milestone Schedule, Project Plans and Project Budget, as
applicable]

[On Letterhead of the Lender’s Engineer]

Date of this Certificate:                   , 20

U.S. Department of Energy

Ladies and Gentlemen:

This Certificate of the Lender’s Engineer is delivered to you by [*****] as Lender’s Engineer pursuant to the Common Agreement, dated as of August 6, 2010 (the “Common Agreement”), by and among (i) Stephentown Regulation Services LLC, as Borrower, (ii) the U.S. Department of Energy, as Credit Party and Loan Servicer, and (iii) Midland Loan Services, Inc., as Administrative Agent in its capacity as the Collateral Agent.

All capitalized terms used in this Certificate of the Lender’s Engineer shall have the respective meanings specified in the Common Agreement.

We have reviewed the Borrower’s Certificate Exhibit 6.1(j)(i), to Quarterly Reporting Certificate dated                   , 201 , and the attached updated [Project Milestone Schedule], [Project Plans], [and Project Budget].

To the extent that this Certificate of the Lender’s Engineer evidences, attests or confirms compliance with any covenants, conditions, procedures or requirements, we have made such examination or investigation as was, in our opinion, necessary to enable us to express an opinion as to whether such covenants, conditions, procedures or requirements have been complied with.

Our review and observations were performed in accordance with the Matching Order DE-MO01-09CF02002 and the Sponsor Payment Letter dated February 23, 2009 and with generally accepted engineering practice and in accordance with the standards of care practiced by independent and consulting engineers performing similar tasks on like projects. This Certificate is addressed to DOE in its capacity as Loan Servicer and may not be relied upon by any other party.

The opinions that support our certifications contained herein were developed with the understanding and assumption, after appropriate due diligence, that we have been provided true, correct, and complete information satisfactory in form and scope from the Borrower as to the matters covered by this Certificate of the Lender’s Engineer.

Pursuant to Section 6.1(j)(i) of the Common Agreement, the undersigned DOES HEREBY CERTIFY as of the date hereof that:

1.                                       We have reviewed the proposed changes included in the updated [Project Milestone Schedule], [Project Plans], [and Project Budget] provided by the Borrower.  [We have provided a recommendation to DOE, via letter dated                   , 201 , that the proposed changes to the [Project Milestone Schedule], [Project Plans], [and Project Budget] be approved.]

2.                                       The updated [Project Milestone Schedule], [Project Plans], [and Project Budget] reflect only Approved Project Changes.

3.                                       [Certification regarding updated review of materials pursuant to Technology Escrow Agreement and Sponsor Technology Escrow Agreement.]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Lender’s Engineer as of the date hereof.

[*****], AS LENDER’S
ENGINEER

By:

Its:

By:
Its: Vice President

Exhibit 6.1(j)(ii) Borrower
to Quarterly Reporting Certificate

Updated Operating Plan and Operating Forecast, Financial Plan and Base Case Projections

[For each quarter that includes all or a portion of the Operating Period, attach Operating Plan, Operating Forecast, Financial Plan and Base Case Projections]

Date of this Certificate:                   , 20

The undersigned, an Authorized Official of the Borrower, HEREBY CERTIFIES for the benefit of each Relevant Credit Party that, as of the date hereof:

Pursuant to Section 6.1(j)(ii) of the Common Agreement, attached hereto are an updated Operating Plan for the four fiscal quarters ending on                   , 20   , an updated Operating Forecast for the four fiscal quarters ending on                   , 20    and for the remainder of the Operating Period, an updated Financial Plan and, if requested by the Loan Servicer, updated Base Case Projections.

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.

STEPHENTOWN REGULATION
SERVICES LLC

By:
Its:

Exhibit 6.1(j)(ii)-LE
to Quarterly Reporting Certificate

FORM OF LENDER’S ENGINEER CERTIFICATE
(in Connection with Borrower’s Quarterly Reporting Certificate - Operations)

(Delivered pursuant to Section 6.1(j)(ii) of the Common Agreement)

[For each quarter that includes all or a portion of the Operating Period, regarding Updated Operating Plan, Operating Forecast, Financial Plan and Base Case
Projections, as applicable]

[On Letterhead of the Lender’s Engineer]

Date of this Certificate:                   , 20

U.S. Department of Energy

Ladies and Gentlemen:

This Certificate of the Lender’s Engineer is delivered to you by [*****] as Lender’s Engineer pursuant to the Common Agreement, dated as of August 6, 2010 (the “Common Agreement”), by and among (i) Stephentown Regulation Services LLC, as Borrower, (ii) the U.S. Department of Energy, as Credit Party and Loan Servicer, and (iii) Midland Loan Services, Inc., as Administrative Agent in its capacity as the Collateral Agent.

All capitalized terms used in this Certificate of the Lender’s Engineer shall have the respective meanings specified in the Common Agreement.

We have reviewed the Borrower’s Certificate Exhibit 6.1(j)(ii), to Quarterly Reporting Certificate dated                   , 201 , and the attached updated [Operating Plan], [Operating Forecast], [Financial Plan], [and the Technical Inputs to the Base Case Projections].

To the extent that this Certificate of the Lender’s Engineer evidences, attests or confirms compliance with any covenants, conditions, procedures or requirements, we have made such examination or investigation as was, in our opinion, necessary to enable us to express an opinion as to whether such covenants, conditions, procedures or requirements have been complied with.

Our review and observations were performed in accordance with the Matching Order DE-MO01-09CF02002 and the Sponsor Payment Letter dated February 23, 2009 and with generally accepted engineering practice and in accordance with the standards of care practiced by independent and consulting engineers performing similar tasks on like projects. This Certificate is addressed to DOE in its capacity as Loan Servicer and may not be relied upon by any other party.

The opinions that support our certifications contained herein were developed with the understanding and assumption, after appropriate due diligence, that we have been provided true, correct, and complete information satisfactory in form and scope from the Borrower as to the matters covered by this Certificate of the Lender’s Engineer.

Pursuant to Section 6.1(j)(ii) of the Common Agreement, the undersigned DOES HEREBY CERTIFY as of the date hereof that:

1.                                       We have reviewed the proposed changes included in the updated [Operating Plan], [Operating Forecast], [Financial Plan], [and the Base Case Projections] provided by the Borrower.  [We have provided a recommendation to DOE, via letter dated [                  , 201 ], that the proposed changes to the [Operating Plan], [Operating Forecast], [Financial Plan], [and the Base Case Projections] be approved.]

2.                                       The updated [Operating Plan], [Operating Forecast], [Financial Plan], [and the Technical Inputs to the Base Case Projections] are [as discussed with the DOE] [reflect only Approved Project Changes].

3.                                       [Certification regarding updated review of materials pursuant to Technology Escrow Agreement and Sponsor Technology Escrow Agreement.]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Lender’s Engineer as of the date hereof.

[*****], AS LENDER’S
ENGINEER

By:

Its:

By:
Its: Vice President

Exhibit P
to Common Agreement

FORM OF PHYSICAL COMPLETION CERTIFICATE

[Letterhead of the Borrower]

(Delivered pursuant to the definition of Physical Completion in Exhibit A2 to the Common Agreement)

Date of this Certificate:                   , 20

U.S. Department of Energy

Midland Loan Services, Inc., as Collateral Agent
Attn:                    Brad Hauger and General Counsel
Re:                               DOE Loan Guarantee, [                                    ]

Ladies and Gentlemen:

This Physical Completion Certificate is delivered to you pursuant to the Common Agreement, dated as of August 6, 2010 (the “Common Agreement”), by and among (i) Stephentown Regulation Services LLC, as Borrower, (ii) the U.S. Department of Energy, as Credit Party and Loan Servicer, and (iii) Midland Loan Services, Inc., as Administrative Agent in its capacity as the Collateral Agent.

All capitalized terms used in this Physical Completion Certificate shall have the respective meanings specified in the Common Agreement.

To the extent that this Physical Completion Certificate evidences, attests, or confirms compliance with any covenants, conditions, procedures, or requirements, we have made such examination or investigation as was, in our opinion, necessary to enable us to express an opinion as to whether such covenants, conditions, procedures, or requirements have been complied with.

THE UNDERSIGNED HEREBY CERTIFIES FOR THE BENEFIT OF THE LOAN SERVICER THAT, each of the requirements set forth in clauses (a) through (c) below has been satisfied as of the date hereof:

(a)                                  Physical Completion Tests:

(i)                                     General.  The Project Facility and all other buildings, equipment, facilities, and infrastructure necessary to operate the Project in accordance with the Operating Plan (including, without limitation, the [*****] for the Project, to be used as replacements for flywheels which become defective or inoperable, such spare flywheels to be delivered (x) to the Project Site or (y) to a site in Tyngsboro, Massachusetts that is leased or licensed by Sponsor to the Borrower)(A) have been completely constructed, completed, and installed in accordance with the terms of the applicable Project Documents, (B) all essential elements thereof have been tested and commissioned in accordance with Prudent Utility Practice; (C) are operating in accordance with applicable manufacturers’ specifications, the terms of the Project Documents, and all environmental permits and licenses, Environmental Laws, and other applicable guidelines; (D) have been accepted and paid for (except for amounts not yet due and payable), as evidenced by the Borrower having issued final acceptance certificates relating to each of the material Project Documents; and (E) have been and are being properly operated and maintained in all respects.

(ii)                                  Construction Work.  All Construction Work under the Construction Contracts has been completed, including without limitation all Punch List Items, except for warranty issues that do not affect performance of the Project Facility and do not have a material impact on environmental or occupational health and safety matters.

(iii)                               [*****]

(iv)                              O&M Activities.  The Operator has performed all obligations then required to be performed by it in accordance with the O&M Agreement.

(b)                                 Operational Completion Tests:

(i)                                     Performance Testing.  The Project Facility has successfully completed all tests demonstrating satisfaction of all required performance standards under the applicable Project Documents, including without limitation verification that the Project Facility Performance Targets have been met.

(ii)                                  Construction Contracts.  (A) Final completion under each of the Construction Contracts has occurred, and (B) no further payments are due and owing from Borrower to any Construction Contractor.

(iii)                               Insurance Program for Operating Period.  The Loan Servicer has received, in form and substance satisfactory to DOE, (x) an Insurance Advisor’s Certificate, and (y) an Insurance Consultant’s Certificate (A) describing in reasonable detail the Borrower’s insurance program with respect to the Operating Period (including without limitation with respect to any new insurance since the date of the final Advance, copies of certificates or policies with respect thereto, designating the Administrative Agent in its capacity as the Collateral Agent as loss payee, as appropriate, all certified by the Borrower as being true and complete), and (B) certifying that it has reviewed and analyzed such insurance program and that in its opinion such insurance program satisfies all the requirements of Schedule 6.3(b).

(c)                                  Legal Conditions:

(i)                                     Title to Assets.  The Borrower has good and marketable fee title to, or valid leasehold interests in, free and clear of all Liens and encumbrances (except for Permitted Liens), the Project Facility and all of the land and all buildings, equipment, and facilities referred to above, and to all other facilities known to be required for the Project.

(ii)                                  Liens Under Security Documents.  The Borrower has granted Liens in favor of the Administrative Agent in its capacity as the Collateral Agent for the benefit of the Secured Parties with respect to all of the assets required to be subject to the Security Documents.

(iii)                               Representations and Warranties.  All representations and warranties in the Loan Documents are true and correct in all material respects as of the Physical Completion Date (except to the extent relating to an earlier date).

(iv)                              Approvals, Permits and Licenses.  All such Governmental Approvals required to have been obtained as of the Physical Completion Date (including any Governmental Approvals disclosed in writing by the Borrower and required to have been obtained as of that date) have been obtained and are in full force and effect and are not under appeal or subject to other proceedings or unsatisfied conditions that could reasonably be expected to result in a material modification or cancellation as of the date hereof.  The Borrower is in compliance with all such Governmental Approvals, the non-compliance with which could reasonably be expected to have a Material Adverse Effect.

(v)                                 No Event of Default or Default.  No Event of Default or Potential Default exists.

IN WITNESS WHEREOF, the undersigned has executed this Physical Completion Certificate as of the date first written above.

STEPHENTOWN REGULATION
SERVICES LLC

By:
Its:

Exhibit Q
to Common Agreement

FORM OF PROJECT COMPLETION CERTIFICATE

[Letterhead of the Borrower]

(Delivered pursuant to the definition of Project Completion
in Exhibit A2 to the Common Agreement)

Date of this Certificate:                   , 20

U.S. Department of Energy

Midland Loan Services, Inc., as Collateral Agent
Attn:                    Brad Haugerand, General Counsel
Re:                               DOE Loan Guarantee, [                               ]

Ladies and Gentlemen:

This Project Completion Certificate is delivered to you pursuant to the Common Agreement, dated as of August 6, 2010 (the “Common Agreement”), by and among (i) Stephentown Regulation Services LLC, as Borrower, (ii) the U.S. Department of Energy, as Credit Party and Loan Servicer, and (iii) Midland Loan Services, Inc., as Administrative Agent in its capacity as the Collateral Agent.

All capitalized terms used in this Project Completion Certificate shall have the respective meanings specified in the Common Agreement.

To the extent that this Project Completion Certificate evidences, attests, or confirms compliance with any covenants, conditions, procedures, or requirements, we have made such examination or investigation as was, in our opinion, necessary to enable us to express an opinion as to whether such covenants, conditions, procedures, or requirements have been complied with.

THE UNDERSIGNED HEREBY CERTIFIES FOR THE BENEFIT OF THE LOAN SERVICER THAT, each of the requirements set forth in clauses (a) through (c) below has been satisfied as of the date hereof:

(a)                                  Physical Completion:

(i)                                     Physical Completion has occurred.

(b)                                 Financial Completion:

(i)                                     First Two Principal Payments.  The Borrower has paid in full the first two consecutive scheduled principal and interest payments due under the DOE Credit Facility on, or at any time before, the date such payments were due.

(ii)                                  Cash Available For Debt Service.  The Borrower has generated Cash Available for Debt Service for each of the preceding two consecutive fiscal quarters in an amount sufficient to pay in full the scheduled principal and interest payments next becoming due under the DOE Credit Facility.

(iii)                               Debt Service Reserve.  The Debt Service Reserve Account has been fully funded (or Reserve Letters of Credit have been posted in lieu thereof).

(c)                                  Legal Conditions:

(i)                                     Representation and Warranties.  All representations and warranties in the Loan Documents are true and correct in all material respects as of the Project Completion Date (except to the extent relating to an earlier date).

(ii)                                  Approvals, Permits and Licenses.  All Governmental Approvals required to have been obtained as of the Project Completion Date (including any Governmental Approvals disclosed in writing by the Borrower and required to have been obtained as of that date) have been obtained and are in full force and effect and are not under appeal or subject to other proceedings or unsatisfied conditions that could reasonably be expected to result in a material modification or cancellation as of the date hereof.  The Borrower is in compliance with all such Governmental Approvals, the non-compliance with which could reasonably be expected to have a Material Adverse Effect.

(iii)                               No Event of Default or Default.  No Event of Default or Potential Default exists.

IN WITNESS WHEREOF, the undersigned has executed this Project Completion Certificate as of the date first written above.

STEPHENTOWN REGULATION
SERVICES LLC

By:
Its:

Schedules to Common Agreement

2.1(b)	Advance Schedule

6.3(b)	Insurance Requirements

6.30(d)	Davis-Bacon Act Wage Determination

13.1	Notice Addresses

Schedule 2.1(b)
to Common Agreement

Advance Schedule

[*****]

Schedule 6.3(b)
to Common Agreement

Insurance Requirements

[*****]

Schedule 6.30(d)
to Common Agreement

Davis-Bacon Act Wage Determination

See attached, as shown at http://www.wdol.gov/wdol/scafiles/archive/davisbacon/2008/ny2.r29

Schedule 13.1
to Common Agreement

Notice Addresses

[*****]